FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207340-05

October 25, 2017 FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $743,403,651 (Approximate Total Mortgage Pool Balance) $654,195,000
(Approximate Offered Certificates) UBS 2017-C5 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Cantor Commercial Real Estate Lending, L.P. Ladder Capital Finance LLC Natixis Real Estate Capital LLC Société Générale
Rialto Mortgage Finance, LLC
Sponsors and Mortgage Loan Sellers UBS Securities LLC Cantor Fitzgerald & Co. Société Générale Co-Lead Managers and Joint Bookrunners NATIXIS Academy Securities Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-207340) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, Cantor Fitzgerald & Co., SG Americas Securities, LLC, Natixis Securities Americas LLC or Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The Underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, Cantor Fitzgerald & Co., SG Americas Securities, LLC, Natixis Securities Americas LLC or Academy Securities, Inc. provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2017-C5

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated October 26, 2017 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC SG Americas Securities, LLC Cantor Fitzgerald & Co.
Co-Managers:	Natixis Securities Americas LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) 37.6%, Cantor Commercial Real Estate Lending, L.P. (“CCRE”) 18.4%, Ladder Capital Finance LLC (“LCF”) 14.9%, Natixis Real Estate Capital LLC (“Natixis”) 11.0%, Société Générale (“SG”) 10.6% and Rialto Mortgage Finance, LLC (“RMF”) 7.5%
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., as a third party purchaser (as defined in Regulation RR), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class Z and Class R certificates) issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.

For additional information, see “Credit Risk Retention” below.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in December 2017.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in December 2017.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2017 (or, in the case of any mortgage loan that has its first due date after November 2017, the date that would have been its due date in November 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about November 16, 2017
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	November 2050
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance(1)
UBS AG	17	56	$279,553,812	37.6%
Cantor Commercial Real Estate Lending, L.P.	11	12	$136,465,789	18.4%
Ladder Capital Finance LLC	7	24	$111,094,306	14.9%
Natixis Real Estate Capital LLC	4	14	$81,722,688	11.0%
Société Générale	4	19	$78,550,000	10.6%
Rialto Mortgage Finance, LLC	6	6	$56,017,057	7.5%
Total	49	131	$743,403,651	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$743,403,651
Number of Mortgage Loans:	49
Number of Mortgaged Properties:	131
Average Mortgage Loan Cut-off Date Balance:	$15,171,503
Average Mortgaged Property Cut-off Date Balance:	$5,674,837
Weighted Average Mortgage Rate:	4.346%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(2):	110
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(2):	108
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgaged Properties Leased to a Single Tenant:	24.0%
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgage Properties Leased to a Single Tenant(3):	13.9%

Credit Statistics:
Weighted Average Mortgage Loan U/W NCF DSCR(4):	2.37x
Weighted Average Mortgage Loan Cut-off Date LTV(4)(5):	54.6%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(4)(5):	49.6%
Weighted Average U/W NOI Debt Yield(3)(4):	12.2%

Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:	28.7%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:	44.8%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:	26.5%
Weighted Average Remaining Amortization Term (months)(6):	354

Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	74.7%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	59.5%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	69.7%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	66.1%
% Mortgage Loans with Upfront Engineering Reserves:	34.0%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	69.2%
% Mortgage Loans with In Place Hard Lockboxes:	71.6%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	65.2%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	69.5%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	13.3%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Prepayment with a Yield Maintenance Charge Period and Prior to an Open Period:	6.3%
% Mortgage Loans with Lockout Followed by a Period of Prepayment with a Yield Maintenance Charge Followed by a Period of Prepayment with a Yield Maintenance Charge or Defeasance Followed by an Open Period:	5.6%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance Only After a Lockout Period and Prior to an Open Period:	5.4%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to November 2017.

(2)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(3)	The Bass Pro & Cabela’s Portfolio loan is considered a single tenant as owned by the same parent company.

(4)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(5)	With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as the 237 Park Avenue, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “As-Is Assuming Reserves” value of $1.31 billion as of May 22, 2017, which assumes upfront reserves of $81,365,605 for capital expenditures and tenant improvements and leasing costs for recently signed leases in addition to a $7.5 million escrow and letters of credit in an aggregate amount of $8.5 million to cover interest and free rent payments, specifically for a portion of the free rent provided to The New York and Presbyterian Hospital and Her Majesty the Queen in Right of Canada spaces. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as AHIP Northeast Portfolio III, the Cut-off Date LTV Ratio and Maturity Date LTV is based on the Appraised Value of $87.5 million, which assumes the “As-Complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore – White Marsh Mortgaged Property, the SpringHill Suites – Bellport Mortgaged Property and the Hampton Inn Baltimore – White Marsh Mortgaged Property, and June 1, 2019 for the Homewood Suites – Egg Harbor Mortgaged Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD with respect to the Mortgage Loan based on the aggregate $82.5 million “As-Is” appraised value is 63.5% and 58.2%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as DoubleTree Wilmington, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “As-Complete” value of $42.4 million as of September 20, 2018, which assumes the completion of a property improvement plan which has been reserved for. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $37.0 million “As-Is” appraised value are 74.3% and 61.5%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express Tallahassee, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “Upon Completion” value of $14,000,000 as of April 1, 2018, which assumes the completion of a property improvement plan (“PIP”). At origination, the borrower deposited $1,034,000 into a PIP reserve to cover the cost of such PIP. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $13.0 million “As-Is” appraised value are 71.9% and 54.3%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(6)	Excludes mortgage loans that are interest-only for the full loan term.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of retail, office, industrial, and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Initial Certificate Principal Balance or Notional Amount(3)	Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAAsf / AAA(sf) / [ ]	$20,482,000	30.000%(7)	2.59	1-56	38.2%	17.5%
Class A-2	AAAsf / AAA(sf) / [ ]	$100,407,000	30.000%(7)	4.81	56-59	38.2%	17.5%
Class A-SB	AAAsf / AAA(sf) / [ ]	$33,878,000	30.000%(7)	7.34	59-115	38.2%	17.5%
Class A-3	AAAsf / AAA(sf) / [ ]	$40,000,000	30.000%(7)	6.91	83-83	38.2%	17.5%
Class A-4	AAAsf / AAA(sf) / [ ]	$153,039,000	30.000%(7)	9.70	115-118	38.2%	17.5%
Class A-5	AAAsf / AAA(sf) / [ ]	$172,576,000	30.000%(7)	9.88	118-119	38.2%	17.5%
Class X-A(8)	AAAsf / AAA(sf) / [ ]	$520,382,000(9)	N/A	N/A	N/A	N/A	N/A
Class X-B(8)	A-sf / A(sf) / NR	$133,813,000(9)	N/A	N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / [ ]	$81,774,000	19.000%	9.91	119-119	44.2%	15.1%
Class B	AA-sf / AA(sf) / NR	$29,737,000	15.000%	9.96	119-120	46.4%	14.4%
Class C	A-sf / A(sf) / NR	$22,302,000(11)	12.000%	10.00	120-120	48.0%	13.9%

NON-OFFERED CERTIFICATES(10)

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Initial Certificate Principal Balance or Notional Amount(3)	Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class D	BBB+sf / A-(sf) / NR	$11,216,000(11)	10.491%	10.00	120-120	48.9%	13.7%
Class D-RR	BBBsf / BBB+(sf) / NR	$14,803,000(11)	8.500%	10.00	120-120	49.9%	13.4%
Class E-RR	BBB-sf / BBB-(sf) / NR	$14,868,000	6.500%	10.00	120-120	51.0%	13.1%
Class F-RR	BB-sf / BB-(sf) / NR	$15,797,000	4.375%	10.00	120-120	52.2%	12.8%
Class G-RR	B-sf / B(sf) / NR	$7,434,000	3.375%	10.00	120-120	52.7%	12.7%
Class NR-RR	NR / NR / NR	$25,090,651	0.000%	10.00	120-120	54.6%	12.2%

Please see footnotes on following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates will equal one of: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) less a specified percentage, which percentage may be zero.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the classes of principal balance certificates and whose certificate principal balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X-A and Class X-B Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the Closing Date of this securitization.

(4)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date; and (iv) no prepayments of the mortgage loans prior to maturity. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of all the principal balance certificates, and the denominator of which is the total initial certificate principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates in the aggregate.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date.

For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-A and Class X-B certificates (collectively referred to as the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class Z and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class Z certificates represent the entitlement to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date, as further described in the Preliminary Prospectus. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(11)	The approximate initial Certificate Balances of the Class C, Class D and Class D-RR Certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The Class C Certificate Balances are expected to fall within a range of $20,480,000 and $24,016,000, with the ultimate Certificate Balance determined, such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the classes of certificates (other than the Class Z and Class R Certificates) issued by the issuing entity. The Class D Certificate Balances are expected to fall within a range of $11,151,000 and $11,242,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class Z and Class R Certificates) issued by the issuing entity. The Class D-RR Certificate Balances are expected to fall within a range of $13,154,000 and $16,599,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class Z and Class R Certificates) issued by the issuing entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-2 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	UBS AG	Yorkshire & Lexington Towers	Multifamily	$40,000,000	59	22.5%	4.28x	12.0%
A-2	CCRE	Delshah NYC Portfolio	Various	$28,000,000	57	51.9%	1.70x	7.3%
A-2	CCRE	Marriott Grand Cayman	Hospitality	$20,916,123	56	56.1%	1.91x	16.2%
A-2	CCRE	GlobalFoundries Industrial Portfolio	Industrial	$12,210,472	58	65.6%	1.44x	10.9%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date or anticipated repayment date, as applicable. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-Off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

Class A-3 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-3	UBS AG	Burbank Office Portfolio	Office	$40,000,000	83	36.5%	4.64x	18.1%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates and (iii) each mortgage loan is paid in full on its stated maturity date or anticipated repayment date, as applicable. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-Off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Principal Distributions:

Payments in respect of principal of the certificates will be distributed, first, to the Class A-SB Certificates, until the certificate principal balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, until the certificate principal balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate principal balances of the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, or if the aggregate Cumulative Appraisal Reduction Amount equals or exceeds the aggregate certificate principal balances of the Class A-S through Class NR-RR Certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, on a pro rata basis, based on the certificate principal balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, in each case until the certificate principal balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates and (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-S, Class B and Class C Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A and Class X-B Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date or (iv) a variable rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (30-day months) for the related distribution date less a specified percentage, which percentage may be zero.

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on a 30/360 basis), over (b) the weighted average of the pass-through rates of the Class A-S, Class B and Class C Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.
Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay that yield maintenance charge or prepayment premium in the following manner: (a) to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D, certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D, certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates as described above, and (c) to the holders of the Class X-B certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class NR-RR, Class Z or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than 1.0; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Burbank Office Portfolio, Yorkshire & Lexington Towers, Griffin Portfolio, Centre 425 Bellevue, National Office Portfolio, 237 Park Avenue, Totowa Commerce Center, DoubleTree Wilmington, Cabela’s Industrial Portfolio, Marriott Grand Cayman, Bass Pro & Cabela’s Portfolio, AHIP Northeast Portfolio III, DoubleTree Berkeley Marina, 50 Varick Street, IGT Reno, Manchester Financial Building, Hyatt Regency Princeton, At Home Portfolio, The District, Atrisco Plaza Shopping Center and Murrieta Plaza each secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The DoubleTree Wilmington whole loan, the 50 Varick Street whole loan, the Manchester Financial Building whole loan and the Atrisco Plaza Shopping Center whole loan will be principally serviced under the PSA for the UBS 2017-C5 securitization (each, a “Serviced Whole Loan”). The Burbank Office Portfolio whole loan is expected to be serviced under the trust and servicing agreement for the DBUBS 2017-BRBK securitization. The Griffin Portfolio whole loan and the Cabela’s Industrial Portfolio whole loan are expected to be serviced under the pooling and servicing agreement for the BANK 2017-BNK8 securitization. The 237 Park Avenue whole loan is being serviced under the trust and servicing agreement for the MSSG Trust 2017-237P securitization. The Marriott Grand Cayman whole loan is currently being serviced under the pooling and servicing agreement for the GSMS 2017-GS7 securitization. The AHIP Northeast Portfolio III whole loan is being serviced under the pooling and servicing agreement for the UBS 2017-C2 securitization. The DoubleTree Berkeley Marina whole loan and The District whole loan are being serviced under the pooling and servicing agreement for the UBS 2017-C4 securitization. The 50 Varick Street whole loan is currently being serviced under the pooling and servicing agreement for the UBS 2017-C4 securitization. The IGT Reno whole loan is being serviced under the pooling and servicing agreement for the CD 2017-CD5 securitization. The Yorkshire & Lexington Towers whole loan, the Centre 425 Bellevue whole loan, the National Office Portfolio whole loan, the Totowa Commerce Center whole loan, the Bass Pro & Cabela’s Portfolio whole loan, the Hyatt Regency Princeton whole loan, the At Home Portfolio whole loan and the Murrieta Plaza whole loan (each a “Servicing Shift Whole Loan” and collectively the “Servicing Shift Whole Loans”) are expected to initially be serviced under the UBS 2017-C5 PSA until the date of securitization of the related controlling pari passu note (each a “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (each a “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:	The “Directing Certificateholder” (i) with respect to a Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loans), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided that (in the case of clause (ii) above) (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3) of the preceding proviso, if no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan (other than with respect to the Servicing Shift Mortgage Loans) and any related Serviced Companion Loans.

With respect to the Burbank Office Portfolio mortgage loan, the Yorkshire & Lexington Towers mortgage loan, the Centre 425 Bellevue mortgage loan and the 237 Park Avenue mortgage loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related subordinate companion loan. For a description of the rights of the holder of each Subordinate Companion Loan with respect to each Serviced AB Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan” in the Preliminary Prospectus. With respect to the Burbank Office Portfolio mortgage loan, the Yorkshire & Lexington Towers mortgage loan, the Centre 425 Bellevue mortgage loan and the 237 Park Avenue mortgage loan, the rights of the Directing Certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans as described below. With respect to each of the Servicing Shift Whole Loans, prior to the applicable Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the DoubleTree Wilmington mortgage loan, the 50 Varick Street mortgage loan, the Manchester Financial Building mortgage loan and the Atrisco Plaza Shopping Center mortgage loan, the holders of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the Burbank Office Portfolio mortgage loan, the Griffin Portfolio mortgage loan, the 237 Park Avenue mortgage loan, the Marriott Grand Cayman mortgage loan, the AHIP Northeast Portfolio III mortgage loan, the DoubleTree Berkeley Marina mortgage loan, the Cabela’s Industrial Portfolio mortgage loan, the IGT Reno mortgage loan and The District mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to each of the Yorkshire & Lexington Towers mortgage loan, the Centre 425 Bellevue mortgage loan, the National Office Portfolio mortgage loan, the Totowa Commerce Center mortgage loan, the Cabela’s Industrial Portfolio mortgage loan, the Bass Pro & Cabela’s Portfolio mortgage loan, the Hyatt Regency Princeton mortgage loan, the At Home Portfolio mortgage loan and the Murrieta Plaza mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, which grants, or is expected to grant, to the related controlling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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noteholder control rights that include the right to approve or disapprove various material servicing actions involving the related Whole Loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder with respect to the Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” in the Preliminary Prospectus.

Control Eligible Certificates:	Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates.
Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.
Appraised-Out Class:

An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Serviced AB Whole Loan, the holder of the related controlling Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan” in the Preliminary Prospectus.

Remedies Available to Holders of an Appraised-Out Class:	The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a (or, with respect to a Non-Serviced Mortgage Loan, require the Master Servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any Serviced Mortgage Loan, the Special Servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the Master Servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the Special Servicer. Upon receipt of such supplemental appraisal, the Master Servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable intercreditor agreement) and the Special Servicer (for any mortgage loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any mortgage loan other than any Non-Serviced Mortgage Loan) receipt of information requested by the Special Servicer from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The Certificate Administrator, the Operating Advisor and the Special Servicer will be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

Control Rights:

Subject to the rights of the Subordinate Companion Loan solely with respect to each Serviced AB Whole Loan, described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan” in the Preliminary Prospectus, prior to a Control Termination Event, and the rights of the holder of the related controlling pari passu companion loan with respect to each Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent rights, but such Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

In no event will a Control Termination Event or a Consultation Termination Event affect the rights of a Loan Specific Directing Certificateholder.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

STRUCTURE OVERVIEW

Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which the Directing Certificateholder or, except in the case of a Servicing Shift Whole Loan, the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, and with respect to a Servicing Shift Whole Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not be entitled to exercise the above-described rights and the holder of such Subordinate Companion Loan will be entitled to replace the Special Servicer with or without cause in accordance with the PSA and the related intercreditor agreement. However, during a Control Appraisal Period with respect to a Serviced AB Whole Loan, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

STRUCTURE OVERVIEW

Yorkshire & Lexington Towers Whole Loan” and “—Centre 425 Bellevue Whole Loan” in the Preliminary Prospectus.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of all classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the related Special Servicer (other than with respect to the Servicing Shift Whole Loan) with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders of a Rating Agency Confirmation from each applicable Rating Agency, the Certificate Administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the Trustee will be required to immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2017-C5, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the Special Servicer (consistent with the servicing standard), following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan (and any related Serviced Companion Loan) or related REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

STRUCTURE OVERVIEW

1.0% (or, with respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25% and the rate that would result in a special servicing fee of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan or Servicing Shift Whole Loan), the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●    recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

STRUCTURE OVERVIEW

Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan (other than the Servicing Shift Whole Loan), after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of the report being posted to the Certificate Administrator’s internet website by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

STRUCTURE OVERVIEW

Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

STRUCTURE OVERVIEW

Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., as a third party purchaser (as defined in Credit Risk Retention Rules), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates. The aggregate estimated fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class NR-RR Certificates will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class Z and Class R Certificates) issued by the issuing entity.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P., in its capacity as the “third party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third party purchaser” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of KKR Real Estate Credit Opportunity Partners Aggregator I L.P., until August 18, 2022. After that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The PSA will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this Term Sheet to the credit risk retention rules, the Retaining Sponsor, the third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances

						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
$945,000	-	$5,000,000	11	$35,440,022	4.8%	5.090%	119	1.67x	64.4%	55.5%
$5,000,001	-	$10,000,000	10	$76,608,887	10.3%	4.746%	119	1.95x	63.4%	54.8%
$10,000,001	-	$15,000,000	10	$138,810,228	18.7%	4.653%	112	1.52x	63.6%	55.0%
$15,000,001	-	$20,000,000	5	$91,290,000	12.3%	4.514%	118	2.03x	56.5%	52.2%
$20,000,001	-	$25,000,000	5	$116,045,208	15.6%	4.636%	107	2.18x	58.7%	52.5%
$25,000,001	-	$30,000,000	2	$53,390,000	7.2%	4.013%	86	2.84x	39.9%	39.9%
$30,000,001	-	$35,000,000	1	$34,959,306	4.7%	4.610%	119	1.64x	64.2%	52.2%
$35,000,001	-	$40,000,000	5	$196,860,000	26.5%	3.633%	100	3.52x	42.0%	42.0%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Mortgage Rates

						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
2.7400%	-	3.5000%	1	$40,000,000	5.4%	2.740%	59	4.28x	22.5%	22.5%
3.5001%	-	4.0000%	5	$149,750,000	20.1%	3.756%	109	3.36x	47.8%	47.8%
4.0001%	-	4.5000%	12	$240,050,882	32.3%	4.265%	111	2.38x	51.6%	48.1%
4.5001%	-	5.0000%	20	$217,372,800	29.2%	4.710%	115	1.62x	64.1%	55.5%
5.0001%	-	6.1300%	11	$96,229,970	12.9%	5.309%	105	1.70x	64.4%	53.8%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Property Type Distribution(1)

					Weighted Averages
Property Type	Number of Mortgage Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/Pads/ NRA/Beds	Cut-off Date Balance per Unit/Room/ NRA(1)(2)	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR (1)(2)	Cut-off Date LTV Ratio (1)(2)(3)(4)	Maturity Date or ARD LTV Ratio (1)(2)(3)(4)
Office	43	$254,922,586	34.3%	10,321,624	$186	4.190%	113	94.8%	2.84x	49.0%	45.4%
CBD	8	$134,530,000	18.1%	3,931,149	262	3.920%	108	96.0%	3.69x	37.0%	36.3%
Suburban	33	$110,804,614	14.9%	6,348,147	90	4.449%	119	92.9%	1.91x	62.8%	56.0%
Medical	2	$9,587,972	1.3%	42,328	229	4.984%	119	100.0%	1.69x	57.8%	50.0%
Retail	53	$179,351,607	24.1%	4,185,595	254	4.491%	116	96.9%	1.80x	62.4%	56.4%
Single Tenant	41	$90,086,797	12.1%	2,914,890	310	4.237%	113	100.0%	2.09x	59.1%	56.2%
Anchored	6	$55,567,567	7.5%	1,148,713	127	4.717%	118	90.8%	1.41x	66.8%	56.7%
Shadow Anchored	2	$21,950,000	3.0%	61,764	357	4.630%	120	99.5%	1.70x	63.8%	56.4%
Unanchored	4	$11,747,244	1.6%	60,228	241	5.109%	119	96.5%	1.60x	64.3%	56.8%
Hospitality	12	$145,024,988	19.5%	2,204	138,155	4.862%	108	79.1%	2.08x	58.0%	49.7%
Full Service	4	$78,666,123	10.6%	1,247	158,373	5.057%	102	76.0%	1.82x	60.3%	53.2%
Extended Stay	3	$37,617,450	5.1%	367	135,543	4.386%	116	86.0%	2.72x	51.0%	41.1%
Limited Service	5	$28,741,415	3.9%	590	86,236	4.949%	117	78.5%	1.95x	61.0%	51.3%
Industrial	15	$64,978,986	8.7%	5,069,084	68	4.349%	108	98.3%	2.00x	64.4%	60.7%
Flex	10	$23,148,514	3.1%	449,588	102	4.205%	119	95.1%	1.55x	74.8%	68.2%
Warehouse	3	$21,300,000	2.9%	2,894,885	25	4.359%	119	100.0%	2.63x	53.4%	53.4%
Warehouse/Distribution	2	$20,530,472	2.8%	1,724,611	74	4.502%	83	100.0%	1.87x	63.9%	59.8%
Multifamily	5	$62,328,000	8.4%	1,146	188,579	3.332%	81	91.1%	3.60x	35.7%	33.6%
High Rise	2	$40,000,000	5.4%	827	241,838	2.740%	59	92.0%	4.28x	22.5%	22.5%
Garden	2	$20,150,000	2.7%	281	97,043	4.312%	119	88.2%	2.48x	58.3%	53.2%
Townhouse	1	$2,178,000	0.3%	38	57,316	5.135%	120	100.0%	1.38x	69.1%	57.1%
Mixed Use	2	$34,500,000	4.6%	87,959	1,337	4.359%	84	92.3%	1.57x	55.7%	52.4%
Multifamily/Retail	1	$19,500,000	2.6%	10,300	2,113	4.250%	57	100.0%	1.70x	51.9%	51.9%
Office/Retail	1	$15,000,000	2.0%	77,659	328	4.500%	119	82.2%	1.40x	60.7%	53.1%
Self Storage	1	$2,297,484	0.3%	65,945	35	4.876%	119	98.8%	1.69x	65.3%	53.5%
Total/Weighted Average	131	$743,403,651	100.0%			4.346%	108	92.1%	2.37x	54.6%	49.6%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)

				Weighted Averages
State/Location	Number of Mortgage Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
New York	9	$141,570,302	19.0%	3.882%	84	2.85x	43.1%	41.1%
California	9	$116,899,085	15.7%	4.084%	106	3.03x	47.8%	43.5%
California – Southern(5)	7	$89,829,085	12.1%	3.960%	102	3.32x	45.6%	41.4%
California – Northern(5)	2	$27,070,000	3.6%	4.497%	118	2.05x	55.1%	50.5%
Texas	19	$49,383,860	6.6%	4.404%	119	2.00x	62.0%	55.5%
New Jersey	13	$44,800,000	6.0%	4.356%	118	1.70x	71.2%	65.0%
Washington	2	$41,504,533	5.6%	4.137%	120	3.80x	30.9%	30.9%
Florida	7	$27,500,870	3.7%	4.879%	117	1.77x	64.5%	52.2%
Utah	4	$26,735,570	3.6%	4.584%	118	1.78x	57.9%	50.8%
Other	68	$295,009,431	39.7%	4.618%	114	1.95x	61.1%	55.1%
Total/Weighted Average	131	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Cut-off Date LTV Ratios(1)(2)(3)(4)

						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
22.5%	-	40.0%	4	$145,390,000	19.6%	3.525%	93	4.23x	29.0%	29.0%
40.1%	-	50.0%	2	$32,329,085	4.3%	3.970%	116	3.42x	43.0%	36.4%
50.1%	-	55.0%	7	$111,550,000	15.0%	4.489%	103	2.15x	52.0%	49.7%
55.1%	-	60.0%	5	$76,856,123	10.3%	4.675%	101	1.90x	57.5%	54.0%
60.1%	-	65.0%	14	$220,072,725	29.6%	4.457%	119	1.85x	62.4%	56.0%
65.1%	-	70.0%	10	$92,510,736	12.4%	4.874%	110	1.59x	67.5%	57.5%
70.1%	-	75.0%	7	$64,694,982	8.7%	4.604%	119	1.47x	73.6%	64.1%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)(3)(4)

						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
22.5%	-	40.0%	5	$170,219,085	22.9%	3.603%	96	4.07x	31.1%	29.9%
40.1%	-	50.0%	7	$80,665,041	10.9%	4.571%	118	1.96x	55.0%	47.0%
50.1%	-	55.0%	16	$235,141,072	31.6%	4.728%	106	1.88x	59.1%	52.5%
55.1%	-	60.0%	9	$97,228,472	13.1%	4.658%	111	1.57x	64.5%	57.7%
60.1%	-	70.0%	12	$160,149,982	21.5%	4.271%	118	1.97x	66.6%	62.7%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(2)

						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
1.27x	-	1.40x	8	$84,545,960	11.4%	4.786%	118	1.35x	66.2%	56.8%
1.41x	-	1.50x	7	$73,764,563	9.9%	4.639%	109	1.48x	65.6%	55.6%
1.51x	-	1.60x	4	$41,926,350	5.6%	4.600%	119	1.55x	69.8%	61.5%
1.61x	-	1.80x	7	$98,851,790	13.3%	4.671%	102	1.67x	61.2%	53.2%
1.81x	-	1.90x	5	$48,788,365	6.6%	4.836%	118	1.86x	60.9%	53.4%
1.91x	-	2.00x	3	$50,257,539	6.8%	5.018%	91	1.92x	59.6%	52.9%
2.01x	-	2.25x	6	$86,250,000	11.6%	4.277%	118	2.13x	57.7%	56.3%
2.26x	-	2.50x	1	$40,000,000	5.4%	3.770%	119	2.49x	61.5%	61.5%
2.51x	-	4.64x	8	$219,019,085	29.5%	3.750%	101	3.82x	35.4%	34.5%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD

				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate(3)	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
60	4	$101,126,595	13.6%	3.991%	58	2.73x	42.8%	41.2%
84	1	$40,000,000	5.4%	3.541%	83	4.64x	36.5%	36.5%
120	44	$602,277,056	81.0%	4.459%	118	2.16x	57.8%	51.9%
Total/Weighted Average	49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Remaining Terms to Maturity or ARD

						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
56	-	83	5	$141,126,595	19.0%	3.864%	65	3.27x	41.0%	39.8%
115	-	120	44	$602,277,056	81.0%	4.459%	118	2.16x	57.8%	51.9%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Distribution of Underwritten NOI Debt Yields(1)(2)

						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
7.3%	-	9.0%	8	$107,730,272	14.5%	4.427%	103	1.57x	59.9%	55.0%
9.1%	-	10.0%	11	$144,542,485	19.4%	4.478%	119	1.66x	66.5%	59.4%
10.1%	-	11.0%	7	$78,720,738	10.6%	4.308%	109	2.11x	62.5%	59.6%
11.1%	-	12.0%	7	$98,195,168	13.2%	3.945%	95	2.71x	47.1%	40.6%
12.1%	-	13.0%	3	$65,300,000	8.8%	4.681%	119	2.31x	56.7%	52.6%
13.1%	-	14.0%	2	$35,000,000	4.7%	4.414%	116	1.99x	56.0%	51.2%
14.1%	-	15.0%	3	$41,738,365	5.6%	4.818%	117	1.87x	61.5%	53.2%
15.1%	-	16.0%	1	$9,341,415	1.3%	5.100%	116	1.92x	66.7%	50.4%
16.1%	-	19.9%	7	$162,835,208	21.9%	4.121%	101	3.70x	37.5%	35.4%
Total/Weighted Average			49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Amortization Types

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
Full IO	12	$285,990,000	38.5%	3.802%	99	3.11x	46.1%	46.1%
Amortizing	18	$213,168,651	28.7%	4.876%	109	1.79x	61.9%	51.1%
Partial IO	16	$197,300,000	26.5%	4.578%	118	1.63x	63.7%	56.6%
Full IO, ARD	3	$46,945,000	6.3%	4.270%	120	3.57x	34.7%	34.7%
Total/Weighted Average	49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Loan Purposes

				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)(3)(4)	Maturity Date or ARD LTV Ratio(1)(2)(3)(4)
Acquisition	21	$343,556,684	46.2%	4.330%	112	2.50x	55.1%	51.4%
Refinance	25	$329,346,967	44.3%	4.401%	102	2.27x	53.2%	46.4%
Recapitalization	3	$70,500,000	9.5%	4.163%	119	2.16x	58.5%	55.5%
Total/Weighted Average	49	$743,403,651	100.0%	4.346%	108	2.37x	54.6%	49.6%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all Balance per Unit/Room/NRA, LTV Ratio, U/W NCF DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(3)	With respect to mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as the 237 Park Avenue, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “As-Is Assuming Reserves” value of $1.31 billion as of May 22, 2017, which assumes upfront reserves of $81,365,605 for capital expenditures and tenant improvements and leasing costs for recently signed leases in addition to a $7.5 million escrow and letters of credit in an aggregate amount of $8.5 billion to cover interest and free rent payments, specifically for a portion of the free rent provided to The New York and Presbyterian Hospital and Her Majesty the Queen in Right of Canada spaces. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as DoubleTree Wilmington, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “As-Complete” value of $42,400,000 as of September 20, 2018, which assumes the completion of a property improvement plan (“PIP”) which has been reserved for. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $37,000,000 “As-Is” appraised value are 74.3% and 61.5%, respectively. With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 as AHIP Northeast Portfolio III, the Cut-off Date LTV Ratio and Maturity Date LTV is based on the Appraised Value of $87,500,000, which assumes the “As-Complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore – White Marsh, SpringHill Suites – Bellport, and the Hampton Inn Baltimore – White Marsh Mortgaged Properties, and June 1, 2019 for the Homewood Suites – Egg Harbor Mortgaged Property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD with respect to the Mortgage Loan based on the aggregate $82.5 million “As-Is” appraised value is 63.5% and 58.2%, respectively. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn Express Tallahassee, the Cut-off Date LTV and Maturity Date LTV has been calculated based on the “Upon Completion” value of $14,000,000 as of April 1, 2018, which assumes the completion of the property improvement plan. At origination, the borrower deposited $1,034,000 into a PIP reserve to cover the cost of such property improvement plan. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $13.0 million “As-Is” appraised value are 71.9% and 54.3%, respectively. For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics – Appraised Value” in the Preliminary Prospectus and the footnotes to Annex A-1 in the Preliminary Prospectus.

(4)	Loan No. 9 – Totowa Commerce Center – The Appraised Value is allocated to the underlying properties based on U/W NOI, except for the 999 Riverview Drive Mortgaged Property, which has an individual Appraised Value.

(5)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Burbank Office Portfolio	UBS AG	Burbank, CA	Office	$40,000,000	5.4%	$182	36.5%	4.64x	18.1%
Yorkshire & Lexington Towers	UBS AG	New York, NY	Multifamily	$40,000,000	5.4%	$241,838	22.5%	4.28x	12.0%
Griffin Portfolio	UBS AG	Various, Various	Various	$40,000,000	5.4%	$101	61.5%	2.49x	10.2%
Centre 425 Bellevue	Natixis	Bellevue, WA	Office	$40,000,000	5.4%	$263	29.7%	3.85x	16.2%
ExchangeRight Net Leased Portfolio 17	SG	Various, Various	Retail	$36,860,000	5.0%	$148	61.2%	2.23x	9.3%
National Office Portfolio	LCF	Various, Various	Office	$34,959,306	4.7%	$72	64.2%	1.64x	11.1%
Delshah NYC Portfolio	CCRE	New York, NY	Various	$28,000,000	3.8%	$2,113	51.9%	1.70x	7.3%
237 Park Avenue	SG	New York, NY	Office	$25,390,000	3.4%	$278	26.6%	4.10x	16.4%
Totowa Commerce Center	Natixis	Totowa, NJ	Various	$25,000,000	3.4%	$102	74.8%	1.55x	9.7%
Residence Inn Los Angeles Westlake Village	RMF	Westlake Village, CA	Hospitality	$24,829,085	3.3%	$155,182	43.4%	3.15x	19.9%
Total/Weighted Average				$335,038,390	45.1%		46.5%	3.04x	13.0%
(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/SF figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV Ratio(1)	Total Debt Cut-off Date LTV Ratio(2)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
Yorkshire & Lexington Towers	$40,000,000	$150,000,000	4.28x	1.04x	22.5%	61.8%	12.0%	4.4%
Centre 425 Bellevue	$40,000,000	$57,600,000	3.85x	1.15x	29.7%	84.2%	16.2%	5.7%
237 Park Avenue	$25,390,000	$87,800,000	4.10x	1.75x	26.6%	59.6%	16.4%	7.3%
DoubleTree Wilmington	$24,000,000	$2,765,000	1.68x	1.42x	64.9%(3)	71.4%(3)	12.5%	11.3%
IGT Reno	$15,000,000	$17,500,000	2.05x	1.53x	50.9%	62.0%	13.3%	10.9%
(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).

(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(3)	Calculated based on the “As-Complete” value of $42,400,000 as of September 20, 2018, which assumes the completion of a property improvement plan which has been reserved for. Based on the $37,000,000 “As-Is” appraised value, the Trust Cut-off Date LTV Ratio and the Total Debt Cut-off Date LTV Ratio are 74.3% and 81.8%, respectively.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
Burbank Office Portfolio	$40,000,000	$339,000,000	$281,000,000	4.64x	2.67x	36.5%	63.6%	18.1%	10.4%
Yorkshire & Lexington Towers	$40,000,000	$160,000,000	$200,000,000	4.28x	1.68x	22.5%	44.9%	12.0%	6.0%
Centre 425 Bellevue	$40,000,000	$54,000,000	$114,450,000	3.85x	1.69x	29.7%	66.0%	16.2%	7.3%
237 Park Avenue	$25,390,000	$322,610,000	$345,200,000	4.10x	2.06x	26.6%	52.9%	16.4%	8.2%
(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV, Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary
Mortgage Loan	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
Burbank Office Portfolio	A-1-S(controlling)(1), A-1-C1, A-2-S, A-2-C1-B	$530,000,000	DBUBS 2017-BRBK(2)	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	A-1-C2	$50,000,000	DBNY	No
	A-2-C2-A, A-2-C2-B	$40,000,000	UBS AG	No
	A-2-C1-A, A-2-C2-C	$40,000,000	UBS 2017-C5	No
Yorkshire & Lexington Towers(3)	A-1 (controlling)(1), A-2, A-3	$80,000,000	Natixis	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-5, A-6, A-7, A-8-1, A-8-2	$80,000,000	UBS AG	No
	A-4	$40,000,000	UBS 2017-C5	No
Griffin Portfolio	A-1-1 (controlling), A-1-3	$110,000,000	BANK 2017-BNK8(4)	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1-2	$96,250,000	Bank of America, N.A.	No
	A-2-3, A-2-5	$40,000,000	UBS 2017-C5	No
	A-2-1, A-2-2, A-2-4, A-2-6	$91,250,000	UBS AG	No
	A-3	$37,500,000	KeyBank, National Association	No
Centre 425 Bellevue(5)	A-1 (controlling)(1)	$54,000,000	Natixis	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$40,000,000	UBS 2017-C5	No
National Office Portfolio(6)	A-5-A	$35,000,000	UBS 2017-C5	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1-A (controlling), A-1-B, A-2, A-3, A-4-A	$150,000,000	LCF	Yes
237 Park Avenue	Senior A-1-S (controlling), Senior A-2-S, Building A-1-S, Building A-2-S, Senior B-1-S, Senior B-2-S, Building B-1-S, Building B-2-S	$477,800,000	MSSG Trust 2017-237P	Yes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
	Senior A-1-C2, Building A-1-C2	$70,005,000	MSBNA	No
	Senior A-2-C1, Building A-2-C1	$50,000,000	UBS 2017-C4	No
	Senior A-1-C1, Building A-1-C1	$70,005,000	MSBAM 2017-C34	No
	Senior A-2-C2, Senior A-2-C3, Building A-2-C2, Building A-2-C3	$25,390,000	UBS 2017-C5	No
Totowa Commerce Center(7)	A-1 (controlling)	$26,750,000	Natixis	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$25,000,000	UBS 2017-C5	No
Doubletree Wilmington	A-1 (controlling)	$24,000,000	UBS 2017-C5	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$3,500,000	LCF	No
Cabela’s Industrial Portfolio(8)	A-1 (controlling)	$28,400,000	GSMC	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$21,300,000	BANK 2017-BNK8(4)	No
	A-3(A), A-3 (B)	$21,300,000	UBS 2017-C5	No
Marriott Grand Cayman(9)	A-1 (controlling)	$24,000,000	CCRE	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$21,000,000	UBS 2017-C5	No
	A-3	$35,000,000	GSMS 2017-GS7	No
Bass Pro & Cabela’s Portfolio(10)	A-1 (controlling)	$77,960,000	GSMC	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$58,470,000	WFB	No
	A-3(A-CP)	$20,000,000	UBS 2017-C5	No
	A-3(B-CP), A-3(C-CP), A-3(D-NCP), A-3(E-NCP), A-3(F-NCP)	$38,470,000	UBS AG	No
AHIP Northeast Portfolio III	A-1	$32,400,000	UBS 2017-C2	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$20,000,000	UBS 2017-C5	No
DoubleTree Berkeley Marina	A-1-1 (controlling)	$13,750,000	UBS 2017-C4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$20,000,000	AREF	No
	A-1-2, A-1-3	$18,750,000	UBS 2017-C5	No
50 Varick Street	A-3-A (controlling)	$17,390,000	UBS 2017-C5	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2-A	$25,500,000	UBS 2017-C4	No
	A-1	$35,000,000	CGCMT 2017-C4 (11)	No
IGT Reno	A-1 (controlling)	$40,000,000	CD 2017-CD5	Yes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
	A2-1	$25,000,000	CGCMT 2017-C4(11)	No
	A2-2	$15,000,000	UBS 2017-C5	No
Manchester Financial Building	A-1 (controlling)	$15,000,000	UBS 2017-C5	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$10,500,000	CCRE	No
Hyatt Regency Princeton(12)	A-1 (controlling)	$18,000,000	CCRE	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$15,000,000	UBS 2017-C5	No
At Home Portfolio(13)	A-1 (controlling), A-3	$25,690,000	UBS AG	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$15,000,000	UBS 2017-C5	No
The District	A-1 (controlling), A-3	$40,000,000	UBS 2017-C4	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors LLC
	A-2	$25,000,000	UBS 2017-C3	No
	A-4, A-5	$15,000,000	UBS 2017-C5	No
Atrisco Plaza Shopping Center	A-1 (controlling)	$14,750,000	UBS 2017-C5	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$5,000,000	WFCM 2017-C40	No
Murrieta Plaza(14)	A-1 (controlling)	$23,000,000	Regions Bank	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2	$10,000,000	UBS 2017-C5	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling holder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the indicated as the “controlling” will be the controlling holder.

(2)	Currently held by Deutsche Bank AG, New York Branch or UBS AG. The DBUBS 2017-BRBK securitization transaction is scheduled to close on or about October 25, 2017.

(3)	The Yorkshire & Lexington Towers Whole Loan is expected to initially be serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Yorkshire & Lexington Towers Servicing Shift Securitization Date”), after which the Yorkshire & Lexington Towers Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Yorkshire & Lexington Towers Servicing Shift PSA”). The master servicer and special servicer under the Yorkshire & Lexington Towers Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu Note A-1.

(4)	Currently held by Bank of America, N.A. or WFB. The BANK 2017-BNK8 securitization transaction is scheduled to close on or about November 15, 2017.

(5)	The Centre 425 Bellevue Whole Loan is expected to initially be serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Centre 425 Bellevue Servicing Shift Securitization Date”), after which the Centre 425 Bellevue Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Centre 425 Bellevue Servicing Shift PSA”). The master servicer and special servicer under the Center 425 Bellevue Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu Note A-1.

(6)	The National Office Portfolio Whole Loan is expected to initially be serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1-A (the “National Office Portfolio Servicing Shift Securitization Date”), after which the National Office Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1-A (the “National Office Portfolio Servicing Shift PSA”). The master servicer and special servicer under the National Office Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu Note A-1-A.

(7)	The Totowa Commerce Center loan is expected to initially be serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Totowa Commerce Center Servicing Shift Securitization Date”), after which the Totowa Commerce Center Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Totowa Commerce Center Servicing Shift PSA”). The master servicer and special servicer under the Totowa Commerce Center Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu Note A-1.

(8)	The Cabela’s industrial Portfolio Whole Loan is expected to initially be serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Cabela’s Industrial Portfolio Servicing Shift Securitization Date”), after which the Cabela’s Industrial Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Cabela’s Industrial Portfolio Servicing Shift PSA”). The master servicer and special servicer under the Cabela’s Industrial Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu Note A-1.

(9)	The Marriot Grand Cayman Whole Loan is currently serviced under the GSMS 2017-GS7 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Marriot Grand Cayman Servicing Shift Securitization Date”), after which the Marriott Grand Cayman Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Marriot Grand Cayman Servicing Shift PSA”). The master servicer and special servicer under the Marriot Grand Cayman Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu Note A-1.

(10)	The Bass Pro & Cabela’s Portfolio Whole Loan is expected to initially be serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Bass Pro & Cabela’s Portfolio Servicing Shift Securitization Date”), after which the Bass Pro & Cabela’s Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Bass Pro & Cabela’s Portfolio Servicing Shift PSA”). The master servicer and special servicer under the Bass Pro & Cabela’s Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu Note A-1.

(11)	Currently held by LCF (or an affiliate) or CCRE. The CGCMT 2017-C4 securitization transaction is scheduled to close on or about October 31, 2017.

(12)	The Hyatt Regency Princeton Whole Loan is expected to initially be serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Hyatt Regency Princeton Servicing Shift Securitization Date”), after which the Hyatt Regency Princeton Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Hyatt Regency Princeton Servicing Shift PSA”). The master servicer and special servicer under the Hyatt Regency Princeton Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu Note A-1.

(13)	The At Home Portfolio Whole Loan is expected to initially be serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “At Home Portfolio Servicing Shift Securitization Date”), after which the At Home Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “At Home Portfolio Servicing Shift PSA”). The master servicer and special servicer under the At Home Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu Note A-1.

(14)	The Murrieta Plaza Whole Loan is expected to initially be serviced under the UBS 2017-C5 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Murrieta Plaza Servicing Shift Securitization Date”), after which the Murrieta Plaza Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Murrieta Plaza Servicing Shift PSA”). The master servicer and special servicer under the Murrieta Plaza Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2017-C5 certificates after the securitization of the related controlling pari passu Note A-1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
237 Park Avenue	SG	New York, NY	Office	$25,390,000	3.4%	LBCMT 2007-C3
Residence Inn Los Angeles Westlake Village	RMF	Westlake Village, CA	Hospitality	$24,829,085	3.3%	MLCFC 2007-9
Marriott Grand Cayman	CCRE	Grand Cayman, Cayman Islands	Hospitality	$20,916,123	2.8%	WFRBS 2012-C9
Media Studios	UBS AG	Burbank, CA	Office	$15,118,182	2.0%	GSMS 2006-GG8
50 Republic & 40 Marcus Drive	Natixis	Melville, NY	Office	$12,522,688	1.7%	WBCMT 2006-C27
3800 Alameda	UBS AG	Burbank, CA	Office	$7,372,727	1.0%	GSMS 2007-GG10
Triangle Square Shopping Center	UBS AG	Durham, NC	Retail	$6,100,000	0.8%	LBUBS 2008-C1
Riley Place Shopping Center	CCRE	Pace, FL	Retail	$4,772,295	0.6%	LBUBS 2007-C7
Central Park	UBS AG	Burbank, CA	Office	$4,624,242	0.6%	GSMS 2004-GG2
Ace Hardware HQ	UBS AG	Oak Brook, IL	Office	$2,426,667	0.3%	MSC 2006-T21; JPMCC 2012-C6
Hawthorn Place Townhomes	CCRE	Lawrence, KS	Multifamily	$2,178,000	0.3%	LBUBS 2007-C7
(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

Bob Hope-Burbank Airport
LA Marriott Burbank Airport
BURBANK
METROLINK VENTURA COUNTY LINE
Empire Ave
Vanowen St
Buena Vista St
Deluxe Entertainment Services Group
Burbank Empire Center
Victory Pl
Lowe's Home Improvement
Target
Walmart
Costco
Monterey High School
Provencia Elementary School
Ralph Foy Park
ANTELOPE VALLEY LINE
McCambridge Recreation Center
Scott Rd
Glenoaks Blvd
Kenneth Rd
The Colony Theatre Company
Magnolia Blvd
Burbank Town Center
AMC Burbank 16
Olive Ave
Verdugo Ave
Downtown Burbank
DOWNTOWN BURBANK
Golden State Fwy
Front St
Victory Blvd
Cahuenga Blvd
Luther Burbank Middle School
Bret Harte Elementary School
Burbank Adult School
Oxnard St
Edison Blvd
Clybourn Ave
Hollywood Way
Burbank Blvd
Edison Elementary School
Chandler Blvd
Hilton Garden Inn
IKEA
San Fernando Blvd
ANTELOPE VLY LINE
VENTURA CO. LINE
Nickelodeon Animation Studio
Martial Arts History Museum
Walt Disney Elementary School
Olive Recreation Center
Gordon R. Howard Museum
Burbank Channel
Whitnall Hwy
Clear Lake Recording Studios
North Hollywood
BURBANK
John Burroughs High School
Bearded Lady's Mystic Museum
Vons
Mariposa St
S. Main St
Rosen Sound
William McKinley Elem. School
Alameda Ave
Glenwood Place Recording
Encore Recording Studio
Rancho Marketplace Shopping Center
Magnolia Blvd
Pass Ave
Verdugo Park
Oak St
GLENDALE
W. Riverside Dr
Pickwick Gardens
Los Angeles Equestrian Center
Betty Davis Picnic Area
Verdugo Ave
Warner Bros. Ranch
Providence Saint Joseph Medical Center
Fremantle Media
Disney Studios
Hollywood Records
W. Riverside Dr
Camarillo St
LOS ANGELES
Oak St
Vons
Warner Music Group
Bob Hope St
Johnny Carson Park
NBC Studios
Ventura Fwy
134
Pasadena 10 miles
Riverside Dr
Disney-ABC Television Group
New York Film Academy/ Los Angeles
iHeart Media
Buena Vista Park
Buena Vista Home Entertainment
Travel Town Museum
Moorpark St
Toluca Lake
Warner Bros. Studios
Forest Lawn Dr
FOREST LAWN MEMORIAL CEMETERY
MOUNT SINAI MEMORIAL CEMETERY
Griffith Park
Toluca Lake
Studio City
Los Angeles River
Lakeside Golf Course
LOS ANGELES COUNTY
Universal/ Studio City
Universal Studios Hollywood
Hilton Los Angeles/ Universal City
Universal CityWalk
Barham Blvd
Cahuenga Blvd
101
Hollywood Fwy
RED LINE METRO
SANTA MONICA MTS.
Downtown Los Angeles 11 miles
Burbank Media Portfolio
1 Media Studios Burbank, CA
2 The Pointe Burbank, CA
3 3800 Alameda Burbank, CA
4 Central Park Burbank, CA
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
SAN MONICA MTS.
LOS ANGELES
Santa Monica
Pacific Ocean
Torrance
LONG BEACH
ANAHEIM
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[BBB+/BBB-/TBD]			Location:	Burbank, CA
				General Property Type:	Office
Original Balance(2):	$40,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$40,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	2,087,579 SF
Borrower Sponsors:	Blackstone Property Partners; The Worthe Real Estate Group, Inc.			Cut-off Date Balance per SF(2):	$182
				Maturity Date Balance per SF(2):	$182
Mortgage Rate:	3.5410%			Property Manager:	The Worthe Real Estate Group, Inc. (borrower-related)
Note Date:	9/19/2017
First Payment Date:	11/6/2017
Maturity Date:	10/6/2024
Original Term to Maturity:	84 months
Original Amortization Term:	0 months
IO Period:	84 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(3):	YM0.5 (25); DEF/YM0.5 (52); O (7)			UW NOI(6):	$68,486,656
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	18.1%
Additional Debt Type(2)(4):	Pari Passu/Subordinate Debt			UW NOI Debt Yield at Maturity(2):	18.1%
Additional Debt Balance(2)(4):	$339,000,000/$281,000,000			UW NCF DSCR(2):	4.64x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(6):	$54,023,848 (6/30/2017 TTM)
Reserves(5)				2nd Most Recent NOI(6):	$44,798,547 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(6):	$34,442,280 (12/31/2015)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(7):	92.4% (8/31/2017)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	88.8% (12/31/2016)
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy:	88.4% (12/31/2015)
TI/LC:	$14,151,048	Springing	N/A	Appraised Value (as of):	$1,038,000,000 (8/24/2017)
Window Repairs Reserve:	$18,000,000	$0	N/A	Cut-off Date LTV Ratio(2):	36.5%
Free Rent Reserve:	$3,617,000	Springing	N/A	Maturity Date LTV Ratio(2):	36.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$660,000,000	63.5%	Purchase Price:	$1,027,500,000	98.9%
Borrower Equity:	$378,783,040	36.5%	Reserves:	$35,768,047	3.4%
			Prorations(8):	($42,173,543)	(4.1%)
			Closing Costs:	$17,688,535	1.7%
Total Sources:	$1,038,783,040	100.0%	Total Uses:	$1,038,783,039	100.0%

(1)	The Burbank Office Portfolio Whole Loan (as defined below) was co-originated by Deutsche Bank AG, New York Branch and UBS AG.

(2)	The Burbank Office Portfolio Mortgage Loan (as defined below) is part of the Burbank Office Portfolio Whole Loan, which is comprised of nine pari passu senior promissory notes with an aggregate principal balance of $379,000,000 and two subordinate promissory notes with an aggregate principal balance of $281,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Burbank Office Portfolio Senior Loan, without regard to the Burbank Office Portfolio Subordinate Companion Loans (as defined below). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the entire $660,000,000 Burbank Office Portfolio Whole Loan are $316, $316, 10.4%, 10.4%, 2.67x, 63.6% and 63.6%, respectively.

(3)	Prior to the open prepayment date of April 6, 2024, the Burbank Office Portfolio Whole Loan can be prepaid with (i) defeasance after the earlier to occur of (a) November 6, 2020 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Burbank Office Portfolio Whole Loan promissory note or (ii) yield maintenance. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The increase in UW NOI over historical periods is primarily driven by the expiration of rent abatements, recently executed leases and leases going into effect. See “Cash Flow Analysis” for further discussion of historical operating performance.

(7)	Includes Lopez Accounting Group (552 SF), which took occupancy at the Central Park Property on September 1, 2017, and Turner Broadcasting (5,435 SF), which has a rent commencement date of January 1, 2018.

(8)	Includes credits for rent and parking abatements, leasing costs, capital improvements that are the responsibility of certain separate joint ventures comprised of affiliates of The Worthe Real Estate Group, Inc. and certain third parties, balance sheet cash purchased by the borrower sponsors and prorations for rents, taxes, operating expenses and security deposits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The Mortgage Loan. The largest mortgage loan (the “Burbank Office Portfolio Mortgage Loan”) is part of a whole loan (the “Burbank Office Portfolio Whole Loan”) with an original principal balance of $660,000,000. The Burbank Office Portfolio Whole Loan is secured by the first priority fee mortgages encumbering a four-property portfolio of office developments totaling 2,087,579 SF located in Burbank, California within the Burbank Media District (collectively, the “Burbank Office Portfolio Properties”). The Burbank Office Portfolio Whole Loan was co-originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) and Deutsche Bank AG, New York Branch (“DBNY”). The Burbank Office Portfolio Whole Loan is comprised of (i) a senior loan, evidenced by nine senior pari passu notes, with an aggregate outstanding principal balance of $379,000,000 (collectively, the “Burbank Office Portfolio Senior Loan”) and (ii) a subordinate companion loan, evidenced by two subordinate notes, with an aggregate outstanding principal balance of $281,000,000 (the “Burbank Office Portfolio Subordinate Companion Loans”), each as described below. Promissory Notes A-2-C1-A and A-2-C2-C, with an aggregate outstanding principal balance of $40,000,000, represents the Burbank Office Portfolio Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Notes A-1-S, A-1-C1, A-2-S and A-2-C1-B, with an aggregate outstanding principal balance of $249,000,000, and the Burbank Office Portfolio Subordinate Companion Loans, are expected to be contributed to the DBUBS 2017-BRBK Trust. The remaining senior pari passu Promissory Notes A-1-C2, A-2-C2-A and A-2-C2-B, with an aggregate principal balance of $90,000,000, (the “Burbank Office Portfolio Pari Passu Companion Loans”) are currently held by UBS AG and DBNY, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Burbank Office Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the DBUBS 2017-BRBK Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Burbank Office Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-S	$127,400,000	$127,400,000	DBUBS 2017-BRBK	Yes
Note A-1-C1	$50,000,000	$50,000,000	DBUBS 2017-BRBK	No
Note A-1-C2	$50,000,000	$50,000,000	DBNY	No
Note A-2-S	$51,600,000	$51,600,000	DBUBS 2017-BRBK	No
Note A-2-C1-A	$30,000,000	$30,000,000	UBS 2017-C5	No
Note A-2-C1-B	$20,000,000	$20,000,000	DBUBS 2017-BRBK	No
Note A-2-C2-A	$25,000,000	$25,000,000	UBS AG	No
Note A-2-C2-B	$15,000,000	$15,000,000	UBS AG	No
Note A-2-C2-C	$10,000,000	$10,000,000	UBS 2017-C5	No
Note B-1	$168,600,000	$168,600,000	DBUBS 2017-BRBK	No
Note B-2	$112,400,000	$112,400,000	DBUBS 2017-BRBK	No
Total	$660,000,000	$660,000,000

(1)	Cumulative Loan Per SF is calculated based on 2,087,579 SF.

(2)	Based on the “as-is” appraised value of $1.038 billion ($497 PSF) as of August 24, 2017 according to the appraisal.

(3)	Based on the UW NOI of $68,486,656.

(4)	Based on the UW NCF of $63,159,124 and the coupon of 3.5410% on the Burbank Office Portfolio Whole Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $1.038 billion, less debt of $660.0 million.

The Borrowers and the Borrower Sponsors. The borrowers are 3800 Alameda Owner, LLC, Catalina Media Development, LLC, 3500 Partners, LLC, 3100 Partners, LLC, 2255 Partners LLC, and MSN III and IV LLC, each a Delaware limited liability company, and Avon Empire Partners, LLC, a California limited liability company (collectively, the “Burbank Office Portfolio Borrower”), each a single-purpose entity structured to be bankruptcy remote. Blackstone Property Partners Lower Fund 1 L.P., an affiliate of the Blackstone Property Partners borrower sponsor, is the nonrecourse carve-out guarantor (the “Burbank Office Group Guarantor”). Notwithstanding anything to the contrary, so long as one or more entities affiliated with Blackstone Property Partners is the guarantor or substitute guarantor, the Burbank Office Group Guarantor will not be required to maintain a minimum net worth, excluding its interest in the Burbank Office Portfolio Properties, of $150,000,000. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitation” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The borrower sponsors are Blackstone Property Partners (“Blackstone”) and The Worthe Real Estate Group, Inc. (“Worthe”). Blackstone is the largest private equity real estate investment manager in the world with $104 billion of real estate assets under management. The breadth of Blackstone’s portfolio includes premier properties in many top locations in the U.S., Europe, Asia and Latin America, with a diverse mix of hospitality, office, retail, industrial, and residential investments, with aggregate value of gross assets of approximately $200 billion. Blackstone’s portfolio includes approximately 222 million SF of office space globally, making it one of the largest owners of office properties in the U.S. Worthe is a real estate development firm specializing in media and technology campuses in Los Angeles. With an existing portfolio of 37 assets totaling approximately 5.4 million SF, Worthe is the largest owner and manager of real estate by square footage in Burbank and currently manages the Burbank Office Portfolio Properties. In connection with the origination of the Burbank Office Portfolio Whole Loan, Blackstone, through one or more affiliates, acquired an 80.0% interest in each of the Burbank Office Portfolio Properties from certain separate joint ventures comprised of affiliates of Worthe and certain third parties and Worthe, through one or more affiliates, acquired or retained the remaining 20.0% interest in each property in the Burbank Office Portfolio Properties.

The Properties. The Burbank Office Portfolio Properties are comprised of four office properties totaling 2,087,579 SF located in Burbank, California in the Burbank Media District. The Burbank Office Portfolio Properties were constructed between 1984 and 2009 and range in size from 256,159 SF to 926,365 SF. The Burbank Office Portfolio Properties are approximately 92.4% occupied as of August 31, 2017 and are leased to 54 tenants, including many prominent media and entertainment companies. Approximately 68.1% of the total NRA is leased to investment grade tenants. Excluding The Pointe Property, which was developed in 2009, the Burbank Office Portfolio has a 10-year historical occupancy average of 96.1%.

The following tables present certain information relating to the Burbank Office Portfolio Properties:

Portfolio Summary

Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)
Media Studios	Burbank, CA	1996-2006/N/A	926,365	$22,575,888	35.7%	$143,244,773	37.8%	$410,000,000	34.9%
The Pointe	Burbank, CA	2009/N/A	480,167	$18,626,181	29.5%	$122,083,939	32.2%	$325,000,000	37.6%
3800 Alameda	Burbank, CA	1984/2008	424,888	$13,797,326	21.8%	$69,856,591	18.4%	$183,000,000	38.2%
Central Park	Burbank, CA	1984/N/A	256,159	$8,159,730	12.9%	$43,814,697	11.6%	$120,000,000	36.5%
Total/Wtd. Avg.			2,087,579	$63,159,124	100.0%	$379,000,000	100.0%	$1,038,000,000	36.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Burbank Office Portfolio Senior Loan amount.

The Media Studios Property is comprised of five, Class A office buildings totaling 926,365 SF and is 85.9% occupied as of August 31, 2017. Phase I was completed in 1996 and Phases II through V were completed between 1998 and 2006, and the buildings range in size between 95,430 SF and 230,145 SF. Situated on 14.8 acres, the property is LEED Gold Certified and has also received Energy Star recognition in recent years. The Media Studios Property contains a 209-seat, 12,000 SF dual-screen screening room, two full-service commissary facilities, and a 12,000 SF fitness center equipped with locker rooms and showers. Additional amenities on site include a jogging track, sand volleyball court, putting green, basketball courts, landscaped gardens, public art installations and a shuttle service. Wi-Fi network connectivity is provided throughout the campus for the outdoor seating plazas and picnic areas. Parking at the property is provided via 2,960 spaces (3.3 spaces per 1,000 SF). The largest tenants at the Media Studios Property are Kaiser Foundation Health Plan (S&P: AA-), which comprises 21.0% of property NRA and 24.5% of property underwritten base rent, and Walt Disney Pictures (Fitch/Moody’s/S&P: A/A2/A+), which comprises 16.2% of property NRA and 18.9% of property underwritten base rent.

The Pointe Property is a 480,167 SF Class A, 14-story office building and is 95.6% occupied as of August 31, 2017. Built in 2009, the property is LEED Gold Certified and has received Energy Star recognition in recent years. The property features panoramic views with floor-to-ceiling glass windows, outdoor seating and dining patio, and a full-service health club. In addition, The Pointe Property contains two electric vehicle charging stations and a full-service detailing center for car washes and details. Parking at the property is provided via 1,391 spaces (2.9 spaces per 1,000 SF). The Pointe Property’s largest tenant is Legendary (Fitch/S&P: BBB/BB), which utilizes its space at the property for its headquarters operations. Legendary, which comprises 22.0% of property NRA and 23.2% of property underwritten base rent, is a media company with film, television, digital, and comics productions, that have realized gross ticket sales, in aggregate, of over $10 billion worldwide at box offices.

The 3800 Alameda Property is a 424,888 SF Class A, 21-story office building and is 100.0% occupied as of August 31, 2017. The property was built in 1984 and redeveloped in 2008. Disney (NYSE: DIS; Fitch/Moody’s/S&P: A/A2/A+) is the primary tenant at the property (98.3% of property NRA, 98.8% of property underwritten base rent) and its corporate headquarters are located approximately 1.2 miles away. The 3800 Alameda property serves as the world headquarters for Radio Disney and broadcasting home for ESPN, Disney Channel, Disney Junior, Disney XD and Freeform. There are transmission facilities in the lobby and subterranean levels that are utilized by Disney and its affiliated channels in addition to numerous satellite dishes installed on the adjacent seven-story parking structure, which is also collateral for the 3800 Alameda property. In total, there are approximately 12 networks transmitted from the property. Over the past 20 years, Disney has invested approximately $40.0 million into the property, including $9.0 million since 2008. Parking at the property is provided via 1,084 spaces (2.6 spaces per 1,000 SF).

The Central Park property is a 256,159 SF Class A, 14-story office building situated on 1.5 acres and is 97.3% occupied as of August 31, 2017. The property was built in 1984 and there are current plans for a $1.5 million renovation to the lobby slated for 2018. The property features a City National Bank on the ground floor, full-service Claim Jumper Restaurant, and a full-service car wash and detailing service center. Parking at the property is provided via 734 spaces (2.9 spaces per 1,000 SF). The largest tenant at the Central Park Property is Turner Broadcasting (Fitch/Moody’s/S&P: BBB+/Baa2/BBB), which comprises 24.7% of property NRA and 25.0% of property underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The following table presents certain information relating to the leases at the Burbank Office Portfolio Properties:

Tenant Summary(1)

Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual Base UW Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Disney	3800 Alameda	A/A2/A+	417,731	20.0%	$17,734,050	21.5%	$42.45	Various(4)
Kaiser Foundation Health Plan	Media Studios	NR/NR/AA-	194,145	9.3%	$7,804,629	9.5%	$40.20	5/31/2024
Warner Bros.	Central Park/The Pointe	BBB+/Baa2/BBB	162,047	7.8%	$7,395,121	9.0%	$45.64	Various(5)
Walt Disney Pictures	Media Studios	A/A2/A+	149,840	7.2%	$6,015,360	7.3%	$40.15	Various(6)
Legendary	The Pointe	BBB/NR/BB	105,522	5.1%	$5,092,656	6.2%	$48.26	Various(7)
Yahoo(8)	Media Studios	A-/Baa1/BBB+	105,400	5.0%	$4,340,568	5.3%	$41.18	5/31/2020
Hasbro	Media Studios	BBB+/Baa1/BBB	80,000	3.8%	$3,165,717	3.8%	$39.57	1/31/2027
FremantleMedia(9)	The Pointe	NR/NR/BBB+	72,328	3.5%	$3,361,082	4.1%	$46.47	10/31/2024
Turner Broadcasting	Central Park	BBB+/Baa2/BBB	63,283	3.0%	$2,658,911	3.2%	$42.02	2/29/2024
TiVo Corporation(10)	Media Studios	NR/NR/NR	61,732	3.0%	$3,294,637	4.0%	$53.37	6/30/2019
Subtotal/Wtd. Avg.			1,412,028	67.6%	$60,862,732	73.9%	$43.10
Remaining Tenants(11)			517,161	24.8%	$21,498,744	26.1%	$41.57
Vacant Space			158,390	7.6%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,087,579	100.0%	$82,361,475	100.0%	$42.69

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Disney leases 357,820 SF and 59,911 SF at the 3800 Alameda Property, with lease expirations on March 27, 2021 and March 27, 2023, respectively.

(5)	Warner Bros. leases 99,853 SF at The Pointe Property with lease expirations on November 30, 2025 and 60,092 SF and 2,102 SF at the Central Park Property, with lease expirations on June 30, 2022, and December 31, 2017, respectively. Warner Bros. has the option to terminate 99,853 SF of its space at The Pointe Property on December 31, 2022 upon 12 months’ written notice and payment of a termination fee.

(6)	Walt Disney Pictures leases 131,172 SF and 18,668 SF at the Media Studios Property, with lease expirations on May 31, 2021 and April 30, 2022, respectively.

(7)	Legendary leases 70,018 SF and 35,504 SF at The Pointe Property, with lease expirations on October 31, 2024 and March 31, 2025, respectively.

(8)	Yahoo is currently dark but paying rent.

(9)	FremantleMedia has the option to terminate its lease on August 31, 2020 upon written notice by May 31, 2019.

(10)	TiVo Corporation subleases 6,881 SF to Jones Lang LaSalle at the Media Studios Property. The sublease is coterminous with TiVo Corporation’s lease with an expiration date of June 30, 2019.

(11)	Includes Lopez Accounting Group (552 SF), which took occupancy at the Central Park Property on September 1, 2017, and Turner Broadcasting (5,435 SF), which has a rent commencement date of January 1, 2018.

The following table presents certain information relating to the lease rollover schedule at the Burbank Office Portfolio Properties:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	2	20,621	1.0%	1.0%	$43.39	$894,797	1.1%	1.1%
2018	7	21,968	1.1%	2.0%	$32.42	$712,294	0.9%	2.0%
2019	12	136,665	6.5%	8.6%	$47.29	$6,462,928	7.8%	9.8%
2020	10	153,456	7.4%	15.9%	$41.18	$6,319,707	7.7%	17.5%
2021	24	584,705	28.0%	43.9%	$42.79	$25,020,075	30.4%	47.8%
2022	15	193,351	9.3%	53.2%	$42.90	$8,295,186	10.1%	57.9%
2023	7	119,380	5.7%	58.9%	$44.05	$5,258,128	6.4%	64.3%
2024	12	403,458	19.3%	78.3%	$43.16	$17,414,635	21.1%	85.4%
2025	5	135,357	6.5%	84.7%	$46.95	$6,354,445	7.7%	93.2%
2026	0	0	0.0%	84.7%	$0.00	$0	0.0%	93.2%
2027	6	113,795	5.5%	90.2%	$41.20	$4,688,890	5.7%	98.9%
2028 & Beyond	7	46,433	2.2%	92.4%	$20.25	$940,392	1.1%	100.0%
Vacant	0	158,390	7.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	107	2,087,579	100.0%		$42.69	$82,361,475	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

The Market. The Burbank Office Portfolio Properties are located within the Burbank Media District submarket within the larger Los Angeles North market area. According to the appraisal, the Los Angeles North office market contains a total inventory of approximately 55.4 million SF across 600 buildings. As of the second quarter 2017, the office submarket had a direct vacancy rate of 11.3% and a weighted average rental rate of $32.21 PSF, compared to 11.7% and $31.56 PSF, respectively as of year-end 2016. The Burbank Media District submarket contains a total inventory of 3.3 million SF across 19 buildings, a direct vacancy rate of 11.3%, a direct weighted average rental rate of $41.52 PSF and registered 88,569 SF of net absorption in the second quarter of 2017. As of the August 31, 2017 rent roll, the Burbank Office Portfolio has a vacancy rate of 7.6% and a weighted average rental rate of $42.69 PSF.

According to the appraisal, Burbank is the central hub of the global entertainment industry and is the location for three major studios: Disney, Warner Bros., and Comcast’s NBCUniversal. Burbank is also home to over 700 media-related corporations, including television networks, broadcasting companies and music labels. Other entertainment-related companies in the city include Clear Channel, BET, Photo-Cam Motion Picture Laboratories, Broadcast Equipment Rental Corporation (the largest video equipment rental facility in the nation), DC Comics, Rhino Entertainment, Sony, Playboy Enterprises, and Fremantle. The appraisal did not forecast any new construction over the next several years.

The following table presents certain office market information of the East Valley/Tri-Cities grouping within the Los Angeles North market as of the second quarter of 2017:

Office Market and Submarket Overview(1)

Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Overall Vacancy Rate	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Burbank Media District	3,333,707	19	11.3%	11.9%	88,569	$41.52
Universal City/Studio City	1,884,655	16	3.7%	3.9%	(7,679)	$34.08
Burbank - City Center	3,122,300	34	12.7%	18.8%	168,593	$37.08
Glendale	5,918,006	42	11.1%	11.0%	(6,803)	$32.16
Pasadena	7,497,885	60	14.1%	15.6%	(196,006)	$39.84
Pasadena East	1,167,737	10	22.3%	22.3%	8,034	$24.72
North Hollywood	1,171,666	13	4.9%	5.2%	50,433	$34.44
Total/Wtd. Avg.	24,095,956	194	11.9%	13.3%	105,141	$13.33

(1)	Information is based on the appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Burbank Office Portfolio Properties:

Cash Flow Analysis

	2014	2015(1)	2016(1)	6/30/2017 TTM(1)	UW(1)	UW PSF
Gross Potential Rent	$67,639,603	$68,834,347	$76,592,277	$69,584,091(2)	$95,053,054(3)	$45.53
Total Recoveries	$1,854,343	$2,141,190	$2,957,882	$2,308,227	$2,376,993	$1.14
Other Income(4)	$7,989,377	$9,375,318	$10,645,375	$10,621,644	$10,017,115	$4.80
Less Vacancy & Credit Loss	($15,247,577)	($19,053,673)	($17,348,782)	$0	($6,813,889)	($3.26)
Effective Gross Income	$62,235,747	$61,297,183	$72,846,752	$82,513,963	$100,633,272	$48.21
Total Operating Expenses	$25,988,009	$26,854,903	$28,048,205	$28,490,114	$32,146,616	$15.40
Net Operating Income	$36,247,737	$34,442,280	$44,798,547	$54,023,848	$68,486,656	$32.81
Capital Expenditures	$0	$0	$0	$0	$521,895	$0.25
TI/LC	$0	$0	$0	$0	$4,805,637	$2.30
Net Cash Flow	$36,247,737	$34,442,280	$44,798,547	$54,023,848	$63,159,124	$30.25

Occupancy %	97.8%(5)	88.4%	88.8%	91.7%	92.4%
NOI DSCR(6)	2.66x	2.53x	3.29x	3.97x	5.03x
NCF DSCR(6)	2.66x	2.53x	3.29x	3.97x	4.64x
NOI Debt Yield(6)	9.6%	9.1%	11.8%	14.3%	18.1%
NCF Debt Yield(6)	9.6%	9.1%	11.8%	14.3%	16.7%

(1)	The increase in UW NOI over historical periods is primarily driven by the expiration of rent abatements, recently executed leases and leases going into effect. The 3800 Alameda Property had rent abatements of $10.4 million, $11.2 million and $11.4 million in 2014, 2015 and 2016, respectively. UW NOI does not include a deduction for base rent abatements because base rent abatements for the underwritten leases either do not have any base rent abatements or the remaining abated rent amounts were substantially reserved at origination in the unfunded obligations reserve.

(2)	6/30/2017 TTM Gross Potential Rent is shown net of rent rebates.

(3)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) for non-investment grade tenants, rent steps through October 1, 2018 of $2,480,650, (ii) for investment grade tenants, the average base rent over their respective lease terms of $3,397,039, and (iii) vacancy gross up of $6,813,889.

(4)	Other Income includes parking revenue and other miscellaneous income.

(5)	2014 Occupancy excludes The Pointe Property, which was developed in 2009 but in a lease up until 2015.

(6)	Debt service coverage ratios and debt yields are based on the Burbank Office Portfolio Senior Loan totaling $379,000,000 and exclude the Burbank Office Portfolio Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Burbank, CA	Collateral Asset Summary – Loan No. 1 Burbank Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 36.5% 4.64x 18.1%

Escrows and Reserves. The Burbank Office Portfolio Borrower deposited in escrow $18,000,000 for window repairs, $14,151,048 for outstanding tenant allowances and $3,617,000 for outstanding free rent and during the continuance of a Cash Sweep Period (as defined below), is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums, (iii) 1/12 of the amount equal to the aggregate net rentable square footage of the Burbank Office Portfolio Properties (if applicable, excluding the net rentable square footage of any released property) times $0.25 for capital expenditures (the “Monthly Replacement Reserve Deposit”), subject to a cap of an amount equal to the Monthly Replacement Reserve Deposit times 12 and (iv) 1/12 of the amount equal to the aggregate net rentable square footage of the Burbank Office Portfolio Properties (if applicable, excluding the net rentable square footage of any released property) times $1.25 for tenant improvements and leasing commissions (the “Monthly Rollover Reserve Deposit”), subject to a cap of an amount equal to the Monthly Rollover Reserve Deposit times 12. Upon the cure of a Cash Sweep Period, such monthly deposits for tax, insurance, capital expenditures and tenant improvements and leasing commissions will be waived and the amounts in such reserve accounts will be released to the Burbank Office Portfolio Borrower.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Burbank Office Portfolio Whole Loan. The Burbank Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be transferred to the cash management account up to two times per week and such funds in the cash management account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” pay debt service on the Burbank Office Portfolio Whole Loan, pay operating expenses for the Burbank Office Portfolio and disburse the remainder to an account to be held by the lender as additional security for the Burbank Office Portfolio Whole Loan (or upon the cure of a Cash Sweep Period, provided that no event of default has occurred and is continuing, to the Burbank Office Portfolio Borrower).

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Burbank Office Portfolio Borrower, the guarantor or any TRS Entity (as defined below), or (iii) the debt yield for the Burbank Office Portfolio Whole Loan falling below 7.0% for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, in the event of an involuntary bankruptcy action, upon the filing being discharged, stayed or dismissed within 90 days of such filing, or in regard to clause (iii) above, (a) the debt yield for the Burbank Office Portfolio Whole Loan is equal to or greater than 7.0% for two consecutive calendar quarters or (b) the Burbank Office Portfolio Borrower prepays the Burbank Office Portfolio Whole Loan in an amount sufficient to achieve a debt yield equal to or greater than 7.0%.

Additional Secured Indebtedness (not including trade debts). In addition to the Burbank Office Portfolio Mortgage Loan, the Burbank Office Portfolio Properties also secure seven additional pari passu senior notes, which combined with the Burbank Office Portfolio Mortgage Loan comprise the Burbank Office Portfolio Senior Loan in the aggregate principal amount of $379,000,000, and two subordinate notes with an aggregate principal balance of $281,000,000 comprising the Burbank Office Portfolio Subordinate Companion Loans. The Burbank Office Portfolio Subordinate Companion Loans are coterminous with the Burbank Office Portfolio Senior Loan and accrue interest at 3.5410%. The Burbank Office Portfolio Mortgage Loan along with the other notes that comprise the Burbank Office Portfolio Senior Loan are each pari passu in right of payment and the Burbank Office Portfolio Senior Loan is senior in right of payment to the Burbank Office Portfolio Subordinate Companion Loans. The holders of the Burbank Office Portfolio Mortgage Loan, the other notes that comprise the Burbank Office Portfolio Senior Loan and the Burbank Office Portfolio Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Burbank Office Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Burbank Office Portfolio Borrower may obtain the release of any Burbank Office Portfolio Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Burbank Office Portfolio Borrower pays the Release Amount (as defined below) along with any yield maintenance premium, (iii) the debt yield with respect to the remaining Burbank Office Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Burbank Office Portfolio Whole Loan and (b) the debt yield immediately prior to the release, provided, however, that the debt yield is not required to be greater than 10.0%. In the event that such debt yield requirement is not satisfied and the release of such property is in connection with a sale of such property to a third party, the Burbank Office Portfolio Borrower will be permitted to obtain the release of such property upon the payment of an amount equal to the greater (i) of the Release Amount and (ii) the lesser of (a) lender’s allocation of 100% of the net sales proceeds for such property and (b) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement set forth above, along with any yield maintenance premium required. For the purposes of calculating the debt yield relating to the release of one or more properties, the Burbank Office Portfolio Borrower may elect to deliver a letter of credit in the maximum aggregate amount of $15,000,000 as additional collateral for the Burbank Office Portfolio Whole Loan to be counted against the outstanding principal balance of the Burbank Office Portfolio Whole Loan.

The “Release Amount” is an amount equal to (i) for The Pointe Property, 110%, and (ii) for the Media Studios Property, 3800 Alameda Property and Central Park Property, 105%, of the Allocated Cut-off Date Balance of such property (identified in the “Portfolio Summary” chart above).

Release of Parcel. The Burbank Office Portfolio Borrower may obtain the release of any unimproved non-income producing land located at any Burbank Office Portfolio Property, for which no value was attributed to such unimproved non-income producing land in the applicable appraisal, without any requirements to pay any portion of any allocated loan amount, Release Amount, prepayment fees or yield maintenance premium, provided that certain terms and conditions as specified in the loan agreement are satisfied.

TRS Entities. The Central Park Property, The Pointe Property and two parcels of the Media Studios Property have taxable REIT subsidiary (“TRS”) structures in place with respect to certain café, fitness and transportation elements of the applicable parcels (individually, a “TRS Entity”, and collectively, the “TRS Entities”). Each TRS Entity is a special purpose, bankruptcy remote, Delaware limited liability company. The TRS Entities have mortgaged their respective interests and are non-borrower parties to the loan agreement and other loan documents with respect to all applicable representations, warranties and covenants. The TRS Entities are not, however, obligors under the notes.

Terrorism Insurance. The Burbank Office Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Burbank Office Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

MANHATTAN
Upper East Side
Yorkville
Lenox Hill
Lexington Towers
160 East 88th Street
New York, NY 10028
Yorkshire Towers
305 East 86th Street
New York, NY 10028
CENTRAL PARK
Jacqueline Kennedy Onassis Reservoir
North Meadow
East Meadow
Great Lawn
Turtle Pond
Conservatory Pond
Boat House
Bethesda Fountain
Rumsey Playfield
The Mall
East Green
97th St. Transverse
85th St. Transverse
79th St. Transverse
Terrace Dr.
East Dr.
Metropolitan Museum of Art
#1 Most Visited Museum
Guggenheim Museum
Mt. Sinai Hospital
Mt. Sinai School of Medicine
St. Nicholas Russian Orthodox Church
Jewish Museum
Cooper-Hewitt Museum
Natl. Academy Museum & School
Neue Galerie
Frick Collection
Whitney Museum of American Art
New York Society Library
Asia Society
Hunter College
Lenox Hill Hospital
Marymount Manhattan College
Hospital for Special Surgery
New York-Presbyterian Cornell Medical Center
Cornell Medical College
Gracie Mansion
Carl Schurz Park
John Jay Park
The Chapin School
Brearley School
The Dalton School
Ramaz Lower School
Loyola School
Sacred Heart Gym
Synergy Fitness Clubs
My Gym Upper East
Jodi's Gym
Pioneer Supermarket
Key Food
Kings Pharmacy
Milano Market
Morton Williams Supermarkets
Eli's Market
Pye Boat Noodle
Luigi's Pizzeria
Ichiro
Tal Bagels
Shorty's
Maison Kayser
Pure Yoga
Ristorante Morini
Sweetgreen
Jacques
Thai @ Lex
The Simone
Spice Upper East Side
Sushi of Gari
The Meatball Shop
Vince
Chloé
Prada
Cartier
Emerging Image
CVS pharmacy
GRISTEDES
DUANE READE
MTA BUS
86TH ST/LEXINGTON
96TH ST/LEXINGTON
77TH ST/LEXINGTON
68TH ST/HUNTER COLLEGE
GRAND CENTRAL TERMINAL
ROCKEFELLER CENTER
86TH ST
72ND ST
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
East End Ave.
FDR Drive
East River
E. 101st St.
E. 100th St.
E. 99th St.
E. 98th St.
E. 97th St.
E. 96th St.
E. 95th St.
E. 94th St.
E. 93rd St.
E. 92nd St.
E. 91st St.
E. 90th St.
E. 89th St.
E. 88th St.
E. 87th St.
E. 86th St.
E. 85th St.
E. 84th St.
E. 83rd St.
E. 82nd St.
E. 81st St.
E. 80th St.
E. 79th St.
E. 78th St.
E. 77th St.
E. 76th St.
E. 75th St.
E. 74th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
BRONX
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
Fort Lee
Cliffside Park
Edgewater
North Bergen
West New York
Weehawken
Union City
Hoboken
Washington Heights
Harlem
East Harlem
Upper West Side
Upper East Side
Central Park
West Side
East Side
Midtown
Chelsea
Astoria
Long Island City
Woodside
Greenpoint
Williamsburg
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[BBB/BBB/TBD]			Location:	New York, NY 10028
				General Property Type:	Multifamily
Original Balance(1):	$40,000,000			Detailed Property Type:	High Rise
Cut-off Date Balance(1):	$40,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	Various/2014-2017
Loan Purpose:	Refinance			Size:	827 Units
Borrower Sponsors:	The Chetrit Group LLC; Stellar Management LLC			Cut-off Date Balance per Unit(1):	$241,838
Mortgage Rate:	2.7400%			Maturity Date Balance per Unit(1):	$241,838
Note Date:	10/3/2017			Property Manager:	Jumeaux Management LLC (borrower-related)
First Payment Date:	11/6/2017
Maturity Date:	10/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	1 month
Prepayment Provisions:	LO (25); DEF (28); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI(4):	$23,948,124
Additional Debt Type(2):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield(1):	12.0%
Additional Debt Balance(2):	$160,000,000/$200,000,000/$150,000,000			UW NOI Debt Yield at Maturity(1):	12.0%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	4.28x
Reserves(3)				Most Recent NOI(5):	$12,322,089 (6/30/2017 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$9,556,571 (12/31/2016)
RE Tax:	$2,724,408	$681,102	N/A	3rd Most Recent NOI:	$10,053,207 (12/31/2015)
Insurance:	$89,787	$29,929	N/A	Most Recent Occupancy:	92.0% (9/24/2017)
Replacements:	$0	$11,369	(3)	2nd Most Recent Occupancy:	78.7% (12/31/2016)
TI/LC:	$0	$12,640	N/A	3rd Most Recent Occupancy:	67.0% (12/31/2015)
Debt Service Shortfall:	$2,000,000	$0	N/A	Appraised Value (as of)(6):	$890,000,000 (8/15/2017)
Renovation/Tenant Buyout:	$3,500,000	$0	N/A	Cut-off Date LTV Ratio(1)(6):	22.5%
Holdback Reserve Funds(4):	$4,102,064	$0	N/A	Maturity Date LTV Ratio(1)(6):	22.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$400,000,000	72.7%	Loan Payoff:	$394,073,271	71.6%
Mezzanine Loans(1):	$150,000,000	27.3%	Reserves:	$12,416,259	2.3%
			Closing Costs:	$19,423,650	3.5%
			Return of Equity:	$124,086,820	22.6%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Yorkshire & Lexington Towers Mortgage Loan (as defined below) is part of the Yorkshire & Lexington Towers Whole Loan (as defined below), which is comprised of nine pari passu promissory notes with an aggregate original principal balance of $200,000,000 and one subordinate promissory note with an original principal balance of $200,000,000. The Yorkshire & Lexington Towers Whole Loan is accompanied by the Yorkshire & Lexington Towers Mezzanine Loans (as defined below) with an aggregate original principal balance of $150,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Yorkshire & Lexington Towers Senior Loan (as defined below), without regard to the Yorkshire & Lexington Towers Subordinate Companion Loan (as defined below). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Yorkshire & Lexington Towers Whole Loan is $483,676, $483,676, 6.0%, 6.0%, 1.68x, 44.9% and 44.9%, respectively. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans are $665,054, $665,054, 4.4%, 4.4%, 1.04x, 61.8% and 61.8%, respectively.

(2)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Represents amount deposited upfront at origination. As of October 24, 2017, one disbursement in the amount of $1,540,192 was made to the Yorkshire & Lexington Towers Borrower (as defined below) from the holdback reserve funds account.

(5)	The increase in NOI is driven by a combination of higher occupancy levels and higher rental rates due to the conversion of rent stabilized units into free market units, unit renovations, and improved property amenities. UW NOI is underwritten to the occupancy as of the September 24, 2017 rent roll of 92.0%, compared to occupancy of 83.6% as of June 30, 2017. See “Cash Flow Analysis” table below for further discussion of the Yorkshire & Lexington Towers Properties’ (as defined below) operating performance. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus.

(6)

The Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate “as-is” appraised value of the Yorkshire & Lexington Towers Properties of $890.0 million, as of August 15, 2017. The appraisal concluded an aggregate “as stabilized” appraised value, which assumes that the borrower sponsors’ investments related to tenant buyout costs, recapture and renovation of rent regulated units, leasing costs, and in-unit renovations of market rate and rent regulated units have been completed, of $1.03 billion as of September 1, 2020. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Senior Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 19.4% and 19.4%, respectively. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 38.8% and 38.8%, respectively. Based on the aggregate “as stabilized” appraised value and the Yorkshire & Lexington Towers Whole Loan and Yorkshire & Lexington Towers Mezzanine Loans, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 53.4% and 53.4%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

The Mortgage Loan. The second largest mortgage loan (the “Yorkshire & Lexington Towers Mortgage Loan”) is part of a whole loan (the “Yorkshire & Lexington Towers Whole Loan”) evidenced by nine pari passu promissory notes with an aggregate original principal balance of $200,000,000 (collectively, the “Yorkshire & Lexington Towers Senior Loan”) and by one subordinate companion note with an original principal balance of $200,000,000 (the “Yorkshire & Lexington Towers Subordinate Companion Loan”). The Yorkshire & Lexington Towers Whole Loan is secured by a first priority mortgage encumbering the borrowers’ fee interest in a two-property, 827-unit high rise multifamily portfolio located at 305 East 86th Street (the “Yorkshire Towers Property”) and 160 East 88th Street (the “Lexington Towers Property”) in New York, New York (collectively, the “Yorkshire & Lexington Towers Properties”). The Yorkshire & Lexington Towers Whole Loan was co-originated by UBS AG, by and through its branch office of 1285 Avenue of the Americas, New York, New York (“UBS AG”) and Natixis Real Estate Capital LLC (“Natixis”). Promissory Note A-4, with an original principal balance of $40,000,000, represents the Yorkshire & Lexington Towers Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Notes A-1, A-2 and A-3, with an aggregate original principal balance of $80,000,000, are currently held by Natixis, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. Promissory Notes A-5, A-6, A-7, A-8-1 and A-8-2, with an aggregate original principal balance of $80,000,000, are currently held by UBS AG, or an affiliate thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Yorkshire & Lexington Towers Subordinate Companion Loan is held by Natixis, but may be otherwise transferred at any time. The lenders provide no assurances that any of the non-securitized notes will not be split further. The Yorkshire & Lexington Towers Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement of such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Yorkshire & Lexington Towers Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$40,000,000	Natixis	No
Note A-2	$20,000,000	$20,000,000	Natixis	No
Note A-3	$20,000,000	$20,000,000	Natixis	No
Note A-4	$40,000,000	$40,000,000	UBS 2017-C5	No
Note A-5	$40,000,000	$40,000,000	UBS AG	No
Note A-6	$20,000,000	$20,000,000	UBS AG	No
Note A-7	$10,000,000	$10,000,000	UBS AG	No
Note A-8-1	$5,000,000	$5,000,000	UBS AG	No
Note A-8-2	$5,000,000	$5,000,000	UBS AG	No
Yorkshire & Lexington Towers Subordinate Companion Loan	$200,000,000	$200,000,000	Natixis	Yes
Total	$400,000,000	$400,000,000

The proceeds of the Yorkshire & Lexington Towers Whole Loan, together with two mezzanine loans with an aggregate original principal balance of $150,000,000 (collectively, the “Yorkshire & Lexington Towers Mezzanine Loans”), were used to refinance the Yorkshire & Lexington Towers Properties, fund reserves, pay closing costs, and return equity to the borrower sponsors.

(1)	Cumulative Basis Per Unit is calculated based on 827 units.

(2)	Based on the aggregate “as-is” appraised value of $890.0 million ($1,076,179 per unit), as of August 15, 2017.

(3)	Based on the UW NOI of $23,948,124.

(4)	Based on UW NCF of $23,764,985 and the coupon of 2.74000% on the Yorkshire & Lexington Towers Senior Loan, 4.25000% on the Yorkshire & Lexington Towers Subordinate Companion Loan, 5.45215% on the Yorkshire & Lexington Towers Mezzanine A Loan and 6.50000% on the Yorkshire & Lexington Towers Mezzanine B Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $890.0 million, less total debt of $550.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

The Borrowers and the Borrower Sponsors. The borrowers are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC (collectively, the “Yorkshire & Lexington Towers Borrower”), five tenants-in-common, each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The nonrecourse carve-out guarantors of the Yorkshire & Lexington Towers Whole Loan are Jacob Chetrit and Laurence Gluck (collectively, the “Yorkshire & Lexington Towers Guarantors”). Jacob Chetrit has been involved in a prior deed in lieu of foreclosure and Laurence Gluck is currently subject to litigation, as described under “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus, respectively.

Jacob Chetrit is a principal of the Chetrit Group, a real estate development firm based in New York City with over 30 years of experience in real estate acquisition and development. Some of Chetrit Group’s projects include the purchase, repositioning and sale of the 100-story Sears Tower, the multifamily and retail development of Columbus Square, the 91-unit condominium and retail development of 135 West 52nd Street, and the 420-key Empire Hotel. Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 12,000 apartments in 100 buildings located across New York City and Miami and over two million SF of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendellsohn and later as a partner at Dreyer & Traub. Laurence Gluck is also a member of the Board of Governors of the Real Estate Board of New York. The borrower sponsors of the Yorkshire & Lexington Towers Whole Loan are The Chetrit Group LLC and Stellar Management LLC (individually and collectively, the “Yorkshire & Lexington Towers Borrower Sponsors”).

The Properties. The following table represents each property comprising the Yorkshire & Lexington Towers Properties by descending Allocated Cut-off Date Loan Amount:

Yorkshire & Lexington Towers Properties Summary
Property Name	Allocated Cut-off Date Loan Amount(1)	% of Allocated Cut-off Date Loan Amount	Year Built/ Renovated	No. of Units(2)	No. of Free Market Units(2)	No. of Rent Stabilized Units(2)	Avg. Unit Size (SF)	Occupancy(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(1)
Yorkshire Towers	$167,400,000	83.7%	1964/2014-2017	690	448	242	895	93.0%	$745,000,000	22.5%
Lexington Towers	$32,600,000	16.3%	1963/2014-2017	137	65	72	841	86.9%	$145,000,000	22.5%
Total/Wtd. Avg.	$200,000,000	100.0%		827	513	314	886	92.0%	$890,000,000	22.5%

(1)	Based on the Yorkshire & Lexington Towers Senior Loan amount.

(2)	Information is based on the underwritten rent roll.

(3)	Based on the aggregate “as-is” appraised value of $890.0 million ($1,076,179 per unit), as of August 15, 2017.

Yorkshire Towers Property. The Yorkshire Towers Property is a 21-story apartment building situated on the northeast corner of East 86th Street and Second Avenue within the Upper East Side of Manhattan totaling 674,399 net rentable SF, which is comprised of 690 residential units including five employee/management units (617,810 SF, 91.6% of property NRA), five commercial units (23,589 SF, 3.5% of property NRA) and a 168-space parking garage (33,000 SF, 4.9% of property NRA) leased to a local parking operator. Situated on a 1.45-acre site, the Yorkshire Towers Property was constructed in 1964 and recently renovated from 2014 to 2017. The five commercial units include a CVS (19,813 SF), two doctor’s offices (2,399 SF), a dry cleaners (762 SF) and a vacant unit (615 SF). The Yorkshire Towers Property residential unit mix includes 96 studios, 328 one-bedroom units, 208 two-bedroom units, 57 three-bedroom units, and one four-bedroom unit, with an average unit size of 895 SF. There are 448 free market units (64.9% of residential units) totaling 392,652 SF, or 876 SF per unit, and 242 rent stabilized units (35.1% of residential units) totaling 225,158 SF, or 930 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 89.3% occupied, respectively.

The Yorkshire Towers Property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a health club including a fitness center, heated indoor swimming pool, men’s and women’s locker rooms with saunas and indoor children’s playroom, storage units, resident lounge, outdoor landscaped terrace, security cameras throughout, valet service, on-site surface parking, and 24/7 doorman. All units feature nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, marble countertop kitchens, Bosch stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, California style closets, and Bosch washer and dryer.

Prior ownership completed approximately $14.3 million ($20,761 per unit) in renovations at the Yorkshire Towers Property, which included installation of new cooling towers, electrical updates, local law 11 repairs, and the conversion of the boilers to a dual-fired system. Between 2014 and 2017, the Yorkshire & Lexington Towers Borrower Sponsors invested approximately $16.4 million ($23,806 per unit) towards capital improvements at the Yorkshire Towers Property, for a cumulative total of approximately $30.7 million ($44,567 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, retail space, gym and pool, updating the main entrance, installing new elevator cabs, and completing numerous apartment renovations. A total of 63 rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately 23 units per annum. The upgrades have averaged approximately $75,000 per unit.

Lexington Towers Property. The Lexington Towers Property is a 15-story apartment building situated on the southeast corner of East 88th Street and Lexington Avenue within the Upper East Side of Manhattan totaling 132,938 net rentable SF, which is comprised of 137 residential units including one employee unit (115,188 SF, 86.6% of property NRA), seven commercial units (8,864 SF, 6.7% of property NRA) and a 36-space parking garage (8,886 SF, 6.7% of property NRA) leased to a local parking operator. Situated on a 0.31-acre site, the Lexington Towers Property was constructed in 1963 and renovated from 2014 to 2017. The seven commercial units include a Le Pain Quotidien (2,714 SF), a doctor’s office (1,320 SF), a nail salon and spa (1,220 SF), a clothing store (913 SF) and three vacant units (2,697 SF). The Lexington Towers Property residential unit mix includes 43 studios, 70 one-bedroom units, 16 two-bedroom units, seven three-bedroom units, and one four-bedroom unit, with an average unit size of 841 SF. There are 65 free market units (47.4% of residential units) totaling 54,948 SF, or 845 SF per unit, and 72 rent stabilized units (52.6% of residential units) totaling 60,240 SF, or 837 SF per unit. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” in the Preliminary Prospectus. According to the underwritten rent roll dated September 24, 2017, the rent stabilized units and free market units are 100.0% and 72.3% occupied, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

The Lexington Towers Property features laundry facilities on each floor, which are managed by a third party laundry operator pursuant to a lease, a newly renovated fitness center, security cameras throughout, on-site surface parking, and 24/7 doorman. All units feature hardwood floors, nearly 9-foot ceiling heights, and full kitchen appliances, and many units include a private balcony. Renovated units feature hardwood flooring in a herringbone pattern, granite countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, gas-fired stove and oven, California style closets, and Bosch washer and dryer.

The prior owners completed approximately $2.9 million ($21,081 per unit) in renovations at the Lexington Towers Property, which included boiler and chiller replacement, local law 11 repairs, installation of security cameras, electrical upgrades, condensate pipe relining, and modernization of the elevators. Between 2014 and 2017, the Yorkshire & Lexington Towers Borrower Sponsors invested approximately $3.3 million ($24,323 per unit) towards capital improvements at the Lexington Towers Property, for a cumulative total of approximately $6.2 million ($45,404 per unit). Improvements included renovations to the hallways, lobby, interior and exterior common areas, a newly constructed fitness center, updating the main entrance, and completing apartment renovations. A total of six rent stabilized units have been recaptured and renovated over the past 35 months, which equates to approximately two units per annum. The upgrades have averaged approximately $75,000 per unit.

Going forward, the Yorkshire & Lexington Towers Borrower Sponsors have indicated that they intend to reconfigure unit layouts at the Yorkshire & Lexington Towers Properties into more efficient floorplans, modernize dated units through renovation as they become available, and convert rent stabilized units to free market units. At loan origination, $3.5 million was reserved for a portion of renovations and tenant buyouts. Additionally, a debt service reserve was collected at loan origination in the amount of $2.0 million that will be available to be used solely for renovations and tenant buyouts if the Yorkshire & Lexington Towers Properties achieves a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period of 1.10x.

The tables below show the apartment mix at the Yorkshire & Lexington Towers Properties:

Yorkshire & Lexington Towers Properties Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	139	16.8%	571	93.5%	55	100.0%	$1,750	84	89.3%	$2,903	$3,468
1 BR / 1 BA	389	47.0%	786	93.6%	161	100.0%	$1,858	228	89.0%	$3,897	$4,775
1 BR / 1.5 BA	9	1.1%	1,035	66.7%	4	100.0%	$2,358	5	40.0%	$4,825	$6,291
2 BR / 1 BA	3	0.4%	878	100.0%	0	NAP	NAP	3	100.0%	$4,417	$5,333
2 BR / 1.5 BA	4	0.5%	905	100.0%	1	100.0%	$2,687	3	100.0%	$5,133	$5,500
2 BR / 2 BA	216	26.1%	1,120	92.6%	84	100.0%	$2,367	132	87.9%	$5,072	$6,808
2 BR / 2.5 BA	1	0.1%	1,266	100.0%	0	NAP	NAP	1	100.0%	$8,000	$7,692
3 BR / 2 BA	59	7.1%	1,344	79.7%	9	100.0%	$3,089	50	76.0%	$7,580	$8,165
3 BR / 2.5 BA	1	0.1%	1,322	0.0%	0	NAP	NAP	1	0.0%	NAP	$8,033
3 BR / 3 BA	3	0.4%	1,216	100.0%	0	NAP	NAP	3	100.0%	$7,633	$7,387
3 BR / 3.5 BA	1	0.1%	1,237	100.0%	0	NAP	NAP	1	100.0%	$7,495	$7,516
4 BR / 3 BA	1	0.1%	1,725	100.0%	0	NAP	NAP	1	100.0%	$10,300	$10,481
4 BR / 3.5 BA	1	0.1%	1,908	100.0%	0	NAP	NAP	1	100.0%	$14,000	$11,593
Total/Wtd. Avg.	827	100.0%	886	92.0%	314	100.0%	$2,020	513	87.1%	$4,443	$5,386

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Yorkshire Towers Property Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	96	11.6%	546	97.9%	31	100.0%	$1,699	65	96.9%	$2,862	$3,299
1 BR / 1 BA	328	39.7%	785	94.5%	129	100.0%	$1,860	199	91.0%	$3,889	$4,744
2 BR / 1 BA	3	0.4%	878	100.0%	0	NAP	NAP	3	100.0%	$4,417	$5,303
2 BR / 1.5 BA	1	0.1%	815	100.0%	0	NAP	NAP	1	100.0%	$4,250	$4,924
2 BR / 2 BA	203	24.5%	1,112	92.6%	75	100.0%	$2,381	128	88.3%	$5,101	$6,716
2 BR / 2.5 BA	1	0.1%	1,266	100.0%	0	NAP	NAP	1	100.0%	$8,000	$7,649
3 BR / 2 BA	53	6.4%	1,337	77.4%	7	100.0%	$2,915	46	73.9%	$7,362	$8,077
3 BR / 2.5 BA	1	0.1%	1,322	0.0%	0	NAP	NAP	1	0.0%	NAP	$7,987
3 BR / 3 BA	2	0.2%	1,168	100.0%	0	NAP	NAP	2	100.0%	$7,200	$7,057
3 BR / 3.5 BA	1	0.1%	1,237	100.0%	0	NAP	NAP	1	100.0%	$7,495	$7,474
4 BR / 3 BA	1	0.1%	1,725	100.0%	0	NAP	NAP	1	100.0%	$10,300	$10,422
Total/Wtd. Avg.	690	83.4%	895	93.0%	242	100.0%	$2,031	448	89.3%	$4,422	$5,410

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

Lexington Towers Property Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size (SF)	Occupancy (%)	No. of Rent Stabilized Units	Rent Stabilized Unit Occupancy (%)	Avg. In Place Monthly Rent Per Rent Stabilized Unit	No. of Free Market Units	Free Market Unit Occupancy (%)	Avg. In Place Monthly Rent Per Free Market Unit	Avg. Monthly Market Rent Per Unit(2)
Studio	43	5.2%	626	83.7%	24	100.0%	$1,816	19	63.2%	$3,114	$3,913
1 BR / 1 BA	61	7.4%	789	88.5%	32	100.0%	$1,849	29	75.9%	$3,961	$4,932
1 BR / 1.5 BA	9	1.1%	1,035	66.7%	4	100.0%	$2,358	5	40.0%	$4,825	$6,471
2 BR / 1.5 BA	3	0.4%	935	100.0%	1	100.0%	$2,687	2	100.0%	$5,575	$5,846
2 BR / 2 BA	13	1.6%	1,258	92.3%	9	100.0%	$2,252	4	75.0%	$3,950	$7,862
3 BR / 2 BA	6	0.7%	1,405	100.0%	2	100.0%	$3,700	4	100.0%	$9,433	$8,781
3 BR / 3 BA	1	0.1%	1,311	100.0%	0	NAP	NAP	1	100.0%	$8,500	$8,194
4 BR / 3.5 BA	1	0.1%	1,908	100.0%	0	NAP	NAP	1	100.0%	$14,000	$11,925
Total/Wtd. Avg.	137	16.6%	841	86.9%	72	100.0%	$1,980	65	72.3%	$4,625	$5,255

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rent Per Unit is based on the appraisal.

The Market. The Yorkshire & Lexington Towers Properties are located in the Upper East Side neighborhood of New York, New York. The Upper East Side neighborhood is bordered by Central Park and the East River and stretches from 59th to 96th Streets and is home to some of New York’s oldest cultural institutions, including the Metropolitan Museum of Art, The Guggenheim Museum, The Museum of the City of New York, the Whitney Museum of American Art and the Frick Collection, as well as upscale retailers and Michelin-starred restaurants. The Yorkshire Towers Property and Lexington Towers Property are located approximately five blocks and three blocks away from Central Park, respectively, and three blocks and five blocks away from Carl Shurz Park, respectively. The Yorkshire & Lexington Towers Properties are within two blocks of Whole Foods and Fairway Market and are located near a variety of retail stores including Gap, Urban Outfitters, Banana Republic, LOFT, CVS, Duane Reade, Best Buy, Modell’s Sporting Goods, Petco, East 86th Street Cinema and AMC Lowes Orpheum 7. Both private and public schools are located throughout the Upper East Side neighborhood, adding to the area’s attraction to families. In addition, the Upper East Side is home to several hospitals including Mount Sinai, Lenox Hill, Memorial Sloan-Kettering Cancer Center, Metropolitan, Gracie Square Hospital, Manhattan Eye, Ear and Throat, and Doctors Hospital.

The Yorkshire & Lexington Towers Properties are served by numerous transportation options via the 4, 5 and 6 subway lines as well as the Q subway line, New York City’s newest subway line extension along Second Avenue, with a station situated at East 86th Street on the corner of the Yorkshire Towers Property and approximately two blocks from the Lexington Towers Property, with connections to the F subway line at East 63rd Street. In addition, the M1, M2, M3 and M4 buses along East 86th Street, providing north/south service to upper and lower Manhattan, while the M72 and M79 buses provide crosstown service to the west side of Manhattan. Metro-North at Grand Central Terminal and the 125th Street Station connect the Upper East Side to locations outside of Manhattan. Additional access to the Yorkshire & Lexington Towers Properties is provided by Park Avenue (within three blocks to the west), a north/south thoroughfare that runs parallel to Madison Avenue to the west and Lexington Avenue to the east, and the Franklin D. Roosevelt East River Drive (within five blocks to the east), a freeway-standard parkway that begins north of the Battery Park Underpass at South and Broad Streets and runs along the entire length of the East River to the Triborough Bridge connecting with Harlem River Drive.

According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Yorkshire Towers Property is 223,511, 1,227,080, and 2,936,240, respectively, and $168,900, $129,618, and $108,388, respectively. According to a third party market research report, the estimated 2017 population and average household income within a one-, three-, and five-mile radius of the Lexington Towers Property is 239,420, 1,234,297, and 2,884,223, respectively, and $165,737, $129,064, and $108,766, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

According to a third party market research report, as of the first quarter of 2017, the Manhattan rental market exhibited average rents of $2,328 for studios, $3,098 for one-bedrooms, $4,098 for two-bedrooms, and $5,261 for three-bedrooms. The market saw a vacancy rate of 1.92% as of the first quarter of 2017, compared to 2.06% as of the fourth quarter of 2016 and 1.77% as of the first quarter of 2016. According to a third party market research report, the Yorkshire & Lexington Towers Properties are located in the Upper East Side apartment submarket, which exhibited an effective rent of $4,247 per unit and a vacancy rate of 2.3%, as of the second quarter of 2017. There are 452 units scheduled to be delivered to the Upper East Side submarket over the next four years.

Comparable rental properties to the Yorkshire & Lexington Towers Properties are shown in the table below:

Yorkshire & Lexington Towers Properties Comparable Rentals Summary
Property Name/Location	Year Built/ Renovated	Occupancy (%)	Number of Units	Unit Type	Avg. Unit Size (SF)(1)	Avg. Monthly Rent per Unit(1)
Yorkshire Towers Property 305 East 86th Street New York, NY	1964/2014-2017	93.0%(2)	690(2)	Studio One Bedroom Two Bedroom Three Bedroom Four Bedroom	546 781 1,025 1,275 1,725	$2,880 $3,975 $5,357 $7,414 $10,300
Lexington Towers Property 160 East 88th Street New York, NY	1963/2014-2017	86.9%(2)	137(2)	Studio One Bedroom Two Bedroom Three Bedroom Four Bedroom	610 820 1,089 1,408 1,908	$3,321 $4,420 $5,199 $9,246 $14,000
Gracehouse 1571-1597 Second Avenue New York, NY	1963/N/A	100.0%	177	Studio One Bedroom Two Bedroom Three Bedroom	500 650 1,000 1,159	$2,502 $2,802 $3,803 $5,505
The Wimbledon 200 East 82nd Street New York, NY	1980/N/A	98.7%	231	Studio One Bedroom Two Bedroom Three Bedroom	480 799 985 1,742	$3,445 $4,982 $6,875 $12,143
Adams Tower 351-355 East 84th Street New York, NY	1970/N/A	98.4%	184	One Bedroom Two Bedroom Three Bedroom	922 1,250 1,600	$4,227 $6,548 $8,971
Strathmore 400 East 84th Street New York, NY	1996/N/A	96.6%	180	One Bedroom Two Bedroom Three Bedroom	740 1,207 1,658	$4,688 $7,926 $11,153
The Ventura 240 East 86th Street New York, NY	1999/N/A	98.0%	246	Studio One Bedroom Two Bedroom Three Bedroom	534 723 1,044 1,293	$3,491 $4,602 $7,238 $8,645
Claridge House 201 East 87th Street New York, NY	1975/N/A	97.8%	402	Studio One Bedroom Two Bedroom Three Bedroom	500 600 1,100 1,200	$3,035 $3,695 $5,751 $8,349
The Colorado 201 East 86th Street New York, NY	1987/N/A	N/A	187	Studio One Bedroom Two Bedroom Three Bedroom	450 663 959 1,277	$2,696 $3,383 $6,493 $10,707

Source: Appraisal

(1)	Avg. Unit Size (SF) and Avg. Monthly Rent per Unit for the Yorkshire & Lexington Towers Properties are based on the underwritten rent roll and only include the 448 free market units, exclusive of the 242 rent stabilized units for the Yorkshire Towers Property and 65 free market units, exclusive of the 72 rent stabilized units for the Lexington Towers Property.

(2)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical and forecasted operating performance and the Underwritten Net Cash Flow at the Yorkshire & Lexington Towers Properties:

Cash Flow Analysis
	2014(1)	2015	2016	6/30/2017 TTM	UW	Appraisal Stabilized Year 4(2)	Stabilized UW Year 4(3)	UW Per Unit
Gross Potential Rent(4)(5)	N/A	$18,619,740	$20,916,142	$23,920,451	$35,873,277	$44,649,193	$44,808,378	$43,378
Total Other Income(6)	N/A	$4,492,920	$3,013,861	$3,183,115	$7,284,878	$7,318,294	$7,239,421	$8,809
Less Vacancy & Concessions(7)	N/A	($180,604)	($1,647,218)	($1,639,254)	($5,074,133)	($1,705,390)	($1,344,251)	($6,136)
Effective Gross Income	N/A	$22,932,055	$22,282,785	$25,464,312	$38,084,023	$50,262,097	$50,703,547	$46,051
Total Operating Expenses	N/A	$12,878,848	$12,726,214	$13,142,223	$14,135,899	$16,235,888	$16,576,405	$17,093
Net Operating Income	N/A	$10,053,207	$9,556,571	$12,322,089	$23,948,124	$34,026,209	$34,127,142	$28,958
Capital Expenditures	N/A	$0	$0	$0	$183,139	$263,191	$183,139	$221
Net Cash Flow	N/A	$10,053,207	$9,556,571	$12,322,089	$23,764,985	$33,763,018	$33,944,003	$28,736

Occupancy %	N/A	67.0%	78.7%	83.6%	92.0%(5)	96.2%	97.0%
NOI DSCR(8)	N/A	1.81x	1.72x	2.22x	4.31x	6.12x	6.14x
NCF DSCR(8)	N/A	1.81x	1.72x	2.22x	4.28x	6.08x	6.11x
NOI Debt Yield(8)	N/A	5.0%	4.8%	6.2%	12.0%	17.0%	17.1%
NCF Debt Yield(8)	N/A	5.0%	4.8%	6.2%	11.9%	16.9%	17.0%

(1)	The Yorkshire & Lexington Towers Properties were acquired in 2014. As such, historical information is not available.

(2)	Appraisal Stabilized Year 4 information is based on the appraisal, forecasting operating performance for September 1, 2020 to September 1, 2021 under the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, stabilized occupancy rate of 97.0%, real estate tax expenses at 5.75% annually, and operating expenses growing at 3.5% annually.

(3)	Stabilized UW Year 4 information is projected based on the following assumptions: annual rent growth rates of 1.5% for Years 1 and 2 and 3.0% for Years 3 and 4 for rent stabilized units, and 0.0% for Year 1 and 4.0% in Years 2 to 4 for free market units, rent-regulated units are converted to free market status at a rate of 10% per annum (32 units in the first year and 220 units over holding period), stabilized occupancy rate of 97.0%, rent regulated units are converted to free market status at a recapture rate of 10% per annum (25 units for Year 1 and 170 units over the holding period at the Yorkshire Towers Property and seven units for Year 1 and 50 units over the holding period at the Lexington Towers Property), real estate tax expenses growing at 5.75% annually at the Yorkshire Towers Property and 8.00% annually at the Lexington Towers Property, and operating expenses growing at 3.5% annually. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(4)	Gross Potential Rent has been increasing due to higher asking rents for 69 rent regulated units that have been converted and renovated into free market units over the last 35 months ending August 2017 in combination with property-wide improvements, unit reconfigurations, and renovations of existing free market rents with new finishes.

(5)	UW Gross Potential Rent is underwritten to the September 24, 2017 rent roll, which reflects physical occupancy of 92.0% and includes the gross up of vacant space based on the appraisal’s concluded market rents of $4,683,815 and credit loss of ($253,990). UW Gross Potential Rent excludes four management units and two employee units with assumed rental rates of $1 per month.

(6)	Total Other Income includes contractual rent paid by the laundry operator of $234,000 at the Yorkshire & Lexington Towers Properties, contractual rent paid by six commercial tenants at the Yorkshire Towers Property of $5,278,134, contractual rent paid by six commercial tenants at the Lexington Towers Property of $1,127,432, eight storage leases at the Yorkshire Towers Property of $12,000, straight-line rent of $414,930 for CVS Pharmacy at the Yorkshire Towers Property and other non-rental income such as late fees, and pet fees. Total Other Rental Income was lower in 2015, 2016, and 6/30/2017 TTM primarily due to the CVS Pharmacy lease commencing May 2017 and A&P, a previous retail tenant, vacating in 2015.

(7)	Vacancy & Concessions increased in 2016 over 2015 due to leasing incentives offered while the lobbies, hallways, roofs, and apartment units underwent renovation and construction.

(8)	Debt service coverage ratios and debt yields are based on the Yorkshire & Lexington Towers Senior Loan.

Escrows and Reserves. The Yorkshire & Lexington Towers Borrower deposited $2,724,408 upfront in escrow for annual real estate taxes, $89,787 upfront in escrow for annual insurance premiums, $2,000,000 upfront for debt service, $3,500,000 upfront for unit renovations and tenant buyouts relating to renovations to residential units in connection with the deregulation of such units from rent regulatory laws and units not subject to rent regulation laws, and $4,102,064 upfront for the holdback reserve funds. The Yorkshire & Lexington Towers Borrower will be required to escrow monthly (a) 1/12 of the annual estimated tax payments, (b) 1/12 of the annual estimated insurance premiums, (c) 1/12 of $0.15 PSF of retail and garage space (excluding CVS so long as (i) no event of default exists under the Yorkshire & Lexington Towers Whole Loan, (ii) the CVS lease is in full force and effect and (iii) no default exists under the CVS lease beyond all applicable notice and cure periods) for commercial replacement reserves, (d) 1/12 of $250 per free market residential unit for residential replacement reserves subject to a cap calculated on a quarterly basis equal to the product of (x) $750 and (y) the number of free market residential units at the Yorkshire & Lexington Towers Properties at the time of calculation, and (e) $1.00 PSF of retail space (excluding garage space and CVS (with respect to CVS, so long as (i) no event of default exists under the Yorkshire & Lexington Towers Whole Loan, (ii) the CVS lease is in full force and effect and (iii) no default exists under the CVS lease beyond all applicable notice and cure periods)) for tenant improvements and leasing commissions.

During any period that amounts on deposit in the holdback reserve funds exceed an amount equal to five times the difference of (x) $38,000,000 and (y) the gross income from operations of the Yorkshire & Lexington Towers Properties, in the aggregate, at the time of calculation (the “Holdback Threshold Amount”), and provided that no event of default has occurred or is continuing, funds on deposit in the holdback reserve funds in excess of the Holdback Threshold Amount, if any, will be (i) during a Cash Management Trigger Event (as defined below), transferred to the cash management account or (ii) returned to the Yorkshire & Lexington Towers Borrower. The lenders will not be required to disburse holdback reserve funds more than once each calendar month and each disbursement must be at least $250,000 (or a lesser amount if the total remaining balance in the holdback reserve funds is less than $250,000, in which case only one disbursement of the amount remaining in the holdback reserve funds will be made). As of October 24, 2017, one disbursement in the amount of $1,540,192 was made to the Yorkshire & Lexington Towers Borrower from the holdback reserve funds account.

Provided that no event of default has occurred or is continuing, the Yorkshire & Lexington Towers Borrower may, upon written request to the lenders made at least three business days prior to the monthly payment date, request for funds held in the debt service reserve to be applied to the monthly debt service payment due under the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans, provided that the Yorkshire & Lexington Towers Borrower delivers, among other conditions detailed in the loan documents, evidence of a shortfall between net operating income and the monthly debt service payment for the month of disbursement. In the event the Yorkshire & Lexington Towers Properties achieves a debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

Loans) based on the trailing twelve-month period of greater than 1.10x (the “Debt Service Shortfall Reserve Transfer Date”), all funds remaining on deposit in the debt service reserve will be transferred to the renovation and tenant buyout reserve. In the event the balance of the renovation and tenant buyout reserve falls below $500,000, the Yorkshire & Lexington Towers Borrower is required to deposit with the lenders an additional amount necessary to achieve a balance of at least $1,000,000. After November 6, 2019, the Yorkshire & Lexington Towers Borrower may request a portion of the funds in the renovation and tenant buyout reserve (subject to a cap) be disbursed for replacements (subject to the conditions for disbursement of funds from the commercial replacement reserve and/or residential replacement reserve, as applicable).

Lockbox and Cash Management. A soft lockbox is in place with respect to the Yorkshire & Lexington Towers Whole Loan; provided, however, that a hard lockbox is in place with respect to the commercial tenants. The Yorkshire & Lexington Towers Whole Loan has springing cash management. Prior to the continuance of a Cash Management Trigger Event (as defined below) for the Yorkshire & Lexington Towers Whole Loan, all funds in the lockbox account will be disbursed to the Yorkshire & Lexington Towers Borrower.

During the continuance of a Cash Management Trigger Event for the Yorkshire & Lexington Towers Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to fund the required reserves deposits as described above under “Escrows and Reserves,” to pay debt service on the Yorkshire & Lexington Towers Whole Loan, to pay operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lenders together with other amounts incurred by the Yorkshire & Lexington Towers Borrower in connection with the operation and maintenance of the Yorkshire & Lexington Towers Properties, to pay debt service on the Yorkshire & Lexington Towers Mezzanine Loans, and during the continuance of a Cash Sweep Trigger Event (as defined below), to disburse the remainder to an account to be held by the lenders as additional security for the Yorkshire & Lexington Towers Whole Loan (the “Excess Cash Flow Account”). During the continuance of an event of default under the Yorkshire & Lexington Towers Mezzanine Loans, funds on deposit in the Excess Cash Flow Account will be allocated to the applicable mezzanine loan subaccount. Provided that no event of default under the Yorkshire & Lexington Towers Mezzanine Loans and Cash Sweep Trigger Event has occurred and is continuing, funds on deposit in the Excess Cash Flow Account may be disbursed to the Yorkshire & Lexington Towers Borrower in accordance with the loan documents.

A “Cash Management Trigger Event” will occur upon (i) an event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) an event of default under the Yorkshire & Lexington Towers Mezzanine Loans, (iii) any bankruptcy action involving the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, (iv) the date (a) following the Debt Service Shortfall Reserve Transfer Date but prior to the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x and (b) after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month period falling below 1.10x (the “DSCR Cash Management Trigger Event Threshold”), or (v) any indictment for fraud or misappropriation of funds by the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager. A Cash Management Trigger Event will continue until, in regard to clause (i) and (ii) above, the cure of such event of default and acceptance of such cure by the lenders, in regard to clause (iii) above, the filing being discharged, stayed or dismissed within 60 days for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or within 120 days for the property manager, and the lenders’ determination that such filing does not materially affect the monetary obligations of the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, in regard to clause (iv) above, (a) the date the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period is greater than the DSCR Cash Management Trigger Event Threshold for two consecutive quarters or (b) the Yorkshire & Lexington Towers Borrower delivers to the lenders the DSCR Trigger Cure Deposit (as defined below) (collectively, the “DSCR Cure Event”), or in regard to clause (v) above, the dismissal of the related indictment for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or replacement of the property manager with a qualified manager pursuant to the loan documents.

A “DSCR Trigger Cure Deposit” means a deposit with the lenders in the form of cash or a letter of credit equal to (A) an amount that if used to repay the Yorkshire & Lexington Towers Whole Loan and Yorkshire & Lexington Towers Mezzanine Loans, pro-rata, results in a debt service coverage ratio greater than the DSCR Cash Management Trigger Event Threshold for two consecutive quarters or (B) the positive difference between (x) the amount of net operating income necessary to achieve a debt service coverage ratio over a twelve month period equal to the DSCR Cash Management Trigger Event Threshold and (y) the lesser of (i) the amount of net operating income necessary to achieve a debt service coverage ratio of 1.00x and (ii) the net operating income over a twelve month period.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default under the Yorkshire & Lexington Towers Whole Loan, (ii) any bankruptcy action involving the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, or (iii) the date (a) following the Debt Service Shortfall Reserve Transfer Date but prior to the second anniversary of the first payment date, the debt service coverage ratio (in the aggregate taking into account both the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans) based on the trailing twelve-month period falling below 1.05x and (b) after the second anniversary of the first payment date, the debt service coverage ratio based on the trailing twelve-month period falling below 1.10x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lenders, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, or the Yorkshire & Lexington Towers Guarantors, or within 120 days for the property manager, and lenders’ determination that such filing does not materially affect the monetary obligations of the Yorkshire & Lexington Towers Borrower, the Yorkshire & Lexington Towers Borrower Sponsors, the Yorkshire & Lexington Towers Guarantors, or the property manager, or in regard to clause (iii) above, a DSCR Cure Event.

Additional Secured Indebtedness (not including trade debts). In addition to the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Properties also secure the other notes that comprise the Yorkshire & Lexington Towers Senior Loan, which have an aggregate Cut-off Date principal balance of $160,000,000, and the Yorkshire & Lexington Towers Subordinate Companion Loan, which has a Cut-off Date principal balance of $200,000,000. The Yorkshire & Lexington Towers Subordinate Companion Loan is coterminous with the Yorkshire & Lexington Towers Senior Loan and accrues interest at 4.2500% per annum. The Yorkshire & Lexington Towers Mortgage Loan along with the other notes that comprise the Yorkshire & Lexington Towers Senior Loan are each pari passu in right of payment and the Yorkshire & Lexington Towers Senior Loan is senior in right of payment to the Yorkshire & Lexington Towers Subordinate Companion Loan. The holders of the Yorkshire & Lexington Towers Mortgage Loan, the other notes that comprise the Yorkshire & Lexington Towers Senior Loan and the Yorkshire & Lexington Towers Subordinate Companion Loan have entered into a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY 10028	Collateral Asset Summary – Loan No. 2 Yorkshire & Lexington Towers	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 22.5% 4.28x 12.0%

co-lender agreement which sets forth the allocation of collections on the Yorkshire & Lexington Towers Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The Yorkshire & Lexington Towers Mezzanine Loans refer to two mezzanine loans, with an aggregate original principal amount of $150,000,000, which funded concurrently with the funding of the Yorkshire & Lexington Towers Mortgage Loan. The Mezzanine A loan has an original principal amount of $105,000,000, and accrues interest at a rate of 5.45215% per annum and is senior to the Mezzanine B loan. The Mezzanine B loan has an original principal amount of $45,000,000, and accrues interest at a rate of 6.50000% per annum. The Yorkshire & Lexington Towers Mezzanine Loans are co-terminus with the Yorkshire & Lexington Towers Whole Loan and are interest-only for their full terms. The Yorkshire & Lexington Towers Mezzanine Loans are currently held by Natixis, and are expected to be sold to one or more third party investors. The Yorkshire & Lexington Towers Mezzanine Loans and the Yorkshire & Lexington Towers Whole Loan are subject to an intercreditor agreement between the Yorkshire & Lexington Towers Mezzanine Loans lenders and the Yorkshire & Lexington Towers Whole Loan lenders. The Yorkshire & Lexington Towers Mezzanine Loans may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreements.

The following table presents certain information relating to the Yorkshire & Lexington Towers Mezzanine Loans:

Mezzanine Debt Summary

Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
$105,000,000	5.45215%	60	0	60	1.19x	4.7%	56.7%
$45,000,000	6.50000%	60	0	60	1.04x	4.4%	61.8%

Release of Property. The Yorkshire & Lexington Towers Borrower may obtain the release of the Lexington Towers Property, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Yorkshire & Lexington Towers Borrower pays an amount equal to the greater of (a) 125% of the allocated loan amount (identified in the “Yorkshire & Lexington Towers Properties Summary” chart above) and (b) the net sales proceeds applicable to Lexington Towers Property, (iii) the debt service coverage ratio with respect to the remaining Yorkshire Towers Property is no less than the greater of (a) 1.05x and (b) the debt service coverage ratio immediately preceding the release of the Lexington Towers Property, (iv) the debt yield with respect to the remaining Yorkshire Towers Property is no less than the greater of (a) 4.4% and (b) the debt yield immediately preceding the release of the Lexington Towers Property and (v) the loan-to-value ratio with respect to the remaining Yorkshire Towers Property is no greater than the lesser of (a) 61.8% and (b) the loan-to-value ratio immediately preceding the release of the Lexington Towers Property.

Terrorism Insurance. The Yorkshire & Lexington Towers Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

CANADA
SEATTLE
Bellingham
Lynnwood
Tacoma
Olympia
WASH.
Spokane
PORTLAND
Salem
Eugene
OREGON
IDAHO
Boise
MONTANA
Helena
Billings
WYOMING
Casper
Cheyenne
Pacific Ocean
Reno
NEVADA
Sacramento
SAN FRANCISCO
Patterson
SAN JOSE
Fresno
CALIFORNIA
Bakersfield
LAS VEGAS
Salt Lake City
UTAH
DENVER
COLORADO
ARIZONA
Flagstaff
PHOENIX
TUCSON
Santa Fe
ALBUQUERQUE
NEW MEXICO
LOS ANGELES
SAN DIEGO

Hamilton
Liberty
Lebanon
Mason
West Chester
Fairfield
Deerfield Township
Landen
Forest Park
Springdale
Sharonville
Loveland
Montgomery
Blue Ash
Mount Healthy
Wyoming
Reading
Kenwood
Finneytown
Amberley
The Village of Indian Hill
CINCINNATI
Norwood
Madisonville
Milford
Day Heights
Hyde Park
Fairfax
Mt. Lookout
Summerside
Turpin Hills
Downtown

Mundelein
Libertyville
Lake Forest
Crystal Lake
Algonquin
Palatine
Arlington Heights
Buffalo Grove
Lake Michigan
Elgin
Hoffman Estates
Schaumburg
Mount Prospect
Des Plaines
Park Ridge
Skokie
Evanston
Chicago O'Hare Intl. Airport
St. Charles
Wheaton
Elmhurst
Oak Park
Cicero
Lombard
Oak Brook
Berwyn
CHICAGO
Aurora
Naperville
Downers Grove
Woodridge
Midway Intl. Airport
Burbank
Bolingbrook
Oak Lawn
Oswego
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

Denton
Oak Point
Little Elm
Frisco
McKinney
Hickory Creek
Lake Lewisville
The Colony
Allen
Highland Village
Plano
Lewisville
Flower Mound
Carrollton
Grapevine
Coppell
Addison
Richardson
Farmers Branch
Garland
Las Colinas
Euless
University Park
Highland Park
FORT WORTH
Irving
DALLAS
Mesquite
Arlington
Grand Prairie

Kingsport
Johnson City
Greensboro
Winston Salem
High Point
TENNESSEE
Knoxville
NORTH CAROLINA
Hickory
Asheville
Concord
CHARLOTTE
Monroe
Chattanooga
Spartanburg
Rock Hill
Greenville
Gainesville
Rome
Roswell
Columbia
Florence
Athens
Decatur
ATLANTA
Newnan
Augusta
SOUTH CAROLINA
LaGrange
GEORGIA
Macon
Charleston
Warner Robins
Dublin
Columbus
Statesboro
Beaufort
Vidalia
Savannah
Atlantic Ocean

Griffin Portfolio

1	Restoration Hardware Distribution	Patterson, CA
2	State Farm Regional HQ	Atlanta, GA
3	North Pointe I	West Chester, OH
4	Corporate Campus at Norterra	Phoenix, AZ
5	CHRISTUS Health HQ	Irving, TX
6	Duke Bridges I	Frisco, TX
7	Wells Fargo Operations Center	Charlotte, NC
8	Ace Hardware HQ	Oak Brook, IL
9	Royal Ridge V	Irving, TX
10	Comcast Regional HQ	Lynnwood, WA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/TBD]			Location:	Various
				General Property Type:	Various
Original Balance(2):	$40,000,000			Detailed Property Type:	Various
Cut-off Date Balance(2):	$40,000,000			Title Vesting(6):	Fee
% of Initial Pool Balance:	5.4%			Year Built/Renovated:	Various
Loan Purpose:	Recapitalization			Size:	3,708,698 SF
Borrower Sponsor:	Griffin Capital Essential Asset REIT Inc.			Cut-off Date Balance per SF(2):	$101
Mortgage Rate:	3.7700%			Maturity Date Balance per SF(2):	$101
Note Date:	9/29/2017			Property Manager:	Griffin Capital Essential Asset Property Management, LLC (borrower-related)
First Payment Date:	11/1/2017
Maturity Date:	10/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions(3):	LO (24); YM1 (90); O (6)			UW NOI:	$38,310,729
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(2):	10.2%
Additional Debt Type(2)(4):	Pari Passu			UW NOI Debt Yield at Maturity(2):	10.2%
Additional Debt Balance(2)(4):	$335,000,000			UW NCF DSCR(2):	2.49x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$36,689,111 (6/30/2017 TTM)
Reserves(5)				2nd Most Recent NOI:	$36,419,432 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	$26,778,722 (12/31/2015)
RE Tax:	$930,000	$466,667	N/A	Most Recent Occupancy:	98.4% (Various)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	98.4% (12/31/2016)
Replacements:	$0	Springing	Springing	3rd Most Recent Occupancy:	98.4% (12/31/2015)
TI/LC:	$0	Springing	Springing	Appraised Value (as of)(8):	$610,000,000 (9/21/2017)
T-Mobile Work Reserve:	$3,653,980	$0	N/A	Cut-off Date LTV Ratio(2)(8):	61.5%
Unfunded Obligations Reserve:	$2,003,531	$0	N/A	Maturity Date LTV Ratio(2)(8):	61.5%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$375,000,000	100.0%	Return of Equity(9):	$363,553,632	96.9%
			Reserves:	$6,587,511	1.8%
			Closing Costs:	$4,858,857	1.3%
Total Sources:	$375,000,000	100.0%	Total Uses:	$375,000,000	100.0%

(1)	The Griffin Portfolio Whole Loan (as defined) was originated by Bank of America, N.A. (“BAML”). UBS AG acquired six pari passu notes, with an aggregate original principal balance of $131,250,000, from BAML and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus.

(2)	The Griffin Portfolio Mortgage Loan (as defined) is part of the Griffin Portfolio Whole Loan, which is comprised of ten pari passu promissory notes with an aggregate principal balance of $375,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio Whole Loan.

(3)	Partial release and substitution is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	See “The Properties” and “Escrows and Reserves” below for further discussion of the title to the State Farm Regional HQ Property.

(7)	The 3rd Most Recent NOI includes partial year cash flow for the Restoration Hardware Distribution Property as the single tenant lease rent recommencement was in August 2015 and excludes the Royal Ridge V Property as the single tenant lease rent commencement was in December 2015.

(8)	The Appraised Value represents the “as-is portfolio value” conclusion, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 63.3% and 63.3%, respectively.

(9)	Proceeds from the Griffin Portfolio Whole Loan were used to return equity to the borrower sponsor to pay down a portion of the borrower sponsor’s credit facility. The borrower sponsor maintains a current cost basis in the Griffin Portfolio Properties (as defined below) of approximately $522.5 million.

The Mortgage Loan. The third largest mortgage loan (the “Griffin Portfolio Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio Whole Loan”) in the aggregate original principal amount of $375,000,000. The Griffin Portfolio Whole Loan is secured by the first priority fee mortgage encumbering one industrial and nine office properties located across eight states (the “Griffin Portfolio Properties”). The Griffin Portfolio Whole Loan was originated by BAML and UBS AG acquired, from BAML, six pari passu notes, each as described below, in the aggregate original principal balance of $131,250,000. Promissory Notes A-2-3 and A-2-5, with an aggregate original principal balance of $40,000,000, collectively represent the Griffin Portfolio Mortgage Loan and will be included in the UBS 2017-C5 Trust. The table below summarizes the remaining promissory notes, which are currently held by BAML, UBS AG and KeyBank National Association, or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

transferred at any time. The Griffin Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement related to the expected securitization of the controlling pari passu Promissory Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Griffin Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-1	$100,000,000	$100,000,000	BAML(1)	Yes
Note A-1-2	$96,250,000	$96,250,000	BAML	No
Note A-1-3	$10,000,000	$10,000,000	BAML(1)	No
Note A-2-1	$35,000,000	$35,000,000	UBS AG	No
Note A-2-2	$30,000,000	$30,000,000	UBS AG	No
Note A-2-3	$25,000,000	$25,000,000	UBS 2017-C5	No
Note A-2-4	$20,000,000	$20,000,000	UBS AG	No
Note A-2-5	$15,000,000	$15,000,000	UBS 2017-C5	No
Note A-2-6	$6,250,000	$6,250,000	UBS AG	No
Note A-3	$37,500,000	$37,500,000	KeyBank National Association	No
Total	$375,000,000	$375,000,000

(1)	Promissory Note A-1-1 and A-1-3 are expected to be contributed to the BANK 2017-BNK8 Trust.

The Borrowers and the Borrower Sponsor. The borrowers are WR Griffin Patterson, LLC, The GC Net Lease (Frisco Parkwood) Investors, LLC, The GC Net Lease (West Chester) Investors, LLC, The GC Net Lease (Lynnwood I) Investors, LLC, The GC Net Lease (Phoenix Deer Valley) Investors, LLC, The GC Net Lease (Atlanta Perimeter) Investors, LLC, The GC Net Lease (Charlotte Research) Investors, L.P., The GC Net Lease (Irving Carpenter) Investors, LLC, The GC Net Lease (Oak Brook) Investors, LLC and The GC Net Lease (Irving) Investors, LLC (collectively, the “Griffin Portfolio Borrower”). Each borrowing entity is a single-purpose Delaware limited liability company, with the exception of The GC Net Lease (Charlotte Research) Investors, L.P., which is a Delaware limited partnership, structured to be bankruptcy remote with at least two independent directors. The Griffin Portfolio Borrower is indirectly wholly-owned by the borrower sponsor and nonrecourse carve-out guarantor, Griffin Capital Essential Asset REIT Inc. (the “Griffin Portfolio Guarantor”), of which, no shareholder owns or is permitted to own more than a 9.8% interest therein.

The sponsor of the Griffin Portfolio Guarantor is Griffin Capital Company, LLC (“Griffin”), a privately-held investment asset management firm based in El Segundo, California with approximately $9.5 billion in assets under management, as of June 30, 2017. Founded in 1995, Griffin is led by a team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued at over $22 billion. As of June 30, 2017, the Griffin Portfolio Guarantor had total assets of approximately $2.8 billion, a net worth of approximately $1.2 billion and liquidity of approximately $54 million.

The Properties. The Griffin Portfolio Properties are comprised of nine Class A office buildings and one distribution center totaling 3,708,698 SF. The Griffin Portfolio Properties range in size from 87,385 SF to 1,501,387 SF, with an average size of 370,870 SF and were constructed between 1971 and 2015. Located across eight different states and occupied by tenants from a diverse range of industries including insurance, wireless telecommunications, healthcare, and retail, no single property accounts for more than 16.1% of the portfolio underwritten base rent. Investment grade tenants, including State Farm (Moody’s/S&P: Aa1/AA), General Electric Co. (Fitch/Moody’s/S&P: AA-/A1/AA-), and Wells Fargo Bank (Fitch/Moody’s/S&P: AA-/Aa2/AA), account for approximately 44.9% of portfolio NRA and 62.4% of portfolio underwritten base rent. The Griffin Portfolio consists of predominantly mission-critical facilities utilized as either regional or corporate headquarters locations or business essential distribution centers.

The Restoration Hardware Distribution Property is 1,501,387 SF (40.5% of portfolio NRA) distribution center located in Patterson, California, which is 100.0% leased to Restoration Hardware through August 31, 2030. Restoration Hardware (NYSE: RH) sells upscale home and outdoor furnishings, garden products, hardware, bathware, lighting, textiles, and more through approximately 85 retail and outlet stores in the United States and Canada. As of the fiscal year ended January 31, 2017, Restoration Hardware had total revenues of approximately $2.1 billion and net income of $5.4 million. The Restoration Hardware Distribution Property was built-to-suit for Restoration Hardware in 2015, and features cross-dock configuration with 39-foot clear heights. The Restoration Hardware Distribution Property is one of the company’s four furniture fulfillment centers and is strategically located adjacent to I-5 approximately 76 miles southeast of Oakland, within the Central Valley. Restoration Hardware’s lease provides for three, five-year renewal options, no termination options and annual rent steps of 2.0%.

The State Farm Regional HQ Property is comprised of two Class A suburban office buildings located in Atlanta, Georgia totaling 584,785 SF (15.8% of portfolio NRA). 64 Perimeter Center consists of a 15-story, 384,575 SF building built and renovated in 1985 and 2012, respectively, and includes a café on the 2nd floor, an entire 15th floor breakroom with market café and 1,146 parking spaces in a six-story garage. 66 Perimeter Center consists of an eight-story, 200,201 SF building built and renovated in 1971 and 2012, respectively, and includes a fitness center on the ground floor and 766 surface parking spaces. State Farm leases 503,201 SF (86.0% of property NRA, 90.6% of property underwritten base rent) at the State Farm Regional HQ Property through December 31, 2023 with annual rent steps of 2.5% and has three, five-year renewal options and no termination options. The State Farm Regional HQ Property houses State Farm’s largest concentration of employees in Atlanta and is the primary training site for all regional operations. Additionally, State Farm has invested approximately $60 PSF in their space since 2008.

The State Farm Regional HQ Property is subject to a revenue bond lease structure with the Dunwoody Development Authority, whereby for purposes of being able to offer a tax abatement, the Dunwoody Development Authority has sold revenue bonds to the Griffin Portfolio Borrower in exchange for the fee interest in the State Farm Regional HQ Property and leases the property back to the Griffin Portfolio Borrower at an amount equal to the payments called for by the revenue bonds. The lease and the revenue bonds are co-terminous. The lender has obtained a collateral assignment and subordination of the bond lease documents from the Dunwoody Development Authority. The Dunwoody Development Authority has joined the fee interest to the Griffin Portfolio Borrower’s leasehold interest in the State Farm Regional HQ Property as collateral for the Griffin Portfolio Whole Loan. Full unabated taxes were

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

underwritten by the lender. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

The North Pointe I Property is comprised of two suburban Class A office buildings located in West Chester, Ohio totaling 409,798 SF (11.0% of portfolio NRA). The North Pointe I Property was built-to-suit for General Electric Co. (NYSE: GE) in 2010, and its space is utilized as GE Aviation’s Product Engineering Center and Worldwide Call Center, which houses approximately 1,700 employees and operates 24/7, 365 days a year. General Electric Co. leases 100.0% of the property through March 31, 2020 with annual rent steps of 2.0% and has four, five-year renewal options and no termination options. Since 2010, General Electric Co. has invested approximately $15 million ($37 PSF) into the North Pointe I Property beyond the landlord’s provided tenant allowance. The North Pointe I Property provides for 1,715 parking spaces (4.2 spaces per 1,000 SF).

The following tables present certain information relating to the Griffin Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance(2)	Appraised Value(3)	Allocated Cut-off Date LTV Ratio(3)
Restoration Hardware Distribution	Patterson, CA	2015/N/A	1,501,387	$5,666,121	$78,000,000	20.8%	$120,000,000	65.0%
State Farm Regional HQ	Atlanta, GA	1971 & 1985/2012	584,785	$7,067,365	$69,461,000	18.5%	$122,000,000	56.9%
North Pointe I	West Chester, OH	2010/N/A	409,798	$4,401,038	$39,650,000	10.6%	$61,000,000	65.0%
Corporate Campus at Norterra	Phoenix, AZ	2000/N/A	232,648	$3,573,164	$39,000,000	10.4%	$60,000,000	65.0%
CHRISTUS Health HQ	Irving, TX	1997/2012	253,340	$3,490,579	$36,198,500	9.7%	$55,690,000	65.0%
Duke Bridges I	Frisco, TX	2005/N/A	158,135	$2,937,681	$27,475,500	7.3%	$42,270,000	65.0%
Wells Fargo Operations Center	Charlotte, NC	1984/2014	155,579	$2,478,560	$26,975,000	7.2%	$41,500,000	65.0%
Ace Hardware HQ	Oak Brook, IL	1974/2012	206,030	$2,463,507	$22,750,000	6.1%	$35,000,000	65.0%
Royal Ridge V	Irving, TX	2004/N/A	119,611	$1,999,560	$21,385,000	5.7%	$32,900,000	65.0%
Comcast Regional HQ	Lynnwood, WA	2007/N/A	87,385	$1,575,427	$14,105,000	3.8%	$21,700,000	65.0%
Total/Wtd. Avg.			3,708,698	$35,653,002	$375,000,000	100.0%	$610,000,000	61.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Griffin Portfolio Whole Loan amount.

(3)	Total Appraised Value and Wtd. Avg. Cut-off Date LTV Ratio are based on the “as-is portfolio value” conclusion, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $592,060,000. The Cut-off Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values is 63.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

The following table presents certain information relating to the leases at the Griffin Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Restoration Hardware(4)	Restoration Hardware Distribution	NR/NR/NR	1,501,387	40.5%	$6,781,152	16.1%	$4.52	8/31/2030
State Farm	State Farm Regional HQ	NR/Aa1/AA	503,201	13.6%	$6,801,718	16.1%	$13.52	12/31/2023
General Electric Co.	North Pointe I	AA-/A1/AA-	409,798	11.0%	$5,151,942	12.2%	$12.57	3/31/2020
CHRISTUS Health	CHRISTUS Health HQ	NR/NR/NR	247,721	6.7%	$5,363,160	12.7%	$21.65	11/30/2024
Cigna Health Care	Corporate Campus at Norterra	BBB+/Baa1/A	232,648	6.3%	$3,941,057	9.3%	$16.94	7/31/2023
Ace Hardware Corporation	Ace Hardware HQ	NR/NR/NR	206,030	5.6%	$2,917,385	6.9%	$14.16	11/30/2024
T-Mobile West(5)	Duke Bridges I	BBB+/Baa1/BBB+	158,135	4.3%	$3,044,099	7.2%	$19.25	4/30/2027
Wells Fargo Bank(6)	Wells Fargo Operations Center	AA-/Aa2/AA	155,579	4.2%	$2,761,527	6.6%	$17.75	1/31/2025
NEC(7)	Royal Ridge V	NR/Baa2/BBB-	119,611	3.2%	$2,990,275	7.1%	$25.00	3/31/2026
Comcast(8)	Comcast Regional HQ	A-/A3/A-	87,385	2.4%	$1,620,118	3.8%	$18.54	7/31/2027
Subtotal/Wtd. Avg.			3,621,495	97.6%	$41,372,433	98.1%	$11.42
Remaining Tenants			15,889	0.4%	$786,371	1.9%	$49.49
Management Office/Fitness Centers			10,281	0.3%	$0	0.0%	$0.00
Vacant Space			61,033	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.			3,708,698	100.0%	$42,158,803	100.0%	$11.59

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and building space, such as management office and fitness centers, for which no rent is collected.

(4)	Restoration Hardware occupies industrial space as a distribution center.

(5)	T-Mobile West is entitled to a rent abatement in connection with its recent renewal and expansion equal to $401,177, which amount has been fully reserved by the lender.

(6)	Wells Fargo Bank has a one-time option to terminate its lease effective January 31, 2023 with prior written notice no later than April 30, 2022 and a termination fee of approximately $1,491,930.

(7)	NEC has a one-time option to terminate its lease effective March 31, 2024 with at least 12 months’ prior written notice and a termination fee of approximately $2,695,119 and three months of then applicable operating expenses.

(8)	Comcast is entitled to a rent abatement in connection with its recent renewal equal to $262,155, which amount has been fully reserved by the lender. Comcast has a one-time option to terminate its lease effective November 30, 2024 with prior written notice no later than August 31, 2023 and a termination fee equal to five months of base rent and unamortized tenant improvement and leasing commissions and rent abatement costs. Comcast’s termination option will be null and void upon any extension and renewal of its initial lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	3	3,233	0.1%	0.1%	$16.65	$53,820	0.1%	0.1%
2019	0	0	0.0%	0.1%	$0.00	$0	0.0%	0.1%
2020(4)	3	412,184	11.1%	11.2%	$12.57	$5,151,942	12.2%	12.3%
2021	0	0	0.0%	11.2%	$0.00	$0	0.0%	12.3%
2022	0	0	0.0%	11.2%	$0.00	$0	0.0%	12.3%
2023	9	748,505	20.2%	31.4%	$15.27	$11,432,041	27.1%	39.5%
2024	2	453,751	12.2%	43.6%	$18.25	$8,280,544	19.6%	59.1%
2025	1	155,579	4.2%	47.8%	$17.75	$2,761,527	6.6%	65.7%
2026	2	119,611	3.2%	51.0%	$25.36	$3,033,560	7.2%	72.9%
2027	3	245,520	6.6%	57.7%	$19.00	$4,664,217	11.1%	83.9%
2028 & Beyond(5)	3	1,509,282	40.7%	98.4%	$4.52	$6,781,152	16.1%	100.0%
Vacant	0	61,033	1.6%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	3,708,698	100.0%		$11.59	$42,158,803	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	2020, 2028 & Beyond and Wtd. Avg. UW Base Rent PSF Rolling exclude vacant space and building space, such as management office and fitness centers, for which no rent is collected.

(4)	Includes 2,386 SF of fitness center space for which no rent is collected.

(5)	Includes 7,895 SF of management office and fitness center space for which no rent is collected.

The Market. The Griffin Portfolio Properties are geographically diverse, located across eight states. One property is located in California (40.5% of NRA), one property is located in Georgia (15.8%) and three properties are located in Texas (14.3%), with no other state representing more than 11.0% of NRA.

The following table presents certain demographic information relating to the Griffin Portfolio Properties:

Demographic Summary(1)

Property Name	Location	Estimated 2017 Population		Estimated 2017 Average Household Income
		3-Mile Radius	5-Mile Radius	3-Mile Radius	5-Mile Radius
Restoration Hardware Distribution	Patterson, CA	21,828	25,727	$70,296	$70,412
State Farm Regional HQ	Atlanta, GA	101,478	253,831	$114,286	$113,591
North Pointe I	West Chester, OH	45,888	130,679	$103,400	$105,841
Corporate Campus at Norterra	Phoenix, AZ	45,028	139,930	$90,117	$84,956
CHRISTUS Health HQ	Irving, TX	95,560	226,747	$88,384	$78,026
Duke Bridges I	Frisco, TX	95,550	275,209	$130,166	$138,479
Wells Fargo Operations Center	Charlotte, NC	83,299	190,359	$63,948	$68,375
Ace Hardware HQ	Oak Brook, IL	72,494	292,527	$127,665	$117,906
Royal Ridge V	Irving, TX	35,357	165,228	$112,173	$99,649
Comcast Regional HQ	Lynnwood, WA	139,202	326,004	$88,748	$93,168

(1)	Information is based on third party market research reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Griffin Portfolio Properties:

Cash Flow Analysis

	2014(1)	2015(2)	2016	6/30/2017 TTM	UW	UW PSF
Gross Potential Rent(3)	N/A	$28,945,010	$40,014,721	$41,038,947	$45,573,634	$12.29
Total Recoveries(4)	N/A	$8,286,631	$12,164,850	$11,783,658	$13,125,514	$3.54
Other Income	N/A	$461,007	$288,903	$256,280	$261,221	$0.07
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($4,053,927)	($1.09)
Effective Gross Income	N/A	$37,692,649	$52,468,474	$53,078,885	$54,906,442	$14.80
Total Operating Expenses(5)	N/A	$10,913,927	$16,049,042	$16,389,774	$16,595,713	$4.47
Net Operating Income	N/A	$26,778,722	$36,419,432	$36,689,111	$38,310,729	$10.33
Capital Expenditures	N/A	$0	$0	$0	$591,601	$0.16
TI/LC	N/A	$0	$0	$0	$2,066,126	$0.56
Net Cash Flow	N/A	$26,778,722	$36,419,432	$36,689,111	$35,653,002	$9.61

Occupancy %	N/A	98.4%	98.4%	98.4%(6)	93.1%
NOI DSCR(7)	N/A	1.87x	2.54x	2.56x	2.67x
NCF DSCR(7)	N/A	1.87x	2.54x	2.56x	2.49x
NOI Debt Yield(7)	N/A	7.1%	9.7%	9.8%	10.2%
NCF Debt Yield(7)	N/A	7.1%	9.7%	9.8%	9.5%

(1)	2014 financial information is not available as the Griffin Portfolio Sponsor acquired the Griffin Portfolio Properties between 2013 and 2016.

(2)	2015 financial information includes partial year cash flow for the Restoration Hardware Distribution Property as the single tenant lease rent recommencement was in August 2015 and excludes the Royal Ridge V Property as the single tenant lease rent commencement was in December 2015.

(3)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) for investment grade tenants, the average base rent over their respective lease terms of $1,589,396 and (ii) vacancy gross up of $1,825,435.

(4)	All leases at the properties are triple net leases, with the exception of NEC and CHRISTUS Health, which have full service gross plus electric leases.

(5)	The State Farm Regional HQ Property is currently subject to a revenue bond lease structure whereby until the Griffin Office & Industrial Borrower exercises its right to repurchase the fee interest from the local development authority, the State Farm Regional HQ Property will benefit from a property tax abatement. UW Operating Expenses are underwritten to the property’s full unabated taxes.

(6)	6/30/2017 TTM Occupancy % is based on the underwritten rent rolls as of September 1, 2017 and November 1, 2017.

(7)	Debt service coverage ratios and debt yields are based on the Griffin Office & Industrial Whole Loan.

Escrows and Reserves. The Griffin Portfolio Borrower deposited in escrow at loan origination (i) $930,000 for taxes, (ii) $3,653,980 for landlord obligations due to T-Mobile and (iii) $2,003,531 for unfunded landlord obligations and is required to escrow monthly (x) 1/12 of the annual estimated tax payments and (y) 1/12 of the annual insurance premiums, provided that such monthly tax and insurance payments will be waived if (a) such taxes and insurance premiums are paid for directly by all tenants and the blanket insurance policies in place are satisfactory to the lender, (b) no event of default has occurred and is continuing and (c) no Debt Yield Sweep Period (as defined below) has occurred and is continuing.

During the continuation of a Debt Yield Sweep Period, the Griffin Portfolio Borrower is required to establish an account for replacement reserve escrows (the “Replacement Reserve Account”), and on each monthly payment date, deposit 1/12 of $0.10 PSF per annum of industrial space and 1/12 of $0.20 PSF per annum of office space (the “Monthly Replacement Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Replacement Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve DY Sweep Cap or an event of default occurs. On each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit Monthly Replacement Reserve Escrow into the Replacement Reserve Account, subject to a cap of one years’ worth of collections (the “Replacement Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Replacement Reserve Account is less than the Replacement Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Replacement Reserve Account are attributable towards each of the Replacement Reserve DY Sweep Cap and Replacement Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

Upon any tenant electing to exercise early termination or the occurrence of a Debt Yield Sweep Period, the Griffin Portfolio Borrower is required to establish an account for tenant improvement and leasing commissions escrows (the “Leasing Reserve Account”). During the continuation of a Debt Yield Sweep Period, on each monthly payment date, the Griffin Portfolio Borrower is required to deposit 1/12 of $0.50 PSF per annum of industrial space and 1/12 of $1.00 PSF per annum of office space (the “Monthly Leasing Reserve Escrow”), subject to a cap of two years’ worth of collections (the “Leasing Reserve DY Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve DY Sweep Cap or an event of default occurs. On each monthly payment date occurring in October 2022 and thereafter, the Griffin Portfolio Borrower is required to deposit Monthly Leasing Reserve Escrow into the Leasing Reserve Account, subject to a cap of one years’ worth of collections (the “Leasing Reserve Midterm Sweep Cap”), provided that the Griffin Portfolio Borrower is required to resume monthly payments if, at any time during the loan term, the balance of the Leasing Reserve Account is less than the Leasing Reserve Midterm Sweep Cap or an event of default occurs. The funds held in the Leasing Reserve Account are attributable towards each of the Leasing Reserve DY Sweep Cap and Leasing Reserve Midterm Sweep Cap and such amounts are not exclusive of each other.

A “Debt Yield Sweep Period” commences on the first day of the month following the debt yield falling below 7.5% in a calendar quarter and will expire on the last day of the month during which the debt yield equals or exceeds 7.5% in a calendar quarter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio Whole Loan. The Griffin Portfolio Whole Loan has springing cash management (i.e., has cash management only after the initial occurrence of a Cash Sweep Period (as defined below)). On a daily basis, funds on deposit will be transferred to the Griffin Portfolio Borrower’s operating account, provided that during the continuation of a Cash Sweep Period, funds in the lockbox account are required to be transferred to a cash management account and be applied on each monthly payment date to pay debt service on the Griffin Portfolio Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” and fund operating expenses not otherwise paid or reserved for as described above under “Escrows and Reserves” and referenced in the annual budget approved by the lender, together with other amounts incurred by the Griffin Portfolio Borrower in connection with the operation and maintenance of the Griffin Portfolio Properties reasonably approved by the lender, while the remaining deposits will be held as additional security for the Griffin Portfolio Whole Loan (the “Excess Cash Reserve Account”). Upon the commencement of a T-Mobile Sweep Period (as defined below), funds held in the Excess Cash Reserve Account are required to be deposited into the T-Mobile Work Reserve.

A “Cash Sweep Period” will commence upon (i) any period of time during which an event of default is continuing, (ii) a Debt Yield Sweep Period, (iii) a Restoration Hardware Sweep Period (as defined below), (iv) a State Farm Sweep Period (as defined below), or (v) a T-Mobile Sweep Period.

A “Restoration Hardware Sweep Period” will commence upon (i) Restoration Hardware being in monetary default under its lease beyond notice and cure periods, (ii) Restoration Hardware terminating vacating, or going dark in at least 50% of its space or giving written notice that it intends to do so, (iii) any termination or cancellation of the Restoration Hardware lease and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of Restoration Hardware or its assets are subject to similar proceedings, and (v) Restoration Hardware failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The Restoration Hardware Sweep Period will expire upon receipt of evidence of each of the following (as applicable): (i) Restoration Hardware has cured all defaults under its lease, (ii) Restoration Hardware has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) Restoration Hardware has extended or renewed its lease, (iv) Restoration Hardware is no longer insolvent or subject to bankruptcy proceedings, and (v) Restoration Hardware is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if cure is in regards to clause (ii) or (v) above, at least 85% of the Restoration Hardware space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a Restoration Hardware Sweep Period will be cured if and when $6.00 PSF is deposited into the Excess Cash Reserve Account.

A “State Farm Sweep Period” will commence upon (i) State Farm being in monetary default under its lease beyond notice and cure periods, (ii) State Farm terminating, vacating, or going dark in at least 50% of its space or gives written notice that it intends to do so, (iii) any termination or cancellation of the State Farm lease and/or the lease fails to be in full force and effect, (iv) any bankruptcy or similar insolvency of State Farm or its assets are subject to similar proceedings, and (v) State Farm failing to renew or extend its lease prior to its extension deadline, or if no such date exists, the date that is 12 months prior to the then applicable expiration. The State Farm Sweep Period will expire upon receipt of evidence showcasing each of the following (as applicable): (i) State Farm has cured all defaults under its lease, (ii) State Farm has revoked or rescinded all cancellation or termination notices and reaffirms the lease is in full force and effect, (iii) State Farm has extended or renewed its lease, (iv) State Farm is no longer insolvent or subject to bankruptcy proceedings, and (v) State Farm is paying full, unabated rent (or if rent is abated, the Griffin Portfolio Borrower has deposited such amount of abated rent with the lender), and if cure is in regards to clauses (ii) or (v) above, at least 85% of the State Farm space being re-leased to an acceptable replacement tenant who is in physical occupancy of the space, open to the public and paying full rent. Notwithstanding the foregoing, a State Farm Sweep Period will be cured if and when $35.00 PSF is deposited into the Excess Cash Reserve Account.

A “T-Mobile Sweep Period” will commence upon T-Mobile delivering notice that it is exercising its right to require the Griffin Portfolio Borrower to construct a parking structure for the tenant and will end when sufficient funds have been deposited into the T-Mobile Work Reserve.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the yield maintenance lockout period, the Griffin Portfolio Borrower may obtain the release of one or more of the Griffin Portfolio Properties (individually or collectively, the “Release Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) prior notice is given not less than 30 days and not more than 90 days identifying the Release Property and specifying a date, (iii) the Griffin Portfolio Borrower prepays in an amount equal to the Release Amount (as defined below) with any applicable yield maintenance premium, (iv) after release, each remaining borrower remains a single-purpose entity, (v) the debt yield with respect to the remaining Griffin Portfolio Properties is no less than the greater of (a) the debt yield at origination of the Griffin Portfolio Whole Loan and (b) the debt yield immediately prior to the release, and (vi) simultaneously with the property release, the Griffin Portfolio Borrower conveys fee title of the applicable Release Property to a person other than the Griffin Portfolio Borrower or any of its affiliates pursuant to an arm’s length sale; provided, however, that if a tenant has vacated, cancelled its lease, given notice to terminate or terminated its lease, or an event of default has occurred with respect to the applicable Release Property, such that a material adverse effect will result, such Release Property may be released without the requirement of an arm’s length sale, provided that among other conditions (a) the lender receives payment of a release price equal 120% of the Allocated Cut-off Date Balance for the applicable Release Property and (b) the aggregate allocated loan amounts for all Released Properties during the loan term must not exceed $84,375,000.

The “Release Amount” is an amount equal to 110% of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart above).

Substitution. At any time after the earlier of the full disposition of the Griffin Portfolio Mortgage Loan by lender or the second anniversary of the origination date, the Griffin Portfolio Borrower may replace one of more of the Griffin Portfolio Properties (individually or collectively, the “Replaced Property”) with one more or more replacement properties (individually or collectively, the “Replacement Property”), provided that among other things, (i) no event of default has occurred and is continuing, (ii) each Replaced Property has less than two years remaining on the lease term for such property or the substitution cures a Cash Sweep Period, (iii) the aggregate allocated loan amounts for all Replaced Properties during the loan term does not exceed $84,375,000, (iv) the Griffin Portfolio Borrower gives lender no less than 60 days’ prior written notice of a substitution, (v) the Griffin Portfolio Borrower delivers to lender current appraisals of the Replacement Property and Replaced Property, showcasing that the “as-is” market value of the Replacement Property is equal to or greater than the “as-is” market value of the Replaced Property, (vi) the Replacement Property must have a net operating income (“NOI”) equal to or greater than the NOI of the Replaced Property immediately prior to the substitution, (vii) the Replacement Property must be owned in fee by a newly formed single-purpose bankruptcy remote entity or acceptable “recycled entity” satisfying conditions set forth in the loan agreement, (viii) the Replacement Property must satisfy current environmental and engineering standards and, if it does not, the Griffin Portfolio Borrower is required to deposit 115% of the amount required

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 3 Griffin Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 61.5% 2.49x 10.2%

to fund corrective measures, (ix) the Replacement Property must be Class A office or industrial property, (x) each lease at the Replacement Property must have an average remaining lease term of no less than five years, (xi) the Replacement Property must be leased to a tenant with credit (or whose guarantor under its respective lease has credit) that is equal to or better than the tenant at the Replaced Property, (xii) the Griffin Portfolio Borrower pays a fee of 0.25% of the Allocated Cut-off Date Balance of the Replaced Property, (xiii) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs, and (xiii) receipt of a rating agency confirmation.

Terrorism Insurance. The Griffin Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the Griffin Portfolio Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

Centre 425 Bellevue
425 106th Avenue NE
Bellevue, WA 98004
BELLEVUE
Seattle 7 miles
Redmond 6 miles
Sea-Tac Intl. Airport 16 miles
Northup Way
NE 24th St
Cherry Crest Mini Park
Hidden Valley Sports Park
116th Ave NE
120th Ave NE
124th Ave NE
Zumdieck Park
Clyde Hill
Northwest Bellevue
Bellevue Way NE
108th Ave NE
112th Ave NE
SPRING DISTRICT/120TH
FUTURE EAST LINK RAIL
NE 12th St
KidsQuest Children's Museum
Bellevue Library
Overlake Hospital Medical Ctr.
Kaiser Permanente Bellevue Medical Ctr.
Lake Bellevue
Bel-Red Rd
NE 10th St
Hyatt Regency
106th Ave NE
NE 8th St
Bellevue Place Bldg.
Symetra Financial Ctr.
The Shops at the Bravern
Whole Foods
WILBURTON
Goddard Park
Nordstrom
One Lincoln Tower
400 Lincoln Square
KeyCenter
Meydenbauer Center
Wilburton
Bellevue Square
Macy's
Bellevue Arts Mus.
Bellevue Collection
City Center Plaza
BELLEVUE DOWNTOWN
Bellevue City Hall
Lake Washington Blvd NE
Meydenbauer Park
NE 4th St
Bellevue Towers
One Bellevue Center
Skyline Tower
REI
Downtown Park
Downtown Bellevue
NE 2nd St
100th Ave NE
Bellevue Pacific Tower
RAIL TUNNEL UNDER CONSTRUCTION
Main St
Sheraton Bellevue
Bellevue Botanical Garden
Meydenbauer Bay
Meydenbauer Bay Yacht Club
Wildwood Park
FUTURE EAST LINK RAIL LINE
FUTURE RAIL STATIONS
Hilton Bellevue
EAST MAIN
Wilburton Hill Park
Bellevue Way SE
108th Ave SE
405
520
Surrey Downs Park
Bellevue High School
SE 8th St
International School
Lake Hills Corridor Rd
Kelsey Creek Park
West Bellevue
King County District Court
Chism Beach Park
Bellevue Way SE
112th St SE
Woodridge Open Space
123rd Ave SE
118th Ave SE
Lake Washington
BELLEFIELD OFFICE PARK
Mercer Slough Nature Park
Shoreline
Kenmore
Cottage Lake
Inglewood-Finn Hill
Kirkland
Redmond
Union Hill-Novelty Hill
Ballard
University District
Fremont
Queen Anne
SEATTLE
Clyde Hill
Medina
Puget Sound
Capitol Hill
Downtown
Lake Washington
Lake Sammamish
Sammamish
Alki
West Seattle
Beacon Hill
Mercer Island
Eastgate
KING COUNTY
Newcastle
Issaquah
White Center
Tukwila
Burien
Sea-Tac
Renton
East Renton Highlands

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		Natixis		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		[BBB+/A/TBD]		Location:	Bellevue, WA, 98004
				General Property Type:	Office
Original Balance(1):		$40,000,000		Detailed Property Type:	CBD
Cut-off Date Balance(1):		$40,000,000		Title Vesting:	Fee
% of Initial Pool Balance:		5.4%		Year Built/Renovated:	2017/N/A
Loan Purpose:		Acquisition		Size:	356,909 SF
Borrower Sponsors:		Aby Rosen; Michael Fuchs; David Edelstein		Cut-off Date Balance per SF(1):	$263
Mortgage Rate:		4.1510%		Maturity Date Balance per SF(1):	$263
Note Date:		10/18/2017		Property Manager:	SW Property Management LLC
First Payment Date:		12/7/2017
Anticipated Repayment Date(2):		11/7/2027
Maturity Date(2):		1/30/2033
Original Term to ARD(2):		120 months
Original Amortization Term:		0 months
IO Period:		120 months
Seasoning:		0 months
Prepayment Provisions(3):		LO (24); DEF/YM1 (89); O (7)		Underwriting and Financial Information
Lockbox/Cash Mgmt Status:		Hard/In Place		UW NOI:	$15,265,716
Additional Debt Type(1)(4):		Pari Passu/Subordinate Debt/Mezzanine		UW NOI Debt Yield(1):	16.2%
Additional Debt Balance(1)(4):		$54,000,000/$114,450,000/$57,600,000		UW NOI Debt Yield at Maturity(1):	16.2%
Future Debt Permitted (Type):		No (N/A)		UW NCF DSCR(1):	3.85x
Reserves(5)				Most Recent NOI(6):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent NOI(6):	N/A
RE Tax:	$149,734	$149,734	N/A	3rd Most Recent NOI(6):	N/A
Insurance:	$102,289	$17,204	N/A	Most Recent Occupancy:	100.0% (11/1/2017)
Condominium:	$0	1/12 of Condominium Assessment	N/A	2nd Most Recent Occupancy(6):	N/A
Replacements:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
TI/LC:	$1,871,090	$0	N/A	Appraised Value (as of):	$316,000,000 (10/1/2017)
Free Rent:	$10,923,817	$0	N/A	Cut-off Date LTV Ratio(1):	29.7%
Seller Credit Reserve:	$5,000,000	$0	N/A	Maturity Date LTV Ratio(1):	29.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$208,450,000	61.8%	Purchase Price:	$313,000,000	92.7%
Mezzanine Loan(1):	$57,600,000	17.1%	Reserves:	$18,046,930	5.3%
Borrower Equity:	$71,491,629	21.2%	Closing Costs:	$6,494,699	1.9%
Total Sources:	$337,541,629	100.0%	Total Uses:	$337,541,629	100.0%

(1)	The Centre 425 Bellevue Mortgage Loan (as defined below) is part of the Centre 425 Bellevue Whole Loan (as defined below), which is comprised of two senior pari passu promissory notes with an aggregate original principal balance of $94,000,000 and one subordinate promissory note with an original principal balance of $114,450,000. The Centre 425 Bellevue Whole Loan is accompanied by the Centre 425 Bellevue Mezzanine Loan (as defined below) with an original principal balance of $57,600,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Centre 425 Bellevue Senior Loan (as defined below), without regard to the Centre 425 Bellevue Subordinate Companion Loan (as defined below) and the Centre 425 Bellevue Mezzanine Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Centre 425 Bellevue Whole Loan are $584, $584, 7.3%, 7.3%, 1.69x, 66.0% and 66.0%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Centre 425 Bellevue Whole Loan and the Centre 425 Bellevue Mezzanine Loan are $745, $745, 5.7%, 5.7%, 1.15x, 84.2% and 84.2%, respectively.

(2)	The Centre 425 Bellevue Whole Loan has an anticipated repayment date (“ARD”) of November 7, 2027 and a stated maturity date of January 30, 2033. Prior to the ARD, the Centre 425 Bellevue Whole Loan accrues interest at a fixed rate equal to 4.2646751771% (the “Initial Interest Rate”) per annum. In the event that the Centre 425 Bellevue Whole Loan is not repaid in full by the ARD then, from and after the ARD, the Centre 425 Bellevue Whole accrues interest at per annum rate equal to the sum of (i) 4.2646751771%, plus (ii) the lessor of (x) 4.0000% and (y) 3.5000% plus the amount (if any) by which the 10-year treasury rate exceeds 2.5000% (the “Adjusted Interest Rate”).

(3)	After the lockout period, defeasance or yield maintenance in whole, but not in part, of the Centre 425 Bellevue Whole Loan, is permitted on or after the date that is the earlier to occur of (i) the closing date of the securitization that includes that last pari passu note to be securitized and (ii) three years after the Centre 425 Bellevue Whole Loan origination. Open prepayment is permitted on or after May 7, 2027.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical financials are not available as the Centre 425 Bellevue Property was completed in 2017.

The Mortgage Loan. The fourth largest mortgage loan (the “Centre 425 Bellevue Mortgage Loan”) is part of a whole loan (the “Centre 425 Bellevue Whole Loan”) evidenced by two senior pari passu promissory notes with an aggregate original principal balance of $94,000,000 (collectively, the “Centre 425 Bellevue Senior Loan”) and one subordinate note with an original principal balance of $114,450,000 (the “Centre 425 Bellevue Subordinate Companion Loan”). The Centre 425 Bellevue Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in the Commercial Unit (as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

defined below) within a newly constructed 16-story, 356,909 SF Class A office building located on a 0.88-acre site in Bellevue, Washington (the “Centre 425 Bellevue Property”) approximately ten miles from Seattle. Promissory Note A-2, with an original principal balance of $40,000,000, represents the Centre 425 Bellevue Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Note A-1, with an original principal balance of $54,000,000, is currently held by Natixis, and is expected to be contributed to one or more future securitization trusts. The Centre 425 Bellevue Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the respective pooling and servicing agreement of the related future securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Centre 425 Bellevue Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$54,000,000	$54,000,000	Natixis	No
Note A-2	$40,000,000	$40,000,000	UBS 2017-C5	No
Centre 425 Bellevue Subordinate Companion Loan	$114,450,000	$114,450,000	Natixis	Yes
Total	$208,450,000	$208,450,000

The Centre 425 Bellevue Whole Loan has a 10-year term until the ARD and is interest only for the term of the loan. The ARD is November 7, 2027 and the final maturity date is January 30, 2033. If the Centre 425 Bellevue Whole Loan has not been paid down in full by the ARD, the Centre 425 Bellevue Whole Loan will enter a six-year hyper-amortization period in which all excess cash flow, after payments of reserves and operating expenses, will be used to pay down the loan. The payment of the additional interest (which will be the difference between the interest accrued at the Adjusted Interest Rate and the Initial Interest Rate) will be deferred until the entire principal balance of the loan is paid in full. The proceeds of the Centre 425 Bellevue Whole Loan, along with a mezzanine loan with an original principal balance of $57,600,000 (the “Centre 425 Bellevue Mezzanine Loan”), were used to acquire the Centre 425 Bellevue Property, fund reserves and pay closing costs.

Following the lockout period, on any date before May 7, 2027, the Centre 425 Bellevue Borrower is permitted to defease the Centre 425 Bellevue Whole Loan in whole or to prepay all or any portion of the Centre 425 Bellevue Whole Loan, provided that the Centre 425 Bellevue Borrower also pays an amount equal to the greater of the yield maintenance premium or 1.0% of the then outstanding principal balance (the prepayment premium). The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last Centre 425 Bellevue Whole Loan note to be securitized or (ii) three years after loan origination. The Centre 425 Bellevue Whole Loan is prepayable without penalty on or after May 7, 2027.

The Borrower and the Borrower Sponsors. The borrower is Starvue LLC (the “Centre 425 Bellevue Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Centre 425 Bellevue Borrower delivered a non-consolidation opinion in connection with the origination of the Centre 425 Bellevue Whole Loan.

The borrower sponsors are Aby Rosen, Michael Fuchs, and David Edelstein. Mr. Rosen and Mr. Fuchs founded RFR Holding LLC (“RFR”), a Manhattan based real estate investment, development and management company, in 1991. RFR has a diverse portfolio of office, retail, residential, and hospitality assets in New York City, Connecticut, Las Vegas, Miami, Israel and Germany. Notably, RFR’s portfolio includes 375 Park Avenue (The Seagram Building) and 390 Park Avenue (Lever House). Mr. Edelstein is the president of TriStar Capital. Mr. Edelstein began his career in real estate in the 1970s and made a career in buying and selling residential buildings and shopping plazas, including the Miracle Mile Shops in Las Vegas and the Lincoln Road Pedestrian Mall in South Beach. Mr. Edelstein also developed the 408-room W South Beach in Miami Beach, Florida.

The Property. The Centre 425 Bellevue Property is the Commercial Unit within a newly developed, LEED Silver, 16-story Class A office building comprised of approximately 356,909 SF, including approximately 1,991 SF of ground floor retail space. Amenities include The 425 Exchange, a two-story gathering and collaborative workspace, the Vue, an outdoor deck and rooftop lounge area offering views of Seattle, Lake Washington and Mount Rainier, a 105-person capacity Conference Center, a Wellness Center with high end athletic club, locker room and showers, as well as a bike storage center with full showers, changing rooms and lockers. Parking is provided by a controlled access, 8.5-level subterranean garage with a total of 695 parking spaces for a ratio of 1.90 spaces per 1,000 SF of net rentable area. The Centre 425 Bellevue Property comprises one of two condominium units within the Centre 425 Bellevue building. The other condominium unit comprises 6,213 SF of ground level retail owned by Bank of America (the “Bank Unit”) and is not included in the collateral. Bank of America was originally on the site, and as part of the development agreement remained on site within the ground level of the new development. The Centre 425 Bellevue Property represents the commercial unit that includes the entire remainder of the building site including the office portion, retail portion, garage, land and airspace (the “Commercial Unit”).

The Centre 425 Bellevue Property is located in the Bellevue central business district’s pedestrian corridor at the corner of NE 4th St and 106th Ave NE providing walking access to residential, restaurant and retail amenities including the Bellevue Downtown Park, Bellevue Collection, Lincoln Square and the Bravern. Nearly 50 sit-down restaurants and an additional approximately 20 grab n’ go food outlets are located within three blocks of the Centre 425 Bellevue Property. The Centre 425 Bellevue Property is also located in proximity of local highways and mass transit. Interstate 405, located 0.5 miles away, provides primary regional access. Additionally, I-90 is located approximately 2.5 miles south and SR 520 is 2.1 miles north. The Bellevue Transit Center is two blocks away and additional transit accessibility will be provided in the future by Sound Transit’s East Link Extension Light Rail Project, which is scheduled to be completed in 2023.

As of November 1, 2017, the Centre 425 Bellevue Property is expected to be 100.0% leased by two tenants, Amazon Corporate (“Amazon”) and Starbucks.

Major Tenants.

Amazon (354,918 SF, 99.4% of NRA, 99.4% of underwritten base rent). Amazon is an internet-based retailer and provider of cloud computing services. As of October 9, 2017, Amazon had a market capitalization of $478.0 billion. Amazon is rated Baa1/AA- by Moody’s and S&P, respectively. Amazon employs over 341,000 people, having added more than 110,000 employees over the past year, primarily in their fulfillment centers around the world. Amazon employs over 24,000 in the Seattle area. According to the borrower sponsors, Amazon has not disclosed what business groups will be in the Centre 425 Bellevue office, but based on the handful of Bellevue-based roles posted on Amazon jobs site it appears that many of the roles are engineering related roles focused on merchandising technologies, eCommerce platform, and shipping. In addition, Amazon has mentioned a target density of 135 SF per employee, which translates to roughly 2,600 employees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

Amazon leases 354,918 SF space located on floors 2 to 16 of the Centre 425 Bellevue Property through September 2033 with three five-year renewal options remaining. Amazon took full occupancy of its space in October 2017. Amazon is also obligated to purchase a total of 828 monthly parking permits and pay an initial rate of $225 per tenant parking permit per month for each tenant parking permit obtained. Amazon guarantees the full and complete payment of all monetary sums payable under its lease. The guarantor’s maximum cumulative liability for tenant lease obligations under the guaranty will be $190,000,000 (the “Guaranty Cap”) through the sixth year of the lease term and on each annual anniversary thereafter, the Guaranty Cap will be reduced by $19,000,000 with respect to tenant lease obligations accruing after the applicable annual anniversary.

At origination, approximately $10.9 million of rent credit with respect to the Amazon’s lease was escrowed and will be applied toward base rent, Amazon’s share of operating costs and parking rent first payable after the commencement date.

Starbucks (1,991 SF, 0.6% of NRA, 0.6% of underwritten base rent). Starbucks is a roaster, marketer, and retailer of specialty coffee worldwide. Starbucks operates retail locations worldwide and sells whole bean coffees through its sales group, direct response business, supermarkets, and on the World Wide Web. Starbucks also produces and sells bottled coffee drinks and a line of ice creams. As of October 18, 2017, Starbucks had a market capitalization of $79.7 billion. Starbucks is rated A/A2/A by Fitch/Moody’s/S&P.

Starbucks occupies 1,991 SF of retail space on the ground floor of the Centre 425 Bellevue Property through June 2027, with two five-year renewal options. Starbucks took occupancy of their space on April 5, 2017 and the rent commenced on June 30, 2017. Starbucks may terminate its lease at the end of the fifth lease year subject to the payment of a termination fee equal to the unamortized portion of the tenant allowance and leasing commissions plus nine months’ rent, capped at $180,000.

The following table presents certain information relating to the leases at the Centre 425 Bellevue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Base Rent(2)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
Amazon(3)	NR/Baa1/AA-	354,918	99.4%	$13,611,815	99.4%	$38.35	9/30/2033
Starbucks(4)	A/A2/A	1,991	0.6%	$79,441	0.6%	$39.90	6/30/2027
Subtotal/Wtd. Avg.		356,909	100.0%	$13,691,256	100.0%	$38.36
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		356,909	100.0%	$13,691,256	100.0%	$38.36

(1)	Based on the underwritten rent roll.

(2)	Annual UW Base Rent and Annual UW Base Rent PSF represent Amazon’s average rent over the term of the Centre 425 Bellevue Whole Loan. As of November 1, 2017, Amazon’s current rental rate is $34.63 PSF.

(3)	The lease is guaranteed by Amazon.com, Inc. the rated entity.

(4)	The entity on the lease is Starbucks Corporation, which is the rated entity. Starbucks has a one-time lease termination option at the end of the fifth lease year subject to the payment of a termination fee equal to the unamortized portion of the tenant allowance and leasing commissions plus nine months’ rent, capped at $180,000

The following table presents certain information relating to the lease rollover schedule at the Centre 425 Bellevue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling(2)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	1	1,991	0.6%	0.6%	$39.90	$79,441	0.6%	0.6%
2028 & Beyond	1	354,918	99.4%	100.0%	$38.35	$13,611,815	99.4%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	2	356,909	100.0%		$38.36	$13,691,256	100.0%

(1)	Based on the underwritten rent roll.

(2)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling represent Amazon’s average rent over the term of the Centre 425 Bellevue Whole Loan. As of November 1, 2017, Amazon’s current rental rate is $34.63 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

The Market. The Centre 425 Bellevue Property is located in Bellevue, approximately ten miles east of Seattle, Washington, across Lake Washington, in Seattle’s Eastside market. Bellevue has a population of over 140,000 and combines small town accessibility with metropolitan attributes. Bellevue was ranked the second best US city to live in by USA Today in 2014. Bellevue is home to five of the top 25 largest public companies in Washington including Puget Sound Energy, a regional electric and natural gas utility; PACCAR, a manufacturer of trucks and other heavy equipment; Western Wireless and T-Mobile USA, wireless communication companies; and Esterline Technologies, a diversified manufacturing company. As the region’s tech companies attract young talent to live on the Eastside, demand has initiated a transformation of Bellevue from a bedroom community with small employers into one of the most highly sought after live/work/play neighborhoods in the Puget Sound region. According to the appraisal, the area has experienced significant in-migration, with the population within one-mile of the Centre 425 Bellevue Property increasing 29.9% between 2010 and 2017. The estimated 2017 population within a one-, three- and five-mile radius of the Centre 425 Bellevue Property is 21,164, 81,976 and 245,880, respectively. Estimated 2017 average household income within a one-, three- and five-mile radius of the Centre 425 Bellevue Property is $123,857, $146,168 and $146,218, respectively. Bellevue has also established itself as the region’s premier retail destination in the Pacific Northwest offering over 4.5 million SF with another 200,000 SF coming online by year-end 2017. Major retail developments include the 1.5 million SF Bellevue Square Mall, which is located five minutes walking distance from the Centre 425 Bellevue Property, is anchored by one of the top-three performing Nordstrom’s in the US, features many high-end luxury brands such as Tiffany & Co., Michael Kors, and Ted Baker London and includes a new 365 by Whole Foods Market. Other nearby retail includes Lincoln Square, a mixed-use pedestrian retail and entertainment lifestyle development and Bellevue Place, which features specialty boutique retail, dining, and art galleries. Entertainment and cultural attractions include the Bellevue art Museum, Meydenbauer Center Theatre, and Bellevue Botanical Gardens.

According to a third party market report, the Centre 425 Bellevue Property is located in the Bellevue central business district submarket, which is the largest submarket within the Eastside primary office area, containing 10.7 million SF. Bellevue central business district includes a tenant base representing both corporate users and technology based firms including Microsoft, Salesforce, Expedia, PACCAR and WeWork among others. The submarket has a vacancy rate of 14.7% with 312,189 SF of year to date absorption and no deliveries for 2017. The submarket boasts the highest average rental rates on the Eastside at $41.56 PSF. The Class A inventory in the submarket consists of 29 buildings totaling 9.2 million SF with a vacancy rate of 16.1% and average asking rental rate of $42.67 PSF.

The appraisal identified seven comparable recent office leases ranging in tenant size from 3,619 SF to 367,543 SF. The comparable leases are all located in buildings similar in class to the Centre 425 Bellevue Property, and are in the Centre 425 Bellevue Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from 3.3 to 16.0 years and exhibit a range of rents from $33.00 PSF to $41.00 PSF.

The following table presents certain information relating to the directly competitive buildings at the Centre 425 Bellevue Property:

Comparable Office Leases
Property Name	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
Centre 425 Bellevue	2017	Amazon(1)	354,918(1)	October 2017(1)	16.0(1)	$38.35(1)	NNN
929 Office Tower	2015	AdColony Salesforce Asking	26,077 85,000	January 2017 March 2016	7.0 10.0	$34.00 $35.00 $33.00-$38.00	NNN NNN NNN
400 Lincoln Square	2016	Pokemon Epic Games Samsung WeWork Asking	102,112 24,865 24,178 81,497	November 2017 July 2017 March 2017 February 2017	12.5 7.5 7.0 15.5	$42.00 $38.75 $40.75 $38.50 $37.00-$40.00	NNN NNN NNN NNN NNN
Lincoln Square Office	2007	Microsoft (Renewal)	211,362	October 2017	6.0	$35.50	NNN
Civica Office Commons	2001	Expedia Morgan Stanley Asking	47,985 23,222	September 2016 September 2016	3.3 5.5	$33.50 $36.00 $34.00-$36.00	NNN NNN NNN
Bellevue Place Bank of America	1988	Comerica Asking	3,619	March 2017	5.0	$39.50 $39.00-$41.00	NNN NNN
Urban Union	2016	Amazon	286,300	January 2017	16.0	$35.17	NNN
Midtown 21	2017	Amazon	367,543	September 2017	16.0	$35.00	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll and the Amazon lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Centre 425 Bellevue Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$13,691,256	$38.36
Total Recoveries	N/A	N/A	N/A	$6,198,423	$17.37
Less Vacancy & Concessions	N/A	N/A	N/A	($663,839)	($1.86)
Other Income(3)	N/A	N/A	N/A	$2,238,300	$6.27
Effective Gross Income	N/A	N/A	N/A	$21,464,140	$60.14
Total Operating Expense	N/A	N/A	N/A	$6,198,423	$17.37
Net Operating Income	N/A	N/A	N/A	$15,265,716	$42.77
Capital Expenditures	N/A	N/A	N/A	$35,691	$0.10
TI/LC	N/A	N/A	N/A	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$15,230,026	$42.67

Occupancy %	N/A	N/A	N/A	100.0%
NOI DSCR(4)	N/A	N/A	N/A	3.86x
NCF DSCR(4)	N/A	N/A	N/A	3.85x
NOI Debt Yield(4)	N/A	N/A	N/A	16.2%
NCF Debt Yield(4)	N/A	N/A	N/A	16.2%

(1)	Historical financials are not available as the Centre 425 Bellevue Property was completed in 2017.

(2)	UW Gross Potential Rent is based on the in place rent totaling $12,370,251, and includes rent averaging over the term of the Centre 425 Bellevue Mortgage Loan totaling $1,321,005.

(3)	UW Other Income consists of parking income according to the Amazon lease (828 parking spaces at $225 per parking space per month).

(4)	Debt service coverage ratios and debt yields are based on the Centre 425 Bellevue Senior Loan.

Escrows and Reserves. At origination, the Centre 425 Bellevue Borrower deposited $149,734 upfront in escrow for annual real estate taxes, $102,289 upfront in escrow for annual insurance premiums, $10,923,817 for outstanding free rent, $1,871,090 for outstanding tenant improvements and leasing commissions, and $5,000,000 in the seller credit reserve. Provided that no event of default has occurred and is continuing, the lender will disburse on each payment date into the clearing account the lesser of (i) the amount on deposit in the seller credit reserve subaccount and (ii) $100,000.

On a monthly basis, the Centre 425 Bellevue Borrower is required to escrow (i) 1/12 of the annual estimated tax payments, which currently equates to $149,734, (ii) 1/12 of the annual estimated insurance payments, which currently equates to $17,204, (iii) 1/12 of the condominium assessments and (iv) commencing on the 37th payment date, an amount initially equal to $2,974 for a replacement reserve but the lender may reassess the amount of the monthly payment required from time to time in its reasonable discretion.

Lockbox and Cash Management. The Centre 425 Bellevue Whole Loan is structured with a hard lockbox and in place cash management. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the Centre 425 Bellevue Whole Loan documents. Following the occurrence of a Cash Sweep Period (as defined below), excess cash will be held as additional collateral for the Centre 425 Bellevue Whole Loan. Upon the termination of any Cash Sweep Period, excess cash will no longer be held by the lender and, provided that no event of default has occurred and is continuing (and no other Cash Sweep Period is then in effect), all amounts then on deposit in the lockbox account will be disbursed to the Centre 425 Bellevue Borrower.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default, (ii) the Centre 425 Bellevue Whole Loan debt service coverage ratio falling below 1.05x at the end of any calendar quarter, (iii) the commencement of a Primary Tenant Sweep Period (as defined below) and (iv) the failure by the Centre 425 Bellevue Borrower to repay the Centre 425 Bellevue Whole Loan in full at least one month prior to the ARD. A Cash Sweep Period will end with respect to clause (ii) above, if for three consecutive months (a) no default or event of default has occurred, (b) no event that would trigger another Cash Sweep Period has occurred, and (c) the Centre 425 Bellevue Whole Loan debt service coverage ratio is at least 1.15x; and, with respect to clause (iii) above, a Primary Tenant Sweep Period Cure (as defined below) has occurred (and no other Cash Sweep Period is then continuing).

A “Primary Tenant Sweep Period” will commence upon: (i) any termination of a Primary Tenant (as defined below) lease, provided, however, that the Primary Tenant Sweep Period will commence upon the date that is twelve months prior to the date set forth in the notice for the lease to terminate provide if such period is less than twelve months the Primary Tenant Sweep Period will commence immediately, (ii) the Primary Tenant has become the subject of a bankruptcy action, (iii) the Primary Tenant has gone dark in a majority of the Primary Tenant premises, provided, however, that the Primary Tenant Sweep Period will not be triggered under this subsection (iii) if the Amazon Lease Guaranty (as defined below) with respect to the Primary Tenant lease is in place and the Amazon.com, Inc., maintains a senior long-term debt rating by a S&P or Moody’s of at least A-, provided further that notwithstanding the foregoing, in the event the Primary Tenant is dark in a majority of the Primary Tenant premises during the last twelve months of the term of the loan the Primary Tenant Sweep Period will be triggered regardless if the Amazon Lease Guaranty is in place or the Amazon.com, Inc. has an A- rating or above, or (iv) the occurrence of any monetary or material non-monetary default under the Primary Tenant lease.

A “Primary Tenant Sweep Period Cure” will commence (a) if a Primary Tenant Replacement Event (as defined below) has occurred and such acceptable replacement tenant has delivered an acceptable tenant estoppel and adequate sums are on deposit in the Primary Tenant reserve subaccount with respect to all tenant improvements, leasing commissions and free rent periods still due under any lease for an acceptable replacement tenant; with respect to clause (i) above, if the Primary Tenant Replacement Event Debt Service Coverage Ratio (as defined below) is greater than 1.15x, (b) with respect to clause (ii) above, if the bankruptcy action is dismissed and the Primary Tenant lease is affirmed, (c) with respect to clause (iii) above, if the Primary Tenant or another tenant re-opens for business for a continuous period of not less than three months, or (d) with respect to clause (iv) above, if the monetary or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

425 106th Ave NE Bellevue, WA, 98004	Collateral Asset Summary – Loan No. 4 Centre 425 Bellevue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$40,000,000 29.7% 3.85x 16.2%

material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Primary Tenant lease.

A “Primary Tenant” means Amazon as a tenant under the Amazon Lease (as defined below) and thereafter any acceptable replacement tenants occupying all or substantially all of the Primary Tenant premises under a lease that qualifies as a Material Lease (as defined below).

A “Primary Tenant Replacement Event” means the termination of the Primary Tenant lease and the Centre 425 Bellevue Borrower entering into one or more new leases for all or substantially all of the Primary Tenant premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

A “Primary Tenant Replacement Event Debt Service Coverage Ratio” as of any date, is the ratio calculated by the lender of (i) the net operating income of the Centre 425 Bellevue Property calculated based on (x) the in-place rent roll of the Centre 425 Bellevue Property for the succeeding twelve month period and (y) expenses for the previous twelve month period commencing with the most recently completed calendar month after deducting therefrom deposits to (but not withdrawals from) any reserves required under the loan agreement to (ii) the debt service for the Centre 425 Bellevue Whole Loan and the Centre 425 Bellevue Mezzanine Loan debt service with respect to such twelve month period.

An “Amazon Lease” means the certain lease agreement, dated October 5, 2016 by and between SWB-I Bellevue, LLC, a Delaware limited liability company, as landlord, and Amazon, as tenant, as the same may be amended, modified, supplemented or replaced from time to time.

An “Amazon Lease Guaranty” means the certain limited guaranty of lease, dated September 30, 2016 by and between SWB-I Bellevue, LLC, a Delaware limited liability company, as landlord, and Amazon.com, Inc., a Delaware corporation, as guarantor, as the same may be amended, modified, supplemented or replaced from time to time.

A “Material Lease” means the (x) Amazon Lease or (y) all leases which individually or in the aggregate with respect to the same tenant and its affiliates (i) constitute 10.0% or more of the property’s gross leasable area, (ii) have a gross annual rent of 10.0% or more of the total annual rents, or (iii) demise at least one full floor of the improvements.

Additional Secured Indebtedness (not including trade debts). In addition to the Centre 425 Bellevue Mortgage Loan, the Centre 425 Bellevue Property also secures the other note that comprises the Centre 425 Bellevue Senior Loan, which has a Cut-off Date principal balance of $54,000,000 and the Centre 425 Bellevue Subordinate Companion Loan, which has a Cut-off Date principal balance of $114,450,000. The Centre 425 Bellevue Subordinate Companion Loan is coterminous with the Centre 425 Bellevue Senior Loan and accrues interest at 4.3580388% per annum. The Centre 425 Bellevue Mortgage Loan along with the other note that comprises the Centre 425 Bellevue Senior Loan are each pari passu in right of payment and the Centre 425 Bellevue Senior Loan is senior in right of payment to the Centre 425 Bellevue Subordinate Companion Loan. The holders of the Centre 425 Bellevue Mortgage Loan, the other note that comprises the Centre 425 Bellevue Senior Loan and the Centre 425 Bellevue Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Centre 425 Bellevue Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The Centre 425 Bellevue Mezzanine Loan is secured by the equity in the Centre 425 Bellevue Borrower. The Centre 425 Bellevue Mezzanine Loan has an original principal balance $57,600,000, has an interest only coupon of 7.2500% through the full term, and is coterminous with the Centre 425 Bellevue Whole Loan. Including the Centre 425 Bellevue Subordinate Companion Loan and the Centre 425 Bellevue Mezzanine Loan, the cumulative Cut-off Date LTV ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 84.2%, 1.15x and 5.7%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The Centre 425 Bellevue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Centre 425 Bellevue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Centre 425 Bellevue Property. The Centre 425 Bellevue Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity endorsement of not less than six months which provides that after the physical loss to the Centre 425 Bellevue Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 24 months from the date that the Centre 425 Bellevue Property is damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

WISCONSIN
Madison
West Bend
Grafton
Germantown
Menomonee Falls
Brookfield
Waukesha
MILWAUKEE
Lake Michigan
Racine
Kenosha
Janesville

DETROIT
ONTARIO
Lake Erie
MICHIGAN
TOLEDO
CLEVELAND
AKRON
OHIO
COLUMBUS
PITTSBURGH
DAYTON
CINCINNATI
KENTUCKY
WEST VIRGINIA

ExchangeRight Net-Leased Portfolio 17	
1 Kroger - West Bend, WI	West Bend, WI
2 WAG - Waukesha, WI	Waukesha, WI
3 TSC - Staunton, VA	Staunton, VA
4 TSC - Conway, SC	Conway, SC
5 Verizon - Columbia, SC	Columbia, SC
6 WAG - Blacklick, OH	Blacklick, OH
7 Goodwill - Grafton, WI	Grafton, WI
8 DG - Walker, LA	Walker, LA
9 DG - Columbia, SC	Columbia, SC
10 DG - Zanesville, OH	Zanesville, OH
11 DG - Norton, OH	Norton, OH
12 DG - Belleville, IL	Belleville, IL
13 DG - Denham Springs, LA	Denham Springs, LA
14 AAP - Travelers Rest, SC	Travelers Rest, SC
15 DG - Aiken, SC	Aiken, SC
16 NAPA - Sun Prairie, WI	Sun Prairie, WI

Florissant
University City
ST. LOUIS
East St. Louis
ILLINOIS
MISSOURI
Belleville
Oakville

Zachary
Baker
Central
Denham Springs
Walker
BATON ROUGE
Shenandoah
Prairieville
St. Gabriel

OHIO
BALTIMORE
WASHINGTON, DC
KENTUCKY
VIRGINIA
Richmond
NORFOLK
VIRGINIA BEACH
CHARLOTTE
RALEIGH
NC
Columbia
SC
Wilmington
ATLANTA
GEORGIA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Société Générale			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/TBD]			Location(2):	Various
				General Property Type:	Retail
Original Balance:	$36,860,000			Detailed Property Type:	Single Tenant
Cut-off Date Balance:	$36,860,000			Title Vesting:	Fee
% of Initial Pool Balance:	5.0%			Year Built/Renovated(2):	Various
Loan Purpose:	Acquisition			Size:	248,882 SF
Borrower Sponsors:	ExchangeRight Real Estate, LLC; David Fisher; Joshua Ungerecht; Warren Thomas			Cut-off Date Balance per SF:	$148
				Maturity Date Balance per SF:	$148
				Property Manager:	NLP Management, LLC (borrower-related)
Mortgage Rate:	3.9930%
Note Date:	8/10/2017
First Payment Date:	10/1/2017
Maturity Date:	9/1/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$3,415,642
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield:	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	9.3%
Additional Debt Type:	N/A			UW NCF DSCR:	2.23x
Additional Debt Balance:	N/A			Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves(1)				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (11/1/2017)
RE Tax:	$179,394	$25,337	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance:	$22,227	$2,778	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2015)
Replacements:	$124,766	$981	N/A	Appraised Value (as of):	$60,275,000 (Various)
TI/LC:	$500,000	Springing	N/A	Cut-off Date LTV Ratio:	61.2%
Deferred Maintenance:	$171,909	$0	N/A	Maturity Date LTV Ratio:	61.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$36,860,000	59.9%	Purchase Price:	$59,940,561	97.3%
Borrower Equity:	$24,721,345	40.1%	Reserves:	$998,296	1.6%
			Closing Costs:	$642,488	1.0%
Total Sources:	$61,581,345	100.0%	Total Uses:	$61,581,345	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	See “The Properties” below for further discussion of property information.

(3)	Historical cash flows are unavailable as the ExchangeRight Net Leased Portfolio Properties (as defined below) were acquired by the borrower sponsors between March 28, 2017 and June 30, 2017. The sellers of the ExchangeRight Net Leased Portfolio Properties did not provide historical operating statements to the ExchangeRight Net Leased Portfolio Borrower (as defined below).

The Mortgage Loan. The fifth largest mortgage loan (the “ExchangeRight Net Leased Portfolio Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $36,860,000 and is secured by first priority fee mortgages encumbering 16 cross-collateralized, single tenant retail properties located in South Carolina, Wisconsin, Ohio, Louisiana, Illinois, and Virginia (collectively, the “ExchangeRight Net Leased Portfolio Properties”). The ExchangeRight Net Leased Portfolio Mortgage Loan was originated on August 10, 2017 by Société Générale. The ExchangeRight Net Leased Portfolio Mortgage Loan accrues interest at an interest rate of 3.9930% per annum. The ExchangeRight Net Leased Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the ExchangeRight Net Leased Portfolio Mortgage Loan term. The ExchangeRight Net Leased Portfolio Mortgage Loan matures on September 1, 2027. The proceeds of the ExchangeRight Net Leased Portfolio Mortgage Loan, along with approximately $24.7 million of borrower sponsors cash equity, were used to purchase the ExchangeRight Net Leased Portfolio Properties, fund reserves, and pay closing costs.

Following the lockout period, on any date before June 1, 2027, the borrower sponsors have the right to defease the ExchangeRight Net Leased Portfolio Mortgage Loan in whole, but not in part. The lockout period will expire two years after the closing date of the UBS 2017-C5 transaction. The assumed lockout period of 26 payments is based on the closing date of the UBS 2017-C5 transaction in November 2017. In addition, the ExchangeRight Net Leased Portfolio Mortgage Loan is prepayable without penalty on or after June 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

The Borrower and the Borrower Sponsors. The borrower is ExchangeRight Net Leased Portfolio 17 DST (the “ExchangeRight Net Leased Portfolio Borrower”), a Delaware statutory trust. At origination of the ExchangeRight Net Leased Portfolio Mortgage Loan, the ExchangeRight Net Leased Portfolio Properties were conveyed and assumed from ExchangeRight Net Leased Portfolio 17, LLC to and by the ExchangeRight Net Leased Portfolio Borrower. The ExchangeRight Net Leased Portfolio Borrower has master leased the ExchangeRight Net Leased Portfolio Properties to ExchangeRight NLP 17 Master Lessee, LLC (the “Master Lessee”), a Delaware limited liability company, which is an affiliate of the borrower sponsors. The Master Lessee is structured as a special purpose entity in which the borrower sponsors have a 100% ownership interest. The Master Lessee’s interest in the master lease and all tenant rents are collaterally assigned to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio Mortgage Loan. There is one independent trustee for the ExchangeRight Net Leased Portfolio Borrower and one independent manager for the Master Lessee. Legal counsel to the ExchangeRight Net Leased Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio Mortgage Loan. ExchangeRight Real Estate, LLC (“ExchangeRight”), David Fisher, Joshua Ungerecht and Warren Thomas are the guarantors of certain nonrecourse carveouts under the ExchangeRight Net Leased Portfolio Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus.

The borrower sponsors are ExchangeRight, David Fisher, Joshua Ungerecht and Warren Thomas. David Fisher, Joshua Ungerecht and Warren Thomas are managing members of ExchangeRight, which has more than $900.0 million in assets located across 28 states including 265 single-tenant retail properties and 52 apartment communities consisting of over 6,500 units. ExchangeRight’s focus is in providing long-term stable income and asset preservation through long-term net-leased portfolios backed by investment grade corporations.

The Properties. The ExchangeRight Net Leased Portfolio Properties comprise 16 cross-collateralized, single tenant retail properties totaling 248,882 SF located in South Carolina (five properties), Wisconsin (four properties), Ohio (three properties), Louisiana (two properties), Illinois (one property), and Virginia (one property). Built between 1989 and 2017, the ExchangeRight Net Leased Portfolio Properties range in size from 5,342 SF to 63,133 SF. The borrower sponsors acquired the ExchangeRight Net Leased Portfolio Properties between March 28, 2017 and June 30, 2017 for a combined purchase price of approximately $60.0 million. As of November 1, 2017, the ExchangeRight Net Leased Portfolio Properties were 100.0% occupied.

The ExchangeRight Net Leased Portfolio Properties are 100.0% occupied by eight tenants at 16 different locations including nationally recognized investment grade tenants, such as Dollar General (rated Baa2/BBB by Moody’s/S&P), Pick ‘n Save (Kroger) (rated BBB/Baa1/BBB by Fitch/Moody’s/S&P), Walgreens (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P), Advance Auto Parts (rated Baa2/BBB- by Moody’s/S&P), and Verizon Wireless (rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P). Investment grade tenants occupy 12 of the 16 properties, representing 70.0% of NRA and 76.2% of underwritten base rent (leases are directly with rated entities or are guaranteed by such entities). The largest property, Pick ‘n Save (Kroger) - West Bend, WI, comprises approximately 63,133 SF (25.4% of the total net rentable area) and $1,136,678 of the underwritten base rent (29.9% of underwritten base rent). Other than Pick ‘n Save (Kroger) - West Bend, WI, no individual property accounts for more than 9.9% of NRA and 10.5% of the underwritten base rent. All leases are NNN or NN and the average remaining lease term for the ExchangeRight Net Leased Portfolio Properties is approximately 12.8 years (including termination options). Leases representing approximately 85.9% of NRA and 83.8% of the underwritten base rent expire after the ExchangeRight Net Leased Portfolio Mortgage Loan maturity date.

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio Properties:

Property Summary(1)

Property Name	Allocated Cut-off Date Loan Amount	% of Allocated Cut-off Date Loan Amount	Year Built/ Renovated	Occupancy	Tenant SF	Allocated Cut-off Date LTV	Appraised Value
Pick ‘n Save (Kroger) - West Bend, WI	$11,183,861	30.3%	2010/N/A	100.0%	63,133	61.4%	$18,200,000
Walgreens - Waukesha, WI	$3,935,632	10.7%	1999/N/A	100.0%	15,615	61.5%	$6,400,000
Tractor Supply Co. - Staunton, VA	$3,318,738	9.0%	2006/N/A	100.0%	22,676	60.9%	$5,450,000
Tractor Supply Co. - Conway, SC	$3,211,890	8.7%	2006/N/A	100.0%	24,738	61.2%	$5,250,000
Verizon - Columbia, SC	$3,142,017	8.5%	2016/N/A	100.0%	6,254	60.4%	$5,200,000
Walgreens - Blacklick, OH	$3,016,293	8.2%	2001/2009	100.0%	14,489	61.6%	$4,900,000
Goodwill - Grafton, WI	$1,905,963	5.2%	1996/2012	100.0%	22,000	60.5%	$3,150,000
Dollar General- Walker, LA	$1,155,784	3.1%	2012/N/A	100.0%	12,526	61.6%	$1,875,000
Dollar General - Norton, OH	$852,200	2.3%	2013/N/A	100.0%	9,327	60.9%	$1,400,000
Dollar General - Denham Springs, LA	$848,425	2.3%	2017/N/A	100.0%	9,187	60.6%	$1,400,000
Dollar General - Zanesville, OH	$846,013	2.3%	2016/N/A	100.0%	9,289	60.4%	$1,400,000
Dollar General - Belleville, IL	$785,555	2.1%	2015/N/A	100.0%	9,126	61.4%	$1,280,000
Dollar General - Columbia, SC	$744,080	2.0%	2013/N/A	100.0%	9,153	61.0%	$1,220,000
Advanced Auto Parts - Travelers Rest, SC	$743,035	2.0%	2001/N/A	100.0%	6,891	61.9%	$1,200,000
Dollar General - Aiken, SC	$723,283	2.0%	2016/N/A	100.0%	9,136	60.3%	$1,200,000
Napa Auto Parts - Sun Prairie, WI	$447,231	1.2%	1989/2017	100.0%	5,342	59.6%	$750,000
Total/Wtd. Avg.	$36,860,000	100.0%		100.0%	248,882	61.2%	$60,275,000

(1)	The ExchangeRight Net Leased Portfolio Properties comprise 16 single tenant retail properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

The following table presents certain information relating to the leases at the ExchangeRight Net Leased Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Tenants
Dollar General	NR/Baa2/BBB	67,744	27.2%	$650,814	17.1%	$9.61	Various(3)
Pick ’n Save (Kroger)	BBB/Baa1/BBB	63,133	25.4%	$1,136,678	29.9%	$18.00	12/31/2030(4)
Tractor Supply	NR/NR/NR	47,414	19.1%	$642,504	16.9%	$13.55	5/31/2032(5)
Walgreens	BBB/Baa2/BBB	30,104	12.1%	$708,000	18.6%	$23.52	Various(6)
Goodwill	NR/NR/NR	22,000	8.8%	$212,930	5.6%	$9.68	8/31/2027(7)
Advanced Auto Parts	NR/Baa2/BBB-	6,891	2.8%	$78,540	2.1%	$11.40	12/31/2026(8)
Verizon	A-/Baa1/BBB+	6,254	2.5%	$324,450	8.5%	$51.88	1/31/2027(9)
Napa Auto Parts	NR/NR//NR	5,342	2.1%	$48,000	1.3%	$8.99	8/10/2037(10)
Subtotal/Wtd. Avg.		248,882	100.0%	$3,801,916	100.0%	$15.28
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		248,882	100.0%	$3,801,916	100.0%	$15.28

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Dollar General is a tenant at seven of the ExchangeRight Net Leased Portfolio Properties and leases (i) 12,526 SF at the Dollar General - Walker, LA property under a lease that expires on June 30, 2028 and has three five-year renewal options, (ii) 9,327 SF at the Dollar General - Norton, OH property under a lease that expires on April 30, 2029 and has four five-year renewal options, (iii) 9,289 SF at the Dollar General - Zanesville, OH property under a lease that expires on March 31, 2031 and has three five-year renewal options, (iv) 9,187 SF at the Dollar General - Denham Springs, LA property under a lease that expires on June 30, 2032 and has three five-year lease renewal options, (v) 9,153 SF at the Dollar General - Columbia, SC property under a lease that expires on June 30, 2028 and has five five-year renewal options, (vi) 9,136 SF at the Dollar General - Aiken, SC property under a lease that expires on March 31, 2031 and has five five-year renewal options, and (vii) 9,126 SF at the Dollar General - Belleville, IL property under a lease that expires on October 31, 2030 and has three five-year renewal options.

(4)	Pick ’n Save (Kroger) has four five-year renewal options.

(5)	Tractor Supply is a tenant at two of the ExchangeRight Net Leased Portfolio Properties and leases (i) 24,738 SF at the Tractor Supply - Conway, SC property under a lease that expires on May 31, 2032 and has four five-year renewal options and (ii) 22,676 SF at the Tractor Supply - Staunton, VA property under a lease that expires on May 31, 2032 and has four five-year renewal options.

(6)	Walgreens is a tenant at two of the ExchangeRight Net Leased Portfolio Properties and leases (i) 15,615 SF at the Walgreens - Waukesha, WI property and (ii) 14,489 SF at the Walgreens - Blacklick, OH property. Walgreens (i) has the right terminate its lease at the Walgreens - Waukesha, WI property, effective as of December 31, 2028 and every five years thereafter until the lease expires on December 31, 2068 and (ii) has the right terminate its lease at the Walgreens - Blacklick, OH property, effective as of August 31, 2028 and every five years thereafter until the lease expires on August 31, 2068.

(7)	Goodwill has three five-year renewal options.

(8)	Advance Auto Parts has two five-year renewal options.

(9)	Verizon has two five-year renewal options.

(10)	Napa Auto Parts has four five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	1	6,891	2.8%	2.8%	$11.40	$78,540	2.1%	2.1%
2027	2	28,254	11.4%	14.1%	$19.02	$537,380	14.1%	16.2%
2028 & Beyond	13	213,737	85.9%	100.0%	$14.91	$3,185,996	83.8%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	16	248,882	100.0%		$15.28	$3,801,916	100.0%

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

The Market. The ExchangeRight Net Leased Portfolio Properties are located across six states and 12 distinct markets. The following table presents certain market information relating to the ExchangeRight Net Leased Portfolio Properties:

Market Summary
Property Name	Market(1)	Market Vacancy(1)	Rental Rate PSF
			Actual(2)	Market(1)(3)
Pick ’n Save (Kroger) - West Bend, WI	Milwaukee	12.7%	$18.00	$18.00
Walgreens - Waukesha, WI	Milwaukee	12.7%	$25.62	$25.50
Tractor Supply Co. - Staunton, VA	Staunton-Waynesboro	5.8%	$14.40	$14.50
Tractor Supply Co. - Conway, SC	Myrtle Beach-Conway	3.7%	$12.77	$12.75
Verizon - Columbia, SC	Columbia	10.9%	$51.88	$52.00
Walgreens - Blacklick, OH	Columbus	4.8%	$21.26	$24.28(3)
Goodwill - Grafton, WI	Milwaukee	12.7%	$9.68	$10.00
Dollar General - Walker, LA	Baton Rouge	4.5%	$10.05	$10.00
Dollar General - Norton, OH	Akron	3.1%	$9.95	$11.48(3)
Dollar General - Denham Springs, LA	Baton Rouge	4.5%	$9.91	$10.00
Dollar General - Zanesville, OH	Zanesville	4.8%	$9.85	$9.00
Dollar General - Belleville, IL	St. Louis	12.2%	$9.38	$9.50
Dollar General - Columbia, SC	Columbia	10.9%	$9.36	$9.50
Advanced Auto Parts - Travelers Rest, SC	Greenville	13.4%	$11.40	$11.25
Dollar General - Aiken, SC	Augusta-Richmond	4.1%	$8.56	$8.50
Napa Auto Parts - Sun Prairie, WI	Madison	18.9%	$8.99	$9.00
Wtd. Avg.(4)		9.5%	$15.28	$15.51

(1)	Information is based on the appraisals.

(2)	Information is based on the underwritten rent roll.

(3)	Information is based on the appraisals surveyed comparable first generation rents for similar properties.

(4)	Wtd. Avg. Market Vacancy is based on each property’s allocated cut-off date loan amount as referenced in the Portfolio Summary table above.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ExchangeRight Net Leased Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$3,801,916	$15.28
Total Recoveries(3)	N/A	N/A	N/A	$342,827	$1.38
Less Vacancy & Credit Loss	N/A	N/A	N/A	($264,610)	($1.06)
Effective Gross Income	N/A	N/A	N/A	$3,880,133	$15.59
Total Operating Expenses(4)	N/A	N/A	N/A	$464,491	$1.87
Net Operating Income	N/A	N/A	N/A	$3,415,642	$13.72
Capital Expenditures	N/A	N/A	N/A	$31,493	$0.13
TI/LC	N/A	N/A	N/A	$58,559	$0.24
Net Cash Flow	N/A	N/A	N/A	$3,325,590	$13.36

Occupancy %	100.0%	100.0%	100.0%	100.0%
NOI DSCR	N/A	N/A	N/A	2.29x
NCF DSCR	N/A	N/A	N/A	2.23x
NOI Debt Yield	N/A	N/A	N/A	9.3%
NCF Debt Yield	N/A	N/A	N/A	9.0%

(1)	Historical cash flows are unavailable as the ExchangeRight Net Leased Portfolio Properties were acquired by the borrower sponsors between March 28, 2017 and June 30, 2017. The sellers of the ExchangeRight Net Leased Portfolio Properties did not provide historical operating statements to the ExchangeRight Net Leased Portfolio Borrower.

(2)	UW Gross Potential Rent is based on in-place rent per lease.

(3)	UW Total Recoveries are underwritten based on tenant leases. There are no reimbursements at three of the properties as tenants pay their respective property expenses directly.

(4)	UW Total Operating Expenses include real estate taxes, actual insurance premiums, repairs and maintenance and management fees calculated as 3.0% of ExchangeRight Net Leased Portfolio Properties effective gross income.

Escrows and Reserves. The ExchangeRight Net Leased Portfolio Mortgage Loan documents provide for upfront escrows in the amount of $179,394 for real estate taxes, $22,227 for insurance premiums, $124,766 for outstanding replacement reserves, $500,000 for tenant improvement and leasing commissions, and $171,909 for deferred maintenance. Additionally, the ExchangeRight Net Leased Portfolio Mortgage Loan documents provide for ongoing monthly escrows of $25,337 for real estate taxes, $2,778 for insurance premiums and other assessments and $981 for replacement reserves, and, if an event of default is continuing, $14,518 for tenant improvement and leasing commissions (“TI/LC”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 ExchangeRight Net Leased Portfolio 17	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,860,000 61.2% 2.23x 9.3%

Notwithstanding the foregoing, the ExchangeRight Net Leased Portfolio Borrower will not be required to provide monthly real estate taxes and insurance premiums, which are solely the obligation of such tenant and paid directly to the relevant taxing authority or insurance company by such tenant in accordance with such tenant’s lease, for so long as (i) no event of default has occurred and is continuing, (ii) the ExchangeRight Net Leased Portfolio Borrower provides proof of payment by the tenant (or the ExchangeRight Net Leased Portfolio Borrower) directly to the taxing authority or the applicable insurance company on or before 15 days prior to the delinquency date of such taxes, (iii) the lease(s) with the applicable tenant(s) will be and continue to be in full force and effect and will not be subject to any default beyond any applicable grace or notice and cure period by either the ExchangeRight Net Leased Portfolio Borrower or the tenant, and (iv) no material adverse change has, in the lender’s reasonable determination, occurred with respect to the applicable tenant such that the ability to timely pay the taxes or insurance premiums that the applicable tenant is required to pay pursuant to its lease has, been materially jeopardized. In addition, the ExchangeRight Net Leased Portfolio Borrower is not required to make deposits into a capital reserve subaccount with respect to the aggregate number of rentable SF at the ExchangeRight Net Leased Portfolio Properties for which the tenants are obligated under their applicable leases to pay capital expenses for their respective premises, for so long as (i) no event of default has occurred and be continuing, (ii) the ExchangeRight Net Leased Portfolio Borrower provides proof of payment by all applicable tenants of the payment of all such capital expenses promptly following request by the lender, (iii) the leases with the applicable tenants are and continue to be in full force and effect and are not be subject to any default beyond any applicable grace or notice and cure period, and (iv) no material adverse change has, in the lender’s reasonable determination, occurred with respect to the applicable tenant such that the ability to timely pay the capital expenses for its respective premises pursuant to its lease has been materially jeopardized. If an event of default has occurred and is continuing, the ExchangeRight Net Leased Portfolio Borrower is required to deposit $14,518 on a monthly basis into the TI/LC reserve and any sum or termination fee payable to the ExchangeRight Net Leased Portfolio Borrower.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. All rents are required to be paid directly into an eligible account maintained by the ExchangeRight Net Leased Portfolio Borrower at a local bank selected by the ExchangeRight Net Leased Portfolio Borrower, which is required at all times to be an eligible institution. Without in any way limiting the foregoing, if the ExchangeRight Net Leased Portfolio Borrower, Master Lessee or manager receive any rents, then (i) such amounts will be deemed to be collateral for the ExchangeRight Net Leased Portfolio Mortgage Loan and will be held in trust by the ExchangeRight Net Leased Portfolio Borrower, Master Lessee or the manager, as applicable, for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of the ExchangeRight Net Leased Portfolio Borrower, Master Lessee, or manager, and (iii) the ExchangeRight Net Leased Portfolio Borrower, Master Lessee, or manager, as applicable, is required to deposit such amounts into a clearing account within two business days of receipt. Funds deposited into the clearing account will be swept by the clearing bank on a daily basis into the Master Lessee’s operating account at the clearing bank, unless a Cash Management Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into an eligible account at a deposit bank controlled by the lender. To the extent any Cash Management Period expires or terminates, any funds deposited into the clearing account will be swept by the clearing bank on a daily basis into Master Lessee’s operating account by the lender’s delivery of a notice to the clearing bank, with the lender being entitled to send a subsequent notice to the clearing bank upon the occurrence of a subsequent Cash Management Period to redirect all amounts from the clearing account to the deposit account.

A “Cash Management Period” will commence upon the lender giving notice to the clearing bank of the occurrence of any of the following: (i) the maturity date, (ii) a default or an event of default, (iii) if, as of the last day of any calendar quarter during the term, the debt service coverage ratio is less than 1.50x or (iv) on September 1, 2024, to the extent a qualified transfer (i.e., the transfer of all outstanding ownership interest in the ExchangeRight Net Leased Portfolio Borrower to an approved transferee (that is not Delaware statutory trust) and the replacement of a guarantor with an acceptable replacement guarantor) has not occurred as of such date; and will end upon the lender giving notice to the clearing bank that the sweeping of funds into the deposit account may cease, which notice the lender will only be required to give if (1) the ExchangeRight Net Leased Portfolio Mortgage Loan and all other obligations under the loan documents have been repaid in full or (2) the maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the ExchangeRight Net Leased Portfolio Properties have achieved a debt service coverage ratio of at least 1.55x for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, a qualified transfer has occurred.

Right of First Refusal. Each sole tenant at the Walgreens - Waukesha, WI property, the Walgreens - Blacklick, OH property and Tractor Supply - Conway, SC property has a right of first refusal to purchase the related property in the event of a proposed sale of such property to an unaffiliated third party. Each right of first refusal has been subordinated to the ExchangeRight Net Leased Portfolio Mortgage Loan and does not apply to a transfer in connection with a foreclosure, deed-in-lieu of foreclosure or other enforcement action under the ExchangeRight Net Leased Portfolio Mortgage Loan documents.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio Mortgage Loan documents require that an “all risk” insurance policy be maintained by the ExchangeRight Net Leased Portfolio Borrower and such policy must provide coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight Net Leased Portfolio Properties, provided that such coverage is available. The ExchangeRight Net Leased Portfolio Mortgage Loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 90-day extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

Denton
Oak Point
Little Elm
Frisco
McKinney
Hickory Creek
Lake Lewisville
The Colony
Allen
Highland Village
Plano
Flower Mound
Lewisville
Carrollton
Grapevine Lake
Addison
Richardson
Grapevine
Coppell
Farmers Branch
Garland
North Dallas
Las Colinas
University Park
Euless
Highland Park
Irving
Mesquite
FORT WORTH
Arlington
Grand Prairie
DALLAS
Downtown

Mundelein
Libertyville
Lake Forest
Crystal Lake
Cary
Vernon Hills
Lincolnshire
Highland Park
Algonquin
Long Grove
Barrington
Buffalo Grove
Glencoe
Lake Michigan
Palatine
Arlington Heights
Northbrook
Mount Prospect
Glenview
Wilmette
Elgin
Hoffman Estates
Schaumburg
Des Plaines
Skokie
Evanston
Park Ridge
South Elgin
Bartlett
Chicago O'Hare Intl. Airport
Carol Stream
St. Charles
Glendale Heights
Addison
Melrose Park
Oak Park
Elmhurst
Wheaton
Lombard
Geneva
Glen Ellyn
Cicero
Loop
West Chicago
Batavia
Berwyn
Warrenville
Downers Grove
Brookfield
CHICAGO
Aurora
Naperville
Lisle
Hinsdale
Midway Intl. Airport
Woodridge
Burbank
Burr Ridge
Bolingbrook
Oak Lawn
Oswego
Palos Hills
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City

National Office Portfolio

#	Address	Location	#	Address	Location
1	8330 LBJ Freeway	Dallas, TX	10	The Centre - 4101 McEwen Road	Farmers Branch, TX
2	101 East Park Boulevard	Plano, TX	11	11225 North 28th Drive	Phoenix, AZ
3	13601 Preston Road	Dallas, TX	12	10000 North 31st Ave	Phoenix, AZ
4	1750 East Golf Road	Schaumburg, IL	13	The Centre - 4001 McEwen Road	Farmers Branch, TX
5	14800 Quorum Drive	Addison, TX	14	4425 W Airport Fwy	Irving, TX
6	1995 North Park Place	Atlanta, GA	15	Northlake - 2302 Parklake Dr NE	Atlanta, GA
7	Northlake - 2295 Parklake Dr NE	Atlanta, GA	16	Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA
8	4751 Best Road	Atlanta, GA	17	12100 Ford Road	Farmers Branch, TX
9	The Centre - 4099 McEwen Road	Farmers Branch, TX	18	The Centre - 4000N&S McEwen Road	Farmers Branch, TX

Deer Valley
Desert Ridge
Sun City
Peoria
Scottsdale
El Mirage
Glendale
PHOENIX
Paradise Valley
Avondale
Maryvale
Tolleson
Downtown
Mesa
Laveen
South Mountain
Tempe
Gilbert
Chandler
Komatke
Ahwatukee Foothills
Sun Lakes

Woodstock
Alpharetta
Sugar Hill
Acworth
Suwanee
Roswell
Johns Creek
Kennesaw
Duluth
Marietta
Dunwoody
Norcross
Sandy Springs
Doraville
Chamblee
Lilburn
Powder Springs
Smyrna
Brookhaven
Tucker
Vinings
Mountain Park
Buckhead
Mableton
North Decatur
Clarkston
ATLANTA
Stone Mountain
Lithia Springs
Decatur
Midtown
Avondale
Downtown
Belvedere
Redan
Douglasville
Gresham Park
Panthersville
East Point
College Park
Hapeville
Forest Park
Union City
Morrow
Riverdale
Fairburn

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/TBD]			Location:	Various
				General Property Type:	Office
Original Balance(1):	$35,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$34,959,306			Title Vesting:	Fee
% of Initial Pool Balance:	4.7%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	2,572,700 SF
Borrower Sponsor:	Andrew J. Segal			Cut-off Date Balance per SF(1):	$72
Mortgage Rate:	4.6100%			Maturity Date Balance per SF(1):	$58
Note Date:	10/6/2017			Property Manager:	Boxer Property Management Corporation (borrower-related)
First Payment Date:	11/6/2017
Maturity Date:	10/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	1 month
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(5):	$20,578,171
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield(1):	11.1%
Additional Debt Balance(1)(3):	$149,825,595			UW NOI Debt Yield at Maturity(1):	13.7%
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			UW NCF DSCR(1):	1.64x
Reserves(4)				Most Recent NOI(5):	$16,618,026 (8/31/2017 TTM )
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$14,293,715 (12/31/2016)
RE Tax:	$2,076,255	$337,483	N/A	3rd Most Recent NOI:	$16,387,470 (12/31/2015)
Insurance:	$271,808	$20,908	N/A	Most Recent Occupancy:	77.5% (8/31/2017)
Replacements:	$150,000	$53,598	$1,157,715	2nd Most Recent Occupancy:	72.1% (12/31/2016)
TI/LC:	$7,176,724	$0	$3,859,050	3rd Most Recent Occupancy:	70.7% (12/31/2015)
Outstanding TI/LC:	$2,575,793	$0	N/A	Appraised Value (as of):	$287,750,000 (Various)
Deferred Maintenance:	$196,044	$0	N/A	Cut-off Date LTV Ratio(1):	64.2%
Free Rent Reserve:	$1,656,704	$0	N/A	Maturity Date LTV Ratio(1):	52.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$185,000,000	99.7%	Loan Payoff(6):	$169,099,307	91.2%
Borrower Equity:	$500,000	0.3%	Reserves:	$14,103,328	7.6%
			Closing Costs:	$2,297,365	1.2%
Total Sources:	$185,500,000	100.0%	Total Uses:	$185,500,000	100.0%

(1)	The National Office Portfolio Mortgage Loan (as defined below) is part of the National Office Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $185,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the National Office Portfolio Whole Loan.

(2)	Prior to the open prepayment date of July 6, 2027, the National Office Portfolio Whole Loan can be prepaid with (i) defeasance after the earlier to occur of (a) October 6, 2021 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last National Office Portfolio Whole Loan promissory note to be securitized. Partial release is not permitted.

(3)	See “The Mortgage Loan” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.

(5)	The increase in Net Operating Income from TTM 8/31/2017 to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(6)	Includes $129,463,638 of the allocated loan amount for the National Office Portfolio Properties (as defined below) as well as $39,635,669 in an additional required pay down of the Beal Bank Facility (as defined below).

The Mortgage Loan. The sixth largest mortgage loan (the “National Office Portfolio Mortgage Loan”) is part of a whole loan (the “National Office Portfolio Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $185,000,000. The National Office Portfolio Whole Loan is secured by a first priority fee mortgage encumbering an 18-property portfolio of office properties totaling 2,572,700 SF located throughout the Dallas, Texas metropolitan statistical area (“MSA”) (1,605,894 SF; 62.4% of NRA), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA) (collectively, the “National Office Portfolio Properties” or “National Office Portfolio”). The National Office Portfolio Whole Loan was originated by Ladder Capital Finance LLC, by and through its branch office at 345 Park Avenue, New York, New York (“LCF”). Promissory Note A-5-A, with an original principal balance of $35,000,000, represents the National Office Portfolio Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Notes A-1-A, A-1-B, A-2, A-3 and A-4-A, with an aggregate original principal balance of $150,000,000, are currently held by LCF or an affiliate, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The National Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust until the controlling pari passu Promissory Note A-1-A is securitized, whereupon the National Office Portfolio Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

National Office Portfolio Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$35,000,000	$34,959,306	LCF	Yes
Note A-1-B	$20,000,000	$19,976,746	LCF	No
Note A-2	$30,000,000	$29,965,119	LCF	No
Note A-3	$30,000,000	$29,965,119	LCF	No
Note A-4-A	$35,000,000	$34,959,306	LCF	No
Note A-5-A	$35,000,000	$34,959,306	UBS 2017-C5	No
Total	$185,000,000	$184,784,901

The Borrower and the Borrower Sponsor. The borrower is JBA Portfolio, LLC (the “National Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote. Andrew J. Segal is the borrower sponsor and nonrecourse carve-out guarantor.

Andrew J. Segal is the Chairman & CEO of Boxer Property, which specializes in acquiring underperforming assets and engaging in an aggressive leasing program to attract smaller commercial tenants. The Boxer Property portfolio currently includes 90 properties totaling 12,005,023 SF office space, 1,265 hotel keys, and 1,090,395 SF of retail. The properties are located in Texas, Illinois, Georgia, Arizona, Colorado, Massachusetts, California, Ohio, New Jersey, and Minnesota.

The Properties. The National Office Portfolio Properties are comprised of 18 office properties totaling 2,572,700 SF located throughout the Dallas, Texas MSA (1,605,894 SF; 62.4% of NRA; 64.0% UW NOI), the Atlanta, Georgia MSA (490,913 SF; 19.1% of NRA; 17.8% UW NOI), the Phoenix, Arizona MSA (263,681 SF; 10.2% of NRA; 4.7% UW NOI), and the Chicago, Illinois MSA (212,212 SF; 8.2% of NRA; 13.5% UW NOI). The National Office Portfolio Properties were constructed between 1973 and 1987 and range in size from 46,769 SF to 381,383 SF. The National Office Portfolio Properties are 77.5% occupied as of August 31, 2017 and are leased to more than 1,000 tenants.

The following table present certain information relating to the National Office Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Allocated Cut-off Date Balance(2)	% of Whole Loan Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)(3)
8330 LBJ Freeway	Dallas, TX	1984/2010	381,383	$3,200,440	17.2%	$34,212,175	18.5%	$42,750,000	80.0%
101 East Park Boulevard	Plano, TX	1983/2012	225,445	$2,678,991	14.4%	$26,788,816	14.5%	$36,100,000	74.2%
13601 Preston Road	Dallas, TX	1973/2009	261,975	$2,018,081	10.8%	$21,520,948	11.6%	$27,500,000	78.3%
1750 East Golf Road	Schaumburg, IL	1985/2013	212,212	$2,623,222	14.1%	$17,479,653	9.5%	$35,400,000	49.4%
14800 Quorum Drive	Addison, TX	1981/2011	103,877	$828,328	4.4%	$9,708,699	5.3%	$13,550,000	71.7%
1995 North Park Place	Atlanta, GA	1985/2013	99,920	$824,186	4.4%	$8,629,954	4.7%	$12,200,000	70.7%
Northlake - 2295 Parklake Dr NE	Atlanta, GA	1973/2014	121,528	$935,783	5.0%	$8,522,080	4.6%	$10,600,000	80.4%
4751 Best Road	Atlanta, GA	1987/2013	93,084	$809,188	4.3%	$8,090,582	4.4%	$11,900,000	68.0%
The Centre - 4099 McEwen Road	Farmers Branch, TX	1979/2013	123,711	$727,275	3.9%	$7,029,817	3.8%	$11,800,000	59.6%
The Centre - 4101 McEwen Road	Farmers Branch, TX	1979/2013	124,326	$551,675	3.0%	$7,029,817	3.8%	$12,100,000	58.1%
11225 North 28th Drive	Phoenix, AZ	1982/2011	135,501	$391,454	2.1%	$6,580,340	3.6%	$9,070,000	72.6%
10000 North 31st Ave	Phoenix, AZ	1982/2012	128,180	$375,262	2.0%	$5,909,121	3.2%	$9,900,000	59.7%
The Centre - 4001 McEwen Road	Farmers Branch, TX	1980/2013	95,192	$591,253	3.2%	$5,493,605	3.0%	$10,000,000	54.9%
4425 W Airport Fwy	Irving, TX	1981/2015	85,212	$558,699	3.0%	$4,638,600	2.5%	$8,400,000	55.2%
Northlake - 2302 Parklake Dr NE	Atlanta, GA	1979/2014	111,223	$147,597	0.8%	$4,095,233	2.2%	$11,800,000	34.7%
Northlake - 2305&2309 Parklake Dr NE	Atlanta, GA	1973/2014	65,158	$578,297	3.1%	$3,362,086	1.8%	$5,880,000	57.2%
12100 Ford Road	Farmers Branch, TX	1979/2012	158,004	$391,528	2.1%	$3,096,396	1.7%	$12,500,000	24.8%
The Centre - 4000N&S McEwen Road	Farmers Branch, TX	1979/2013	46,769	$417,387	2.2%	$2,596,977	1.4%	$6,300,000	41.2%
Total/Wtd. Avg.			2,572,700	$18,648,646	100.0%	$184,784,901	100.0%	$287,750,000	64.2%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the National Office Portfolio Whole Loan principal amount outstanding as of the Cut-off Date.

(3)	There are no release provisions in the National Office Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

The four largest properties (by NRA) in the National Office Portfolio (collectively making up approximately 56.4% of the National Office Portfolio’s UW NCF) are summarized below:

The 8330 LBJ Freeway property consists of 381,383 SF of Class B office space in two eight- and 12-story office buildings and, as of August 31, 2017, was 85.3% occupied. Built in 1984, the buildings within the property include two common conference rooms, an 85-seat stadium style auditorium, a fitness center and on-site café. The 8330 LBJ Freeway property is located 0.1 miles north of I-635 and 0.2 miles west of I-75. The largest tenant at the 8330 LBJ Freeway property is Trinity Universal Insurance Co, which occupies 84,114 SF (22.1% of the NRA of the 8330 LBJ Freeway property) and comprises 22.0% of the 8330 LBJ Freeway property’s underwritten base rent (3.1% of the National Office Portfolio’s underwritten base rent).

The 13601 Preston Road property consists of a 261,975 SF, midrise office building, and as of August 31, 2017, was 82.0% occupied. Built in 1973, the building is located on the north side of Alpha Road, approximately 550 feet west of Preston Road. The 13601 Preston Road property is located in North Dallas, which is located immediately north of LBJ Freeway between Preston Road and Montfort Drive. The 13601 Preston Road property is located adjacent to the north of the current Dallas Midtown, an over $4 billion redevelopment of the former Valley View mall and less than one-mile east of the North Dallas Tollway and Galleria Mall. The largest tenant at the 13601 Preston Road property is AT&T, which occupies 13,358 SF (5.1% of the NRA of the 13601 Preston Road property) and comprises 5.9% of the13601 Preston Road property’s underwritten base rent (0.5% of the National Office Portfolio’s underwritten base rent).

The 101 East Park Boulevard property consists of a 225,445 SF, 13-story office building and, as of August 31, 2017, was 87.1% occupied. Built in 1983, the building is located at the southwest corner of Park Boulevard and Republic Drive in Plano, Collin County, Texas. The largest tenant at the 101 East Park Boulevard property is M. White & Associates, LLC, which occupies 24,896 SF (11% of the NRA of the 101 East Park Boulevard property) and represents 11.2% of the 101 East Park Boulevard property’s underwritten base rent (1.1% of the National Office Portfolio’s underwritten base rent).

The 1750 East Golf Road property consists of a Class B, 12-story office building encompassing 212,212 rentable SF and 244,050 gross SF. Additionally, there is a two-story parking garage at the rear of the 1750 East Golf Road property that contains 295 parking spaces, with an additional 417 surface parking spaces surrounding the improvements. The 1750 East Golf Road property was constructed in 1985 and the 1750 East Golf Road property’s site consists of approximately 357,192 SF or approximately 8.20 acres of land. The 1750 East Golf Road property is located on the north side of East Golf Road, opposite the Woodfield Mall. The 1750 East Golf Road property benefits from its location near the core of the commercial district of Schaumburg and to the city of Chicago, O’Hare International Airport, and the growing industrial, residential, office and retail sectors of the Schaumburg, Rolling Meadows, Elk Grove Village, Hoffman Estates, and Barrington areas. The largest tenant at the 1750 East Golf Road property is Career Education Corporation, which occupies 116,387 SF (54.8% of the NRA of the 1750 East Golf Road property) and comprises 56.5% of the 1750 East Golf Road property’s underwritten base rent (6.6% of the National Office Portfolio’s underwritten base rent).

The following table presents certain information relating to the major leases at the National Office Portfolio Properties:

Tenant Summary(1)

Tenant Name	Property	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Career Education Corporation	1750 East Golf Road	NR/NR/NR	116,387	4.5%	$3,176,713	8.8%	$27.29	5/31/2020
Trinity Universal Insurance Co(4)	8330 LBJ Freeway	A-/A3/A-	84,114	3.3%	$1,387,881	3.9%	$16.50	6/30/2025
Assurance Agency, Ltd(5)	1750 East Golf Road	NR/NR/NR	63,113	2.5%	$1,716,198	4.8%	$27.19	9/30/2023
Nurtur Health, Inc.(6)	The Centre - 4001 McEwen Road	NR/NR/NR	47,780	1.9%	$788,370	2.2%	$16.50	12/31/2020
Centene Corporation(6)	The Centre - 4000N&S McEwen Road	NR/NR/NR	46,769	1.8%	$748,304	2.1%	$16.00	12/31/2020
Subtotal/Wtd. Avg.			358,163	13.9%	$7,817,466	21.7%	$21.83
Remaining Tenants			1,635,654	63.6%	$28,172,756	78.3%	$17.22
Vacant Space			578,883	22.5%	$0	0.0%	$0.00
Total/Wtd. Avg.			2,572,700	100.0%	$35,990,222	100.0%	$18.05

(1)	Information is based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Trinity Universal Insurance Co has a one-time termination option right effective June 30, 2022 with nine months’ notice.

(5)	Assurance Agency, Ltd has a one-time termination option right effective September 30, 2019 with 12 months’ notice and payment of a termination fee.

(6)	Centene Corporation and Nurtur Health, Inc. are affiliates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

The following table presents certain information relating to the lease rollover schedule at the National Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM/Other	51	39,513	1.5%	1.5%	$6.85	$270,677	0.8%	0.8%
2017	109	85,872	3.3%	4.9%	$16.82	$1,444,085	4.0%	4.8%
2018	497	472,242	18.4%	23.2%	$17.17	$8,109,026	22.5%	27.3%
2019	136	237,336	9.2%	32.5%	$16.53	$3,923,323	10.9%	38.2%
2020	129	453,555	17.6%	50.1%	$19.60	$8,888,453	24.7%	62.9%
2021	48	169,035	6.6%	56.7%	$16.28	$2,752,426	7.6%	70.5%
2022	41	125,942	4.9%	61.5%	$18.23	$2,295,525	6.4%	76.9%
2023	16	178,109	6.9%	68.5%	$21.88	$3,897,421	10.8%	87.7%
2024	7	31,737	1.2%	69.7%	$18.26	$579,435	1.6%	89.4%
2025	7	105,069	4.1%	73.8%	$16.72	$1,756,997	4.9%	94.2%
2026	5	11,420	0.4%	74.2%	$20.78	$237,306	0.7%	94.9%
2027	3	29,575	1.1%	75.4%	$24.76	$732,317	2.0%	96.9%
2028 & Beyond	5	54,412	2.1%	77.5%	$20.28	$1,103,231	3.1%	100.0%
Vacant	0	578,883	22.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1,054	2,572,700	100.00%		$18.05	$35,990,222	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The National Office Portfolio Properties are located across the Dallas, Texas MSA (ten properties), the Atlanta, Georgia MSA (five properties), the Phoenix, Arizona MSA (two properties), and the Chicago, Illinois MSA (one property).

Dallas:

There are 10 National Office Portfolio Properties located in the Dallas, Texas MSA totaling 1,605,894 SF (62.4% of total portfolio SF), which generate $11,963,658 in UW NCF (64.2% of total underwritten base rent). According to the appraisal, the Dallas/Fort Worth office market has an inventory of 359.2 million SF of office space with 705,773 SF of positive absorption. As of second quarter 2017, the Dallas-Fort Worth MSA office market is 85.7% occupied with an average asking rent of $24.64 PSF. The properties are located in several submarkets: LBJ Freeway, Richardson/Plano, Las Colinas, and Mid Cities, which are discussed below.

According to the appraisal, the LBJ Freeway office submarket contains a total inventory of approximately 22.6 million SF of office space across 265 buildings. As of the second quarter 2017, the LBJ Freeway office submarket had a direct vacancy rate of 22.1% and a weighted average rental rate of $21.83 PSF. The Richardson/Plano office submarket contains a total inventory of 40.8 million SF of office space across 1,371 buildings. As of the second quarter of 2017, the Richardson Plano office submarket had a direct vacancy rate of 15.3% and a direct weighted average rental rate of $24.20 PSF. The Las Colinas submarket contains a total inventory of 39.8 million SF of office space across 433 buildings. As of the second quarter of 2017, the Las Colinas office submarket had a direct vacancy rate of 14.5% and a direct weighted average rental rate of $25.03 PSF. The Mid-Cities office submarket contains a total inventory of approximately 40.3 million SF of office space across 2,578 buildings. As of the second quarter 2017, the Mid-Cities office submarket had a direct vacancy rate of 13.3% and a weighted average rental rate of $21.73 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

The following table presents certain market information relating to the National Office Portfolio Properties located in Dallas:

Dallas Office Market and Submarket Overview(1)
Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Las Colinas	39,798,523	433	14.5%	845,749	783,960	$25.03
LBJ Freeway	22,597,412	265	22.1%	0	(34,659)	$21.83
Mid-Cities	40,307,595	2,578	13.3%	752,298	(139,772)	$21.73
Richardson/Plano	40,752,851	1,371	15.3%	866,960	(8,030)	$24.20

(1)	Information is based on the appraisals.

Atlanta:

There are five National Office Portfolio Properties located in the Atlanta, Georgia MSA totaling 490,913 SF (19.1% of total portfolio SF) which generate $3,295,050 in UW NCF (20.6% of total UW Rent). As of the second quarter 2017, the Atlanta office submarket is 88.1% occupied with an average asking rent of $22.71 PSF. Total office inventory in the Atlanta market area amounted to 307,054,764 SF in 16,077 buildings for the same period. Quoted rents in the market are on average $22.71 PSF, and have seen a steady increase since a 10-year low of $18.78 PSF in 2012. In the Atlanta market, there is currently 5,273,668 SF of office space under construction. The properties are located in several submarkets: Northlake, South Atlanta, and Northwest Atlanta, which are discussed below.

According to the appraisal, the Northlake office submarket contains a total inventory of approximately 29.8 million SF across 2,308 buildings. As of the second quarter 2017, the Northlake office submarket had a direct vacancy rate of 10.0% and a weighted average rental rate of $18.67 PSF. The South Atlanta office submarket contains a total inventory of 24.7 million SF of office space across 2,560 buildings. As of the second quarter 2017, the South Atlanta office submarket had a direct vacancy rate of 10.3% and a direct weighted average rental rate of $16.70 PSF. The Northwest Atlanta office submarket contains a total inventory of 50.2 million SF of office space across 3,185 buildings. As of the second quarter 2017, the Northwest Atlanta office submarket had a direct vacancy rate of 12.0% and a weighted average rental rate of $21.65 PSF.

The following table presents certain market information relating to the National Office Portfolio Properties located in Atlanta:

Atlanta Office Market and Submarket Overview(1)
Submarket	Inventory (SF)	Number of Buildings	Direct Vacancy Rate	Under Construction SF	Direct Net Absorption 2Q2017	Direct Wtd. Avg. Rental Rate (PSF)
Northlake	29,818,728	2,308	10.0%	319,066	(244,795)	$18.67
Northwest Atlanta	50,157,394	3185	12.0%	762,139	157,831	$21.65
South Atlanta	24,714,942	2,560	10.3%	60,000	224,395	$16.70

(1)	Information is based on the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the National Office Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM(1)	UW(1)(2)(3)	UW PSF
Gross Potential Rent	$42,129,832	$44,419,786	$42,402,377	$43,350,092	$45,744,828	$17.78
Total Recoveries	$1,053,998	$1,438,663	$1,599,768	$1,768,146	$2,773,638	$1.08
Other Income	$675,665	$835,275	$680,692	$707,505	$707,505	$0.28
Less Vacancy & Credit Loss	($12,422,571)	($12,813,958)	($12,620,315)	($11,220,908)	($10,595,946)	($4.12)
Effective Gross Income	$31,436,924	$33,879,766	$32,062,523	$34,604,835	$38,630,025	$15.02
Total Operating Expenses	$16,957,854	$17,492,296	$17,768,808	$17,986,810	$18,051,854	$7.02
Net Operating Income	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$20,578,171	$8.00
Tenant Improvements	$0	$0	$0	$0	$643,175	$0.25
Leasing Commissions	$0	$0	$0	$0	$643,175	$0.25
Replacement Reserves	$0	$0	$0	$0	$643,175	$0.25
Net Cash Flow	$14,479,070	$16,387,470	$14,293,715	$16,618,026	$18,648,646	$7.25

Occupancy %	66.3%	70.7%	72.1%	75.3%	78.2%
NOI DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.81x
NCF DSCR(4)	1.27x	1.44x	1.25x	1.46x	1.64x
NOI Debt Yield(4)	7.8%	8.9%	7.7%	9.0%	11.1%
NCF Debt Yield(4)	7.8%	8.9%	7.7%	9.0%	10.1%

(1)	The increase in Net Operating Income from TTM 8/31/2017 to UW is primarily due to an increase in portfolio-wide occupancy from 72.1% as of 12/31/2016 to 77.5% as of 8/31/2017.

(2)	UW Gross Potential Rent is based on the underwritten rent roll as of August 31, 2017.

(3)	UW Total Recoveries represent utility reimbursement due from tenants under their leases. The increase in UW Total Recoveries when compared to the TTM is due to the gross up of vacant spaces on the rent roll. On a net basis, LCF has underwritten reimbursements of approximately $2.25 million, consistent with the TTM Utility Reimbursements of $2.0 million.

(4)	Debt service coverage ratios and debt yields are based on the National Office Portfolio Whole Loan.

Escrows and Reserves. The National Office Portfolio Whole Loan documents provide for escrows in the amount of $2,076,255 for upfront tax reserves and $337,483 to be collected on a monthly basis. The National Office Portfolio Whole Loan documents also provide for upfront insurance premium reserves of $271,808 and $20,908 to be collected on a monthly basis. At origination, a replacement reserve was established in the amount of $150,000. Throughout the loan term $53,598 per month ($0.02 PSF) will be collected on an ongoing basis. Such reserve is capped at $1,157,715 ($0.45 PSF), however, collections will resume if the reserve is drawn down upon. In addition, every four years the National Office Portfolio Borrower will be required to provide a summary of the capital expenditures for the prior four-year period, and if such expenditures exceeded $0.45 PSF, the National Office Portfolio Borrower will be required to make additional deposits into the replacement reserve during the following 24 months equal to 1/24th of such excess. At origination, $196,044 was collected to complete all deferred maintenance items identified by the engineer. The National Office Portfolio Borrower has covenanted to complete all repairs within 180 days of origination with the exception of the fire/life safety/ADA items which are to be completed within 60 days of origination.

At origination, $7,176,724 ($2.79 PSF) was collected upfront for future TI / LCs in connection with new leases at the National Office Portfolio Properties. If such reserve falls below $3,859,050 ($1.50 PSF), the National Office Portfolio Borrower is required to replenish such reserve at a rate of $0.50 PSF per year ($1,286,350) to the cap of $3,859,050 ($1.50 PSF). The National Office Portfolio Borrower is permitted to use TI/LC reserve funds to renovate vacant space without having a tenant for a cost up to $10 PSF for a cumulative square footage not to exceed the aggregate cap of 150,000 SF during the loan term. At origination, $2,575,793 was collected in connection with outstanding obligations owed by the National Office Portfolio Borrower to tenants and $1,656,704 was collected in connection with free rent owed tenants. Funds will be disbursed based on the schedule within the related National Office Portfolio Properties Loan agreement.

Lockbox and Cash Management. A hard lockbox is in place with respect to the National Office Portfolio Whole Loan. The National Office Portfolio Whole Loan has springing cash management during the continuance of a Cash Flow Sweep Event (as defined below). On a daily basis, funds on deposit in the lockbox account will be transferred to the National Office Portfolio Borrower’s operating account, provided that during the continuance of a Cash Flow Sweep Event, funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the National Office Portfolio Whole Loan documents, with any excess cash held by the lender as additional collateral for the National Office Portfolio Whole Loan. Upon the termination of any Cash Flow Sweep Event, excess cash will no longer be held by the lender and, provided that no other Cash Flow Sweep Event is then in effect, all amounts then on deposit in the lockbox account will be disbursed to the National Office Portfolio Borrower.

A “Cash Flow Sweep Event” will occur if (i) an event of default occurs under the loan documents, (ii) an event of default occurs under the management agreement, or (iii) the debt service coverage ratio falls below 1.15x, based on trailing three-month income (a “DSCR Sweep Event”). A Cash Flow Sweep Event will continue until, in regard to clause (i) above, the cure of such event of default, or in regard to clause (ii) above, a replacement manager acceptable to the lender is put in place, or in regard to clause (iii) above, the debt service coverage ratio is in excess of 1.25x for two consecutive quarters.

In the event a DSCR Sweep Event occurs, in lieu of establishing the clearing management account, the National Office Portfolio Borrower may elect to post cash collateral in the sum of $209,000 per month during the DSCR Sweep Event with the lender (such deposit, the “Sweep Event Deposit”), to be held as additional collateral for the National Office Portfolio Whole Loan and applied in accordance with the loan documents; provided that if the National Office Portfolio Borrower makes such election, upon the National Office Portfolio Borrower’s failure to make any monthly Sweep Event Deposit, the National Office Portfolio Borrower will be required to establish the cash management account and the National Office Portfolio will be subject to in-place cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 National Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$34,959,306 64.2% 1.64x 11.1%

management. Provided that another Cash Flow Sweep Event is not then occurring, upon the date that the DSCR Sweep Event is cured (by the debt service coverage ratio being in excess of 1.25x for two consecutive quarters) the Sweep Event Deposit will be returned in full to the National Office Portfolio Borrower, and provided that no other Cash Flow Sweep Event then exists, any amounts in the cash management account will be returned to the National Office Portfolio Borrower.

Beal Bank Pledge. The National Office Portfolio Properties were collateral under a large corporate facility that Boxer F2, L.P. has with Beal Bank USA, a Nevada Thrift (“Beal Bank”), in the amount of $464,000,000 (the “Beal Bank Facility”). In connection with funding of the National Office Portfolio Whole Loan, each National Office Portfolio Property was released from the Beal Bank Facility and dropped into a newly-formed SPE subsidiary of the Beal Bank Facility borrower. The Beal Bank Facility will continue to provide that the parent of the National Office Portfolio Borrower (i.e. the Beal Bank Facility borrower) will be required to submit any and all distributions received from the National Office Portfolio Whole Loan borrower to Beal Bank, including periodic distributions and net proceeds of any sale or refinancing. These remaining obligations of the parent company are secured by a pledge to Beal Bank of ownership interests in the National Office Portfolio Whole Loan borrower (the “Beal Pledge”). The Beal Pledge does not secure any principal amount or regular payments and may only be foreclosed upon in the event of the failure of the parent to make the required payments of distributions to Beal Bank (the parent is only obligated to make distributions to Beal Bank if it receives distributions from the property owner) or upon the occurrence of an event of default under the National Office Portfolio Whole Loan. The Beal Pledge is subject to an intercreditor agreement with the National Office Portfolio Whole Loan lender which will permit Beal Bank to foreclose upon the equity in the National Office Portfolio Whole Loan borrower as long as the foreclosing party is Beal Bank or another qualified transferee (provided that Beal Bank or such other qualified transferee has assets (in name or under management or advisement in excess) of $1 billion and capital surplus/equity or market capitalization of at least $400 million). Beal Bank also has additional cure rights beyond the National Office Portfolio Borrower cure periods and consistent with customary intercreditor provisions. Beal Bank has an option to purchase the National Office Portfolio Properties in the event that (i) the National Office Portfolio Whole Loan has been accelerated or (ii) the lender under the National Office Portfolio Whole Loan has received written notice from the National Office Portfolio Borrower that it will no longer perform under the loan. Beal Bank is pre-approved as an assuming National Office Portfolio Borrower pursuant to the National Office Portfolio Whole Loan documents as long as it is a qualified transferee at the time of the assumption (and meets the required net worth and capital surplus/equity or market capitalization test); Beal Bank is otherwise required to satisfy all of the assumption requirements in the National Office Portfolio Whole Loan documents in connection with an exercise of its purchase option for the National Office Portfolio Properties.

Mezzanine Loan and Preferred Equity. In connection with a sale of the properties and assumption of the loan by the purchaser, the loan documents permit mezzanine financing from an institutional lender subject to: (i) no event of default under the related loan documents has occurred and is continuing, (ii) a maximum combined loan-to-value ratio up to 70%, (iii) a minimum combined net operating income debt yield of 11.12%, (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower, (v) the receipt of a rating agency confirmation from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C5 certificates or any other securities evidencing an interest in a National Office Portfolio companion loan, and (vi) the execution of an intercreditor agreement acceptable to the lender.

Release of Property. Not permitted.

Release of Parcel. Not permitted.

Terrorism Insurance. The National Office Portfolio Borrower is required to obtain insurance against acts of terrorism for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income and umbrella liability insurance required pursuant to the National Office Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

West Side
Garment District
HERALD SQUARE
Jacob Javits Convention Center
Hudson River Greenway
HUDSON YARDS
NJ TRANSIT
Port Authority-West 30th Street Midtown Heliport
Highline Elevated Park
Reckless Theatre and Training Ctr.
Manhattan Center
Macy's
One Penn Plaza
Herald Center
Manhattan Mall
Empire State Building
LONG ISLAND RAILROAD
General Post Office
Madison Square Garden
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Uber Corp. Office
Starrett-Lehigh Building
Hotel Americano
Chelsea Park
Fashion Institute of Technology
The Museum at FIT
CUE Art Foundation
Chelsea
CHELSEA GALLERIES
High Line Elevated Park
School of Visual Arts Theater
Tiffany & Company
Madison Square Park
Chelsea Waterside Park
Pier 62 Skatepark
Chelsea Art Museum
W. 23rd St.
MANHATTAN
Flatiron Building
Flatiron District
Clement Clarke Moore Park
The High Line Hotel
Atlantic Theater Company
Chelsea Piers Sports & Entertainment Complex
The Kitchen
The Joyce Theater
IAC Building
Highline Ballroom
NYC Lab School for Collaborative Studies
Hudson River
Chelsea Market
Google Corporate Office Campus
Pier 57
W. 14th St.
Gansevoort Market
Meatpacking District
Ground Zero Museum Workshop
The Standard High Line
Gansevoort Meatpacking NYC
Forbes Galleries
Whitney Museum of American Art
Greenwich Ave.
Hudson Park Library
Greenwich Village
The School of Drama - The New School
West Village
Washington Arch
Washington Square
Lucille Lortel Theatre
IFC Center
NYU School of Law
New York University
NYU Skirball Center for the Performing Arts
New Ohio Theatre
Cherry Lane Theatre
James J. Walker Park
U.S. Dept of Veterans Affairs
W. Houston St.
SoHo
Delshah NYC MF & Retail Portfolio
1 58-60 9th Avenue New York, NY
2 60 Ganesvoort Street New York, NY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s)	[NR/NR/TBD]			Location	New York, NY
				General Property Type:	Various
Original Balance:	$28,000,000			Detailed Property Type:	Various
Cut-off Date Balance:	$28,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.8%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	13,250 SF
Borrower Sponsor:	Michael K. Shah			Cut-off Date Balance per SF:	$2,113
Mortgage Rate:	4.2500%			Maturity Date Balance per SF:	$2,113
Note Date	8/4/2017			Property Manager:	Delshah Management, LLC (borrower-related)
First Payment Date:	9/6/2017
Maturity Date:	8/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions:	LO (27); DEF (27); O (6)			UW NOI(4):	$2,049,637
Lockbox/Cash Mgmt Status(1):	Soft/Springing			UW NOI Debt Yield:	7.3%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	7.3%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.70x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	$1,592,183 (8/31/2017 TTM)
Reserves(2)				2nd Most Recent NOI(5):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent NOI(5):	N/A
RE Tax:	$45,325	$22,663	N/A	Most Recent Occupancy:	100.0% (8/31/2017)
Insurance:	$23,712	$2,635	N/A	2nd Most Recent Occupancy(5):	N/A
Deferred Maintenance:	$15,000	$0	N/A	3rd Most Recent Occupancy(5):	N/A
Replacement:	$0	$228	N/A	Appraised Value (as of):	$53,900,000 (6/7/2017)
TI/LC:	$0	Springing	N/A	Cut-off Date LTV Ratio:	51.9%
Other(3):	$2,057,375	$0	N/A	Maturity Date LTV Ratio:	51.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,000,000	100.0%	Loan Payoff:	$20,515,489	73.3%
			Reserves:	$2,141,412	7.6%
			Closing Costs:	$1,338,682	4.8%
			Return of Equity(6):	$4,004,417	14.3%
Total Sources:	$28,000,000	100.0%	Total Uses:	$28,000,000	100.0%

(1)	See “Lockbox and Cash Management” below for further discussion of cash management status.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Other Reserve includes a Free People Reserve ($1,364,750) and a Free People Rent Credit Reserve ($692,625). At origination, the borrower deposited an additional $669,125 with Free People’s attorney in connection with a dispute between the tenant and the Delshah NYC Portfolio Borrowers (as defined below and as described under “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus and “Escrows and Reserves” below).

(4)	UW NOI is based on the underwritten rent roll and includes (i) $121,800 of rent steps through November 2018 and (ii) $297,600 of underwritten base rent attributed to the three multifamily units.

(5)	Historical cash flows and historical occupancy are not available due to the acquisition of the Delshah NYC Portfolio Properties (as defined below) in 2013 and the subsequent gut renovations prior to the execution of new leases with the current tenants.

(6)	The borrower sponsor acquired (i) the Ninth Avenue Property (as defined below) for $18.2 million and invested approximately $8.0 million in capital improvements and (ii) the Gansevoort Property (as defined below) for $8.6 million and invested approximately $536,000 in capital improvements.

The Mortgage Loan. The seventh largest mortgage loan (the “Delshah NYC Portfolio Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $28,000,000 and is secured by a first priority fee mortgage encumbering a mixed use, retail/multifamily building located at 58-60 Ninth Avenue, New York, New York (the “Ninth Avenue Property”) and a retail property located at 69 Gansevoort Street, New York, New York (the “Gansevoort Property,” and together with the Ninth Avenue Property, the “Delshah NYC Portfolio” or “Delshah NYC Portfolio Properties”). The proceeds of the Delshah NYC Portfolio Mortgage Loan were used to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are Delshah 60 Ninth LLC and Delshah Gansevoort 69, LLC (collectively, the “Delshah NYC Portfolio Borrowers”), each a single purpose, New York limited liability company with one independent director in its organizational structure. The nonrecourse guarantor and borrower sponsor of the Delshah NYC Portfolio Mortgage Loan is Michael K. Shah.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

Michael K. Shah is the founder and managing partner of Delshah Capital, a full-service, vertically integrated commercial real estate private equity and asset management firm specializing in acquiring, developing and managing multi-family, retail and office properties throughout New York City. Michael K. Shah oversees all aspects of the company operations including acquisitions, legal strategy, asset management and property management. Since its inception in 2006, the firm has grown to own a portfolio of over 2.0 million SF valued at more than $800.0 million. The current portfolio contains 17 real estate assets, composed of 1,200 residential units and 10 retail units across the five boroughs of New York City. The borrower is currently subject to a dispute with a tenant. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The Delshah NYC Portfolio Properties consist of the retail/multifamily Ninth Avenue Property and the retail Gansevoort Property, both of which are located in the Meatpacking District in Lower Manhattan, New York City.

The Ninth Avenue Property is a 100.0% leased, four-story, 10,300 SF mixed-use property located on the eastern side of Ninth Avenue between West 14th Street and West 15th Street. The Ninth Avenue Property’s first floor and below grade space are leased to Free People of PA LLC (“Free People”) (6,800 SF; 51.3% of total NRA), a subsidiary of Urban Outfitters, Inc. (“Urban Outfitters”). The Ninth Avenue Property also has three, 100.0% occupied multifamily units located on the second, third and fourth floors. Each floor consists of a full-floor, recently renovated two-bedroom multifamily unit ranging between 1,100 SF and 1,200 SF.

The Ninth Avenue Property features 34 feet of frontage on Ninth Avenue and is situated directly across the street from the Apple store and Chelsea Market and is also adjacent to Google’s NYC Headquarters. The borrower sponsor acquired the Ninth Avenue Property in April 2013 for approximately $18.2 million and subsequently invested approximately $8.0 million in capital improvements through 2014. The capital improvements were used to renovate the retail space and gut renovate the three multifamily units.

The Gansevoort Property is situated on the northern side of Gansevoort Street between Greenwich Street and Washington Street. The Gansevoort Property was built in 1940 and was gut renovated and shop-fitted by the sole tenant in 2013. The building is comprised of 2,950 SF of above grade rentable retail space and has 6,993 SF of additional air rights. The Gansevoort Property is 100.0% occupied by Madewell Inc. (“Madewell”) (2,950 SF; 22.3% of total NRA), a subsidiary of J. Crew Group, Inc. (“J. Crew;” rated Caa2 by Moody’s and CCC+ by S&P). The Gansevoort Property is located near the entrance of the High Line and the Whitney Museum of American Art. The borrower sponsor acquired the Gansevoort Property in August 2013 for approximately $8.6 million and invested approximately $536,000 into the Gansevoort Property.

Delshah NYC Portfolio Summary
Property Name	Address	Property Sub-Type	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount(1)	Net Rentable Area (SF)(2)	Allocated Loan Amount PSF	Occupancy(2)	Appraised Value
Ninth Avenue Property	58-60 9th Avenue New York, NY 10011	Retail / Multifamily	1920/2014	$19,500,000	69.6%	10,300	$1,893	100.0%	$36,800,000
Gansevoort Property	69 Gansevoort Street New York, NY 10014	Single Tenant	1940/2013	$8,500,000	30.4%	2,950	$2,881	100.0%	$17,100,000
Total / Wtd. Avg.				$28,000,000	100.0%	13,250	$2,113	100.0%	$53,900,000

(1)	Pursuant to the Delshah NYC Portfolio Mortgage Loan documents, partial release of an individual Delshah NYC Portfolio Property is not permitted.

(2)	Based on the underwritten rent roll dated August 31, 2017.

Major Tenants.

Free People (6,800 SF, 51.3% of total NRA, 58.1% of underwritten base rent). Free People is a clothing brand that originally started in 1970 in West Philadelphia across the street from the University of Pennsylvania and changed its name to Urban Outfitters a year later. Free People was later revived as the Urban Outfitter’s wholesale label in 1984 and opened its first brick-and-mortar store in Paramus, New Jersey in 2002. In addition to its 131 Free People stores, as a wholesale line, Free People sells its brand in over 1,400 specialty stores worldwide including department stores such as Nordstrom and Bloomingdales. Free People continues to be a subsidiary of Urban Outfitters (NASDAQ: URBN), which is headquartered in Philadelphia, Pennsylvania and has a portfolio of global consumer brands consisting of Urban Outfitters, Anthropologie, Free People, BHLDN, Terrain and the Vetri Family, a group of restaurants. Free People executed a 10-year lease at the Ninth Avenue Property in March 2015 with a lease term commencement in November 2016 and a lease expiration in January 2027. In addition, the lease provides for two five-year renewal options.

Madewell (2,950 SF, 22.3% of total NRA, 29.6% of underwritten base rent). Madewell was originally founded in 1937 as an outfitter for factory workers and fishermen. The brand shut down in 1989 and was acquired and reopened under the J. Crew brand in 2006, as a clothing line dedicated to women. J. Crew is a men and women’s clothing store that was founded in 1983 and opened its first store in 1989. As of August 23, 2017, J. Crew operates 274 J. Crew retail stores, 119 Madewell stores, 182 factory stores and accompanying online retail websites. Madewell executed a 10-year lease at the Gansevoort Property in July 2015 with a lease commencement in October 2016, a lease expiration in January 2027 and provides for two five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

The following table presents certain information relating to the leases at the Delshah NYC Portfolio Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Free People	Ninth Avenue Property	NR/NR/NR	6,800	51.3%	$1,405,693	58.1%	$206.72	1/31/2027(3)
Madewell	Gansevoort Property	NR/Caa2/CCC+	2,950	22.3%	$716,108	29.6%	$242.75	1/31/2027(4)
Subtotal/Wtd. Avg.			9,750	73.6%	$2,121,800	87.7%	$217.62
Multifamily Units(5)	Ninth Avenue Property		3,500	26.4%	$297,600	12.3%	$85.03	Various
Total/Wtd. Avg.			13,250	100.0%	$2,419,400	100.0%	$182.60

(1)	Information is based on the underwritten rent roll dated August 31, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Free People has two five-year extension options.

(4)	Madewell has two five-year extension options. J. Crew Group, Inc. guaranties the lease.

(5)	The Ninth Avenue Property contains three multifamily units located on the second, third and fourth floors of the property. Each unit is leased for one-year terms.

The following table presents certain information relating to the lease rollover schedule at the Delshah NYC Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling(3)
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027(3)	2	9,750	100.0%	100.0%	$217.62	$2,121,800	100.0%	100.0%
2028 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	2	9,750	100.0%		$217.62	$2,121,800	100.0%	100.0%

(1)	Information is based on the underwritten rent roll dated August 31, 2017 and only reflects the commercial tenants of the Delshah NYC Portfolio Properties. The Ninth Avenue Property also contain three multifamily units that are 100.0% occupied on one-year lease terms with current annual rent totaling $297,600.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	See “Major Tenant Cash Trap Period” under “Lockbox and Cash Management” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

The Market. The Delshah NYC Portfolio Properties are located in the West Village/Downtown apartment submarket and the Greenwich Village retail submarket.

The Delshah NYC Portfolio Properties are located in the Meatpacking District on the far west side of Manhattan, bordered to the north by Chelsea and to the south by the West Village. The Meatpacking District has become the epicenter of fashion, art and technology and the main point of entry onto the High Line. The Meatpacking District received its name due to the high number of slaughterhouses and packing plants located in the area at the turn of the 20th century, but has steadily transformed into a destination location for high-end boutiques including Christian Louboutin, Alexander McQueen, Stella McCartney, Hermes and Theory. The Meatpacking District also has a vibrant social scene with restaurants, bars and night clubs. In addition, the Meatpacking District and Chelsea have emerged as a destination for technology, media and creative industry with companies such as Google, Twitter, Apple, Samsung, Uber and Tesla all having a prominent presence in the neighborhood. Additional features to the neighborhood are the High Line linear park, which opened in 2009 and the Whitney Museum of American Art, which opened in 2015. According to a third party research report, the 2016 demographics within the Meatpacking District, such as population, average household income, median household income were 290,473, $112,900 and $73,608 respectively.

As of the first quarter of 2017, within the West Village/Downtown apartment submarket, there were 25,461 total units, with an average vacancy rate of 4.0% and an average asking rent per unit of $4,350.

As of the first quarter of 2017, the Greenwich Village retail submarket had approximately 2.7 million SF of supply, with 84,090 SF vacant indicating a vacancy rate of 3.1% and total average asking rents of $122.39 PSF. Average ground floor retail rents in the Meatpacking District and the West Village range from $300.00 to $375.00 PSF and $375.00 to $525.00 PSF respectively.

Retail lease comparables for the Delshah NYC Portfolio Properties range from $235.00 to $284.00 PSF.

Retail Lease Comparable(1)
Property Name	Location	Net Rentable Area (SF)	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Term	Rent PSF	Lease Type
Ninth Avenue Property	58-60 Ninth Avenue	6,800(2)(3)	1920	Free People	6,800(2)	11/9/2016(2)	10.0(2)	$206.72(2)	Net
Gansevoort Property	69 Gansevoort Street	2,950(2)	1940	Madewell	2,950(2)	10/13/2016(2)	10.0(2)	$242.75(2)	Net
Ted Baker	115-121 Wooster Street	7,875	1900	Ted Baker	7,875	1/1/2016	10.0	$235.00	Net
Hermes	46 Gansevoort Street	10,000	1941	Hermes	10,000	1/1/2018	10.0	$284.00	Net
Indochino	424 Broome Street	4,100	1900	Indochino	4,100	6/26/2016	5.0	$275.00	Net
Intermix	810 Washington Street	2,125	1940	Intermix	2,125	9/1/2016	10.0	$225.00	NNN
Sweetgreen	32 Gansevoort Street	10,100	1910	Sweetgreen	1,915	8/1/2016	10.0	$240.00	NNN

(1)	Information is based on the appraisal.

(2)	Based on the underwritten rent roll.

(3)	The Ninth Avenue Property Net Rentable Area only reflects retail SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Delshah NYC Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	8/31/2017 TTM	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	$1,933,876	$2,419,400	$182.60
Total Recoveries	N/A	N/A	N/A	$71,433	$82,341	$6.21
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	$0	($75,052)	($5.66)
Effective Gross Income	N/A	N/A	N/A	$2,005,309	$2,426,689	$183.15
Total Operating Expenses	N/A	N/A	N/A	$413,126	$377,052	$28.46
Net Operating Income	N/A	N/A	N/A	$1,592,183	$2,049,637	$154.69
Capital Expenditures	N/A	N/A	N/A	$0	$2,738	$0.21
TI/LC	N/A	N/A	N/A	$0	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$1,592,183	$2,046,900	$154.48

Occupancy %	N/A	N/A	N/A	100.0%	97.0%
NOI DSCR	N/A	N/A	N/A	1.32x	1.70x
NCF DSCR	N/A	N/A	N/A	1.32x	1.70x
NOI Debt Yield	N/A	N/A	N/A	5.7%	7.3%
NCF Debt Yield	N/A	N/A	N/A	5.7%	7.3%

(1)	Historical cash flows are unavailable due to the acquisition of the Delshah NYC Portfolio Properties in 2013 and the subsequent renovations and execution of new leases with the current tenants.

(2)	UW Gross Potential Rent is underwritten based on the underwritten rent roll and includes (i) $121,800 of rent steps through November 2018 and (ii) $297,600 of underwritten base rent attributed to the three multifamily units.

(3)	The appraisal concluded a 3.0% general vacancy rate and CCRE is underwriting a 3.0% vacancy. As of the underwritten rent roll dated August 31, 2017, the Delshah NYC Properties are 100.0% occupied.

Escrows and Reserves. The Delshah NYC Portfolio Borrowers deposited (i) $45,325 upfront in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments, (ii) $23,712 upfront in escrow for annual insurance premiums and is required to escrow monthly 1/12 of the annual estimated insurance premiums, (iii) $15,000 upfront for an immediate repair reserve, (iv) an ongoing monthly replacement reserve of approximately $228, (v) an ongoing monthly TI/LC reserve of approximately $813, which reserve is waived unless there is an event of default or the debt service coverage ratio falls below 1.30x, (vi) $1,364,750 upfront for a Free People Reserve and (vii) $692,625 upfront for a Free People Rent Credit Reserve. Separately, at loan origination, the Delshah NYC Portfolio Borrowers deposited $669,125 was deposited with Free People’s attorney as a result of a stipulation filed and approved by the Supreme Court of the State of New York, New York County in connection with a dispute between the Delshah NYC Portfolio Borrowers and the tenant. Upon delivery of the final unappealable order of the decision rendered by the court adjudicating the aforementioned dispute or a copy of the fully executed, filed and entered stipulation of discontinuance that provides for the settlement of call outstanding claims. It is anticipated that certain amounts in the Free People Reserve and the Free People Rent Credit Reserve will be transferred to the tenant and any remaining amounts returned to the Delshah NYC Portfolio Borrowers. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Lockbox and Cash Management. The Delshah NYC Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The Delshah NYC Portfolio Borrowers are required to collect all rent from the tenants and within two business days transmit such rent directly into the clearing account maintained by the Delshah NYC Portfolio Borrowers at a local bank selected by the borrowers. Except during a Cash Management Period (as defined below), funds deposited into the clearing account will be swept by the clearing bank on a daily basis into an account designated by the Delshah NYC Portfolio Borrowers’ at the clearing bank. During a Cash Management Period, funds deposited into the clearing account are required to be swept by the clearing bank on a daily basis into a lender controlled lockbox account and applied and disbursed by the lender in accordance with the loan documents and any excess funds will be maintained as additional collateral.

A “Cash Management Period” will commence upon (a) the occurrence of any of the following, (i) any event of default; (ii) any bankruptcy action of the Delshah NYC Portfolio Borrowers, principal, guarantor or property manager has occurred; (iii) the commencement of a Major Tenant Cash Trap Period (as defined below); or (iv) failure by the Delshah NYC Portfolio Borrowers, after the end of two consecutive calendar quarters, to maintain an debt service coverage ratio of at least 1.15x, and (b) terminate, upon lender giving notice to the Delshah NYC Portfolio Borrowers and clearing bank that the Cash Management Period has ended and, in the case of clause (i), the event of default has been cured and no other event of default is continuing; in the case of clause (ii), with respect to a bankruptcy action of the property manager only, the Delshah NYC Portfolio Borrowers have replaced the manager with a qualified manager under an acceptable replacement management agreement; in the case of clause (iii), such Major Tenant Cash Trap Period has terminated and no other Cash Management Period is then continuing; and in the case of clause (iv), the debt service coverage ratio is at least 1.15x for two consecutive calendar quarters and no other Cash Management Period is then in effect or event that would trigger another Cash Management Period has occurred.

A “Major Tenant Cash Trap Period” will commence on (i) the date on which a Major Tenant (as described below) discontinues its business at its premises or vacates i.e. “goes dark” at the premises (unless the tenant is paying all monetary obligations and is not otherwise in default or the Delshah NYC Portfolio Borrowers have deposited into an excess cash reserve account, the sum (calculated by lender) equal to the excess cash that would have been deposited with the lender if this tenant had paid all of its monetary obligations under the lease); (ii) the earlier of (x) the date that is twelve months prior to the then current expiration of the Major Lease or (y) the date upon which a Major Tenant gives notice of its intention not to exercise any remaining renewal options under its lease; (iii) the date on which a Major Tenant terminates its lease or delivers to Delshah NYC Portfolio Borrowers a written notice or otherwise indicates its intention to terminate; (iv) the occurrence of a monetary or material non-monetary default by a Major Tenant under its lease (excluding any non-payment during a rent abatement period); and (v) the date upon which a Major Tenant (or its parent company, if such parent is the guarantor on such

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

New York, NY	Collateral Asset Summary – Loan No. 7 Delshah NYC Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,000,000 51.9% 1.70x 7.3%

Major Lease) becomes a debtor in any bankruptcy or insolvency proceedings. A Major Tenant Cash Trap Period will terminate, in the case of clause (i), the applicable Major Tenant has renewed or extended its lease for a term no less than five years beyond the stated maturity date (or the Delshah NYC Portfolio Borrowers have deposited in an excess cash reserve an amount equal to the greater of (x) twelve months of excess cash calculated from the date the tenant has gone dark and (y) $60.00 PSF for the space leased by such Major Tenant; in the case of clause (ii), the date on which the Major Tenant (or its parent, if applicable) ceases to be a debtor in a bankruptcy or insolvency proceeding; in the case of clause (iii), the Delshah NYC Portfolio Borrowers have entered into on or more leases with one or more replacement tenants reasonably satisfactory to lender, each at a net effective rental rate of no less than $180.00 PSF, which rental rate produces a debt service coverage ratio of at least 1.15x and no other Cash Management Period is then continuing.

A “Major Tenant” means any tenant under a “Major Lease”, which means (i) the Madewell lease (and any replacement lease thereof), (ii) the Free People lease (and any replacement lease thereof), and/or (iii) any other non-residential lease (a) which, either individually or when taken together with any other lease with the same tenant or its affiliates, demises in excess of 2,000 SF at the Delshah NYC Portfolio Property or (b) made with a tenant that is paying base rent in an amount equal to or exceeding 15.0% of the gross income from operations.

Additional Secured Indebtedness. Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Delshah NYC Portfolio Mortgage Loan documents require “all risk” insurance / umbrella coverage in an amount equal to 100% of the full replacement cost and a commercial general liability insurance policy with a limit of not less than $10,000,000 in the aggregate. Terrorism coverage is required, which may be included in the property insurance policy or a stand-alone policy covering terrorist acts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

Floor	Tenants
21	JP Morgan Chase 23,895 SF | 7/2020; JP Morgan Chase 3,100 SF | 7/2020
20	Her Majesty the Queen in Right of Canada 60,845 SF | 10/2037
19	Jennison Associates 19,277 SF | 2/2025; Her Majesty the Queen in Right of Canada 12,056 SF | 10/2037; Vacant 4,972 SF; Jennison Associates 25,000 SF | 2/2025; Jennison Associates 300 SF | 2/2025
18	Jennison Associates 58,883 SF | 2/2025
17	Jennison Associates 59,304 SF | 2/2025
16	The New York and Presbyterian Hospital 62,275 SF | 12/2048
15	The New York and Presbyterian Hospital 62,275 SF | 12/2048
14	The New York and Presbyterian Hospital 61,543 SF | 12/2048
13	JP Morgan Chase 17,959 SF | 7/2020; The New York and Presbyterian Hospital 43,994 SF | 12/2048
12	JP Morgan Chase 61,603 SF | 7/2020
11	The New York and Presbyterian Hospital 61,411 SF | 12/2048
10	The New York and Presbyterian Hospital 60,401 SF | 12/2048
9	The New York and Presbyterian Hospital 60,512 SF | 12/2048
8	JP Morgan Chase 58,654 SF | 7/2020
7	JP Morgan Chase 59,032 SF | 7/2020
6	JP Morgan Chase 30,342 SF | 7/2020; Vacant 29,455 SF
5	The New York and Presbyterian Hospital 66,605 SF | 12/2048
4	J. Walter Thompson 66,008 SF | 5/2027
3	J. Walter Thompson 66,166 SF | 5/2027
2	J. Walter Thompson 60,559 SF | 5/2027
1	Convene 27,876 SF | 2/2027; Convene 1,929 SF 2/2027; Hale & Hearty 1,893 SF 11/2030; Vacant 2,407 SF; Vacant 942 SF; Vacant 2,429 SF; Tobmar International 400 SF | 3/2024
1	Management Office 2,050 SF | MTM; Vacant 1,213 SF; Vacant 2,318 SF; Vacant 3,774 SF; Vacant 2,700 SF; Vacant 1,542 SF; Vacant 2,094 SF; Vacant 1,724 SF

VACANT | MTM | 2018 – 2020 | 2021 – 2025 | 2026 – 2030 | 2031+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

237 Park Avenue
237 Park Avenue
New York, NY 10017
MANHATTAN
Midtown
Upper East Side
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East River
FDR Drive
UNITED NATIONS HEADQUARTERS
QUEENS MIDTOWN TUNNEL
LONG ISLAND RAILROAD
METRO NORTH
Grand Central Terminal
MetLife Building
ROCKEFELLER CENTER
TIMES SQUARE
HERALD SQUARE
Bryant Park
St. Vartan's Park
Park Ave.
Lexington Ave.
Madison Ave.
5th Ave.
6th Ave.
7th Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
Broadway
E. 42nd St.
W. 42nd St.
E. 57th St.
W. 57th St.
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	Société Générale			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[BBB+/AAA/TBD]			Location:	New York, NY 10017
				General Property Type:	Office
Original Balance(2):	$25,390,000			Detailed Property Type:	CBD
Cut-off Date Balance(2):	$25,390,000			Title Vesting:	Fee/Leasehold
% of Initial Pool Balance:	3.4%			Year Built/Renovated:	1914/2017
Loan Purpose:	Refinance			Size:	1,251,717 SF
Borrower Sponsors:	RXR Group; Walton Street Group			Cut-off Date Balance per SF(2):	$278
Mortgage Rate:	3.7515436%			Maturity Date Balance per SF(2):	$278
Note Date:	7/26/2017			Property Manager:	RXR Property Management LLC (borrower-related)
First Payment Date:	9/9/2017
Maturity Date:	8/9/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months
Prepayment Provisions:	LO (27); DEF (86); O (7)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI(5):	$57,166,479
Additional Debt Type(3):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield(2):	16.4%
Additional Debt Balance(3):	$322,610,000/$345,200,000/$87,800,000			UW NOI Debt Yield at Maturity(2):	16.4%
Future Debt Permitted (Type):	Yes (Mezzanine)			UW NCF DSCR(2):	4.10x
Reserves(4)				Most Recent NOI:	$19,845,834 (12/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$19,489,476 (12/31/2015)
RE Tax:	$0	Springing	N/A	3rd Most Recent NOI:	$32,393,944 (12/31/2014)
Insurance:	$0	Springing	N/A	Most Recent Occupancy(5):	95.6% (6/29/2017)
Replacements:	$0	Springing	N/A	2nd Most Recent Occupancy:	63.5% (12/31/2016)
TI/LC:	$0	Springing	N/A	3rd Most Recent Occupancy:	63.1% (12/31/2015)
Outstanding TI/LC:	$81,365,605	$0	N/A	Appraised Value (as of)(6):	$1,310,000,000 (5/22/2017)
Interest Reserve:	$7,500,000	$0	N/A	Cut-off Date LTV Ratio(2)(6):	26.6%
JPM Reserve:	$0	Springing	(4)	Maturity Date LTV Ratio(2)(6):	26.6%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$693,200,000	88.8%	Loan Payoff:	$628,164,189	80.4%
Mezzanine Loan(2):	$87,800,000	11.2%	Reserves:	$88,865,605	11.4%
			Closing Costs:	$41,379,906	5.3%
			Return of Equity:	$22,590,300	2.9%
Total Sources:	$781,000,000	100.0%	Total Uses:	$781,000,000	100.0%

(1)	The 237 Park Avenue Whole Loan was co-originated by Société Générale and Morgan Stanley Bank, N.A. (collectively, the “Lenders”).

(2)	The 237 Park Avenue Mortgage Loan (as defined below) is part of the 237 Park Avenue Whole Loan (as defined below), which is comprised of 14 senior pari passu promissory notes with an aggregate original principal balance of $348.0 million and four pari passu subordinate notes with an aggregate original principal balance of $345.2 million. The 237 Park Avenue Whole Loan is accompanied by the 237 Park Avenue Mezzanine Loan (as defined below) with an outstanding aggregate principal balance of $87.8 million. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Pari Passu Companion Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV based on the 237 Park Avenue Whole Loan are $554, $554, 8.2%, 8.2%, 2.06x, 52.9% and 52.9%, respectively.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase in UW NOI is due to a new lease, in which New York and Presbyterian Hospital (“NYP”) leases 479,016 SF, representing approximately 35.9% of underwritten base rent for a period of 30 years, bringing the overall occupancy to 95.6%.

(6)	Appraised Value (as of), Cut-off Date LTV Ratio and Maturity Date LTV Ratio, with respect to the 237 Park Avenue Whole Loan, is based on the “As-Is Assuming Reserves” value of $1,310,000,000 as of May 22, 2017, which assumes upfront reserves of $81,365,605 for capital expenditures and tenant improvements and leasing costs for recently signed leases in addition to a $7,500,000 escrow and letters of credit in an aggregate amount of $8,500,000 to cover interest and free rent payments, specifically for a portion of the free rent provided to NYP and Her Majesty the Queen in Right of Canada spaces. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the $1.2 billion “As-Is” appraised value are 29.0% and 29.0%, respectively.

The Mortgage Loan. The eighth largest mortgage loan (the “237 Park Avenue Mortgage Loan”) is part of a whole loan (the “237 Park Avenue Whole Loan”) secured by the 237 Park Avenue Fee Borrower’s (as defined below) fee interest in the 237 Park Avenue Property (as defined below), the condominium units owned by the 237 Park Avenue Declarant Borrower (as defined below), the revenues from the 237 Park Avenue Property, and all other tangible and intangible property in respect of which the Lenders are granted a lien under the 237 Park Avenue Whole Loan documents, and all proceeds of the foregoing and the collateral assignment of the purchase money note, the purchase money mortgage and the purchase sale agreement each relating to NYP’s purchase of its condominium units at the 237 Park Avenue Property. The 237 Park Avenue Property is a 21-story, 1,251,717 SF Class A office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

building that occupies the entire city block bound by Lexington Avenue and Park Avenue between 45th and 46th Streets in Midtown Manhattan (the “237 Park Avenue Property”), adjacent to Grand Central Terminal.

The 237 Park Avenue Whole Loan consists of (i) a loan whose proceeds were used to refinance the prior mortgage loan, make deposits into the reserve funds, pay costs and expenses in connection with the origination of the loan, and fund any working capital requirements of the 237 Park Avenue Property (the “Senior Lien Loan”) and (ii) a loan whose proceeds are to be used for the cost of future improvements (the “Building Loan”). The Building Loan was created in order to comply with New York lien law and is subordinate to the Senior Lien Loan in terms of lien priority. The Senior Lien Loan and the Building Loan are treated as one loan below. The 237 Park Avenue Whole Loan is comprised of (i) a senior loan, comprised of 14 pari passu notes, with an aggregate outstanding principal balance of $348.0 million and (ii) subordinate companion loans, comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $345.2 million (collectively, the “237 Park Avenue Subordinate Companion Loan”), each as described below. Senior Note A-2-C2, Senior Note A-2-C3, Building Note A-2-C2 and Building Note A-2-C3, with an aggregate outstanding principal balance as of the Cut-off Date of $25.39 million, will be contributed to the UBS 2017-C5 Trust. The remaining 10 notes (collectively, the “237 Park Avenue Pari Passu Companion Loan”) have an aggregate outstanding principal balance as of the Cut-off Date of $322.61 million. The controlling senior Note A-1-S (along with three other senior 237 Park Avenue Pari Passu Companion Loan notes and the 237 Park Avenue Subordinate Companion Loan) were contributed to the MSSG Trust 2017-237P, which governs the servicing and administration of the 237 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the related trust and servicing agreement (the “MSSG Trust 2017-237P Trust and Servicing Agreement”), the directing certificate holder under the MSSG Trust 2017-237P Trust and Servicing Agreement). Société Générale provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The 237 Park Avenue Whole Loan has a 10-year term and is interest only for the term of the loan. The 237 Park Avenue Whole Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The 237 Park Avenue Whole Loan matures on August 9, 2027. The proceeds of the 237 Park Avenue Whole Loan, along with one mezzanine loan with a principal balance as of the Cut-off Date of $87,800,000 (the “237 Park Avenue Mezzanine Loan”), were used to refinance the 237 Park Avenue Property, fund reserves, pay closing costs and return equity to the borrower sponsors.

237 Park Avenue Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Anticipated Note Holder(2)	Controlling Piece
Senior Note A-1-S	$74,378,041	$74,378,041	MSSG Trust 2017-237P	Yes
Senior Note A-1-C1	$60,411,124	$60,411,124	MSBAM 2017-C34	No
Senior Note A-1-C2	$60,411,124	$60,411,124	Morgan Stanley Bank, N.A.	No
Senior Note A-2-S	$40,049,714	$40,049,714	MSSG Trust 2017-237P	No
Senior Note A-2-C1	$43,147,721	$43,147,721	UBS 2017-C4	No
Senior Note A-2-C2	$10,955,206	$10,955,206	UBS 2017-C5	No
Senior Note A-2-C3	$10,955,206	$10,955,206	UBS 2017-C5	No
Building Note A-1-S	$11,811,959	$11,811,959	MSSG Trust 2017-237P	No
Building Note A-1-C1	$9,593,876	$9,593,876	MSBAM 2017-C34	No
Building Note A-1-C2	$9,593,876	$9,593,876	Morgan Stanley Bank, N.A.	No
Building Note A-2-S	$6,360,286	$6,360,286	MSSG Trust 2017-237P	No
Building Note A-2-C1	$6,852,279	$6,852,279	UBS 2017-C4	No
Building Note A-2-C2	$1,739,794	$1,739,794	UBS 2017-C5	No
Building Note A-2-C3	$1,739,794	$1,739,794	UBS 2017-C5	No
Senior Note B-1-S	$193,629,711	$193,629,711	MSSG Trust 2017-237P	No
Senior Note B-2-S	$104,262,152	$104,262,152	MSSG Trust 2017-237P	No
Building Note B-1-S	$30,750,289	$30,750,289	MSSG Trust 2017-237P	No
Building Note B-2-S	$16,557,848	$16,557,848	MSSG Trust 2017-237P	No
Total	$693,200,000	$693,200,000

(1)	The B-Notes are subordinate to the A-Notes.

(2)	The promissory notes currently held by Société Générale and Morgan Stanley Bank, N. A. are expected to be contributed to future securitization transactions or may be otherwise transferred at any time.

Following the lockout period, on any date before February 9, 2027, the 237 Park Avenue Borrower has the right to defease the 237 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 237 Park Avenue Whole Loan note to be securitized or (ii) 36 months after loan origination. The 237 Park Avenue Whole Loan is prepayable without penalty on or after February 9, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

The Borrowers and the Borrower Sponsors. The borrowers are 237 Park Owner LLC (the “237 Park Avenue Fee Borrower”) and 237 Park LH Owner LLC (the “237 Park Avenue Declarant Borrower”, together with the 237 Park Avenue Fee Borrower, the “237 Park Avenue Borrower”), a wholly owned subsidiary of the 237 Park Avenue Fee Borrower, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the 237 Park Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 237 Park Avenue Whole Loan.

The nonrecourse carve-out guarantors are RXR Real Estate Value Added Fund LP, RXR Real Estate Value Added Fund Parallel LP, RXR Real Estate Value Added Fund Parallel II LP, RXR Real Estate Value Added Fund Parallel II (REIT) LP and RXR Real Estate Value Added Fund Parallel III LP, each a Delaware limited partnership, Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-NUS-SRD, L.P., Walton Street Real Estate Fund VII, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P. and WSC Capital Holdings VII, L.P., each a Delaware limited partnership. The guarantors are affiliates of the borrower sponsors, RXR Realty Inc. (“RXR”) and Walton Street Capital LLC (“Walton Street”).

RXR is a fully-integrated real estate company with expertise in investment management, property management, development, design, construction, leasing and financing with a core focus on the New York Tri-State area with investments in properties valued at $15.4 billion encompassing 23.0 million SF.

Walton Street is a private equity real estate investment firm. Since its founding in 1994, affiliates of Walton Street have received total equity commitments of over $8.4 billion from public and corporate pension plans, foreign institutions, insurance companies and banks, endowments and foundations, trusts, and high net worth individuals. Affiliates of Walton Street have invested and/or committed to invest over $7.5 billion of equity in more than 300 separate transactions.

The Property. The 237 Park Avenue Property is a 21-story Class A office building comprised of approximately 1,251,717 SF, including approximately 19,618 SF of ground floor retail space. The 237 Park Avenue is located on the entire city block bound by Lexington Avenue and Park Avenue between 45th and 46th Streets in Midtown Manhattan, adjacent to Grand Central Terminal which provides access to transportation including subway service along the nearby 4, 5, 6, 7 and S lines and Metro-North Railroad. Penn Station and the Port Authority are also accessible via the subway, connecting the 237 Park Avenue Property to all major rail lines in the tri-state area, namely the Long Island Rail Road and New Jersey Transit. Originally built in 1914, the 237 Park Avenue Property was redeveloped into its current structure in 1981, and underwent a $65.8 million renovation and repositioning between 2013 and March 2017. The renovation included office floor repositioning and a complete redevelopment of the 237 Park Avenue Property’s entrances, lobby, atrium and retail component, including the renovation of a retail space along an outdoor public plaza on the western side of the 237 Park Avenue Property (“Depew Place”) as well as landlord improvements to tenant-specific spaces.

As of June 29, 2017, the 237 Park Avenue Property was 95.6% leased, with the office portion being 97.2% leased by a roster of tenants, with concentrations in the healthcare, financial services, advertising and government sectors. Approximately 92.8% of the 237 Park Avenue Property’s net rentable area (“NRA”) is leased by investment grade tenants, which contribute approximately 97.9% of the 237 Park Avenue Property’s underwritten gross rent. The 237 Park Avenue Property averaged occupancy of 92.6% from 2006 through 2012. After acquiring the 237 Park Avenue Property in October 2013, the borrower sponsors commenced a $65.8 million renovation and repositioning of the 237 Park Avenue Property, which was completed in March 2017. As part of the repositioning plan, the borrower sponsors vacated all of the retail space at Depew Place in order to renovate Depew Place and partially reconfigure the lobby.

Since November 1, 2015, the borrower sponsors have been able to either renew existing tenants or sign new leases for 62.0% of the 237 Park Avenue Property. As of June 29, 2017, the weighted average remaining lease term at the 237 Park Avenue Property was 17.5 years. In June 2017, NYP (38.3% of GLA, 37.0% of underwritten base rent) executed an agreement whereby NYP would occupy space at the 237 Park Avenue Property for at least 31.5 years. Headquartered at the 237 Park Avenue Property since 1979, J. Walter Thompson (“JWT”) (15.4% of GLA, 15.9% of underwritten base rent) signed a 10.4-year extension that commenced in January 2017. Her Majesty the Queen in Right of Canada (5.8% of GLA, 6.9% of underwritten base rent) signed a 21-year lease in August 2016.

The condominium units included in the collateral for the 237 Park Avenue Whole Loan are subject to a ground lease between the 237 Park Avenue Fee Borrower, as ground lessor, and the 237 Park Avenue Declarant Borrower, as ground lessee. The ground lease expires on April 27, 2057. The 237 Park Avenue Declarant Borrower is obligated to pay a base rent of $10.00 per annum for the entire term of the ground lease.

Major Tenants.

The New York and Presbyterian Hospital (479,016 SF, 38.3% of NRA, 37.0% of underwritten base rent). NYP is a comprehensive, integrated academic health care delivery system provider, which delivers quality care and service to patients in the New York metro area. Altogether the NYP campuses handle over 2.2 million outpatient and inpatient visits each year, including inpatient admissions and more than 286,000 emergency room visits and over 15,000 birth deliveries. The facilities employ a total of more than 23,700 people, including approximately 6,500 physicians.

On May 15, 2017, NYP executed an agreement to purchase and hold a leasehold condominium interest in a portion of the 237 Park Avenue Property for a term of 31.5 years, subject to a 10-year (or two five-year) extension term(s), which purchase was completed on June 29, 2017. The units encompass the entire 5th, 9th, 10th, 11th, 14th, 15th and 16th floors of the 237 Park Avenue Property and a portion of the 13th (collectively, the “NYP Unit”). The purchase price for the NYP Unit is required to be paid in monthly installments pursuant to a purchase money note, secured by a purchase money mortgage. In addition to the monthly payments under the purchase money note, NYP will also be responsible for NYP’s pro rata share of operating expenses of the 237 Park Avenue Property payable to the condo association in accordance with the terms of the condominium documents. NYP will not be required to make payments under the purchase money note and purchase money mortgage until January 12, 2019. Assignments of the purchase money note, the purchase money mortgage note and the purchase documents relating to NYP’s purchase of condominium units are included in the collateral for the 237 Park Avenue Mortgage Loan.

At origination, approximately $87.0 million of tenant improvement, leasing commission and landlord work obligations costs remained with respect to NYP, of which $13.4 million was drawn at loan origination and the remaining $73.6 million was escrowed. There are also approximately $1.5 million of tenant allowances that were not escrowed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

JP Morgan Chase (254,585 SF, 20.3% of NRA, 23.8% of underwritten base rent). Founded in 1823 and headquartered in New York City, JP Morgan Chase (“JPM”) is one of the largest financial services firms in the world. The company has more than 5,350 bank branches across the U.S. and is also among the nation’s largest mortgage lenders and credit card issuers. Active in approximately 60 countries, the company also boasts formidable investment banking and asset management operations.

J. Walter Thompson (192,733 SF, 15.4% of NRA, 15.9% of underwritten base rent). JWT is a wholly owned subsidiary of WPP Group, a world-wide leader in marketing communications. Established in 1864 and headquartered at the 237 Park Avenue Property since 1979, JWT has more than 200 offices in over 90 countries, employing nearly 10,000 marketing professionals. WPP Group reported 2016 revenues of £14.4 billion (a 17.6% year-over-year increase) with over 205,000 employees in 3,000 offices in 112 countries.

Jennison Associates (162,764 SF, 13.0% of NRA, 14.4% of underwritten base rent). Jennison Associates (“Jennison”) is an indirect wholly owned subsidiary of Prudential Financial, Inc. Founded in 1969, Jennison manages equity, fixed income and multi-asset portfolios across several styles, geographies and capitalizations. With roughly 347 employees in two offices, Jennison is responsible for $164.3 billion in assets under management as of March 31, 2017. Jennison, a tenant at the 237 Park Avenue Property since 1982, signed an extension term through February 28, 2025, which commences March 1, 2020 and includes tenant improvement allowance of approximately $3.0 million, which Jennison may elect to receive as a credit against future rent payments.

Her Majesty the Queen in Right of Canada (72,901 SF, 5.8% of NRA, 6.9% of underwritten base rent). The 237 Park Avenue Property is home to the Permanent Mission of Canada to the United Nations and the Consulate General of Canada in New York, both of which recently consolidated into the 237 Park Avenue Property, on a lease through October 1, 2037, from their former locations. The consulate general is a satellite office of Canada’s embassy to the United States, located in Washington D.C. Her Majesty the Queen in Right of Canada signed a 21-year lease in August 2016 that allows for free rent through November 1, 2017 and has approximately $7.2 million of tenant improvement allowance, leasing commission and landlord work remaining, which was escrowed at origination.

The following table presents certain information relating to the leases at the 237 Park Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF(3)	Approximate % of SF(3)	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(4)	Lease Expiration
Tenants
The New York and Presbyterian Hospital(3)	NR/AA/Aa3	479,016	38.3%	$31,136,040	37.0%	$65.00	12/29/2048
JP Morgan Chase(4)	A-/A+/A3	254,585	20.3%	$20,011,417	23.8%	$78.60	7/31/2020
J. Walter Thompson	BBB /BBB+/NR	192,733	15.4%	$13,346,760	15.9%	$69.25	5/31/2027
Jennison Associates	A/A-/Baa1	162,764	13.0%	$12,129,119	14.4%	$74.52	2/28/2025
Her Majesty the Queen in Right of Canada(5)	AAA/AAA/Aaa	72,901	5.8%	$5,777,263	6.9%	$79.25	10/31/2037
Convene	NR/NR/NR	29,805	2.4%	$1,533,464	1.8%	$51.45	2/28/2027
Hale & Hearty	NR/NR/NR	1,893	0.2%	$166,376	0.2%	$87.89	11/30/2030
Tobmar International	NR/NR/NR	400	0.0%	$33,116	0.0%	$82.79	3/31/2024
Subtotal/Wtd. Avg.		1,194,097	95.4%	$84,133,554	100.0%	$70.46
Management Office Space		2,050	0.2%	$0	0.0%	$0.00
Vacant Space		55,570	4.4%	$0	0.0%	$0.00
Total/Wtd. Avg.(6)		1,251,717	100.0%	$84,133,554	100.0%	$70.46

(1)	Based on the underwritten rent roll dated June 29, 2017.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant Name” field whether or not the parent company guarantees the lease.

(3)	NYP’s lease commenced June 29, 2017. NYP does not yet occupy its space and is expected to commence paying rent in January 2019.

(4)	JPM currently occupies 79,562 SF of its premise and subleases 58,654 SF to Stifel, Nicolaus & Company, Incorporated. 116,369 SF is dark.

(5)	Her Majesty the Queen in Right of Canada is in a free rent period and is expected to commence paying rent November 1, 2017.

(6)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space and management office space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

The following table presents certain information relating to the lease rollover schedule at the 237 Park Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling(4)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	2,050	0.2%	0.2%	$0.00	$0	0.0%	0.0%
2017	0	0	0.0%	0.2%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.2%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.2%	$0.00	$0	0.0%	0.0%
2020(3)	4	254,585	20.3%	20.5%	$78.60	$20,011,417	23.8%	23.8%
2021	0	0	0.0%	20.5%	$0.00	$0	0.0%	23.8%
2022	0	0	0.0%	20.5%	$0.00	$0	0.0%	23.8%
2023	0	0	0.0%	20.5%	$0.00	$0	0.0%	23.8%
2024	1	400	0.0%	20.5%	$82.79	$33,116	0.0%	23.8%
2025	5	162,764	13.0%	33.5%	$74.52	$12,129,119	14.4%	38.2%
2026	0	0	0.0%	33.5%	$0.00	$0	0.0%	38.2%
2027	3	222,538	17.8%	51.3%	$66.87	$14,880,224	17.7%	55.9%
2028 & Beyond	11	553,810	44.2%	95.5%	$66.95	$37,079,679	44.0%	100.0%
Vacant	0	55,570	4.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	25	1,251,717	100.0%		$70.46	$84,133,554	100.0%

(1)	Based on the underwritten rent roll dated June 29, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	JPM currently occupies 79,562 SF of its premise and subleases 58,654 SF to Stifel, Nicolaus & Company, Incorporated. 116,369 SF is dark.

(4)	Wtd. Avg. UW Base Rent PSF Rolling and Total UW Base Rent Rolling exclude vacant space and management office space.

The Market. The 237 Park Avenue Property is situated on the entire city block bounded by Park Avenue, Lexington Avenue, East 45th Street and East 46th Street in the Plaza District neighborhood of Midtown Manhattan (the “Neighborhood”), which is home to the headquarters of 28 Fortune 500 companies. The Neighborhood is comprised of many of New York’s well-known landmarks, restaurants, hotels, retail shops and tourist attractions including Grand Central Terminal, Fifth Avenue, St. Patrick’s Cathedral, and Rockefeller Center, and is within short walking distance to the United Nations, Radio City Music Hall, the Museum of Modern Art, the New York Public Library, and Central Park. The Neighborhood is accessible via several transportation hubs, contributing to the appeal for a diverse array of businesses including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising, and communications.

According to the appraisal, the 237 Park Avenue Property is located within the Park Avenue submarket of the larger Midtown Manhattan office market and is considered to be one of the premier office corridors in the United States due to its central location, strength of its tenant base, proximity to Grand Central Terminal and other amenities. As of the first quarter 2017, the Class A office space in the Neighborhood had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF. According to the appraisal, as of the first quarter 2017, the Park Avenue submarket consisted of approximately 21.8 million SF of Class A office space and had a direct vacancy rate of 9.2% and overall direct weighted average asking rents of $101.41 PSF.

The appraisal identified 10 comparable recent office leases ranging in tenant size from 13,389 SF to 219,000 SF. The comparable leases are all located in buildings similar in class to the 237 Park Avenue Property, and are in the 237 Park Avenue Property’s general competitive market according to the appraisal. The comparable leases have terms ranging from 5.5 to 15 years and exhibit a range of rents from $72.50 PSF to $108.50 PSF, with an average of $82.20 PSF, prior to adjustments. After adjustments for rent concessions, the comparables’ rents range from $75.93 PSF to $108.37 PSF, with an average of $86.72 PSF. Free rent concessions ranged from 3 to 14 months. Tenant improvement allowances ranged from $30.00 PSF to $115.00 PSF.

The appraisal identified 35 comparable office properties totaling approximately 32.5 million SF that exhibited a gross rental range of $55.00 PSF to $185.00 PSF and a weighted average occupancy rate of approximately 91.7% for direct space. Of the 35 buildings surveyed, six are considered directly competitive with the 237 Park Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $65.00 PSF to $105.00 PSF and a weighted average direct occupancy of approximately 94.1%, compared to 91.7% for all competitive buildings compared with the 237 Park Avenue Property, and 91.3% for Class A space within Midtown as a whole.

Historical and Current Occupancy(1)
2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	6/29/2017(2)
98.7%	98.7%	98.7%	94.6%	89.2%	87.4%	81.0%	79.9%	75.8%	63.1%	63.5%	95.6%

(1)	Based on annual average occupancy except for 2013 occupancy, which reflects occupancy at year end and unless otherwise specified.

(2)	The increase in occupancy is due to a new lease, in which NYP leases 479,016 SF or 38.3% of net rentable area for a period of 30 years.

The appraisal identified 35 comparable office properties totaling approximately 32.5 million SF that exhibited a gross rental range of $55.00 PSF to $185.00 PSF and a weighted average occupancy rate of approximately 91.7% for direct space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

Of the 35 buildings surveyed, six are considered directly competitive with the 237 Park Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $65.00 PSF to $105.00 PSF and a weighted average direct occupancy of approximately 94.1%, compared to 91.7% for all competitive buildings compared with the 237 Park Avenue Property, and 91.3% for Class A space within Midtown as a whole.

The following table presents certain information relating to the directly competitive buildings at the 237 Park Avenue Property:

Directly Competitive Buildings
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent (PSF)(2)
						Low	High
90 Park Avenue	785,000	31,072	7,090	96.0%	95.1%	$89.00	$95.00
100 Park Avenue	825,815	86,149	0	89.6%	89.6%	$70.00	$85.00
200 Park Avenue	2,254,274	88,047	0	96.1%	96.1%	$86.00	$96.00
230 Park Avenue	1,335,947	114,540	13,194	91.4%	90.4%	$78.00	$105.00
330 Madison Avenue	717,443	27,655	6,075	96.1%	95.3%	$81.00	$90.00
340 Madison Avenue	714,869	41,150	10,872	94.2%	92.9%	$65.00	$75.00
Total/Wtd. Avg.	6,633,348	388,613	37,231	94.1%	93.6%	$65.00	$105.00

Source: Appraisal

(1)	Total/Wtd. Avg. Direct Asking Rent (PSF) Low and High for the competitive set represent the minimum and maximum asking rent among the directly competitive buildings to the 237 Park Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 237 Park Avenue Property:

Cash Flow Analysis
	2014	2015	2016	UW	UW PSF(1)
Rents in Place(1)	$54,714,662	$44,225,564	$44,924,392	$84,133,554	$67.21
Vacant Income	$0	$0	$0	$0	$0.00
IG Tenant Rent Steps(2)	$0	$0	$0	$1,133,398	$0.91
Gross Potential Rent(3)	$54,714,662	$44,225,564	$44,924,392	$85,266,952	$68.12
Total Reimbursements(4)	$5,785,750	$3,118,477	$3,845,113	$2,597,181	$2.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0.00
Other Income(5)	$1,740,592	$1,662,309	$1,672,279	$1,039,742	$0.83
Effective Gross Income	$62,241,004	$49,006,350	$50,441,783	$88,903,875	$71.03
Total Operating Expenses	$29,847,060	$29,516,874	$30,595,950	$31,737,396	$25.36
Net Operating Income(6)	$32,393,944	$19,489,476	$19,845,834	$57,166,479	$45.67
Capital Expenditures	$0	$0	$0	$312,929	$0.25
TI/LC	$0	$0	$0	$2,608,515	$2.08
Net Cash Flow(6)	$32,393,944	$19,489,476	$19,845,834	$54,245,035	$43.34

Occupancy %	75.8%	63.1%	63.5%	95.6%
NOI DSCR(7)	2.45x	1.47x	1.50x	4.32x
NCF DSCR(7)	2.45x	1.47x	1.50x	4.10x
NOI Debt Yield(7)	9.3%	5.6%	5.7%	16.4%
NCF Debt Yield(7)	9.3%	5.6%	5.7%	15.6%

(1)	Underwritten Rents in Place is based on the rent roll as of June 1, 2017, and includes rent steps of $143,596 through July 1, 2018.

(2)	Net present value step rent credit for two investment-grade tenants (NYP and Her Majesty the Queen in Right of Canada) through the tenants’ lease expirations.

(3)	No straight line rent credit has been assumed.

(4)	Underwritten Total Reimbursements is based on the current rent roll and includes utility reimbursements. Breakdown of recoveries in 2017 Budget is based on the breakdown in underwritten recoveries for presentation purposes. Actual breakdown of 2017 Budget recoveries is not available.

(5)	UW Other Income and UW PSF Other Income have been underwritten based on the Year 1 Projections.

(6)	The increase in UW Net Operating Income and UW Net Cash Flow is due a new lease, in which NYP leased 479,016 SF or 35.9% of underwritten base rent for a period of 30-years bringing the overall occupancy to 95.6%.

(7)	Debt service coverage ratios and debt yields are based on the 237 Park Avenue Mortgage Loan and the 237 Park Avenue Pari Passu Companion Loan in the aggregate.

Escrows and Reserves. The 237 Park Avenue Whole Loan documents provide for upfront escrows in the amount of $7,500,000 for interest payments in addition to the $8,500,000 delivered by 237 Park Avenue Borrower in the form of three letters of credit and $81,365,605 for outstanding tenant improvements, leasing commissions and contractor work. The 237 Park Avenue Whole Loan documents also provide for ongoing monthly reserve deposits of (i) 1/12 of the next succeeding payments for taxes and insurance (unless the 237 Park Avenue Property is insured as part of a “blanket” policy reasonably acceptable to the Lenders in which case the insurance reserve is waived), (ii) to the extent the 237 Park Avenue Property generates sufficient cash flow, springing monthly rollover reserve deposits of $156,465, provided that if a JPM Reserve Period (as defined below) is continuing such monthly amount will be reduced by $1.50 PSF of the JPM premises, (iii) an amount equal to the monthly base rent then payable by JPM (“JPM Reserve Funds”) (up to a cap

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

in an amount equal to $60.00 PSF of the JPM premises (“JPM Reserve Cap”) as adjusted pursuant to the 237 Park Avenue Whole Loan documents) upon the occurrence of a JPM Reserve Period, (iv) to the extent the 237 Park Avenue Property generates sufficient cash flow, $20,862 for annual replacements and alterations to the 237 Park Avenue Property (in the case of (i) through (iv) such amounts will be reserved during a Cash Sweep Period (as defined below)) and (v) springing Supplemental Interest Reserve Funds (as defined below) if the 237 Park Avenue Borrower incurs additional mezzanine debt or preferred equity. In addition, in the event the 237 Park Avenue Borrower receives a lease termination fee in excess of $1,000,000, the 237 Park Avenue Borrower is required to immediately deposit such lease termination fee with the Lenders to be utilized for tenant improvements, tenant improvement allowances, leasing commissions and legal costs reasonably approved by the Lenders associated with re-leasing the terminated space.

“Supplemental Interest Reserve Funds” equals an amount determined by multiplying (i) the number of monthly payment dates occurring from the date of such deposit until such time that NYP begins making rent payments by (ii) the quotient of (A) $2,000,000 if the additional mezzanine debt or preferred equity equals $69,000,000 (or, in the event the additional mezzanine debt or preferred equity is less than $69,000,000, a prorated deposit amount based on multiplying (x) the actual balance of the mezzanine debt or preferred equity by (y) the quotient obtained by dividing $2,000,000 by $69,000,000) divided by (B) eighteen.

Lockbox and Cash Management. The 237 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 237 Park Avenue Borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the Lenders. So long as no Cash Sweep Period or JPM Reserve Period exists, funds deposited into the lockbox account will be disbursed to the 237 Park Avenue Borrower’s operating account on each business day. During a Cash Sweep Period or JPM Reserve Period, the funds in the lockbox account will be transferred to a lender-controlled cash management account to be disbursed in accordance with the 237 Park Avenue Whole Loan documents.

A “Cash Sweep Period” means a period (A) commencing upon the earliest, whether or not any Cash Sweep Period has previously occurred and ended, of (i) the occurrence of an event of default or a mezzanine event of default, or (ii) the occurrence of a Debt Yield Threshold Event (as defined below); and (B) expiring upon (x) with regard to any Cash Sweep Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default and/or mezzanine event of default, as the case may be, and (y) with regard to any Cash Sweep Period commenced in connection with clause (A)(ii) above, (1) the date on which the debt yield cure condition is satisfied, (2) the delivery to the Lenders and the mezzanine lenders of letters of credit in pro rata amounts which, if applied to reduce the outstanding principle balance of the 237 Park Avenue Whole Loan and the 237 Park Avenue Mezzanine Loan, respectively, would cause the debt yield cure condition to be satisfied or (3) with respect to a Debt Yield Threshold Event that resulted from a failure to satisfy the Debt Yield Threshold with respect to the cumulative mezzanine debt yield, the delivery to the mezzanine lenders of cash prepayment in the amount which, if applied to the outstanding principal balance of the 237 Park Avenue Mezzanine Loan, would cause the debt yield cure condition to be satisfied.

A “JPM Reserve Period” will commence upon the date that is 15 months prior to the expiration of the JPM lease assuming no replacement leases have been executed and delivered by the 237 Park Avenue Borrower and will terminate upon the earlier to occur of (a) the amount of JPM Reserve Funds on deposit being equal to JPM Reserve Cap, (b) the 237 Park Avenue Borrower entering into one or more replacement leases for the entire JPM premises, or (c) JPM renewing its lease for its entire leased premises.

A “Debt Yield Threshold Event” will commence upon the debt yield falling below the Debt Yield Threshold as of the last day of the calendar quarter immediately preceding the applicable date of determination. Commencing with the third quarter of calendar year 2017, within 45 days following the end of each calendar quarter, the 237 Park Avenue Borrower will calculate each debt yield specified by the Debt Yield Threshold for purposes of determining whether a Debt Yield Threshold Event has occurred and will submit such calculations to the Lenders, and such calculation will be subject to the Lenders’ reasonable approval.

The “Debt Yield Threshold” is equal to (a) 7.464% with respect to the debt yield, and (b) 6.625% with respect to the cumulative senior mezzanine debt yield.

Additional Secured Indebtedness (not including trade debts). In addition to the 237 Park Avenue Mortgage Loan, the 237 Park Avenue Property also secures the 237 Park Avenue Pari Passu Companion Loan and 237 Park Avenue Subordinate Companion Loan. The 237 Park Avenue Whole Loan is comprised of 18 pari passu notes, with an aggregate outstanding principal balance of $693.2 million. The 237 Park Avenue Subordinate Companion Loan is comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $345.2 million. The controlling senior Note A-1-S, along with three other senior 237 Park Avenue Pari Passu Companion Loan notes and the 237 Park Avenue Subordinate Companion Loan, were contributed to the MSSG 2017-237P transaction, which governs the servicing and administration of the 237 Park Avenue Whole Loan and is the controlling note under the related intercreditor agreement, the rights of which will be exercised by the related trustee (or, prior to the occurrence and continuance of a control termination event under the MSSG 2017-237P Trust and Servicing Agreement, the directing certificate holder under the MSSG 2017-237P Trust and Servicing Agreement). See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. The 237 Park Avenue Mezzanine Loan is secured by the equity in the 237 Park Avenue Fee Borrower pledged by the direct equity owners of the 237 Park Avenue Fee Borrower. The 237 Park Avenue Mezzanine Loan has an aggregate outstanding principal balance $87.8 million, has an interest-only coupon of 5.25% throughout the full term, and is coterminous with the 237 Park Avenue Whole Loan. Including the 237 Park Avenue Subordinate Companion Loan and the 237 Park Avenue Mezzanine Loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 59.6%, 1.75x and 7.3%, respectively. The Lenders and the mezzanine lenders have entered into an intercreditor agreement. In addition, the 237 Park Avenue Borrower is permitted to incur additional indebtedness in the form of one mezzanine loan or preferred equity transaction in the maximum aggregate principal amount of not more than $69,000,000, contingent on the satisfaction of requirements described in the 237 Park Avenue Whole Loan documents.

Release of Property. The NYP tenant has a right of first offer to purchase any space that becomes available in the other condominium units at the 237 Park Avenue Property. If NYP exercises its right of first offer to purchase available space, the 237 Park Avenue Borrower will obtain a release of the lien of the mortgage on the applicable accepted offer space subject to the satisfaction of the conditions set forth in the loan agreement, including, without limitation, satisfaction of the closing conditions under the NYP purchase and sale agreement and the delivery of a collateral assignment of the purchase money note and purchase money mortgage relating to the accepted offer space in substantially the same form as the collateral assignment delivered to lenders at loan origination. The 237 Park Avenue Borrower is not required to pay any release price in connection with any such release as the collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

237 Park Avenue New York, NY 10017	Collateral Asset Summary – Loan No. 8 237 Park Avenue	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,390,000 26.6% 4.10x 16.4%

assignment of the purchase money note and purchase money mortgage serves as collateral for the accepted offer space and is not required to deliver any REMIC opinion in connection therewith.

Terrorism Insurance. The 237 Park Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 237 Park Avenue Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 237 Park Avenue Property. The 237 Park Avenue Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date that the 237 Park Avenue Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and in an amount equal to 100% of the projected gross income from the 237 Park Avenue Property for a period of 24 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

Totowa Commerce Center
1 80-100 Commerce Way Totowa, NJ
2 40 Commerce Way Totowa, NJ
3 29 Commerce Way Totowa, NJ
4 One Center Court Totowa, NJ
5 11 Commerce Way Totowa, NJ
6 45 Commerce Way Totowa, NJ
7 999 Riverview Drive Totowa, NJ
8 Two Center Court Totowa, NJ
9 120-140 Commerce Way Totowa, NJ
10 60 Commerce Way Totowa, NJ
11 20 Commerce Way Totowa, NJ
NEW YORK
PENN.
NEW JERSEY
NEW YORK CITY
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Natixis			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/TBD]			Location:	Totowa, NJ
				General Property Type:	Various
Original Balance(1):	$25,000,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$25,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.4%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	507,779 SF
Borrower Sponsors:	Jeffrey Greenberg; Steven Greenberg			Cut-off Date Balance per SF(1):	$102
Mortgage Rate:	4.2050%			Maturity Date Balance per SF(1):	$93
Note Date:	9/20/2017			Property Manager:	Totowa Commerce Operating, LLC
First Payment Date:	11/5/2017
Maturity Date:	10/5/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	1 month			Underwriting and Financial Information
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI:	$5,035,300
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	9.7%
Additional Debt Type:	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.7%
Additional Debt Balance:	$26,750,000			UW NCF DSCR(1):	2.13x (IO) 1.55x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$5,179,373 (6/30/2017 TTM)
Reserves(2)				2nd Most Recent NOI:	$5,126,942 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$5,098,479 (12/31/2015)
RE Tax:	$0	$117,676	N/A	Most Recent Occupancy(3):	85.5% (7/24/2017)
Insurance:	$13,553	$13,553	N/A	2nd Most Recent Occupancy:	90.9% (12/31/2016)
Replacements:	$0	$7,061	(2)	3rd Most Recent Occupancy:	92.6% (12/31/2015)
Deferred Maintenance:	$15,438	$0	N/A	Appraised Value (as of)(4):	$69,150,000 (8/2/2017)
Outstanding TI/LC:	$702,638	$21,157	(2)	Cut-off Date LTV Ratio(1):	74.8%
Free Rent:	$83,262	$0	N/A	Maturity Date LTV Ratio(1):	68.2%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,750,000	75.5%	Purchase Price:	$66,500,000	97.0%
Borrower Equity:	$16,780,111	24.5%	Reserves:	$814,891	1.2%
			Closing Costs:	$1,215,221	1.8%
Total Sources:	$68,530,111	100.0%	Total Uses:	$68,530,111	100.0%

(1)	The Totowa Commerce Center Mortgage Loan (as defined below) is part of the Totowa Commerce Center Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $51,750,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the Totowa Commerce Center Whole Loan.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Totowa Commerce Center Portfolio (as defined below) is 89.4% leased as of July 24, 2017. Most recent occupancy does not include space leased to Atlantic Inertial Systems Inc. (“Atlantic Inertial”) (3.9% of NRA), as the tenant is currently dark.

(4)	The appraised value includes the value of a 5.8-acre vacant land parcel, valued at $750,000.

The Mortgage Loan. The ninth largest mortgage loan (the “Totowa Commerce Center Mortgage Loan”) is part of a whole loan (the “Totowa Commerce Center Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $51,750,000. The Totowa Commerce Center Whole Loan is secured by a first priority fee mortgage encumbering a 507,779 SF, eleven-property portfolio consisting of ten industrial flex properties and one office property, located in Totowa, New Jersey (each a “Totowa Commerce Center Property”, and collectively, the “Totowa Commerce Center Properties” or the “Totowa Commerce Center Portfolio”). Promissory Note A-2, with an original principal balance of $25,000,000, represents the Totowa Commerce Center Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Note A-1, with an original principal balance of $26,750,000, is currently held by Natixis, and is expected to be contributed to one or more future securitization trusts. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Totowa Commerce Center Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$26,750,000	$26,750,000	Natixis	Yes
Note A-2	$25,000,000	$25,000,000	UBS 2017-C5	No
Total	$51,750,000	$51,750,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

The proceeds of the Totowa Commerce Center Whole Loan, together with $16,780,111 of borrower equity, were used to acquire the Totowa Commerce Center Properties, fund reserves and pay closing costs.

Following the lockout period, the Totowa Commerce Center Borrowers (as defined below) have the right to defease the Totowa Commerce Center Whole Loan in whole or in part (see “Release of Property” section) on any date before August 5, 2027. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last Totowa Commerce Center Whole Loan note to be securitized or (ii) four years after the Totowa Commerce Center Whole Loan origination. In addition, the Totowa Commerce Center Whole Loan is prepayable without penalty on or after August 5, 2027.

The Borrowers and the Borrower Sponsors. The borrowers are Totowa Beacon, LLC, Totowa II LLC, Totowa III, LLC and Totowa IV, LLC (collectively, the “Totowa Commerce Center Borrowers”), four tenants-in-common, each a Delaware limited liability company. Each tenant-in-common is a single purpose entity. The non-member manager of each Borrower, Totowa Commerce Manager, LLC, is indirectly owned and controlled by the guarantors. Legal counsel to the Totowa Commerce Center Borrowers delivered a non-consolidation opinion in connection with the origination of the Totowa Commerce Center Whole Loan.

The borrower sponsors are Jeffrey Greenberg and Steven Greenberg. The borrower sponsors are the principals of Heritage Capital Group, LLC, a real estate investment, development and management company that has been in business for over seventy years and three generations. Heritage Capital Group, LLC has owned and managed properties in twenty states ranging from multi-tenant industrial, multi-tenant office, multi-tenant retail, large single-tenanted buildings and multifamily properties. As of June 1, 2017, the borrower sponsors have a total net worth and liquidity of $61.7 million and $16.1 million, respectively.

The Properties. The Totowa Commerce Center Properties consist of ten industrial flex properties and one office property located in Totowa, New Jersey. The Totowa Commerce Center Properties are 89.4% leased and 85.5% occupied as of July 24, 2017 by 47 tenants. The Totowa Commerce Center Properties were built between 1987 and 1999, and the borrower sponsors have invested $771,536 in capital expenditures since 2014. The Totowa Commerce Center Properties have a granular rent roll, with no tenant accounting for greater than 6.1% of NRA or 7.5% of underwritten base rent.

The following table presents certain information relating to the Totowa Commerce Center Properties:

Property Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	% Office	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	Occupancy(1)(3)
80-100 Commerce Way	Totowa, NJ	1996/N/A	47,294	84.0%	$6,759,616	13.1%	$8,795,591	100.0%
40 Commerce Way	Totowa, NJ	1987/N/A	50,822	69.0%	$6,571,107	12.7%	$8,550,304	100.0%
29 Commerce Way	Totowa, NJ	1990/N/A	50,969	63.0%	$6,539,062	12.6%	$8,508,607	100.0%
One Center Court	Totowa, NJ	1999/N/A	39,245	37.0%	$6,200,551	12.0%	$8,068,138	100.0%
11 Commerce Way	Totowa, NJ	1989/N/A	47,207	72.0%	$6,179,167	11.9%	$8,040,312	100.0%
45 Commerce Way	Totowa, NJ	1992/2016	51,849	51.0%	$5,770,343	11.2%	$7,508,352	100.0%
999 Riverview Drive	Totowa, NJ	1988/N/A	58,191	100.0%	$3,832576	7.4%	$6,800,000	78.4%
Two Center Court	Totowa, NJ	1998/N/A	30,600	58.0%	$3,767,810	7.3%	$4,902,662	100.0%
120-140 Commerce Way	Totowa, NJ	1994/N/A	35,765	72.0%	$3,239,622	6.3%	$4,215,386	77.0%
60 Commerce Way	Totowa, NJ	1988/2016	50,943	70.0%	$1,460,735	2.8%	$1,900,703	43.6%
20 Commerce Way	Totowa, NJ	1992/N/A	44,894	83.0%	$1,429,411	2.8%	$1,859,944	46.3%
Total/Wtd. Avg.			507,779	70.2%	$51,750,000	100.0%	$69,150,000	85.5%

(1)	Information is based on the underwritten rent roll.

(2)	Based on the Totowa Commerce Center Whole Loan.

(3)	The Totowa Commerce Center Properties are 89.4% leased. The most recent occupancy does not include space leased to Atlantic Inertial Systems Inc. (3.9% of NRA), as the tenant is currently dark.

Major Tenants.

WestRock Converting Company (30,868 SF, 6.1% of NRA, 7.5% of underwritten base rent). WestRock Converting Company (“WestRock”) (BBB by S&P / Baa2 stable by Moody’s) is a corrugated packaging company formed in May 2015 with the merger of MeadWestvaco and RockTenn. WestRock is the second largest American packaging company and one of the world’s largest paper and packaging companies. Based on the company’s most recent annual report, the company’s net revenue and total assets were reported at $14.2 billion and $23.0 billion, respectively. WestRock leases two spaces at the Totowa Commerce Center Properties. WestRock’s lease at the One Center Court property commenced on December 27, 2000 and expires on February 29, 2020 with one three-year renewal option. The tenant has a termination option with a termination date of April 30, 2018 and a termination fee of $104,592. WestRock’s lease at the 29 Commerce Way property commenced on January 1, 2015 and expires on May 31, 2022 with one three-year renewal option. The tenant has a termination option with a termination date of June 1, 2020 and a termination fee of $214,658.

Cervalis Holdings LLC (28,130 SF, 5.5% of NRA, 5.8% of underwritten base rent). Cervalis Holdings LLC (“Cervalis”) is a colocation, cloud computing and managed services company, which was acquired by CyrusOne in 2015. The Cervalis division of Cyrus has four data centers throughout the New York Metropolitan Area located in Wappingers Falls, New York; Totowa, New Jersey; Stamford, Connecticut and Norwalk, Connecticut. Based on the company’s most recent annual report, the company’s net revenue and total assets were reported at $399.3 million and $2.2 billion, respectively. Cervalis’ lease at the 29 Commerce Way property commenced on February 1, 2014 and expires on February 28, 2020, with one five-year renewal option.

Coram Alternate Site Services (26,125 SF, 5.1% of NRA, 5.9% of underwritten base rent). Coram Alternate Site Services (“Coram”) is an industry leader in infusion care and the infusion provider of CVS. Coram has more than 30 years of experience and cares for patients through a national network of 90+ locations, including 70+ infusion suites nationwide. Coram provides infusion therapies and services to more than 45,000 patients each month. CVS (BBB+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

by S&P / Baa1 by Moody’s), acquired Coram in 2014. Coram leases 26,125 SF at the 11 Commerce Way property. Coram’s lease commenced on October 3, 1989 and expires on June 30, 2019, with one five-year renewal option.

The following table presents certain information relating to the tenants at the Totowa Commerce Center Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Property	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Major Tenants
WestRock	NR/Baa2/BBB	Various	30,868	6.1%	$434,718	7.5%	$14.08	Various(4)
Cervalis	NR/NR/NR	29 Commerce Way	28,130	5.5%	$337,560	5.8%	$12.00	2/28/2020(5)
Coram	NR/Baa1/BBB+	11 Commerce Way	26,125	5.1%	$343,021	5.9%	$13.13	6/30/2019(6)
Subtotal/Wtd. Avg.			85,123	16.8%	$1,115,299	19.2%	$13.10
Other Tenants			349,034	68.7%	$4,687,744	80.8%	$13.43
Vacant(7)			73,622	14.5%	$0	0.0%	$0.00
Total/Wtd. Avg.			507,779	100.0%	$5,803,043	100.0%	$13.37

(1)	Information is based on the underwritten rent roll. Annual UW Base Rent includes rent steps through September 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	WestRock’s lease at the One Center Court property expires on February 29, 2020 with one three-year renewal option. The tenant has a termination option with a termination date of April 30, 2018 and a termination fee of $104,592. WestRock’s lease at the 29 Commerce Way property expires on May 31, 2022 with one three-year renewal option. The tenant has a termination option with a termination date of June 1, 2020 and a termination fee of $214,658.

(5)	Cervalis has one five-year renewal option.

(6)	Coram has one five-year renewal option. The Coram lease is guaranteed by CVS. The above ratings reflect CVS credit ratings.

(7)	Vacant Tenant SF includes space leased to Atlantic Inertial (3.9% of NRA), as the tenant is currently dark.

The following table presents certain information relating to the lease rollover schedule at the Totowa Commerce Center Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(2)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	2,727	0.5%	0.5%	$13.25	$36,133	0.6%	0.6%
2017	2	9,486	1.9%	2.4%	$16.45	$156,029	2.7%	3.3%
2018	9	64,373	12.7%	15.1%	$13.76	$885,498	15.3%	18.6%
2019	8	73,066	14.4%	29.5%	$13.71	$1,001,472	17.3%	35.8%
2020	12	123,841	24.4%	53.9%	$12.00	$1,485,565	25.6%	61.4%
2021	9	89,159	17.6%	71.4%	$13.31	$1,186,627	20.4%	81.9%
2022	8	36,721	7.2%	78.7%	$15.57	$571,820	9.9%	91.7%
2023	0	0	0.0%	78.7%	$0.00	$0	0.0%	91.7%
2024	1	13,503	2.7%	81.3%	$13.20	$178,240	3.1%	94.8%
2025	2	13,681	2.7%	84.0%	$15.50	$212,056	3.7%	98.5%
2026	0	0	0.0%	84.0%	$0.00	$0	0.0%	98.5%
2027	1	7,600	1.5%	85.5%	$11.79	$89,604	1.5%	100.0%
2028 & Beyond	0	0	0.0%	85.5%	$0.00	$0	0.0%	100.0%
Vacant(3)	0	73,622	14.5%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	53	507,779	100.0%		$13.37	$5,803,043	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

(3)	Vacant SF Rolling includes space leased to Atlantic Inertial (3.9% of NRA), as the tenant is currently dark.

The Market. The Totowa Commerce Center Properties are located in Totowa, New Jersey, which is located within the New York-Jersey City, NY-NJ-PA metropolitan statistical area. The Totowa Commerce Center Properties are centrally located along the Boston/Washington, District of Columbia Corridor, approximately 25 miles west of Manhattan, New York. This location provides easy access to the surrounding region via I-80, NJ Turnpike (I-95), the Garden State Parkway, and Routes 46, 3, 19, 21, 17, and 23.

According to a third party research report, the Totowa Commerce Center Properties are located in the Northern New Jersey Flex Industrial Market as of the second quarter of 2017. The Northern New Jersey Flex Industrial Market contains 1,614 buildings totaling 63.4 million SF of flex industrial space. The flex industrial market reported a vacancy rate of 11.1% and asking rental rates of $12.17 per SF as of second quarter of 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

The following table presents certain information relating to the directly competitive buildings at the Totowa Commerce Center Portfolio:

Comparable Industrial Flex Leases
Property Name	Distance to Subject	Year Built	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Lease Type
Fairfield Business Center	7.0 miles	1974	Project LLC	2,895	August, 2017	5.0	$10.00	NNN
Fairfield Business Center	7.0 miles	1974	Sandream Enterprises	8,505	December, 2016	5.1	$8.25	NNN
17 Madison Road	6.5 miles	1979	Tadbik, NJ	30,792	May, 2015	5.3	$8.21	NNN
Wayne Business Center	7.4 miles	1968	Trotec Laser	1,500	February, 2015	3.0	$10.00	NNN

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Totowa Commerce Center Properties:

Cash Flow Analysis

	2014	2015	2016	6/30/2017 TTM	UW	UW PSF
Base Rent	$5,572,999	$6,114,211	$6,015,075	$6,046,729	$6,885,978	$13.56
Total Recoveries	$1,972,782	$2,179,111	$2,036,079	$2,018,888	$2,029,711	$4.00
Other Income	$37,698	$63,287	$37,761	$44,264	$15,012	$0.03
Less Vacancy & Credit Loss	($455,899)	($327,894)	($223,271)	($179,769)	($1,082,935)	($2.13)
Effective Gross Income	$7,127,580	$8,028,715	$7,865,644	$7,930,112	$7,847,766	$15.46
Total Operating Expenses	$3,002,023	$2,930,236	$2,738,702	$2,750,739	$2,812,466	$5.54
Net Operating Income	$4,125,557	$5,098,479	$5,126,942	$5,179,373	$5,035,300	$9.92
Capital Expenditures	$0	$0	$0	$0	$84,736	$0.17
TI/LC	$0	$0	$0	$0	$253,890	$0.50
Net Cash Flow	$4,125,557	$5,098,479	$5,126,942	$5,179,373	$4,696,674	$9.25

Occupancy %	91.9%	92.6%	90.9%	85.5%(1)	87.9%(1)
NOI DSCR (P&I)(2)	1.36x	1.68x	1.69x	1.70x	1.66x
NCF DSCR (P&I)(2)	1.36x	1.68x	1.69x	1.70x	1.55x
NOI Debt Yield(2)	8.0%	9.9%	9.9%	10.0%	9.7%
NCF Debt Yield(2)	8.0%	9.9%	9.9%	10.0%	9.1%

(1)	The Totowa Commerce Center Portfolio is 89.4% leased. 6/30/2017 TTM Occupancy % and UW Occupancy % do not include space leased to Atlantic Inertial (3.9% of NRA), as the tenant is currently dark.

(2)	Debt service coverage ratios and debt yields are based on the Totowa Commerce Center Whole Loan.

Escrows and Reserves. At origination, the Totowa Commerce Center Borrowers deposited $13,553 upfront in escrow for annual insurance premiums, $15,438 upfront in escrow for deferred maintenance, $702,638 upfront for outstanding tenant improvements and leasing commissions (“TI/LC”) and $83,262 for a free rent reserve.

On a monthly basis, the Totowa Commerce Center Borrowers are required to escrow (i) 1/12 of annual estimated tax payments, currently equal to $117,676, (ii) 1/12 of annual estimated insurance premiums, currently equal to $13,553, (iii) $7,061 for a replacement reserve and (iv) $21,157 for a TI/LC reserve. The aggregate balance of the TI/LC reserve and the replacement reserve is subject to a cap in an amount of $500,000. If the aggregate balance of the TI/LC reserve and the replacement reserve falls below $250,000, the Totowa Commerce Center Borrowers are required to escrow on a monthly basis $21,157 until the cap is met. The upfront reserve for TI/LCs is not included in the $500,000 cap.

Lockbox and Cash Management. The Totowa Commerce Center Whole Loan is structured with a hard lockbox and springing cash management. The Totowa Commerce Center Whole Loan requires all rents to be directly deposited by tenants of the Totowa Commerce Center Properties into a clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the Totowa Commerce Center Borrowers’ operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the failure by the Totowa Commerce Center Borrowers, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.05x, or (iii) an Atlantic Inertial Sweep Period (as defined below). A Cash Management Period will end, with respect to clause (ii) above, if for three consecutive months (a) no event of default has occurred, (b) no event that would trigger another Cash Management Period has occurred, and (c) the debt service coverage ratio is at least equal to 1.05x, or with respect to clause (iii) above, an Atlantic Inertial Sweep Period Cure (as defined below) has occurred and no other event that would trigger another Cash Management Period has occurred.

An “Atlantic Inertial Sweep Period” will commence upon the receipt by the lender of notice that Commercenter Realty Associates L.L.C. (“Commercenter Realty”) has objected to a requested disbursement from the Atlantic improvement escrow.

An “Atlantic Inertial Sweep Period Cure” means the receipt by the lender of evidence wholly satisfactory to the lender of the deposit of funds into the Atlantic Inertial reserve subaccount that when added to the total amount of disbursements made from the Atlantic improvement escrow equals $297,810.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Totowa, NJ	Collateral Asset Summary – Loan No. 9 Totowa Commerce Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$25,000,000 74.8% 1.55x 9.7%

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property. Following the lockout period, the Totowa Commerce Center Borrowers can release a portion of the Totowa Commerce Center Properties consisting of (i) vacant land that has approximately 30,000 SF of buildability and (ii) the 999 Riverview Drive property, provided that among others: (i) no event of default exists, (ii) the purchaser is not affiliated to the Totowa Commerce Center Borrowers, (iii) after the partial release, the debt yield is not less than the greater of (x) the debt yield immediately preceding partial release and (y) the debt yield at origination, (iv) after partial release, the loan-to-value ratio is not greater than the lessor of (x) the loan-to-value ratio immediately preceding partial release and (y) the loan-to-value ratio at origination and (v) the Totowa Commerce Center Borrowers deliver to the lender 115% of the allocated cut-off date balance (identified in the “Portfolio Summary” chart above) of the release parcel.

Terrorism Insurance. The Totowa Commerce Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Totowa Commerce Center Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Totowa Commerce Center Properties. The Totowa Commerce Center Whole Loan documents also require loss of rent and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity endorsement of not less than six months which provides that after the physical loss to the Totowa Commerce Center Properties have been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 24 months from the date that the Totowa Commerce Center Properties are damaged, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

Residence Inn Los Angeles Westlake Village
30950 Russell Ranch Road
Westlake Village, CA 91362
Thousand Oaks
Westlake Village
Agoura Hills
Cornell
CONEJO VALLEY
SANTA MONICA MTS.
VENTURA COUNTY
LOS ANGELES COUNTY
North Ranch Open Space
Chumash Indian Museum
Avenida de Los Arboles
Oakbrook Plaza
Lang Ranch Community Park
Moorpark Fwy
Conejo Creek North Park
Conejo Creek Park
Jansa Rd
Westlake Blvd
Russell Dr
Erbes Rd
North Ranch Country Club
La Siesta Plaza
Calif. Museum of Art Thousand Oaks
Thousand Oaks Civic Arts Plaza
Ventura 27 miles
Ventura Fwy
Thousand Oaks Blvd
Conejo Ridge Open Space
Evergreens Shopping Center
Hampshire Rd
Lindero Canyon Rd
South Ranch Open Space
The Promenade at Westlake
Inphi Corp.
Anthem Blue Cross
Shire
Hyatt Regency Westlake
Westlake Plaza and Center
The Discovery Center for Science and Technology
Lindero Country Club
Four Seasons Westlake Village
Costco
realtor.com
JD Power
Shoppes at Westlake Village
Bank of America Corp. Office
Westlake Village GC
Regency Theatre-Westlake Vill.
Lakeview Cyn Rd
Triunfo Canyon Rd
Westlake Lake
Lake Sherwood
Lake Eleanor Open Space
Westlake Village City Hall and Library
Farmers Insurance Corp. Office
Agoura Rd
Agoura Hills Town Center
PennyMac
Agoura Hills Recreation and Events Center
Reyes Adobe Rd
Twin Oaks Shopping Center
Agoura Meadows Shopping Ctr.
Los Angeles 36 miles
Kanan Rd
Las Virgenes Reservoir
Triunfo Canyon Vineyards
Paramount Ranch
SANTA MONICA MTS. NATL. RECREATION AREA
Mulholland Hwy
Malibu Lake
Malibu 14 miles
Pacific Ocean
LOS PADRES NATIONAL FOREST
ANGELES NATIONAL FOREST
Ojai
Mira Monte
Santa Paula
Fillmore
Piru
Castaic
Valencia
Santa Clarita
Newhall
San Fernando
Ventura
Oxnard
Port Hueneme
Somis
Camarillo
Moorpark
Simi Valley
Thousand Oaks
Agoura Hills
Westlake Village
Calabasas
Woodland Hills
LOS ANGELES
Beverly Hills
Santa Monica
Santa Monica Bay
Los Angeles Intl. Airport
El Segundo
Manhattan Beach
Torrance
Rancho Palos Verdes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/TBD]			Location:	Westlake Village, CA 91362
				General Property Type:	Hospitality
Original Balance:	$25,000,000			Detailed Property Type:	Extended Stay
Cut-off Date Balance:	$24,829,085			Title Vesting:	Fee
% of Initial Pool Balance:	3.3%			Year Built/Renovated:	2007/2014
Loan Purpose:	Refinance			Size:	160 Rooms
Borrower Sponsor:	Huntington Hotel Group, LP			Cut-off Date Balance per Room:	$155,182
Mortgage Rate:	4.0600%			Maturity Date Balance per Room:	$124,383
Note Date:	6/8/2017			Property Manager:	Westlake HHG Hotel, LLC (borrower-related)
First Payment Date:	7/6/2017
Maturity Date:	6/6/2027
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$4,928,612
IO Period:	0 months			UW NOI Debt Yield:	19.9%
Seasoning:	5 months			UW NOI Debt Yield at Maturity:	24.8%
Prepayment Provisions:	LO (24); YM1 (90); O (6)			UW NCF DSCR:	3.15x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$4,987,532 (8/31/2017 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI(2):	$5,525,582 (12/31/2016)
Additional Debt Balance:	N/A			3rd Most Recent NOI(2):	$4,184,424 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(2):	89.1% (8/31/2017)
Reserves(1)				2nd Most Recent Occupancy(2):	91.7% (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	87.6% (12/31/2015)
RE Tax:	$55,371	$26,367	N/A	Appraised Value (as of):	$57,200,000 (3/21/2017)
Insurance:	$42,185	$4,464	N/A	Cut-off Date LTV Ratio:	43.4%
FF&E:	$0	$32,606	$1,173,819	Maturity Date LTV Ratio:	34.8%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$24,556,061	98.2%
			Reserves:	$97,556	0.4%
			Closing Costs:	$326,628	1.3%
			Return of Equity:	$19,754	0.1%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	2016 performance was skewed upward due to increased hotel demand as a result of the relocation of residents who were affected by the Porter Ranch gas leak, which occurred between October 2015 and February 2016. The Porter Ranch gas leak affected residents living near the Aliso Canyon Oil Field in Porter Ranch, which is located approximately 38.9 miles from the Residence Inn Los Angeles Westlake Village Property (as defined below). The Residence Inn Los Angeles Westlake Village Property received increased demand between the months of January and April and as of the 8/31/ 2017 TTM, demand and operations at the Residence Inn Los Angeles Westlake Village Property have stabilized and the RevPAR is expected to continue at the levels of the current 8/31/2017 TTM, which is higher than the underwritten RevPAR.

The Mortgage Loan. The tenth largest mortgage loan (the “Residence Inn Los Angeles Westlake Village Mortgage Loan”) is evidenced by a promissory note with an original principal amount of $25,000,000, secured by a first priority fee mortgage encumbering a 160-room extended stay hospitality property located in Westlake Village, Los Angeles County, California (the “Residence Inn Los Angeles Westlake Village Property”) under the Marriott flag. The proceeds of the Residence Inn Los Angeles Westlake Village Mortgage Loan were used to refinance an existing loan, fund reserves, pay closing costs and return approximately $19,754 of equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is Westlake HHG Hotel Development, LP (the “Residence Inn Los Angeles Westlake Village Borrower”), a single purpose Texas limited partnership structured to be bankruptcy remote, with two independent directors. The non-recourse carveout guarantor and borrower sponsor is Huntington Hotel Group, LP a professional developer, owner and manager of hotel properties based in Irving, Texas, that was founded by Kevin Keefer and Brent Andrus. Kevin Keefer has over 30 years of experience in the development, management and financing of hotel properties. Brent Andrus has served Marriott in senior operating positions and later as the top marketing/sales executive for their Courtyard Hotel Division.

The Property. The Residence Inn Los Angeles Westlake Village Property is a 160-room, three-story, extended stay hotel located in the county of Los Angeles, situated northeast of the intersection formed by Lindero Canyon Road and U.S. Highway 101, on a 5.68-acre site. Residence Inn Los Angeles Westlake Village Property amenities include an outdoor pool and whirlpool, a fitness center, a lobby workstation, a meeting center, a market pantry, guest laundry rooms, a sport court, an outdoor patio and barbecue area, vending areas and two meeting rooms. The guestroom mix includes 63 king rooms, 64 one-bedroom suites and 33 two-bedroom suites. In-room amenities include iron and ironing board, luggage rack, kitchenette with coffeemaker, make-up mirror and hairdryer. Parking is provided by 160 surface level parking spaces or 1.00 parking space per room.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

The Residence Inn Los Angeles Westlake Village Property was developed by the Residence Inn Los Angeles Westlake Village Borrower in 2007 as the Residence Inn Los Angeles Westlake Village and has undergone renovations since its opening, with the last renovation completed in 2014. The renovations in 2013/2014 involved soft goods upgrades of the guestrooms, new smart TV’s, and the redesign of the hotel’s public areas at a total cost of approximately $2,779,000 ($17,370 per room).

The Residence Inn Los Angeles Westlake Village Property is under a franchise agreement between Marriott International, Inc., and the Residence Inn Los Angeles Westlake Village Borrower, dated January 26, 2004. The existing term expires on August 7, 2027 with one 10-year renewal option through August 7, 2037.

Residence Inn Los Angeles Westlake Village Market Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn Los Angeles Westlake Village			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	77.5%	$139.18	$107.80	86.5%	$162.28	$140.36	111.7%	116.6%	130.2%
8/31/2016 TTM	86.2%	$157.43	$135.67	91.2%	$186.78	$170.38	105.8%	118.6%	125.6%
8/31/2017 TTM	79.8%	$155.52	$124.07	88.8%	$189.44	$168.31	111.4%	121.8%	135.7%

Source: Industry Report

(1)	The competitive set includes Sheraton Hotel Agoura Hills, Hyatt Regency Westlake Plaza, La Quinta Inns & Suites Thousand Oaks Newbury, Hilton Garden Inn Calabasas, Hampton Inn Suites Agoura Hills and Homewood Suites Agoura Hills.

The Market. The Residence Inn Los Angeles Westlake Village Property is located within the Los Angeles-Long Beach combined statistical area (the “CSA” or the “Los Angeles CSA”) in Westlake Village, Los Angeles County, California. The Residence Inn Los Angeles Westlake Village Property is located in a suburb of the city of Los Angeles, situated directly northeast of the intersection formed by Lindero Canyon Road and U.S. Highway 101. Located just north of the Los Angeles basin, the San Fernando Valley spans approximately 345 square miles; it is bounded by the San Gabriel Mountains to the northeast, the Santa Susana Mountains to the northwest, and the Santa Monica Mountains to the south. Major employers include Kaiser Permanente, University of Southern California, Northup Grumman Corporation, Target Corporation and Ralphs/Food 4 Less.

According to the appraisal, the movie industry represents a significant source of revenue and employment for the Los Angeles area. Over 70% of the entertainment industry jobs in the greater Los Angeles area are located in the San Fernando Valley. Los Angeles still contains most of the ancillary production companies related to pre- and post-filming. Disney, Warner Brothers, Universal Studios, and DreamWorks Animation are all headquartered in the San Fernando Valley. ABC, CBS, and NBC, as well as several cable networks, also have major facilities in the San Fernando Valley. The healthcare sector is also important to the greater Los Angeles area’s economy. Major employers in the market include Anthem BlueCross of California, Cedars-Sinai Health System, and Northeast Valley Health Corporation. The Los Angeles Convention Center (“LACC”) is one of the key contributors to the economic and cultural vitality of Los Angeles. The LACC features two exhibit halls and a 299-seat theatre for a total of roughly 720,000 SF of exhibit space, as well as 64 meeting rooms totaling 147,000 SF of meeting space. Additional features include a full service business center, food courts, and 5,600 onsite parking spaces.

The Residence Inn Los Angeles Westlake Village Property is also located within close proximity to the Guitar Center, J.D. Power (approximately 1.0 mile), Dole (approximately 1.0 mile), Chip Johnson Insurance (approximately 2.0 miles), The Canyon Entertainment Venue (approximately 4.0 miles), The Cheesecake Factory Inc. (approximately 7.0 miles), Paramount Ranch (approximately 6.0 miles), Amgen (approximately 8.0 miles), and the Warner Center (approximately 15.0 miles). Other demand generators include the Hollywood Walk of Fame, The Grove, numerous beaches and the NFL football teams the Rams and the Chargers. Universal Studios, which is located approximately 29.0 miles from the Residence Inn Los Angeles Westlake Village Property, offers multiple attractions including a cinema-based theme park, studios tours, shopping, restaurants, a cinema, and an amphitheater and Universal CityWalk.

Primary regional access through the area is provided by east/west Interstate 10, which extends to such cities as Palm Springs to the east and Santa Monica to the west. North/south Interstate 405 is a bypass of Interstate 5 to the west and provides access to Costa Mesa to the south, connecting with Interstate 5 at San Fernando to the north. North/south Interstate 110 is another major route that traverses the greater Los Angeles area, providing access to such cities as Pasadena to the north and San Pedro to the south. North/south Interstate 5 extends parallel to the Pacific Ocean and U.S. Highway 101, passing through such cities as San Diego to the south and Stockton to the north.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

Competitive properties to the Residence Inn Los Angeles Westlake Village Property are shown in the table below:

Property	Rooms	Year Opened	2015 Occupancy	2015 Average ADR	2015 RevPAR	2016 Occupancy	2016 Average ADR	2016 RevPAR
Residence Inn Los Angeles Westlake Village(1)	160	2007	87.6%	$169.29	$148.23	91.7%	$191.72	$175.86
Homewood Suites by Hilton Agoura Hills	125	2007	80.0%-85.0%	$140.00-$150.00	$115.00-$120.00	90.0%-95.0%	$150.00-$160.00	$140.00-$150.00
TownePlace Suites by Marriott Thousand Oaks Ventura County	93	2007	80.0%-85.0%	$125.00-$130.00	$105.00-$110.00	80.0%-85.0%	$140.00-$150.00	$115.00-$120.00
Courtyard by Marriott Thousand Oaks Ventura County	120	2006	80.0%-85.0%	$140.00-$150.00	$115.00-$120.00	85.0%-90.0%	$160.00-$170.00	$140.00-$150.00
Hampton Inn & Suites Agoura Hills	94	2002	85.0%-90.0%	$130.00-$140.00	$120.00-$125.00	90.0%-95.0%	$140.00-$150.00	$130.00-$140.00

Source: Appraisal

(1)	Based on the underwritten operating statements. 2016 Occupancy, Average ADR and RevPAR for the Residence Inn Los Angeles Westlake Village Property was skewed upward due to the relocation of residents who were affected by the Porter Ranch gas leak, which occurred between October 2015 and February 2016. The Porter Ranch gas leak affected residents living near the Aliso Canyon Oil Field in Porter Ranch, which is located approximately 38.9 miles from the Residence Inn Los Angeles Westlake Village Property.

Demand segments for the competitive properties to the Residence Inn Los Angeles Westlake Village Property are shown in the table below:

Demand Segments
Property Name	Rooms	Commercial %	Meeting & Group %	Leisure %	Extended Stay %
Residence Inn Los Angeles Westlake Village	160	20%	15%	15%	50%
Homewood Suites by Hilton Agoura Hills	125	15%	20%	20%	45%
TownePlace Suites by Marriott Thousand Oaks Ventura County	93	15%	15%	30%	40%
Courtyard by Marriott Thousand Oaks Ventura County	120	50%	10%	35%	5%
Hampton Inn & Suites Agoura Hills	94	45%	5%	45%	5%

Source: Appraisal

According the appraisal, the largest demand driver for the Residence Inn Los Angeles Westlake Village Property is the extended stay demand. Extended-stay patrons usually prefer hotels located near shopping centers, restaurants, entertainment venues, and service-retail uses such as grocery stores, dry cleaners, and fueling stations. Extended-stay demand in the market is generated by nearby companies requiring long-term stays, as well as by the leisure attractions, which prompt visitors to stay for longer periods of time.

Commercial demand is the second largest demand driver for the Residence Inn Los Angeles Westlake Village Property. Commercial demand in the Residence Inn Los Angeles Westlake Village Property’s market is generated by the multitude of businesses located within the nearby Warner Center office park and the surrounding Central and West San Fernando Valley, including such companies as WellPoint (Blue Shield and Blue Cross), Amgen Corp., and Baxter Corp.

Meeting & group and leisure are both the third largest demand driver for Residence Inn Los Angeles Westlake Village Property. Meeting and group demand is generated by the same companies that create commercial demand through training activities and social corporate events. Additionally, high school and youth sports teams, social, military, educational and religious groups, and social events, such as weddings and family reunions, contribute to this demand segment. Tourism in Greater Los Angeles is a primary factor related to leisure demand. The entertainment industry, theme parks, sporting venues, and numerous beaches all draw visitors to the area.

The appraisal identified five hotels in some stage of the development process in the Westlake Village market area. The proposed TownePlace Suites by Marriott Thousand Oaks Agoura Hills and the proposed Courtyard by Marriott Thousand Oaks Agoura Hills are expected to be competitive based on their Marriott brand affiliations and locations after their assumed openings in 2019 or 2020, respectively; however, the developers are still in the early permitting process, and the timeline for these hotels’ construction has not been finalized.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Residence Inn Los Angeles Westlake Village Property.

Cash Flow Analysis

	2014	2015(2)	2016(2)	8/31/2017 TTM	UW	UW per Room
Occupancy	84.7%	87.6%	91.7%	89.1%	86.0%
ADR	$147.89	$169.29	$191.72	$187.60	$191.68
RevPAR	$125.24	$148.23	$175.86	$167.20	$164.85

Rooms Revenue	$7,313,878	$8,656,702	$10,298,535	$9,764,544	$9,627,000	$60,169
Food & Beverage	$0	$0	$0	$0	$0	$0
Other Income	$121,094	$165,179	$175,136	$146,492	$144,429	$903
Total Revenue	$7,434,972	$8,821,881	$10,473,671	$9,911,036	$9,771,429	$61,071
Total Expenses	$4,300,209	$4,637,457	$4,948,089	$4,923,504	$4,842,816	$30,268
Net Operating Income	$3,134,763	$4,184,424	$5,525,582	$4,987,532	$4,928,612	$30,804
FF&E(3)	$297,399	$352,875	$418,947	$396,441	$390,857	$2,443
Net Cash Flow	$3,837,364	$3,831,549	$5,106,635	$4,591,091	$4,537,755	$28,361

NOI DSCR	2.17x	2.90x	3.83x	3.46x	3.42x
NCF DSCR	1.97x	2.66x	3.54x	3.18x	3.15x
NOI Debt Yield	12.6%	16.9%	22.3%	20.1%	19.9%
NCF Debt Yield	11.4%	15.4%	20.6%	18.5%	18.3%

(1)	2016 performance was skewed upward due to increased hotel demand as a result of the relocation of residents who were affected by the Porter Ranch gas leak, which occurred between October 2015 and February 2016. The Porter Ranch gas leak affected residents living near the Aliso Canyon Oil Field in Porter Ranch, which is located approximately 38.9 miles from the Residence Inn Los Angeles Westlake Village Property. The Residence Inn Los Angeles Westlake Village Property received increased demand between the months of January and April and as of the 8/31/2017 TTM, demand and operations at the Residence Inn Los Angeles Westlake Village Property have stabilized and the RevPAR is expected to continue at the levels of the current 8/31/2017 TTM, which is higher than the UW RevPAR.

(2)	Historical and UW FF&E figures are based on 4% of Total Revenue.

Escrows and Reserves. At loan origination, the Residence Inn Los Angeles Westlake Village Borrower deposited in escrow $55,371 for real estate taxes and $42,185 for insurance premiums and is required to escrow monthly 1/12 of the annual estimate tax payments and 1/12 of the annual estimated insurance premiums. The Residence Inn Los Angeles Westlake Village Borrower is not required to make monthly insurance premium payments so long as (i) the Residence Inn Los Angeles Westlake Village Borrower maintains a blanket insurance policy and it is in full force and effect and delivers to the lender not less than 30 days prior to the expiration day of the blanket insurance policy, certificates of insurance evidencing that the blanket insurance policy has been paid in full and (ii) no event of default exists. The Residence Inn Los Angeles Westlake Borrower is required to deposit monthly for furniture, fixtures and equipment the greater of (i) 1/12 of an amount equal to 4.0% of the gross income from the prior calendar year and (ii) the aggregate amount, if any, to be reserved under the management agreement and franchise agreement (if any), currently estimated at $32,606 (the “FF&E Reserve”). The FF&E Reserve is capped at $1,173,819. Funds on deposit in the FF&E Reserve may be used by the Residence Inn Los Angeles Westlake Borrower for the completion of any FF&E work.

After the occurrence of a Franchise Trigger Event (as defined below), all available excess cash flow will be deposited into a property improvement plan reserve (the “PIP Reserve”) to pay or reimburse the Residence Inn Los Angeles Westlake Village Borrower for completion of all property improvement plan or other work required by the franchisor (or any replacement franchisor) (the “PIP Work”).

Lockbox and Cash Management. The Residence Inn Los Angeles Westlake Village Mortgage Loan provides for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below) for the Residence Inn Los Angeles Westlake Village Mortgage Loan, the Residence Inn Los Angeles Westlake Village Borrower is required to instruct tenants and credit card processors to deposit rents and other amounts due into the lockbox account and funds in the lockbox account are required to be transferred to the cash management account each business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Residence Inn Los Angeles Westlake Village Mortgage Loan documents. All excess cash flow will be applied as follows (i) to the extent a Cash Sweep Event (as defined below) exists on account of a Franchise Trigger Event as described in the “Escrows and Reserves” section, into the PIP Reserve, (ii) to the extent a Cash Sweep Event exists for any other reason, into a lender controlled account as additional security for the Residence Inn Los Angeles Westlake Village Mortgage Loan, and/or (iii) to the extent no Cash Sweep Event exists, to the Residence Inn Los Angeles Westlake Village Borrower. To the extent no Cash Management Trigger Event exists, the requirement that credit card processors and tenants deposit rents and other amounts due directly to the lockbox will be suspended until the occurrence of any subsequent Cash Management Trigger Event(s).

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) the Residence Inn Los Angeles Westlake Village Borrower’s second late debt service payment in a 12-month period, (iii) any bankruptcy action of the Residence Inn Los Angeles Westlake Village Borrower, the guarantor or the property manager, (iv) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x, or (v) a Franchise Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, when the Residence Inn Los Angeles Westlake Village Borrower makes 12 consecutive monthly debt service payments, in regard to clause (iii) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing, among other conditions for Residence Inn Los Angeles Westlake Village Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Residence Inn Los Angeles Westlake Village Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iv) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters, or in regard to clause (v) above, the Residence Inn Los Angeles Westlake Village Borrower (a)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30950 Russell Ranch Road Westlake Village, CA 91362	Collateral Asset Summary – Loan No. 10 Residence Inn Los Angeles Westlake Village	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,829,085 43.4% 3.15x 19.9%

extends or renews the franchise agreement or enters into a new franchise agreement with a franchisor approved by the lender and (b) all PIP Work has been completed and paid in full and the lender has received an acceptable comfort letter from the franchisor.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of Residence Inn Los Angeles Westlake Village Borrower, guarantor or property manager, (iii) the debt service ratio based on the trailing 12-month period falling below 1.15x, or (iv) the occurrence of a Franchise Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Residence Inn Los Angeles Westlake Village Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Residence Inn Los Angeles Westlake Village Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters, or in regard to clause (iv) above, the Residence Inn Los Angeles Westlake Village Borrower (a) extends or renews the franchise agreement or enters into a new franchise agreement with a franchisor approved by the lender and (b) all PIP Work has been completed and paid in full and the lender has received an acceptable comfort letter from the franchisor.

A “Franchise Trigger Event” will occur upon the earlier of (i) the date the franchise agreement expires or is terminated for any reason, (ii) the Residence Inn Los Angeles Westlake Village Borrower receives any notice of termination of the franchise agreement, (iii) on any date that occurs twelve months prior to the current expiration date of the franchise agreement, or (iv) any failure to complete any PIP work.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Residence Inn Los Angeles Westlake Village Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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4727 Concord Pike Wilmington, DE 19803	Collateral Asset Summary – Loan No. 11 DoubleTree Wilmington	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 64.9% 1.68x 12.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/TBD]			Location:	Wilmington, DE 19803
				General Property Type:	Hospitality
Original Balance(1):	$24,000,000			Detailed Property Type:	Full Service
Cut-off Date Balance(1):	$24,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	1973/2015
Loan Purpose:	Acquisition			Size:	244 Rooms
Borrower Sponsors:	Christopher F. Buccini; Robert E. Buccini; David B. Pollin			Cut-off Date Balance per Room(1):	$112,705
				Maturity Date Balance per Room(1):	$93,300
Mortgage Rate:	5.2180%			Property Manager:	Polin/Miller Hospitality Strategies, Inc.
Note Date:	10/16/2017
First Payment Date:	12/6/2017
Maturity Date:	11/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI:	$3,432,745
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	12.5%
Additional Debt Type(2):	Pari Passu/Mezzanine			UW NOI Debt Yield at Maturity(1):	15.1%
Additional Debt Balance(2):	$3,500,000/$2,765,000			UW NCF DSCR(1):	1.68x
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			Most Recent NOI:	$3,509,671 (8/31/2017 TTM)
Reserves				2nd Most Recent NOI:	$3,645,720 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$3,756,747 (12/31/2015)
RE Tax:	$47,849	$23,925	N/A	Most Recent Occupancy:	63.0% (8/31/2017)
Insurance:	$67,819	$8,477	N/A	2nd Most Recent Occupancy:	66.5% (12/31/2016)
FF&E:	$0	$31,713(4)	N/A	3rd Most Recent Occupancy:	71.0% (12/31/2015)
PIP Reserve:	$2,684,000	$0	N/A	Appraised Value (as of)(5):	$42,400,000 (9/20/2018)
Seasonality Reserve:	$155,000	Springing	N/A	Cut-off Date LTV Ratio(1)(5):	64.9%
Deferred Maintenance:	$29,000	$0	N/A	Maturity Date LTV Ratio(1)(5):	53.7%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$27,500,000	69.8%	Purchase Price:	$35,750,000	90.7%
Mezzanine Loan(2):	$2,765,000	7.0%	Reserves:	$2,983,668	7.6%
Borrower Equity:	$9,148,468	23.2%	Closing Costs:	$679,800	1.7%
Total Sources:	$39,413,468	100.0%	Total Uses:	$39,413,468	100.0%

(1)	The DoubleTree Wilmington Mortgage Loan (as defined below) is part of the DoubleTree Wilmington Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance of $27,500,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the DoubleTree Wilmington Whole Loan.

(2)	A mezzanine loan, with an original principal balance of $2,765,000, was funded concurrently with the funding of the DoubleTree Wilmington Whole Loan. The mezzanine loan accrues interest at a fixed rate of 11.5000% and amortizes on a 30-year schedule.

(3)	If the mezzanine loan is prepaid in full in connection with a transfer of the DoubleTree Wilmington Property (as defined below) and an assumption of the DoubleTree Wilmington Whole Loan, then the owners of direct or indirect equity interests in the DoubleTree Wilmington Borrower (as defined below) may obtain permitted mezzanine financing subject to standard preconditions including (i) the combined loan-to-value ratio may not exceed 75%, (ii) the combined debt service coverage may not be less than 1.40x and (iii) the combined debt yield may not be less than 10.55%. In addition, the DoubleTree Wilmington Borrower may be required to obtain a rating agency confirmation in connection with the permitted mezzanine loan.

(4)	Monthly FF&E reserve deposits are the greater of 4.0% of monthly gross revenues or the amount required under the franchise agreement.

(5)	The Appraised Value represents the “as-complete” appraised value, which assumes that the scheduled performance improvement plan renovation at the DoubleTree Wilmington Property has been completed. Based on the “as-is” appraised value of $37,000,000 as of September 20, 2017, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 74.3% and 61.5%, respectively.

The Mortgage Loan. The eleventh largest mortgage loan (the “DoubleTree Wilmington Mortgage Loan”) is part of a whole loan (the “DoubleTree Wilmington Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $27,500,000. The DoubleTree Wilmington Whole Loan is secured by a first priority fee mortgage encumbering a 244-room full service hotel located in Wilmington, Delaware (the “DoubleTree Wilmington Property”). Promissory Note A-1, with an original principal balance of $24,000,000, represents the DoubleTree Wilmington Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Note A-2, with an original principal balance of $3,500,000, is currently held by Ladder Capital Finance LLC (“LCF”), or an affiliate thereof, and is expected to be contributed to one or more future securitization trusts or may be otherwise transferred at any time. The DoubleTree Wilmington Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust. The lender provides no assurance that the non-securitized note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4727 Concord Pike Wilmington, DE 19803	Collateral Asset Summary – Loan No. 11 DoubleTree Wilmington	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 64.9% 1.68x 12.5%

DoubleTree Wilmington Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$24,000,000	$24,000,000	UBS 2017-C5	Yes
Note A-2	$3,500,000	$3,500,000	LCF	No
Total	$27,500,000	$27,500,000

The proceeds of the DoubleTree Wilmington Whole Loan, together with the mezzanine loan with an original principal balance of $2,765,000 and approximately $9.1 million in borrower equity, were used to finance the acquisition of the DoubleTree Wilmington Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Diamond State Hotel XXXIX Owner LLC (the “DoubleTree Wilmington Borrower”), a Delaware limited liability company, structured to be bankruptcy remote with at least two independent directors. The non-recourse carveout guarantors and borrower sponsors for the DoubleTree Wilmington Whole Loan are Christopher F. Buccini, Robert E. Buccini, and David B. Pollin, which are key principals for Buccini Pollin Group, Inc. (“Buccini/Pollin”). Buccini/Pollin is a privately-held, full-service real estate acquisition, development and management company with offices in Washington, DC, Wilmington, Delaware, Philadelphia, Pennsylvania, and Baltimore, Maryland. Formed in 1993, Buccini/Pollin develops and acquires hotel, office, residential, retail, and parking properties. Buccini/Pollin is headquartered and established in the Mid-Atlantic and Northeast region and continues to grow into other parts of the United States. Buccini/Pollin has acquired or developed real estate assets having a value in excess of $4.0 billion, including 36 hotels, six million SF of office and retail space, 10 major residential communities, and multiple entertainment venues, including PPL Park, home of the Philadelphia Union Major League Soccer team.

The Property. The DoubleTree Wilmington Property consists of the fee interest in a 244-room, seven-story full service hotel constructed in 1973 and most recently renovated in 2015. The DoubleTree Wilmington Property is situated in Wilmington, Delaware along the intersection of Concord Pike (US Route 202) and Naamams Road (DE Route 92). New Castle County is located near the Delaware/Pennsylvania border and characterized by a high concentration of retail and large office areas.

The DoubleTree Wilmington Property’s guestroom mix consists of 125 king rooms and 119 standard queen rooms. Each guestroom features a flat-screen television with premium channels, a desk chair, a lounge chair and various other amenities. Guest parking consists of 375 spaces or 1.54 spaces per room. The DoubleTree Wilmington Property features 11,212 SF of meeting space, an indoor pool, a fitness center, a business center, a sundry shop and typical complement of back-of-the-house facilities. The DoubleTree Wilmington Property also features the Palettes Restaurant and Lounge, which offers breakfast, lunch, and dinner, as well as a cocktail lounge.

According to the appraisal, the DoubleTree Wilmington Property generates approximately 55% of its room revenue from corporate demand, approximately 20% from a combination of leisure and tourism demand and approximately 25% from convention group demand.

More specific information about the DoubleTree Wilmington Property and the related competitive set is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			DoubleTree Wilmington Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2015 TTM	65.8%	$127.34	$83.77	67.6%	$131.46	$88.91	102.8%	103.2%	106.1%
8/31/2016 TTM	62.6%	$129.71	$81.19	67.3%	$132.56	$89.16	107.5%	102.2%	109.8%
8/31/2017 TTM	61.1%	$134.59	$82.22	62.9%	$140.45	$88.35	103.0%	104.4%	107.5%

Source: Industry Report

(1)	The competitive set for 8/31/2015 TTM, 8/31/2016 TTM, and 8/31/2017 TTM includes SureStay Plus Hotel Brandywine Valley, Courtyard Wilmington Downtown, DoubleTree Downtown Wilmington Legal District, Crowne Plaza Wilmington North, Homewood Suites Wilmington Brandywine Valley and Inn @ Wilmington

The Market. The DoubleTree Wilmington Property is located in Wilmington, New Castle County, Delaware along the intersection of Concord Pike (US Route 202) and Naamams Road (DE Route 92). New Castle County is located near the Delaware and Pennsylvania borders and characterized by a high concentration of retail and large office areas. Local financial institutions include ING Direct, Barclays, M&T Bank, Wilmington Savings Fund Society, JPMorgan Chase, Bank of America, and HSBC. The DoubleTree Wilmington Property is located 3.3 miles from the Alfred I. DuPont Hospital for Children, 6.4 miles from the E.I. DuPont Experimental Station, and 2.4 miles from the former Astra Zeneca office/R&D facility. The DoubleTree Wilmington Property is also located approximately 17 miles southeast of the Philadelphia National Airport. The airport provides employment for about 141,000 workers and has a $14.4 billion economic impact.

New Castle County is a submarket of the Northern Delaware office market. Leasing activity within the Northern Delaware office market has continued to increase. The first quarter 2017 saw 93,150 SF of leasing activity, which represents an increase of 170.4% on a year-over-year basis. There is approximately 15.1 million SF of office space in this region. Of that, Class A assets constitute roughly 11.3 million SF of office space, followed by 3.2 million SF of Class B space and approximately 616,400 SF of Class C space.

According to the appraisal, the estimated 2016 population within a one-, three-, and five- mile radius of the DoubleTree Wilmington Property was 4,457, 44,066, and 147,967 people respectively. Estimated household income within a one-, three-, and five- mile radius of the DoubleTree Wilmington Property was $125,992, $126,655, and $106,292 respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4727 Concord Pike Wilmington, DE 19803	Collateral Asset Summary – Loan No. 11 DoubleTree Wilmington	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,000,000 64.9% 1.68x 12.5%

 Primary competitive properties to the DoubleTree Wilmington Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Commercial Demand	Leisure Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
DoubleTree Wilmington Property(1)	244	55%	20%	25%	66.3%	$133.61	$88.58
Courtyard Wilmington Downtown	126	65%	25%	10%	65.0%	$152.00	$98.80
DoubleTree Downtown Wilmington Legal District	217	65%	10%	25%	58.0%	$140.00	$81.20
Crowne Plaza Wilmington North	191	50%	25%	25%	63.0%	$120.00	$75.60
Total/Wtd. Avg. of Primary Competition	778	58%	19%	23%	63.0%	$135.03	$84.99

Source: Appraisal

(1)	Reflects 2016 Occupancy, ADR and RevPAR from historical operating statements

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DoubleTree Wilmington Property:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW per Room
Occupancy	66.2%	71.0%	66.5%	63.0%	63.0%
ADR	$126.38	$130.48	$133.14	$139.75	$139.75
RevPAR	$83.71	$92.63	$88.49	$88.10	$88.10

Rooms Revenue	$7,455,554	$8,249,974	$7,902,411	$7,846,538	$7,846,538	$32,158
Food & Beverage	$1,486,052	$1,624,813	$1,361,872	$1,426,052	$1,426,052	$5,844
Other Income(1)	$371,908	$287,829	$278,848	$289,261	$241,255	$989
Total Revenue	$9,313,514	$10,162,616	$9,543,131	$9,561,851	$9,513,845	$38,991
Total Expenses	$ 6,188,183	$6,405,869	$5,897,411	$6,052,180	$6,081,100	$24,923
Net Operating Income	$3,125,331	$3,756,747	$3,645,720	$3,509,671	$3,432,745	$14,069
FF&E	$0	$0	$0	$0	$380,554	$1,560
Net Cash Flow	$3,125,331	$3,756,747	$3,645,720	$3,509,671	$3,052,191	$12,509

NOI DSCR(2)	1.72x	2.07x	2.01x	1.93x	1.89x
NCF DSCR(2)	1.72x	2.07x	2.01x	1.93x	1.68x
NOI Debt Yield(2)	11.4%	13.7%	13.3%	12.8%	12.5%
NCF Debt Yield(2)	11.4%	13.7%	13.3%	12.8%	11.1%

(1)	Other Income includes borrower shares of cell tower leases and other miscellaneous revenue.

(2)	Debt service coverage ratios and debt yields are based on the DoubleTree Wilmington Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 12 Cabela’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,300,000 53.4% 2.63x 12.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/TBD]			Location:	Various
				General Property Type:	Industrial
Original Balance(2):	$21,300,000			Detailed Property Type:	Warehouse
Cut-off Date Balance(2):	$21,300,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.9%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	2,894,885 SF
Borrower Sponsor:	Starwood Property Trust, Inc.			Cut-off Date Balance per SF(2):	$25
Mortgage Rate:	4.3590%			Maturity Date Balance per SF(2):	$25
Note Date:	9/25/2017			Property Manager:	Self-Managed
First Payment Date:	11/6/2017
Maturity Date:	10/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$9,106,392
Seasoning:	1 month			UW NOI Debt Yield(2):	12.8%
Prepayment Provisions(3):	LO (24); YM1 (1); DEF/YM1 (88); O (7)			UW NOI Debt Yield at Maturity(2):	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(2):	2.63x
Additional Debt Type(2)(4):	Pari Passu			Most Recent NOI(7):	N/A
Additional Debt Balance(2)(4):	$49,700,000			2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type)(5):	Yes (Mezzanine)			3rd Most Recent NOI(7):	N/A
Reserves				Most Recent Occupancy:	100.0% (11/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	N/A
RE Tax(6):	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Insurance(6):	$0	Springing	N/A	Appraised Value (as of):	$133,000,000 (7/1/2017)
Replacements(6):	$0	Springing	N/A	Cut-off Date LTV Ratio(2):	53.4%
TI/LC(6):	$0	Springing	N/A	Maturity Date LTV Ratio(2):	53.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$71,000,000	55.6%	Purchase Price:	$127,353,058	99.7%
Borrower Equity:	$56,782,559	44.4%	Closing Costs:	$429,501	0.3%
Total Sources:	$127,782,559	100.0%	Total Uses:	$127,782,559	100.0%

(1)	The Cabela’s Industrial Portfolio Whole Loan (as defined below) was co-originated by Goldman Sachs Mortgage Company (“GSMC”), Wells Fargo Bank, National Association (“WFB”) and UBS AG, by and through its branch office of 1285 Avenue of the Americas, New York, New York (“UBS AG”).

(2)	The Cabela’s Industrial Portfolio Mortgage Loan (as defined below) is part of the Cabela’s Industrial Portfolio Whole Loan, which is comprised of four pari passu promissory notes with an aggregate principal balance of $71,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Cabela’s Industrial Portfolio Whole Loan.

(3)	Prior to the open prepayment date of April 6, 2027, the Cabela’s Industrial Portfolio Whole Loan can be prepaid in whole or in part with (i) defeasance after the earlier to occur of (a) September 25, 2020 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Cabela’s Industrial Portfolio Whole Loan promissory note (collectively, the “Defeasance Lockout Period”) or (ii) the greater of 1% of the amount prepaid or a yield maintenance premium after October 6, 2019 (the “Yield Maintenance Lockout Period”).

(4)	See “The Mortgage Loan” below for further discussion of additional debt.

(5)	Any time after March 25, 2018, direct or indirect equity owners of the Cabela’s Industrial Portfolio Borrower (as defined below) are permitted to obtain a mezzanine loan in an amount not to exceed $8,875,000, provided that the following conditions, among other things, are satisfied (i) immediately after giving effect to such mezzanine loan, (a) the combined loan-to-value ratio is not greater than 53.4%, (b) the combined debt service coverage ratio is not less than 3.10x, and (c) the combined debt yield is not less than 13.7%, (ii) the mortgage lenders and the lender under the mezzanine loan have entered into an intercreditor agreement reasonably acceptable to the mortgage lenders, (iii) such mezzanine loan is coterminous with the Cabela’s Industrial Portfolio Whole Loan or freely prepayable without any premium or penalty from and after the maturity date of the Cabela’s Industrial Portfolio Whole Loan, (iv) if the mezzanine loan bears a floating interest rate, the mezzanine borrower must maintain an interest rate cap agreement from a reasonably acceptable counterparty in a notional amount not less than the outstanding principal balance of the mezzanine loan and with a strike price that would result in a debt service coverage ratio of at least 3.10x, and (v) the receipt of a rating agency confirmation.

(6)	During an event of default or a Trigger Period (as defined below), the Cabela’s Industrial Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums (unless the Cabela’s Industrial Portfolio Properties are insured under an acceptable blanket policy), (iii) 1/12 of the product of (a) $0.25 and (b) the aggregate NRA of all of the Cabela’s Industrial Portfolio Properties (as defined below) as of such payment date for capital expenditures, currently equal to $60,310 and (iv) 1/12 of the product of (a) $1.00 and (b) the aggregate NRA of all of the Cabela’s Industrial Portfolio Properties as of such payment date for tenant improvements and leasing commissions, currently equal to $241,240. A “Trigger Period” will occur upon (i) the delivery to the lenders of annual or quarterly financial reports showing that the debt yield, determined as of the last day of any fiscal quarter is less than 10.5%, (ii) a Bass Pro Event (as defined below), or (iii) if annual or quarterly financial reports are not delivered to the lenders when required, then ten business days following the Cabela’s Industrial Portfolio Borrower’s receipt of written notice of the same, at the lenders’ option. A “Bass Pro Event” means (i) the Master Tenant (as defined below) ceases operations or vacates, as determined in accordance with the Master Lease (as defined below), with respect to more than 15% of the Cabela’s Industrial Portfolio Properties (by number of locations), (ii) Bass Pro Group, LLC, the guarantor of the Master Lease, or the Master Tenant files for bankruptcy, (iii) the Master Tenant defaults under the Master Lease beyond any notice and cure period set forth in the Master Lease, or (iv) the total net leverage ratio for the Master Tenant exceeds 5.75x and will end upon the cure of such event as determined in accordance with the loan documents.

(7)	There is no historical financial information as the Cabela’s Industrial Portfolio Properties were owner-occupied prior to executing the Master Lease on September 25, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 Cabela’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,300,000 53.4% 2.63x 12.8%

The Mortgage Loan. The twelfth largest mortgage loan (the “Cabela’s Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Cabela’s Industrial Portfolio Whole Loan”) with an aggregate original principal balance of $71,000,000. The Cabela’s Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 2,894,885 SF three-property portfolio of industrial warehouse properties located in Wisconsin, West Virginia and Utah (collectively, the “Cabela’s Industrial Portfolio Properties”). Promissory Notes A-3(A) and A-3(B), with an aggregate original principal balance of $21,300,000, represent the Cabela’s Industrial Portfolio Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Notes A-1 and A-2, with an aggregate original principal balance of $49,700,000, collectively represent the pari passu companion loans (collectively, the “Cabela’s Industrial Portfolio Pari Passu Companion Loans”) and are currently held by GSMC and WFB, as further described in the Cabela’s Industrial Portfolio Whole Loan Summary table below. The lenders provide no assurances that any of the non-securitized notes will not be split further. The Cabela’s Industrial Portfolio Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement for the future securitization trust that includes Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Cabela’s Industrial Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$28,400,000	$28,400,000	GSMC	Yes
Note A-2	$21,300,000	$21,300,000	WFB(1)	No
Note A-3(A)	$11,300,000	$11,300,000	UBS 2017-C5	No
Note A-3(B)	$10,000,000	$10,000,000	UBS 2017-C5	No
Total	$71,000,000	$71,000,000

(1)	Promissory Note A-2 is expected to be contributed to the BANK 2017-BNK8 Trust.

The proceeds of the Cabela’s Industrial Portfolio Whole Loan, together with $56,782,559 of borrower equity, were used to acquire the Cabela’s Industrial Portfolio Properties and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are SPT Prairie 100 Distribution Road, LLC, SPT Prairie 2000 West CB Way, LLC, and SPT Prairie 33901 State Highway 35, LLC (collectively, the “Cabela’s Industrial Portfolio Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

The borrower sponsor and nonrecourse carve-out guarantor of the Cabela’s Industrial Portfolio Whole Loan is Starwood Property Trust, Inc. (“SPT”), an affiliate of Starwood Capital Group. The aggregate recourse to the borrower sponsor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the Cabela’s Industrial Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SPT’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments. As of the second quarter of 2017, SPT reported an equity market capitalization of approximately $5.8 billion and an enterprise value of $12.4 billion. Since inception, SPT has deployed over $29.0 billion in capital across various commercial real estate debt investments, commercial and residential mortgage-backed securities, and other commercial and residential real estate-related debt investments. The company currently owns a portfolio of retail, residential, office and medical office properties across the U.S. and Europe.

The Properties. The Cabela’s Industrial Portfolio Properties comprise three mission critical industrial distribution warehouses totaling 2,894,885 SF and are located in Prairie du Chien, Wisconsin, Triadelphia, West Virginia, and Tooele, Utah.

The Cabela’s Industrial Portfolio Properties are 100.0% leased to Cabela’s Wholesale, Inc. (the “Master Tenant” or “Cabela’s”) under a NNN unitary master lease executed at the origination of the Cabela’s Industrial Portfolio Whole Loan and operated under the Cabela’s and Bass Pro Shops brands (the “Master Lease”). The Master Lease has a 25-year term expiring on April 30, 2042 with an initial annual base rent of $3.36 PSF with increases every five years equal to the lesser of (i) 12.5% or (ii) the aggregate percent increase of the consumer price index over the prior five-year period. The Master Lease has six five-year renewal options with annual base rent resets at the commencement of each renewal period at the greater of (i) fair market rent or (ii) 110% of the annual base rent from the immediately preceding year, and no termination options. Upon expiration of the Master Lease, the Master Tenant will not have a purchase option. Obligations of the Master Tenant under the Master Lease are guaranteed by Bass Pro Group, LLC, an affiliate of the Master Tenant.

The Cabela’s Prairie du Chien property is a 1,130,862 SF distribution warehouse built in 1996 and expanded in 2001, with 76 loading docks, one drive-in door and 20- to 32-foot clear heights. The Cabela’s Triadelphia property is a 1,165,360 SF distribution warehouse built in 2005, with 83 loading docks, six drive-in doors and 30-foot clear heights. The Cabela’s Triadelphia property serves as Cabela’s primary northeast U.S. distribution facility. The Cabela’s Tooele property is a 598,663 SF distribution warehouse built in 2015, with 66 loading docks, two drive-in doors and 30-foot clear heights.

Bass Pro Shops recently acquired Cabela’s Incorporated, the parent company of the Master Tenant, on September 25, 2017 for a purchase price of approximately $4.0 billion. Following the acquisition, the combined company is known as the Bass Pro Group, LLC (Moody’s/S&P: Ba3/B+), which serves as guarantor for the Master Lease. Bass Pro Shops was founded in 1972 in Springfield, Missouri. Bass Pro Shops is a privately held national retailer of hunting, fishing, camping and related outdoor gear and apparel. Bass Pro Shops operates 82 Bass Pro stores across 32 U.S. states and four Canadian provinces. Bass Pro Shops also operates Big Cedar Lodge, a resort welcoming more than one million guests to Missouri’s Ozark Mountains per year. Cabela’s (NYSE: CAB) was founded in 1961, went public in 2004, and is currently based in Sidney, Nebraska. Cabela’s is a direct marketer and specialty retailer of hunting, fishing, boating, camping, shooting, and related outdoor recreation merchandise. As of year-end 2016, the company operated 85 retail stores, including 74 stores in the U.S. and 11 stores in Canada. Cabela’s stores range in size from 40,000 SF to 246,000 SF. Most locations typically include wildlife displays in natural habitats, dioramas, a restaurant or deli, and aquarium stocked with local fish.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 Cabela’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,300,000 53.4% 2.63x 12.8%

The following tables present certain information relating to the Cabela’s Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)	Allocated Base Rent(1)
Cabela’s Prairie du Chien	Prairie du Chien, WI	1996-2001	1,130,862	$26,400,000	37.2%	$49,500,000	53.3%	$3,835,011
Cabela’s Triadelphia	Triadelphia, WV	2005	1,165,360	$24,900,000	35.1%	$46,600,000	53.4%	$3,496,800
Cabela’s Tooele	Tooele, UT	2015	598,663	$19,700,000	27.7%	$36,900,000	53.4%	$2,400,708
Total/Wtd. Avg.			2,894,885	$71,000,000	100.0%	$133,000,000	53.4%	$9,732,519

(1)	Information is based on the underwritten rent roll and Master Lease.

(2)	Based on the Cabela’s Industrial Portfolio Whole Loan amount.

The following table presents certain information relating to the Master Lease at the Cabela’s Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Cabela’s Wholesale, Inc.(3)	NR/Ba3/B+	2,894,885	100.0%	$9,732,519	100.0%	$3.36	4/30/2042(4)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,894,885	100.0%	$9,732,519	100.0%	$3.36

(1)	Information is based on the Master Lease.

(2)	Ratings provided are for Bass Pro Group, LLC, which serves as the guarantor for the Master Lease.

(3)	The Cabela’s Industrial Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease and operated under the Cabela’s and Bass Pro Shop brands.

(4)	The Cabela’s Industrial Portfolio Properties have six five-year renewal options with no termination options.

The following table presents certain information relating to the lease rollover schedule at the Cabela’s Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond(3)	1	2,894,885	100.0%	100.0%	$3.36	$9,732,519	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	2,894,885	100.0%		$3.36	$9,732,519	100.0%

(1)	Information is based on the Master Lease.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The Cabela’s Industrial Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease operated under the Cabela’s and Bass Pro Shops brands that is structured with six five-year renewal options with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 12 Cabela’s Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$21,300,000 53.4% 2.63x 12.8%

The Market. The Cabela’s Industrial Portfolio Properties are located in Prairie du Chien, Wisconsin; Triadelphia, West Virginia; and Tooele, Utah.

The Prairie du Chien property is located in Prairie du Chien, Wisconsin, and situated directly off Route 35, which connects to Interstate 90 and Interstate 80. According to the appraisal, the Prairie du Chien property is located within the Southwest Wisconsin industrial market. As of the third quarter of 2017, the market reported total inventory of 70 industrial buildings totaling 4.8 million SF with a 0.3% vacancy rate and average asking rents of $2.64 per SF.

The Cabela’s Triadelphia property is located in Triadelphia, West Virginia, approximately 50 miles southwest of Pittsburgh, Pennsylvania. The Cabela’s Triadelphia property is situated approximately 1.5 miles from Interstate 70. According to the appraisal, the Cabela’s Triadelphia property is located within the Wheeling metropolitan statistical area industrial market. As of the second quarter of 2017, the market reported total inventory of 126 industrial buildings totaling 5.0 million SF with a 13.3% vacancy rate and average asking rents of $3.48 per SF.

The Cabela’s Tooele property is located in Tooele, Utah, approximately 50 miles southwest of Salt Lake City. The Cabela’s Tooele property is situated approximately one mile from Route 112 and 15 miles from Interstate 80. According to a third party market report, the Cabela’s Tooele property is located within the Salt Lake City industrial market. As of the third quarter of 2017, the market reported total inventory of 7,760 industrial buildings totaling approximately 234.5 million SF with a 4.0% vacancy rate and average asking rents of $5.74 per SF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cabela’s Industrial Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)	2016(1)	TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	N/A	N/A	N/A	$9,732,519	$3.36
Total Recoveries	N/A	N/A	N/A	N/A	$2,790,022	$0.96
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($626,127)	($0.22)
Effective Gross Income	N/A	N/A	N/A	N/A	$11,896,414	$4.11
Total Operating Expenses	N/A	N/A	N/A	N/A	$2,790,022	$0.96
Net Operating Income	N/A	N/A	N/A	N/A	$9,106,392	$3.15
Capital Expenditures	N/A	N/A	N/A	N/A	$434,233	$0.15
TI/LC	N/A	N/A	N/A	N/A	$434,233	$0.15
Net Cash Flow	N/A	N/A	N/A	N/A	$8,237,926	$2.85

Occupancy %(3)	N/A	N/A	N/A	N/A	95.0%
NOI DSCR(4)	N/A	N/A	N/A	N/A	2.90x
NCF DSCR(4)	N/A	N/A	N/A	N/A	2.63x
NOI Debt Yield(4)	N/A	N/A	N/A	N/A	12.8%
NCF Debt Yield(4)	N/A	N/A	N/A	N/A	11.6%

(1)	There is no historical financial information as the Cabela’s Industrial Portfolio Properties were owner-occupied prior to executing the Master Lease on September 25, 2017.

(2)	UW Gross Potential Rent is based on the Master Lease.

(3)	The underwritten economic occupancy is 95.0%. The Cabela’s Industrial Portfolio Properties were 100.0% physically occupied as of November 1, 2017.

(4)	Debt service coverage ratios and debt yields are based on the Cabela’s Industrial Portfolio Whole Loan.

Substitution. Any time from and after the six-month anniversary of the closing date of the securitization of the last Cabela’s Industrial Portfolio Whole Loan promissory note (but prior to April 6, 2027), the Cabela’s Industrial Portfolio Borrower may obtain the release of any of the Cabela’s Industrial Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) the Cabela’s Industrial Portfolio Borrower delivers to the lenders a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal demonstrating the as-is appraised value of the Substitute Property(ies) is greater than or equal to the replaced property at the time of substitution, (ii) the rent under the Master Lease is not reduced as a result of such substitution, (iii) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 10% of the original balance of the Cabela’s Industrial Portfolio Whole Loan, or if greater than 10%, at the lenders’ determination to the extent the Master Tenant requests additional substitutions in accordance with the Master Lease (however the 10% threshold is not permitted to include any property substitution effectuated for the sole purpose of curing an event of default or Trigger Period), (iv) the debt yield with respect to the remaining Cabela’s Industrial Portfolio Properties including the Substitute Property, is no less than the greater of (a) 13.7% and (b) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter and (v) if all or any portion of the Cabela’s Industrial Portfolio Whole Loan has been securitized (a) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (b) the receipt of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

389 West Bay Road Grand Cayman, Cayman Islands	Collateral Asset Summary – Loan No. 13 Marriott Grand Cayman	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,916,123 56.1% 1.91x 16.2%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s)	[NR/NR/TBD]			Location:	Grand Cayman, Cayman Islands
				General Property Type:	Hospitality
Original Balance(1):	$21,000,000			Detailed Property Type:	Full Service
Cut-off Date Balance(1):	$20,916,123			Title Vesting:	Fee
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	1990/2013-2014
Loan Purpose:	Refinance			Size:	295 Rooms
Borrower Sponsor:	London & Regional Group Holdings Limited			Cut-off Date Balance per Room(1):	$270,103
Mortgage Rate:	5.4485%			Maturity Date Balance per Room(1):	$251,764
Note Date:	6/20/2017			Property Manager:	Luxury Hotels International Lodging Ltd., Cayman Islands Branch
First Payment Date:	8/1/2017
Maturity Date:	7/6/2022
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$12,882,616
Seasoning:	4 months			UW NOI Debt Yield(1):	16.2%
Prepayment Provisions:	LO (28); DEF (28); O (4)			UW NOI Debt Yield at Maturity(1):	17.3%
Lockbox/Cash Mgmt Status(2):	Hard/In Place			UW NCF DSCR(1):	1.91x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$13,556,419 (6/30/2017 TTM)
Additional Debt Balance(1):	$58,764,346			2nd Most Recent NOI:	$13,681,919 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$12,268,442 (12/31/2015)
Reserves				Most Recent Occupancy:	86.5% (6/30/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	86.0% (12/31/2016)
RE Tax(3):	$0	Springing	N/A	3rd Most Recent Occupancy:	82.5% (12/31/2015)
Insurance:	$261,287	$129,397	N/A	Appraised Value (as of):	$142,000,000 (5/4/2017)
FF&E(4):	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	56.1%
Seasonality Reserve(5):	$1,085,464	$0	$1,085,464	Maturity Date LTV Ratio(1):	52.3%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$80,000,000	100.0%	Loan Payoff:	$43,681,993	54.6%
			Reserves:	$1,346,751	1.7%
			Closing Costs:	$4,070,156	5.1%
			Return of Equity:	$30,901,100	38.6%
Total Sources:	$80,000,000	100.0%	Total Uses:	$80,000,000	100.0%

(1)	The Marriott Grand Cayman Mortgage Loan (as defined below) is part of the Marriott Grand Cayman Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate principal balance of $80,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Marriott Grand Cayman Whole Loan.

(2)	The Marriott Grand Cayman Whole Loan is structured with in place cash management. Pursuant to the Marriott Grand Cayman Whole Loan cash management structure, the property manager, Marriott International Lodging Ltd., Cayman Island Branch (“Marriott” or the “Property Manager”), is required to deposit all gross revenues from the Marriott Grand Cayman Property (as defined below) directly into an account controlled by the Property Manager (the “Marriott Cash Management”), pay operating expenses for the Marriott Grand Cayman Property and pay or retain other amounts permitted under the property management agreement, including its own property management fees, incentive fees (if any) and FF&E reserves. Thereafter, the Property Manager is required to transfer the excess funds to a lender-controlled lockbox account, from which funds will be swept into a cash management account controlled by the lender on each business day and amounts applied pursuant to the Marriott Grand Cayman Whole Loan documents. In the event that Marriott is no longer the property manager, the replacement property manager will be required to deposit all rents and other amounts received from the Marriott Grand Cayman Property into a lender-controlled account.

(3)	There are no real estate taxes in the Cayman Islands. In the event real estate taxes are levied, monthly real estate tax collections would be waived provided Marriott is reserving for such taxes as part of the Marriott Cash Management.

(4)	In the event that Marriott Cash Management is not in full force and effect, monthly FF&E reserve deposits are required to be 1/12 of 4.0% of annual gross revenues through 2018. Such collections will increase to 4.5% in 2019 and 5.0% in 2020 and all subsequent years.

(5)	At origination, the Marriott Grand Cayman Borrower (as defined below) deposited $1,085,464 into a seasonality reserve. On the monthly payment dates occurring in January, February, March, April and May of each calendar year, the Marriott Grand Cayman Borrower is required to deposit $180,911 with the lender into the seasonality reserve account, as may be adjusted annually, subject to a cap of $1,085,464. The seasonality reserve funds may be used to pay for shortfalls for approved operating expenses, all or part of any monthly debt service payment and for any reserve fund payments then due.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Marriott Grand Cayman Mortgage Loan”) is part of a whole loan (the “Marriott Grand Cayman Whole Loan”) with an aggregate original principal balance of $80,000,000. The Marriott Grand Cayman Whole Loan is secured by a first priority fee mortgage encumbering a full service hospitality property known as the Marriott Grand Cayman, located in Grand Cayman, Cayman Islands (the “Marriott Grand Cayman Property”). Promissory Note A-2, with an original principal balance of $21,000,000, represents the Marriott Grand Cayman Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Note A-3, with an original principal balance of $35,000,000, was contributed to the GSMS 2017-GS7 Trust. Promissory Note A-1, with an original principal balance of $24,000,000, is currently held by CCRE, or an affiliate thereof, and is expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that the non-securitized note will not be split further. The Marriott Grand Cayman Whole Loan is currently serviced pursuant to the pooling and servicing agreement for the GSMS 2017-GS7 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

389 West Bay Road Grand Cayman, Cayman Islands	Collateral Asset Summary – Loan No. 13 Marriott Grand Cayman	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,916,123 56.1% 1.91x 16.2%

of such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Marriott Grand Cayman Whole Loan Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$24,000,000	$23,904,141	CCRE	Yes
Note A-2	$21,000,000	$20,916,123	UBS 2017-C5	No
Note A-3	$35,000,000	$34,860,206	GSMS 2017-GS7	No
Total	$80,000,000	$79,680,470

The proceeds of the Marriott Grand Cayman Whole Loan were used to refinance existing debt encumbering the Marriott Grand Cayman Property, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is LR (Cayman Hotel) Limited (the “Marriott Grand Cayman Borrower”), a company organized and existing under the laws of the Cayman Islands, with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the Marriott Grand Cayman Whole Loan is London & Regional Group Holdings Limited. (“London & Regional Properties”). London & Regional Properties was founded in 1987 and owns one of the largest private hotel portfolios in Europe, totaling approximately 11,000 keys. Notable holdings include the London Hilton on Park Lane, the Fairmont Monte Carlo, the Me Ibiza, the Fairmont Barbados and the Club Med Turkoise Turks & Caicos.

The Property. The Marriott Grand Cayman Property is a 295-room, five-story full service hotel located on Seven Mile Beach on the Island of Grand Cayman. The Marriott Grand Cayman Property features four restaurants and bars/lounges, approximately 6,000 SF of meeting space, outdoor pool, spa, direct beach frontage, business center and gym, among other amenities. Originally constructed in 1990, the Marriott Grand Cayman Property underwent an approximately $8.0 million (approximately $27,119 per key) guestroom renovation in late 2013 and approximately $7.6 million ($25,593 per key) public area renovation in late 2014. In addition, the borrower sponsor is in the process of an approximately $800,000 capital expenditure project, which includes converting two smaller meeting rooms on the fourth and fifth floors of the hotel into four ocean view guestrooms (two on each floor).

The Marriott Grand Cayman Property’s guestroom mix consists of 207 king rooms and 88 double-queen rooms ranging in size from 370 SF to 600 SF. Guestrooms feature flat screen televisions, a work desk with chair, wireless internet access and lounge chair with ottoman. Additionally, the Marriott Grand Cayman Property contains approximately 5,561 SF of meeting space within three separate spaces. The Orchid Ballroom is the largest meeting space, totaling 4,261 SF and is divisible into three the smaller spaces. The ballroom and meeting rooms were renovated in late 2014 with over $850,000 in improvements.

The Marriott Grand Cayman Property offers four restaurants, ranging from full-service indoor dining to more casual beachside and poolside options. All of the restaurants were renovated in 2014 and operated by Marriott. Additional amenities include a gift shop, fitness center, business center, La Mer Spa, outdoor swimming pool and direct beach frontage.

The Marriott Grand Cayman Property is operated under a management agreement with Luxury Hotels International Lodging Ltd., Cayman Island Branch an affiliate of Marriott, the world’s largest hotel company with a presence in 110 countries across more than 5,700 properties. The management agreement commenced in June 30, 2006 with an initial expiration date of December 31, 2026, with three 10-year renewal options.

According to the appraisal, the Marriott Grand Cayman Property generates approximately 90% of its room revenue from transient demand and approximately 10% from meeting and group demand.

More specific information about the Marriott Grand Cayman Property and various market segments is set forth in the following table:

Historical Occupancy, ADR, RevPAR
	Market Segment(1)			Marriott Grand Cayman Property(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2015 TTM	68.1%	$198.57	$135.25	79.3%	$304.40	$241.30	116.4%	153.3%	178.4%
4/30/2016 TTM	67.3%	$203.98	$137.36	82.2%	$318.17	$261.64	122.1%	156.0%	190.5%
4/30/2017 TTM	66.5%	$203.28	$135.24	85.9%	$315.42	$270.93	129.1%	155.2%	200.3%

Source: Industry Report

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Grand Cayman Property are attributable to differing reporting methodologies, and/or timing differences.

The Market. The Marriott Grand Cayman Property is located on Seven Mile Beach on the Island of Grand Cayman. The Cayman Islands are located in the Caribbean Sea, roughly 150 miles south of Cuba, 480 miles south of Miami, Florida and 180 miles northwest of Jamaica. The Cayman Islands are a British Dependent Territory and are rated Aa3 by Moody’s. Approximately 22 miles long and 4-8 miles wide, Grand Cayman is home to approximately 95% of the Cayman Islands population.

The Marriott Grand Cayman Property is in close proximity to the central business districts of George Town and Camana Bay and is less than 4.0 miles from the Owen Roberts International Airport, the main commercial airport in the Cayman Islands. According to the appraisal, a $50 million expansion of the airport has begun, which is expected to triple its size and passenger capacity. In 2016, approximately 2.1 million individual tourists arrived at the airport, which reflects a 22.4% increase from 2011 with approximately 1.7 million tourists.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

389 West Bay Road Grand Cayman, Cayman Islands	Collateral Asset Summary – Loan No. 13 Marriott Grand Cayman	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,916,123 56.1% 1.91x 16.2%

According to the appraisal, the vast majority of demand generators on Grand Cayman are within a five-mile radius of the Marriott Grand Cayman Property. Nearby attractions include Stingray City, Cayman Turtle Center, numerous scuba diving locations, Queen Elizabeth II Botanical Park and Seven Mile Beach.

Primary and secondary competitive properties to the Marriott Grand Cayman Property are shown in the table below:

Competitive Property Summary

Property Name	No. of Rooms	Leisure Demand	Meeting & Group Demand	2016 Occupancy	2016 ADR	2016 RevPAR
Marriott Grand Cayman Property	295	90%	10%	87%	$320.11	$279.68
Westin Seven Mile Beach Resort	343	90%	10%	63%	$324.00	$204.12
Wyndham The Reef Resort	152	85%	15%	50%	$275.00	$137.50
Ritz-Carlton Grand Cayman	375	70%	30%	66%	$658.00	$434.28
Hilton British Colonial	288	50%	50%	80%	$205.00	$163.39
Marriott Frenchman’s Reef Beach Resort	470	60%	40%	84%	$253.00	$212.52
Total/Wtd. Avg. of Primary Competition(1)	1,628	69.2%	30.8%	71.5%	$354.81	$246.14

Source: Appraisal

(1)	Total/Wtd. Avg. of Primary Competition excludes the Marriott Grand Cayman Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Grand Cayman Property:

Cash Flow Analysis
	2014	2015	2016	6/30/2017 TTM	UW	UW per Room
Occupancy	72.3%	82.5%	86.0%	86.5%	86.5%
ADR	$281.74	$317.11	$324.25	$323.30	$323.30
RevPAR	$203.72	$261.46	$278.92	$279.56	$279.56

Rooms Revenue	$21,935,883	$28,152,659	$30,114,549	$30,101,817	$30,101,817	$102,040
Food & Beverage	$9,170,573	$15,384,699	$16,840,514	$17,222,440	$17,222,440	$58,381
Other Income(1)	$3,022,778	$3,688,686	$3,610,647	$3,603,711	$3,603,711	$12,216
Total Revenue	$34,129,235	$47,226,043	$50,565,711	$50,927,968	$50,927,968	$172,637
Total Expenses	$25,754,273	$34,957,601	$36,883,791	$37,371,550	$38,045,353	$128,967
Net Operating Income(2)	$8,374,962	$12,268,442	$13,681,919	$13,556,419	$12,882,616	$43,670
FF&E	$1,706,000	$2,361,302	$2,528,286	$2,546,398	$2,546,398	$8,632
Net Cash Flow	$6,668,962	$9,907,140	$11,153,634	$11,010,020	$10,336,217	$35,038

NOI DSCR(3)	1.55x	2.26x	2.52x	2.50x	2.38x
NCF DSCR(3)	1.23x	1.83x	2.06x	2.03x	1.91x
NOI Debt Yield(3)	10.5%	15.4%	17.2%	17.0%	16.2%
NCF Debt Yield(3)	8.4%	12.4%	14.0%	13.8%	13.0%

(1)	Other Income includes resort fees, rental of audiovisual equipment and other miscellaneous revenue.

(2)	The increase in Net Operating Income from 2014 through 6/30/2017 TTM was primarily driven by the $8.0 million guestroom renovation that commenced in late 2013. To accommodate for the renovations, the Marriott Grand Cayman Property was completely closed in 2014 from August 25th through October 7th. In total, 295 guestrooms were taken offline for a total of 68 days.

(3)	Debt service coverage ratios and debt yields are based on the Marriott Grand Cayman Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/TBD]			Location:	Various
				General Property Type:	Retail
Original Balance(2):	$20,000,000			Detailed Property Type:	Single Tenant
Cut-off Date Balance(2):	$20,000,000			Title Vesting:	Fee
% of Initial Pool Balance:	2.7%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	1,896,527 SF
Borrower Sponsor:	Starwood Property Trust, Inc.			Cut-off Date Balance per SF(2):	$103
Mortgage Rate:	4.3790%			Maturity Date Balance per SF(2):	$103
Note Date:	9/25/2017			Property Manager:	Self-Managed
First Payment Date:	11/6/2017
Maturity Date:	10/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$24,937,758
Seasoning:	1 month			UW NOI Debt Yield(2):	12.8%
Prepayment Provisions(3):	LO (24); YM1 (1); DEF/YM1 (88); O (7)			UW NOI Debt Yield at Maturity(2):	12.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(2):	2.72x
Additional Debt Type(2)(4):	Pari Passu			Most Recent NOI(7):	N/A
Additional Debt Balance(2)(4):	$174,900,000			2nd Most Recent NOI(7):	N/A
Future Debt Permitted (Type)(5):	Yes (Mezzanine)			3rd Most Recent NOI(7):	N/A
Reserves				Most Recent Occupancy:	100.0% (11/1/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	N/A
RE Tax(6):	$0	Springing	N/A	3rd Most Recent Occupancy(7):	N/A
Insurance(6):	$0	Springing	N/A	Appraised Value (as of):	$386,700,000 (7/1/2017)
Replacements(6):	$0	Springing	N/A	Cut-off Date LTV Ratio(2):	50.4%
TI/LC(6):	$0	Springing	N/A	Maturity Date LTV Ratio(2):	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$194,900,000	56.8%	Purchase Price:	$341,609,572	99.5%
Borrower Equity:	$148,423,879	43.2%	Closing Costs:	$1,714,307	0.5%
Total Sources:	$343,323,879	100.0%	Total Uses:	$343,323,879	100.0%

(1)	The Bass Pro & Cabela’s Portfolio Whole Loan (as defined below) was co-originated by Goldman Sachs Mortgage Company (“GSMC”), Wells Fargo Bank, National Association (“WFB”) and UBS AG, by and through its branch office of 1285 Avenue of the Americas, New York, New York (“UBS AG”).

(2)	The Bass Pro & Cabela’s Portfolio Mortgage Loan (as defined below) is part of the Bass Pro & Cabela’s Portfolio Whole Loan, which is comprised of eight pari passu promissory notes with an aggregate principal balance of $194,900,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Bass Pro & Cabela’s Portfolio Whole Loan.

(3)	Prior to the open prepayment date of April 6, 2027, the Bass Pro & Cabela’s Portfolio Whole Loan can be prepaid in whole or in part with (i) defeasance after the earlier to occur of (a) September 25, 2020 and (b) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Bass Pro & Cabela’s Portfolio Whole Loan promissory note (collectively, the “Defeasance Lockout Period”) or (ii) the greater of 1% of the amount prepaid or a yield maintenance premium after October 6, 2019 (the “Yield Maintenance Lockout Period”), provided that no yield maintenance premium will be payable with respect to the first $25,000,000 (the “Permitted Free Prepayment Amount”) of principal repaid regardless of when paid, so long as no event of default has occurred and is continuing under the Bass Pro & Cabela’s Portfolio Whole Loan (except in the case where such prepayment is effected in order to cure or prevent a default or an event of default or is the payment of a release price to cure an event of default, and such default or event of default is not the result of the willful misconduct or bad faith actions of any Bass Pro & Cabela’s Portfolio borrower). Any prepayment made of the Permitted Free Prepayment Amount will be allocated among Promissory Note A-1, Note A-2 and all of the A-3 notes in the aggregate on a pro rata and pari passu basis; provided that any such prepayments (including in connection with the release of any of the Bass Pro & Cabela’s Portfolio Properties (as defined below)) allocated to the A-3 notes in the aggregate will not be allocated among such notes on a pro rata and pari passu basis, but instead, will be allocated among such notes as described under “The Mortgage Loan” below. Partial release is permitted. See “Release of Property” below for further discussion of release requirements.

(4)	See “The Mortgage Loan” below for further discussion of additional debt.

(5)	Any time after March 25, 2018, direct or indirect equity owners of the Bass Pro & Cabela’s Portfolio Borrower (as defined below) are permitted to obtain a mezzanine loan in an amount not to exceed $24,362,500, provided that the following conditions are satisfied, among other things, (i) immediately after giving effect to such mezzanine loan, (a) the combined loan-to-value ratio is not greater than 50.4%, (b) the combined debt service coverage ratio is not less than 3.08x, and (c) the combined debt yield is not less than 13.67%, (ii) the mortgage lenders and the lender under the mezzanine loan have entered into an intercreditor agreement reasonably acceptable to the mortgage lenders, (iii) such mezzanine loan is coterminous with the Bass Pro & Cabela’s Portfolio Whole Loan or freely prepayable without any premium or penalty from and after the maturity date of the Bass Pro & Cabela’s Portfolio Whole Loan, (iv) if the mezzanine loan bears a floating interest rate, the mezzanine borrower must maintain an interest rate cap agreement from a reasonably acceptable counterparty in a notional amount not less than the outstanding principal balance of the mezzanine loan and with a strike price that would result in a debt service coverage ratio of at least 3.08x, and (v) the receipt of a rating agency confirmation.

(6)	During an event of default or Trigger Period (as defined herein), the Bass Pro & Cabela’s Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual insurance premiums (unless the Bass Pro & Cabela’s Portfolio Properties are insured under an acceptable blanket policy), (iii) 1/12 of the product of (a) $0.25 and (b) the aggregate NRA of all of the Bass Bro & Cabela’s Portfolio Properties as of such payment date for capital expenditures, currently equal to $39,511 and (iv) 1/12 of the product of (a) $1.00 and (b) the aggregate NRA of all of the Bass Bro & Cabela’s Portfolio Properties as of such payment date for tenant improvements and leasing commissions, currently equal to $158,044. A “Trigger Period” will occur upon (i) the delivery to the lenders of annual or quarterly financial reports showing that the debt yield, determined as of the last day of any fiscal quarter is less than 10.5%, (ii) a Bass Pro Event (as defined herein), or (iii) if annual or quarterly financial reports are not delivered to the lenders when required, then ten business days following the Bass Pro & Cabela’s Portfolio Borrower’s receipt of written notice of the same, at the lenders’ option. A “Bass Pro Event” means (i) the Master Tenant (as defined below) ceases operations or vacates, as determined in accordance with the Master Lease (as defined below), with respect to more than 15% of the Bass Pro & Cabela’s Portfolio Properties (by number of locations), (ii) Bass Pro Group, LLC, the guarantor of the Master Lease, or the Master Tenant files for bankruptcy, (iii) the Master Tenant defaults under the Master Lease beyond any notice and cure period set forth in the Master Lease, or (iv) the total net leverage ratio for the Master Tenant exceeds 5.75x and will end upon the cure of such event as determined in accordance with the loan documents.

(7)	There is no historical financial information as the Bass Pro & Cabela’s Portfolio Properties were owner-occupied prior to executing the Master Lease described below on September 25, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

The Mortgage Loan. The fourteenth largest mortgage loan (the “Bass Pro & Cabela’s Portfolio Mortgage Loan”) is part of a whole loan (the “Bass Pro & Cabela’s Portfolio Whole Loan”) with an aggregate original principal balance of $194,900,000. The Bass Pro & Cabela’s Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 1,896,527 SF 16-property portfolio of single tenant retail properties located in 10 states (collectively, the “Bass Pro & Cabela’s Portfolio Properties”). Promissory Note A-3(A-CP), with an original principal balance of $20,000,000, represents the Bass Pro & Cabela’s Portfolio Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Notes A-1, A-2, A-3(B-CP), A-3(C-CP), A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP), with an aggregate original principal balance of $174,900,000, collectively represent the pari passu companion loans (collectively, the “Bass Pro & Cabela’s Portfolio Pari Passu Companion Loans”) and are currently held by GSMC, WFB and UBS AG, as further described in the Bass Pro & Cabela’s Portfolio Whole Loan Summary table below. The lenders provide no assurances that any of the non-securitized notes will not be split further. The Bass Pro & Cabela’s Portfolio Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the UBS 2017-C5 Trust, and from and after the securitization of Promissory Note A-1, will be serviced pursuant to the pooling and servicing agreement of such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Promissory Notes A-3(A-CP), A-3(B-CP), A-3(C-CP), A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP) are collectively referred to herein as the “A-3 Notes”. Any prepayment made of the Permittp1ed Free Prepayment Amount will be allocated among Promissory Notes A-1, A-2 and the A-3 Notes in the aggregate, on a pro rata and pari passu basis. However, any such prepayments of the Permitted Free Prepayment Amount (including any prepayments made in connection with the release of any of the Bass Pro & Cabela’s Portfolio Properties) that are allocated to the A-3 Notes in the aggregate will not be allocated among the individual A-3 Notes on a pro rata and pari passu basis, but instead will generally be allocated first to Promissory Notes A-3(D-NCP), A 3(E NCP) and A-3(F-NCP), on pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero, and then to Promissory Notes A 3(A-CP), A-3(B-CP) and A-3(C-CP), on pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero. The maximum Permitted Free Prepayment Amount that may be allocated to the A-3 Notes in the aggregate is $7,500,000. The aggregate of the principal balances of Note A-3(D-NCP), Note A-3(E-NCP) and Note A-3(F-NCP) (collectively, the “Non-Call Protected A-3 Notes”) is also $7,500,000. As a result, it is expected that any Permitted Free Prepayment Amounts allocated to the A-3 Notes in the aggregate will generally be allocated to the Non-Call Protected A-3 Notes and will not be allocated to the Mortgage Loan (Note A-3(A-CP)), Note A-3(B-CP), or Note A-3(C-CP), unless the aggregate principal balance of the Non-Call Protected A-3 Notes was previously reduced to an amount that is less than the amount of any Permitted Free Prepayment Amount.

Bass Pro & Cabela’s Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$77,960,000	$77,960,000	GSMC	Yes
Note A-2	$58,470,000	$58,470,000	WFB	No
Note A-3(A-CP)	$20,000,000	$20,000,000	UBS 2017-C5	No
Note A-3(B-CP)	$20,000,000	$20,000,000	UBS AG	No
Note A-3(C-CP)	$10,970,000	$10,970,000	UBS AG	No
Note A-3(D-NCP)	$2,500,000	$2,500,000	UBS AG	No
Note A-3(E-NCP)	$2,500,000	$2,500,000	UBS AG	No
Note A-3(F-NCP)	$2,500,000	$2,500,000	UBS AG	No
Total	$194,900,000	$194,900,000

The proceeds of the Bass Pro & Cabela’s Portfolio Whole Loan, together with $148,423,879 of borrower equity, were used to acquire the Bass Pro & Cabela’s Portfolio Properties and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are SPT Prairie I CB Drive, LLC, SPT Prairie 200 BP Drive, LLC, SPT Prairie 210 Demers Avenue, LLC, SPT 1000 CB Drive, LLC, SPT Prairie 2250 Gatlin Blvd., LLC, SPT Prairie 2427 N. Greenwich Road, LLC, SPT Prairie 2502 W. CB Drive, LLC, SPT Prairie 2700 Market Place Drive, LLC, SPT Prairie 3900 CB Drive, LLC, SPT Prairie 5500 Cornerstone North Blvd., LLC, SPT Prairie 7090 CB Drive NW, LLC, SPT Prairie 7700 CB Drive, LLC, SPT Prairie 10670 CB Drive, LLC, SPT Prairie 10501 Palm River Road, LLC, SPT Prairie 17907 IH-10 West, LLC and SPT Prairie 20200 Rodgers Drive, LLC (collectively, the “Bass Pro & Cabela’s Portfolio Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

The borrower sponsor and nonrecourse carve-out guarantor of the Bass Pro & Cabela’s Portfolio Whole Loan is Starwood Property Trust, Inc. (“SPT”), an affiliate of Starwood Capital Group. The aggregate recourse to the borrower sponsor related to bankruptcy or insolvency actions may not exceed an amount equal to 20% of the principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan outstanding at the time of the occurrence of such event, plus reasonable third-party costs incurred by the lender in connection with the enforcement of its rights. For additional information, see “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus. SPT’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments. As of the second quarter of 2017, SPT reported an equity market capitalization of approximately $5.8 billion and an enterprise value of $12.4 billion. Since inception, SPT has deployed over $29.0 billion in capital across various commercial real estate debt investments, commercial and residential mortgage-backed securities, and other commercial and residential real estate-related debt investments. The company currently owns a portfolio of retail, residential, office and medical office properties across the U.S. and Europe.

The Properties. The Bass Pro & Cabela’s Portfolio Properties are comprised of 16 single tenant retail properties leased to Cabela’s (12 properties) and Bass Pro Shops (four properties) retail stores totaling 1,896,527 SF of space across 10 states. The Bass Pro & Cabela’s Portfolio Properties were constructed between 1997 and 2016 and range in size from 43,263 SF to 188,745 SF, with an average size of 118,533 SF. The Bass Pro & Cabela’s Portfolio Properties are subject to a new, 25-year unitary NNN master lease with six five-year extension options and no termination options. No asset accounts for more than 10.8% of the total rental income and no single state comprises more than 25.2% of the total rental income.

The Bass Pro & Cabela’s Portfolio Properties are 100.0% leased to Cabela’s Wholesale, Inc. (the “Master Tenant” or “Cabela’s”) under a NNN unitary master lease executed at the origination of the Bass Pro & Cabela’s Portfolio Whole Loan and operated under the Cabela’s and Bass Pro Shops brands (the “Master Lease”). The Master Lease has a 25-year term expiring on April 30, 2042 with an initial annual base rent of $14.05 PSF with increases every

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

five years equal to the lesser of (i) 12.5% or (ii) the aggregate percent increase of the consumer price index over the prior five-year period. The Master Lease has six five-year renewal options with annual base rent resets at the commencement of each renewal period at the greater of (i) fair market rent or (ii) 110% of the annual base rent from the immediately preceding year, and no termination options. Upon expiration of the Master Lease, the Master Tenant will not have a purchase option. Obligations of the Master Tenant under the Master Lease are guaranteed by Bass Pro Group, LLC, an affiliate of the Master Tenant.

Bass Pro Shops recently acquired Cabela’s Incorporated, the parent company of the Master Tenant, on September 25, 2017 for a purchase price of approximately $4.0 billion. Following the acquisition, the combined company is known as the Bass Pro Group, LLC (Moody’s/S&P: Ba3/B+), which serves as guarantor for the Master Lease. Bass Pro Shops was founded in 1972 in Springfield, Missouri. Bass Pro Shops is a privately held national retailer of hunting, fishing, camping and related outdoor gear and apparel. Bass Pro Shops operates 82 Bass Pro stores across 32 U.S. states and four Canadian provinces. Bass Pro Shops also operates Big Cedar Lodge, a resort welcoming more than one million guests to Missouri’s Ozark Mountains per year. Cabela’s (NYSE: CAB) was founded in 1961, went public in 2004, and is currently based in Sidney, Nebraska. Cabela’s is a direct marketer and specialty retailer of hunting, fishing, boating, camping, shooting, and related outdoor recreation merchandise. As of year-end 2016, the company operated 85 retail stores, including 74 stores in the U.S. and 11 stores in Canada. Cabela’s stores range in size from 40,000 SF to 246,000 SF. Most locations typically include wildlife displays in natural habitats, dioramas, a restaurant or deli, and aquarium stocked with local fish.

The following tables present certain information relating to the Bass Pro & Cabela’s Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built	Net Rentable Area (SF)(1)	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio(2)	Allocated Base Rent(1)
Cabela’s Rogers	Rogers, MN	2005	186,379	$20,700,000	10.6%	$41,100,000	50.4%	$2,878,000
Cabela’s Lone Tree	Lone Tree, CO	2013	108,077	$17,600,000	9.0%	$34,950,000	50.4%	$2,445,000
Bass Pro San Antonio	San Antonio, TX	2006	184,656	$17,200,000	8.8%	$34,200,000	50.3%	$2,308,100
Cabela’s Allen	Allen, TX	2010	107,329	$16,900,000	8.7%	$33,600,000	50.3%	$2,100,000
Cabela’s Lehi	Lehi, UT	2006	169,713	$15,400,000	7.9%	$30,600,000	50.3%	$1,990,000
Bass Pro Tampa	Tampa, FL	2015	132,734	$14,500,000	7.4%	$28,800,000	50.3%	$2,302,850
Cabela’s Hammond	Hammond, IN	2007	188,745	$13,000,000	6.7%	$25,700,000	50.6%	$1,800,000
Bass Pro Round Rock	Round Rock, TX	2014	120,763	$12,600,000	6.5%	$25,000,000	50.4%	$1,500,000
Cabela’s Fort Mill	Fort Mill, SC	2014	104,476	$11,700,000	6.0%	$23,250,000	50.3%	$1,627,100
Cabela’s Wichita	Wichita, KS	2011	80,699	$10,500,000	5.4%	$20,800,000	50.5%	$1,404,550
Cabela’s Owatonna	Owatonna, MN	1997	161,987	$9,600,000	4.9%	$19,000,000	50.5%	$1,520,000
Cabela’s Centerville	Centerville, OH	2016	71,872	$8,900,000	4.6%	$17,600,000	50.6%	$1,143,600
Cabela’s Huntsville	Huntsville, AL	2016	82,443	$8,300,000	4.3%	$16,400,000	50.6%	$1,025,000
Bass Pro Port St. Lucie	Port St. Lucie, FL	2013	86,637	$7,700,000	4.0%	$15,350,000	50.2%	$1,150,000
Cabela’s Waco	Waco, TX	2013	43,263	$6,000,000	3.1%	$11,850,000	50.6%	$798,200
Cabela’s East Grand Forks	East Grand Forks, MN	1999	66,754	$4,300,000	2.2%	$8,500,000	50.6%	$660,000
Total/Wtd. Avg.			1,896,527	$194,900,000	100.0%	$386,700,000	50.4%	$26,652,400

(1)	Information is based on the underwritten rent roll and Master Lease.

(2)	Based on the Bass Pro & Cabela’s Portfolio Whole Loan amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

Historical Sales Performance
	Net Rentable Area (SF)(1)	Sales ($)				Sales PSF
Property Name		2014	2015	2016	TTM(2)	2014	2015	2016	TTM(2)
Cabela’s Rogers	186,379	$66,143,890	$66,114,325	$65,612,864	$64,397,009	$355	$355	$352	$346
Cabela’s Lone Tree	108,077	$50,540,139	$53,173,638	$53,507,506	$52,580,155	$468	$492	$495	$487
Bass Pro San Antonio	184,656	$46,850,725	$45,147,437	$42,252,151	$41,944,692	$254	$244	$229	$227
Cabela’s Allen	107,329	$51,003,648	$54,760,193	$55,165,344	$53,101,409	$475	$510	$514	$495
Cabela’s Lehi	169,713	$49,050,049	$53,127,414	$45,616,127	$42,784,972	$289	$313	$269	$252
Bass Pro Tampa	132,734	NAV	NAV	$49,556,186	$47,290,425	NAV	NAV	$373	$356
Cabela’s Hammond	188,745	$40,171,544	$41,750,631	$40,674,889	$38,911,591	$213	$221	$216	$206
Bass Pro Round Rock	120,763	NAV	NAV	$29,280,166	$30,223,077	NAV	NAV	$242	$250
Cabela’s Fort Mill	104,476	NAV	$26,514,959	$28,348,550	$26,548,534	NAV	$254	$271	$254
Cabela’s Wichita	80,699	$32,134,636	$31,487,608	$28,598,702	$27,079,480	$398	$390	$354	$336
Cabela’s Owatonna	161,987	$36,740,413	$36,280,363	$35,215,690	$33,160,088	$227	$224	$217	$205
Cabela’s Centerville	71,872	NAV	NAV	$13,038,242	$15,092,953	NAV	NAV	$181	$210
Cabela’s Huntsville	82,443	NAV	NAV	$22,460,788	$22,016,732	NAV	NAV	$272	$267
Bass Pro Port St. Lucie	86,637	$24,021,522	$23,758,647	$23,690,873	$22,866,252	$277	$274	$273	$264
Cabela’s Waco	43,263	$14,778,172	$17,044,063	$17,119,752	$16,532,260	$342	$394	$396	$382
Cabela’s East Grand Forks	66,754	$16,543,482	$16,342,556	$15,356,164	$14,618,059	$248	$245	$230	$219
Total/Wtd. Avg.	1,896,527	$427,978,220	$465,501,833	$565,493,993	$549,147,687	$309	$313	$298	$290

(1)	Information is based on the underwritten rent roll.

(2)	TTM Sales ($) and TTM Sales PSF are from July 2016 to June 2017.

The following table presents certain information relating to the Master Lease at the Bass Pro & Cabela’s Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Cabela’s Wholesale, Inc.(3)	NR/Ba3/B+	1,896,527	100.0%	$26,652,400	100.0%	$14.05	4/30/2042(4)
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,896,527	100.0%	$26,652,400	100.0%	$14.05

(1)	Information is based on the Master Lease.

(2)	Ratings provided are for Bass Pro Group, LLC, which serves as the guarantor for the Master Lease.

(3)	The Bass Pro & Cabela’s Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease and operated under the Cabela’s and Bass Pro Shop brands.

(4)	The Bass Pro & Cabela’s Portfolio Properties have six five-year renewal options with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

The following table presents certain information relating to the lease rollover schedule at the Bass Pro & Cabela’s Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2017	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2024	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2025	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2026	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2027	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2028 & Beyond(3)	1	1,896,527	100.0%	100.0%	$14.05	$26,652,400	100.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	1	1,896,527	100.0%		$14.05	$26,652,400	100.0%

(1)	Information is based on the Master Lease.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	The Bass Pro & Cabela’s Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease operated under the Cabela’s and Bass Pro Shops brands that is structured with six five-year renewal options with no termination options.

The Market. The Bass Pro & Cabela’s Portfolio Properties are located across 16 markets in 10 states, with the top three markets, Chicago (10.0% of NRA), Twin Cities (9.8% of NRA) and San Antonio (9.7% of NRA) representing 29.5% of NRA with no other market representing more than 8.9% of NRA.

The following table presents certain market information relating to the Bass Pro & Cabela’s Portfolio Properties:

Market Overview(1)
Property Name	Location	Market(2)	Estimated 2017 Population(3)	Estimated 2017 Average Household Income(3)	Rental Rate PSF
					Actual(4)	Market(2)
Cabela’s Rogers	Rogers, MN	Twin Cities	32,950	$121,804	$15.44	$14.25
Cabela’s Lone Tree	Lone Tree, CO	Denver	156,660	$141,711	$22.62	$21.00
Bass Pro San Antonio	San Antonio, TX	San Antonio	135,780	$109,077	$12.50	$12.00
Cabela’s Allen	Allen, TX	Dallas	239,733	$132,938	$19.57	$20.00
Cabela’s Lehi	Lehi, UT	Salt Lake City	113,925	$107,930	$11.73	$11.75
Bass Pro Tampa	Tampa, FL	Tampa-St. Petersburg	199,723	$65,282	$17.35	$17.00
Cabela’s Hammond	Hammond, IN	Chicago	228,213	$65,540	$9.54	$9.70
Bass Pro Round Rock	Round Rock, TX	Austin	132,637	$97,299	$12.42	$12.50
Cabela’s Fort Mill	Fort Mill, SC	Charlotte	148,219	$80,904	$15.57	$15.00
Cabela’s Wichita	Wichita, KS	Wichita	115,269	$88,536	$17.40	$13.00
Cabela’s Owatonna	Owatonna, MN	Owatonna	26,126	$72,739	$9.38	$8.50
Cabela’s Centerville	Centerville, OH	Dayton	128,676	$85,520	$15.91	$12.00
Cabela’s Huntsville	Huntsville, AL	Huntsville	102,803	$69,794	$12.43	$14.00
Bass Pro Port St. Lucie	Port St. Lucie, FL	Port St Lucie/Fort Pierce	109,748	$70,134	$13.27	$12.50
Cabela’s Waco	Waco, TX	Waco	129,894	$58,388	$18.45	$17.00
Cabela’s East Grand Forks	East Grand Forks, MN	Grand Forks	67,005	$67,934	$9.89	$10.00
Wtd. Avg.					$14.05	$13.38

(1)	Information is based on third party market research reports.

(2)	Information is based on the appraisals.

(3)	Information is based on a five-mile radius.

(4)	Information is based on the Master Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 14 Bass Pro & Cabela’s Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 50.4% 2.72x 12.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bass Pro & Cabela’s Portfolio Properties:

Cash Flow Analysis(1)
	2014(2)	2015(2)	2016(2)	TTM(2)	UW	UW PSF
Gross Potential Rent(3)	N/A	N/A	N/A	N/A	$26,652,400	$14.05
Total Recoveries	N/A	N/A	N/A	N/A	$7,640,446	$4.03
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($1,714,642)	($0.90)
Effective Gross Income	N/A	N/A	N/A	N/A	$32,578,204	$17.18
Total Operating Expenses	N/A	N/A	N/A	N/A	$7,640,446	$4.03
Net Operating Income	N/A	N/A	N/A	N/A	$24,937,758	$13.15
Capital Expenditures	N/A	N/A	N/A	N/A	$474,132	$0.25
TI/LC	N/A	N/A	N/A	N/A	$948,264	$0.50
Net Cash Flow	N/A	N/A	N/A	N/A	$23,515,362	$12.40

Occupancy %(4)	N/A	N/A	N/A	N/A	95.0%
NOI DSCR(5)	N/A	N/A	N/A	N/A	2.88x
NCF DSCR(5)	N/A	N/A	N/A	N/A	2.72x
NOI Debt Yield(5)	N/A	N/A	N/A	N/A	12.8%
NCF Debt Yield(5)	N/A	N/A	N/A	N/A	12.1%

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the cash flow analysis.

(2)	There is no historical financial information as the Bass Pro & Cabela’s Portfolio Properties were owner-occupied prior to executing the Master Lease on September 25, 2017.

(3)	UW Gross Potential Rent is based on the Master Lease.

(4)	The underwritten economic occupancy is 95.0%. The Bass Pro & Cabela’s Portfolio Properties were 100.0% physically occupied as of November 1, 2017.

(5)	Debt service coverage ratios and debt yields are based on the Bass Pro & Cabela’s Portfolio Whole Loan.

Release of Property. Any time after the expiration of the Yield Maintenance Lockout Period or the Defeasance Lockout Period, the Bass Pro & Cabela’s Portfolio Borrower may obtain the release of any of the Bass Pro & Cabela’s Portfolio Properties, provided that among other things, (i) no event of default has occurred and is continuing, (ii)(a) to the extent the Yield Maintenance Lockout Period has expired, prepay the loan in an amount equal to the applicable Release Amount (as defined below) and the applicable yield maintenance premium or (b) to the extent the Defeasance Lockout Period has expired, defease the loan in an amount equal to the applicable Release Amount, (iii) the debt yield with respect to the remaining Bass Pro & Cabela’s Portfolio Properties is no less than the greater of (a) 13.67% and (b) the debt yield immediately prior to the release, (iv) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs, and (v) the release of the applicable Bass Pro & Cabela’s Portfolio Properties from the Master Lease.

The “Release Amount” is an amount equal to the greater of (a) 80% of the net sales proceeds for such property and (b) the Release Percentage of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart above).

The “Release Percentage” means (i) for up to 10% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 110% of the applicable Allocated Cut-off Date Balance, (ii) exceeding 10%, but not exceeding 15% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 115% of the applicable Allocated Cut-off Date Balance, (iii) exceeding 15%, but not exceeding 20% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 120% of the applicable Allocated Cut-off Date Balance, or (iv) exceeding 20% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 125% of the applicable Allocated Cut-off Date Balance.

Substitution. Any time from and after the six-month anniversary of the closing date of the securitization of the last Bass Pro & Cabela’s Portfolio Whole Loan promissory note (but prior to April 6, 2027), the Bass Pro & Cabela’s Portfolio Borrower may obtain the release of any of the Bass Pro & Cabela’s Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) the Bass Pro & Cabela’s Portfolio Borrower delivers to the lenders a Phase I environmental report, a structural engineering report, a seismic report (if necessary) and an appraisal demonstrating the as-is appraised value of the Substitute Property(ies) is greater than or equal to the replaced property at the time of substitution, (ii) the rent under the Master Lease is not reduced as a result of such substitution, (iii) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 10% of the original balance of the Bass Pro & Cabela’s Portfolio Whole Loan, or if greater than 10%, at the lenders’ determination to the extent the Master Tenant requests additional substitutions in accordance with the Master Lease (however the 10% threshold is not permitted to include any property substitution effectuated for the sole purpose of curing an event of default or Trigger Period), (iv) the debt yield with respect to the remaining Bass Pro & Cabela’s Portfolio Properties including the Substitute Property, is no less than the greater of (a) 13.67% and (b) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter and (v) if all or any portion of the Bass Pro & Cabela’s Portfolio Whole Loan has been securitized (a) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (b) the receipt of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

Mortgage Loan Information				Property Information(5)
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	[NR/NR/TBD]			Location:	Various
				General Property Type:	Hospitality
Original Balance(2):	$20,000,000			Detailed Property Type:	Various
Cut-off Date Balance(2):	$20,000,000			Title Vesting:	Various
% of Initial Pool Balance:	2.7%			Year Built/Renovated:	Various
Loan Purpose:	Acquisition			Size:	491 Rooms
Borrower Sponsor:	American Hotel Income Properties REIT Inc.			Cut-off Date Balance per Room(2):	$106,721
Mortgage Rate:	4.5300%			Maturity Date Balance per Room(2):	$97,709
Note Date:	6/22/2017			Property Manager(7):	Various
First Payment Date:	8/6/2017
Maturity Date:	7/6/2027
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information(8)
Seasoning:	4 months			UW NOI:	$6,930,981
Prepayment Provisions(3)(4):	LO (28); DEF (88); O (4)			UW NOI Debt Yield(2):	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(2):	14.4%
Additional Debt Type(2):	Pari Passu			UW NCF DSCR(2):	2.58x (IO) 1.94x (P&I)
Additional Debt Balance(2):	$32,400,000			Most Recent NOI:	$7,380,634 (8/31/2017 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$7,729,413 (12/31/2016)
Reserves				3rd Most Recent NOI:	$6,886,639 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	82.5% (8/31/2017)
RE Tax:	$518,238	$40,000	N/A	2nd Most Recent Occupancy:	82.6% (12/31/2016)
Insurance(5):	$0	Springing	N/A	3rd Most Recent Occupancy:	79.8% (12/31/2015)
FF&E(5):	$0	Springing	N/A	Appraised Value (as of)(9):	$87,500,000 (Various)
PIP Reserve(6):	$2,055,697	$0	N/A	Cut-off Date LTV Ratio(2)(9):	59.9%
Ground Rent Reserve(5):	$88,855	Springing	N/A	Maturity Date LTV Ratio(2)(9):	54.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$52,400,000	58.8%	Purchase Price(10):	$85,500,000	95.9%
Borrower Equity:	$36,726,347	41.2%	Reserves:	$2,662,790	3.0%
			Closing Costs:	$963,558	1.1%
Total Sources:	$89,126,347	100.0%	Total Uses:	$89,126,347	100.0%

(1)	The AHIP Northeast Portfolio III Whole Loan (as defined below) was originated by Deutsche Bank AG, New York Branch. Promissory Note A-2, with an original principal balance of $20,000,000, was acquired by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York (“UBS AG”). UBS AG has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus.

(2)	The AHIP Northeast Portfolio III Mortgage Loan (as defined below) is part of the AHIP Northeast Portfolio III Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance of $52,400,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio above are based on the aggregate principal balance of the promissory notes comprising the AHIP Northeast Portfolio III Whole Loan.

(3)	The defeasance lockout period will be at least 28 payment dates beginning with and including the first payment date on August 6, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the origination date of the AHIP Northeast Portfolio III Whole Loan or (ii) two years from the closing date of the securitization of the last AHIP Northeast Portfolio III Whole Loan promissory note to be securitized.

(4)	The AHIP Northeast Portfolio III Borrowers (as defined below) may obtain the release of an individual property after the defeasance lockout expiration date in connection with a bona fide third-party sale of any of such individual property, subject to terms and conditions set forth in the loan documents, including but not limited to: (i) delivery of defeasance collateral in an amount equal to 110% of the allocated loan amount for the property to be released; (ii) the debt service coverage ratio of the remaining properties is at least the greater of (x) 1.80x and (y) the debt service coverage ratio immediately prior to such release; (iii) the loan to value ratio of the remaining properties is no more than the lesser of (x) 59.9% and (y) the aggregate loan to value immediately prior to such release, provided, however, that the loan to value ratio condition will not apply if, after giving effect to such sale and defeasance, the debt yield for the remaining properties is 15.0% or higher and (iv) no event of default is continuing.

(5)	Monthly deposits of 1/12 of the annual insurance premiums are currently waived so long as an acceptable blanket policy remains in place. Beginning with the payment date in July 2019, the greater of (i) 1/12th of an amount equal to 4% of annual gross rent estimated in the AHIP Northeast Portfolio III Borrowers’ approved annual budget for the fiscal year and (ii) the then-current amount required by the franchise agreements for approved capital expenditures and replacement of the FF&E. If a Trigger Period (as defined herein) occurs or the AHIP Northeast III Borrowers fail to pay ground rent prior to the date it is due, the AHIP Northeast Portfolio III Borrowers are required to deposit the monthly amount required for ground rent. A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.25x as of any calendar quarter.

(6)	The $2,055,697 PIP reserve includes $907,979 allocated to the Hampton Inn Baltimore – White Marsh property, $625,130 allocated to the Homewood Suites – Egg Harbor property, $355,370 to the Fairfield Inn & Suites Baltimore – White Marsh property, and $167,218 to the SpringHill Suites – Bellport property.

(7)	The properties are managed by One MD Baltimore 8477 Management LLC, One NJ Egg Harbor HW Management LLC, One NY Bellport 2 Management LLC and One MD Baltimore HI Management LLC, each an affiliate of the AHIP Northeast Portfolio III Borrowers.

(8)	Property Information and Underwriting and Financial Information are based on a combination or sum of the four hospitality properties that comprise the AHIP Northeast Portfolio III Properties.

(9)	The Appraised Value represents the “as-complete” appraised value, which assumes that the scheduled PIP renovations at each of the properties have been completed. Based on the “as-is” appraised value of $82,500,000 as of June 1, 2017, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 63.5% and 58.2% respectively.

(10)	The allocated purchase prices are as follows: the Hampton Inn Baltimore – White Marsh ($21,500,000), the Fairfield Inn & Suites Baltimore – White Marsh ($15,400,000), the SpringHill Suites – Bellport ($26,400,000), and the Homewood Suites - Egg Harbor ($22,200,000).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

The Mortgage Loan. The fifteenth largest mortgage loan (the “AHIP Northeast Portfolio III Mortgage Loan”) is part of a whole loan (the “AHIP Northeast Portfolio III Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal balance of $52,400,000, secured by fee and leasehold mortgages, as applicable, encumbering a portfolio of 491 rooms throughout three limited service hospitality properties located in Maryland and New York and one extended stay hospitality property located in New Jersey (collectively the “AHIP Northeast Portfolio III Properties”). Promissory Note A-2, with an original principal balance of $20,000,000, represents the AHIP Northeast Portfolio III Mortgage Loan and will be included in the UBS 2017-C5 Trust. Promissory Note A-2, with an original principal balance of $32,400,000, was included in the UBS 2017-C2 Trust. The AHIP Northeast Portfolio III Whole Loan is serviced pursuant to the pooling and servicing agreement for the UBS 2017-C2 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

AHIP Northeast Portfolio III Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$32,400,000	$32,400,000	UBS 2017-C2	Yes
Note A-2	$20,000,000	$20,000,000	UBS 2017-C5	No
Total	$52,400,000	$52,400,000

The proceeds of the AHIP Northeast Portfolio III Mortgage Loan, along with $36,726,347 of borrower sponsor equity were used to purchase the AHIP Northeast Portfolio III Properties, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are AHIP MD Baltimore 8477 Properties LLC, AHIP MD Baltimore 8477 Enterprises LLC, AHIP NJ Egg Harbor 3008 Properties LLC, AHIP NJ Egg Harbor 3008 Enterprises LLC, AHIP NY Bellport Properties LLC, AHIP NY Bellport Enterprises LLC, AHIP MD Baltimore 8225 Properties LLC and AHIP MD Baltimore 8225 Enterprises LLC (each, a “Borrower” and together the “AHIP Northeast Portfolio III Borrowers”), each a Delaware limited liability company, structured to be bankruptcy remote with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the AHIP Northeast Portfolio III Mortgage Loan is American Hotel Income Properties REIT Inc. (“AHIP REIT Inc.”).

AHIP REIT Inc. is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP REIT L.P.”) U.S. assets. AHIP REIT L.P., (TSX:HOT.UN), is a publicly owned real estate investment trust that invests in the real estate markets across United States. AHIP REIT L.P. invests in transportation oriented select-service, and limited service hotel portfolios in close proximity to railroads, airports, highway interchanges and other transportation hubs servicing as demand generators. AHIP REIT L.P. was formed in 2012 and is based in Vancouver, British Columbia.

Following the acquisition of the AHIP Northeast Portfolio III Properties, AHIP REIT Inc. has holdings of 113 hotel properties totaling approximately 11,570 guestrooms across the United States. As of March 31, 2017, AHIP REIT Inc. reported shareholder’s equity of approximately $413.2 million with cash and cash equivalents of approximately $18.0 million.

The Properties. The AHIP Northeast Portfolio III Properties consist of four hotel properties containing 491 rooms located in Baltimore, MD, Egg Harbor Township, NJ, and Bellport, NY as follows:

●	the 116 room Fairfield Inn & Suites Baltimore – White Marsh property, located in Baltimore, MD, is managed by One MD Baltimore 8477 Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Marriott International, Inc. that expires in 2033;

●	the 120 room Homewood Suites – Egg Harbor property, located in Egg Harbor Township, NJ, is managed by One NJ Egg Harbor HW Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032;

●	the 128 room SpringHill Suites – Bellport property, located in Bellport, NY, is managed by One NY Bellport 2 Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Marriott International, Inc. that expires in 2032;

●	the 127 room Hampton Inn Baltimore – White Marsh property, located in Baltimore, MD, is managed by One MD Baltimore HI Management LLC, an affiliate of the AHIP Northeast Portfolio III Borrowers and is subject to a franchise agreement with Hilton Franchise Holding LLC that expires in 2032.

AHIP REIT Inc. purchased the AHIP Northeast Portfolio III Properties as part of a larger 18-hotel portfolio that was acquired from MCR Development for a total portfolio purchase price of approximately $395,000,000. The AHIP Northeast Portfolio III Properties have an allocated purchase price of $85,500,000. In connection with loan origination, the AHIP Northeast Portfolio III Borrowers escrowed $2,055,697 in a PIP renovation reserve, which represents 100% of the anticipated costs to complete the PIP work. See the “Portfolio Summary” table below and “Escrow and Reserves” for PIP reserve information on a property-by property basis. The AHIP Northeast Portfolio III Properties each operate under new franchise agreements of at least 15-years with Marriott International, Inc. or Hilton Franchise Holding LLC, as described above, that were signed at loan origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

Portfolio Summary
Property	Rooms	Type	Year Built/ Renovated	Ownership Interest	Allocated Loan Amount ($)(1)	% of Allocated Loan Amount(1)	UW NCF	Appraised Value(2)	PIP Amount
Fairfield Inn & Suites Baltimore – White Marsh(3)	116	Limited Service	2008/2014	Leasehold	$10,180,571	19.4%	$1,221,289	$17,000,000	$355,370
Homewood Suites – Egg Harbor	120	Extended Stay	2012/N/A	Fee	$12,576,001	24.0%	$1,439,018	$21,000,000	$625,130
SpringHill Suites – Bellport(4)	128	Limited Service	2010/2016	Fee	$15,869,714	30.3%	$1,862,552	$26,500,000	$167,218
Hampton Inn Baltimore – White Marsh	127	Limited Service	1997/2014	Fee	$13,773,714	26.3%	$1,675,409	$23,000,000	$907,979
Total / Wtd. Avg.	491				$52,400,000	100.0%	$6,198,269	$87,500,000	$2,055,697

(1)	Based on the AHIP Northeast Portfolio III Whole Loan amount.

(2)	The Appraised Value represents the “as-complete” appraised value as of June 1, 2018 for the Fairfield Inn & Suites Baltimore - White Marsh property, the SpringHill Suites – Bellport property and the Hampton Inn Baltimore – White Marsh property, and as of June 1, 2019 for the Homewood Suites – Egg Harbor property, which assumes that the scheduled PIP renovations at each of the properties has been completed.

(3)	The Fairfield Inn & Suites Baltimore – White Marsh property is subject to a ground lease with a five-year initial term and nine five-year extension options. The ground lease has a fully extended expiration date of March 31, 2057. See “Fairfield Inn & Suites Baltimore – White Marsh Ground Lease” below.

(4)	The SpringHill Suites – Bellport property is currently receiving tax benefits as part of a 10-year PILOT program, which bases the tax liability on the property’s assessed land value. The PILOT program expires in November 30, 2021. See “SpringHill Suites – Bellport Development Agency Lease” below.

More specific information about each of the AHIP Northeast Portfolio III Properties and the related competitive sets are set forth in the following tables:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Fairfield Inn & Suites Baltimore – White Marsh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.3%	$90.64	$63.75	66.0%	$127.45	$84.08	93.8%	140.6%	131.9%
2013	67.4%	$93.64	$63.12	56.9%	$111.39	$63.41	84.5%	118.9%	100.5%
2014	72.1%	$95.49	$68.89	73.4%	$108.72	$79.80	101.7%	113.8%	115.8%
2015	73.3%	$100.98	$74.00	79.2%	$113.56	$89.93	108.1%	112.5%	121.5%
2016	74.7%	$102.63	$76.67	81.9%	$115.77	$94.80	109.6%	112.8%	123.7%
8/31/2017 TTM	70.4%	$104.11	$73.27	82.8%	$112.64	$93.28	117.7%	108.2%	127.3%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites Baltimore – White Marsh property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for Fairfield Inn & Suites Baltimore – White Marsh includes La Quinta Inns & Suites Baltimore North White Marsh, SpringHill Suites Edgewood Aberdeen, Country Inn & Suites Baltimore North and Home2 Suites Baltimore White Marsh.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Homewood Suites – Egg Harbor			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	53.2%	$94.44	$50.22	67.9%	$116.79	$79.34	127.8%	123.7%	158.0%
2013	47.6%	$94.60	$45.07	75.8%	$109.87	$83.34	159.2%	116.1%	184.9%
2014	52.2%	$96.75	$50.54	77.7%	$112.12	$87.11	148.7%	115.9%	172.4%
2015	53.8%	$96.26	$51.78	79.0%	$120.32	$95.03	146.8%	125.0%	183.5%
2016	55.8%	$98.80	$55.14	86.2%	$122.28	$105.36	154.4%	123.8%	191.1%
8/31/2017 TTM	55.6%	$100.56	$55.87	82.4%	$124.50	$102.60	148.3%	123.8%	183.6%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Homewood Suites – Egg Harbor property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the Homewood Suites – Egg Harbor property includes Howard Johnson Atlantic City Egg Harbor Township, Days Inn Hotel Egg Harbor Township Pleasantville Atlantic City, Comfort Inn & Suites Pleasantville, Best Western Plus Atlantic City West Extended Stay & Suites, Sonesta ES Suites Somers Point, and Residence Inn Atlantic City Airport Egg Harbor Township. In addition, the 2012-2013 competitive set excludes Sonesta ES Suites Somers Point and includes Holiday Inn Express West Atlantic City and Residence Inn Atlantic City Somers Point.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			SpringHill Suites – Bellport			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	78.4%	$119.29	$93.49	73.0%	$113.61	$82.90	93.1%	95.2%	88.7%
2013	81.1%	$121.92	$98.83	81.1%	$116.14	$94.22	100.1%	95.3%	95.3%
2014	79.6%	$123.65	$98.40	82.8%	$115.39	$95.59	104.1%	93.3%	97.2%
2015	80.1%	$129.86	$103.99	84.9%	$123.78	$105.06	106.0%	95.3%	101.0%
2016	80.5%	$134.56	$108.35	83.8%	$130.95	$109.71	104.1%	97.3%	101.3%
8/31/2017 TTM	75.6%	$130.71	$98.79	86.9%	$130.57	$113.42	114.9%	99.9%	114.8%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the AHIP SpringHill Suites – Bellport property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the SpringHill Suites – Bellport property includes Comfort Inn Medford, Courtyard Long Island MacArthur Airport, Hampton Inn Long Island Brookhaven, Hilton Garden Inn Islip MacArthur Airport, Residence Inn Long Island Holtsville and Fairfield Inn Medford Long Island. In addition, the 3/31/2017 TTM competitive set excludes Courtyard Long Island MacArthur Airport and Hilton Garden Inn Islip MacArthur Airport and includes Ramada Plaza Long Island MacArthur Airport and Hilton Garden Inn Stony Brook.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hampton Inn Baltimore – White Marsh			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	70.3%	$90.64	$63.75	65.3%	$133.67	$87.25	92.8%	147.5%	136.9%
2013	67.4%	$93.64	$63.12	72.3%	$123.45	$89.21	107.2%	131.8%	141.3%
2014	72.1%	$95.49	$68.89	73.0%	$118.45	$86.53	101.3%	124.0%	125.6%
2015	73.3%	$100.98	$74.00	75.9%	$126.62	$96.13	103.6%	125.4%	129.9%
2016	74.7%	$102.63	$76.67	78.9%	$125.52	$99.10	105.7%	122.3%	129.3%
8/31/2017 TTM	70.4%	$104.11	$73.27	77.6%	$125.87	$97.66	110.3%	120.9%	133.3%

Source: Industry Report

(1)	The minor variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hampton Inn Baltimore – White Marsh property is attributable to variances in reporting methodologies and/or timing differences.

(2)	The competitive set for the Hampton Inn Baltimore – White Marsh property includes La Quinta Inns & Suites Baltimore North White Marsh, SpringHill Suites Edgewood Aberdeen, Country Inn & Suites Baltimore North, and Home2 Suites Baltimore White Marsh.

The Market.

Baltimore / White Marsh, MD

The Fairfield Inn & Suites Baltimore – White Marsh and Hampton Inn Baltimore – White Marsh are located on the outskirts of Baltimore in White Marsh, MD in the White Marsh/Nottingham submarket. White Marsh is suburb of Baltimore, located approximately 15 miles northeast of the central business district just off of I-95 near the intersection with Maryland Route 43. The local area surrounding the properties consists primarily of hotels, retail, businesses and residential communities. The surrounding area is home to headquarters and regional offices of various national and international companies such as the Social Security Administration, T. Rowe Price Associates, Greater Baltimore Medical Center, Towson University, McCormick & Company, UMBC, Sheppard Pratt Health Systems, Johns Hopkins University, Exelon, and M&T Bank. According to the appraisal, nearby leisure demand generators in the City of Baltimore include cultural and historic sites including the Walters Art Museum, the Maryland Zoo in Baltimore, the Howard Peters Rawling Conservatory and Botanic Gardens of Baltimore, and Patterson Park. There are also numerous colleges and universities located in the surrounding area including Johns Hopkins University, Loyola University Maryland, Towson University, Morgan State University and the Community College of Baltimore County.

According to the appraisal, the Fairfield Inn & Suites Baltimore – White Marsh property’s estimated demand segmentation is approximately 55% commercial, 15% meeting & group and 30% leisure, while the Hampton Inn Baltimore – White Marsh property’s estimated demand segmentation is approximately 60% commercial, 15% meeting & group and 25% leisure. The appraisal noted one new property in White Marsh, Maryland that may compete with the Fairfield Inn & Suites Baltimore – White Marsh and the Hampton Inn Baltimore – White Marsh. The 120-room SpringHill Suites is expected to open in March 2018 as part of the $750 million Greenleigh at Crossroads mixed-use development project. The appraisal states that this hotel is expected to be 100% competitive given its similarities in location, target market, and ADR positioning.

Atlantic City / Egg Harbor, NJ

The Homewood Suites – Egg Harbor is located in Egg Harbor Township, New Jersey, approximately 13 miles northwest of Atlantic City. The property is also located proximate to Black Horse Pike and the Garden State Parkway. Egg Harbor Township is located in Atlantic County, which comprises much of southern New Jersey. The township is situated approximately 60 miles southeast of Philadelphia, PA, and 120 miles southwest of New York City. The area’s principal industries include casino gaming, health care, aviation testing and engineering, agriculture, professional and business services, retail industry, and boat building, among others. Major demand generators in the area are focused around tourism and leisure, including the Atlantic City casinos and boardwalk, the area’s many beaches and golf courses. Additionally, according to the appraisal, over the course of the last decade, the county has made an effort to develop tourist attractions outside of the casino industry such as Bader Field, which has been repurposed from its prior use as a general aviation airport to a sport, recreation and concert venue. In addition to tourism and leisure, there are significant commercial and government demand generators in the area. The Egg Harbor Township is home to the Federal Aviation Administration’s William J. Hughes Technical Center, the nation’s premier air transportation system laboratory as well as the primary office for one of Lockheed Martin’s aerospace subsidiaries – Lockheed Martin Integrated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

Systems, Inc. There are also a number of medical centers and organizations in the surrounding area including Shore Medical Center, Bacharach Rehabilitation Hospital and AtlantiCare (the regions’ largest non-casino employer).

According to the appraisal, the Homewood Suites – Egg Harbor property’s estimated demand segmentation is approximately 35% commercial, 10% meeting and group, 10% leisure, and 45% government. The appraisal notes that there are two properties that may compete with the Homewood Suites – Egg Harbor property. There is a newly constructed 101-room Hampton Inn Atlantic City/Absecon that opened in June 2017 and a proposed 114-room Home2Suites by Hilton that is expected to open in July 2018, each of which will offer amenities similar to those of the Homewood Suites – Egg Harbor. The appraisal states that these hotels are considered to be 100% competitive given the Hilton family brand affiliations and similarities in location, target market, and ADR positioning.

Long Island / Bellport, NY

The SpringHill Suites – Bellport is located in Bellport, New York, within close proximity to the Long Island Expressway. Bellport is located in Suffolk County in Long Island, and is approximately 60 miles east of New York City and approximately 60 miles west of Montauk. Bellport is a hamlet located within the Town of Brookhaven in Suffolk County. The local area is suburban in nature, home to many families that commute to New York City. Demand generators in the area include the Brookhaven National Laboratory, located approximately 10 miles from the SpringHill Suites – Bellport. The Brookhaven National Laboratory is a multipurpose research institution funded primarily by the US Department of Energy’s Office of Science. The laboratory employs over 3,000 scientists, engineers and support staff, and is visited by more than 4,000 researchers from around the world annually. The hotel is also located approximately 20 minutes from Stony Brook University, part of the State University of New York (SUNY) system. Other local demand stems from the various major corporate presences including Siemens, Boeing, Luitpold, Amneal, Perfumania, McKeon Door Company, Kongsberg Integrated Tactical Systems, and Lockheed Martin.

According to the appraisal, the SpringHill Suites – Bellport property’s estimated demand segmentation is approximately 55% commercial, 30% meeting and group and 15% leisure. The appraisal noted that there are no new directly competitive hotels planned in the area but that there are several secondary competitors in the construction pipeline. The appraisal states that the additional supply is expected to capture any increased demand from growing economic drivers throughout the Long Island area. The new supply includes a 122-room Homewood Suites in Ronkonkoma, a 114-room Residence Inn in Riverhead, a 165-room Hilton Garden Inn in Port Washington, and a 125-room Courtyard by Marriott in Central Islip.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AHIP Northeast Portfolio III Properties:

Cash Flow Analysis
	2014	2015	2016	8/31/2017 TTM	UW	UW per Room
Occupancy	76.9%	79.8%	82.6%	82.5%	82.1%
ADR	$113.74	$121.27	$123.85	$123.38	$122.09
RevPAR	$87.43	$96.72	$102.35	$101.85	$100.25

Rooms Revenue	$15,669,283	$17,333,119	$18,393,159	$18,252,875	$17,966,582	$36,592
Other Departmental Revenue	$468,685	$341,386	$356,207	$328,877	$351,221	$715
Other Income	$0	$0	$0	$0	$0	$0
Total Revenue	$16,137,968	$17,674,505	$18,749,366	$18,581,752	$18,317,803	$37,307
Total Expenses(1)(2)	$10,248,973	$10,787,866	$11,019,953	$11,201,118	$11,386,823	$23,191
Net Operating Income	$5,888,995	$6,886,639	$7,729,413	$7,380,634	$6,930,981	$14,116
FF&E	$645,520	$706,980	$749,975	$743,270	$732,712	$1,492
Net Cash Flow	$5,243,475	$6,179,659	$6,979,438	$6,637,364	$6,198,269	$12,624

NOI DSCR (P&I)(3)	1.84x	2.15x	2.42x	2.31x	2.17x
NCF DSCR (P&I)(3)	1.64x	1.93x	2.18x	2.08X	1.94x
NOI Debt Yield(3)	11.2%	13.1%	14.8%	14.1%	13.2%
NCF Debt Yield(3)	10.0%	11.8%	13.3%	12.7%	11.8%

(1)	Taxes for the SpringHill Suites – Bellport property are underwritten at $340,500, which is based on the appraisal’s average tax estimate during the term of the loan. The mortgaged property is currently receiving tax benefits in the form of a payment-in-lieu-of-taxes (“PILOT”) program. The 10-year program began in 2010 and stipulates that the tax liability of the property is based solely on the assessed value of the land. The property is in year 6 of the PILOT program, with the most recent tax liability equal to $8,929. According to the appraisal, the property’s tax liability will remain the same until the final tax year of the schedule, which ends November 30, 2021, at which point the appraisal estimates the tax expense will increase to $520,711.

(2)	Ground rent for the Fairfield Inn & Suites Baltimore – White Marsh property was underwritten based on the average annual ground rent over the loan term of $177,710.

(3)	Debt service coverage ratios and debt yields are based on the AHIP Northeast Portfolio III Whole Loan.

Fairfield Inn & Suites Baltimore – White Marsh Ground Lease. The Fairfield Inn & Suites Baltimore – White Marsh property is subject to a ground lease with Cordon Fairfield Business Trust (an affiliate of Federal Realty Investment Trust), as ground lessor, dated as of October 16, 2006 and having a commencement date of April 1, 2007. The ground lease has a current expiration date of March 31, 2037, with four remaining five-year options to extend the term through March 31, 2057. Annual rent due under the ground lease is approximately $165,312.50 through March 31, 2022, and increases every five years to an amount equal to 115% of the ground rent payable in the immediately preceding lease year. The next rent increase will take place April 1, 2022. Ground rent was underwritten based on the average annual ground rent over the loan term of $177,710. The AHIP Northeast Portfolio III Borrowers have a one-time option to purchase the ground lessor’s fee interest for $1,857,310, which may be exercised by notice given no later than October 3, 2018, subject to the satisfaction of the conditions as set forth in the AHIP Northeast Portfolio III Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 15 AHIP Northeast Portfolio III	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$20,000,000 59.9% 1.94x 13.2%

SpringHill Suites – Bellport Development Agency Lease.  The SpringHill Suites – Bellport property is subject to a lease and project agreement (the “IDA Lease”) between the Brookhaven Industrial Development Agency (the “Agency”), as lessor, and the related Borrower AHIP Northeast Portfolio III that expires on November 30, 2021. The IDA Lease (i) requires the payment of annual base rent equal to $1.00 plus a $1,000 annual compliance fee (due by January 1 of each year beginning in 2018) and (ii) permits the related borrower, as a payment-in-lieu-of-taxes, to pay an amount equal to the normal tax assessment on the land and improvements existing as of December 1, 2008 (approximately $8,929 according to the appraisal). Upon the expiration or earlier termination of the IDA Lease, the SpringHill Suites – Bellport property will be reassessed (to include the new improvements) and it is anticipated that annual taxes commencing December 1, 2021 will be approximately $520,711 according to the appraisal. Real estate taxes for the SpringHill Suites – Bellport property are underwritten at $340,500, according to the appraisal’s average tax estimate during the term of the AHIP Northeast Portfolio III Mortgage Loan. In connection with the origination of the AHIP Northeast Portfolio III Mortgage Loan, the Agency granted a first priority lien on its fee interest in the SpringHill Suites – Bellport property to the lender. Upon termination of the IDA lease, the Agency is obligated to sell the SpringHill Suites – Bellport property to the applicable Borrower for a purchase price of $1.00, plus applicable fees, subject to the satisfaction of the certain conditions set forth in the AHIP Northeast Portfolio III Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2017-C5

TRANSACTION CONTACT INFORMATION

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

SG Americas Securities, LLC

Adam Ansaldi	Tel. (212) 278-6126

Jim Barnard	Tel. (212) 278-6263

Warren Geiger	Tel. (212) 278-5692

Justin Cappuccino	Tel. (212) 278-6393

Cantor Fitzgerald & Co. / CCRE

Steve Gargiulo	Tel. (212) 829-5259

Clark Andreson	Tel. (212) 829-5290

Brett Katz	Tel. (212) 610-2305

Michael Brown	Tel. (212) 610-2357

Baz Preston	Tel. (212) 829-5294

Kiran Manda	Tel. (212) 915-1925